                            Amendment No. 4 to

                                 SCHEDULE 14A
                                (RULE 14a-101)

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:


                                       [_] Confidential, for Use of the
[X] Preliminary Proxy Statement               Commission Only (as permitted by

                                              Rule 14a-6(e)(2))

[_] Definitive Proxy Statement


[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12


                               NEXTHEALTH, INC.
               (Name of Registrant as Specified in Its Charter)

                                Not applicable
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[_] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1)  Title of each class of securities to which transaction applies:
       NextHealth, Inc. Common Stock, par value $.01 per share ("NextHealth Common Stock"), and NextHealth, Inc. Convertible Preferred Stock, Series A, par value $.01 per share ("NextHealth Series A Preferred Stock").

  (2) Aggregate number of securities to which transaction applies: 5,762,235 outstanding shares of NextHealth Common Stock and 46,065 outstanding shares of NextHealth Series A Preferred Stock.

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was determined based upon (1) the product of (a) 5,762,235 shares of NextHealth Common Stock proposed to be acquired by the acquiror, and
       (b) the merger consideration of $5.10 per share of NextHealth Common Stock, plus (2) the product of (a) 4,606,500 shares of NextHealth Common Stock issuable upon conversion of 46,065 shares of NextHealth Series A Preferred Stock proposed to be acquired by the acquiror, and
       (b) the merger consideration of $5.10 per share of NextHealth Common Stock, plus (3) $6,748,442 payable to holders of options and warrants to purchase shares of NextHealth Common Stock.

  (4)  Proposed maximum aggregate value of transaction: $59,628,991

  (5)  Total fee paid: $13,299.67

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:

  (2)  Form, schedule or registration statement No.:

  (3)  Filing party:

  (4)  Date filed:

                             [LOGO OF NEXTHEALTH]

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                       TO BE HELD ON March 20, 2002


To the Holders of Common Stock and Series A Preferred Stock of NextHealth,
Inc.:

   NOTICE IS HEREBY GIVEN that a special meeting of stockholders of NextHealth, Inc., a Delaware corporation, will be held on March 20, 2002 at 10:00 a.m., local time, at the Hotel Plaza Athenee, 37 East 64th Street, New York, New York, for the following purposes as further described in the accompanying proxy statement:


  (1) Approval of Merger. To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated April 16, 2001, by and among NextHealth, Inc., Anam LLC and NHI Acquisition Corp., as amended by the First Amendment to Agreement and Plan of Merger, dated November 28, 2001, which we will refer to, together, as the "amended merger agreement," and the transactions contemplated by the amended merger agreement, including, without limitation, the merger of NHI Acquisition Corp., a wholly owned subsidiary of Anam LLC, with and into NextHealth, Inc.

  (2) Other Matters. To act upon such other business as may properly come before the meeting or any adjournment thereof.

   The Board of Directors of NextHealth, Inc. has fixed February 18, 2002 as the record date for the special meeting. Only holders of record of NextHealth Common Stock and NextHealth Series A Preferred Stock at the close of business on the record date are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. A list of stockholders of record as of the record date will be available for inspection at NextHealth, Inc.'s offices at 16600 North Lago Del Oro Parkway, Tucson, AZ 85739, at least ten days prior to the special meeting.


   As a result of the merger, each share of NextHealth Common Stock (except shares held by stockholders who properly perfect their dissenters' rights with respect to their shares under Delaware law and shares held by Anam LLC and its subsidiaries) will be converted into the right to receive $5.10 in cash. In addition, each share of NextHealth Series A Preferred Stock will be automatically converted into the right to receive $5.10 in cash for each share of NextHealth Common Stock into which such NextHealth Series A Preferred Stock is convertible. The accompanying proxy statement contains detailed information about the merger and the actions to be taken in connection with the merger. The terms of the merger are more fully described in the Agreement and Plan of Merger, dated April 16, 2001, and the First Amendment to Agreement and Plan of Merger, dated November 28, 2001, which are attached as Annexes A and B, respectively, to the accompanying proxy statement.

   Stockholders who properly demand appraisal prior to the stockholder vote at the special meeting, who do not vote in favor of approval and adoption of the merger, amended merger agreement and the transactions contemplated by the amended merger agreement and who otherwise comply with the provisions of
Section 262 of the General Corporation Law of the State of Delaware (the "DGCL") will be entitled, if the merger is completed, to statutory appraisal of the fair value of their shares of NextHealth Common Stock. See the section entitled "Dissenters' Rights" in the accompanying proxy statement and the full text of Section 262 of the DGCL, which is attached as Annex D to the accompanying proxy statement, for a description of the procedures that you must follow in order to exercise your appraisal rights.

   The Board of Directors of NextHealth, Inc., after careful consideration and receipt of the unanimous recommendation of a special committee of independent directors, has determined that the amended merger agreement and the transactions contemplated by the amended merger agreement, including the merger, are advisable, fair to and in the best interests of the stockholders of NextHealth, Inc. (other than Anam LLC and its subsidiaries). The Board of Directors of NextHealth, Inc. has approved and recommends that you vote "FOR" the approval and adoption of the amended merger agreement and the transactions contemplated by the amended merger agreement, including, without limitation, the merger.

                                          By Order of the Board of Directors,

                                          Bertha B. Kenny
                                          Corporate Secretary

Tucson, Arizona

February 19, 2002


   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS REQUIRED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

   Please do not send your stock certificates at this time. If the proposed merger is completed, you will be sent instructions regarding the surrender of your certificates.

   If a properly executed proxy card is submitted and no instructions are given, the shares of NextHealth Common Stock represented by that proxy will be voted "FOR" the approval and adoption of the merger, amended merger agreement and the transactions contemplated by the amended merger agreement.

   NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD ARE FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT FEBRUARY 19, 2002.

                               TABLE OF CONTENTS

                                                                         Page #
                                                                         ------
SUMMARY TERM SHEET......................................................    1
  Purpose of the Meeting................................................    1
  Date, Time and Place of Special Meeting...............................    1
  The Parties...........................................................    1
  Effects of the Merger.................................................    2
  Special Committee's Recommendation....................................    2
  Board of Directors' Recommendation....................................    3
  Opinion of Financial Advisor..........................................    3
  Stockholder Vote Required to Approve the Amended Merger Agreement and
   the Merger...........................................................    3
  Stock Ownership of Management, Directors and Other Affiliates.........    4
  Tax Consequences......................................................    4
  The Amended Merger Agreement..........................................    4
    Conditions to the Closing of the Merger.............................    4
    Termination of the Amended Merger Agreement.........................    5
    Earnest Money ......................................................    6
    Dissenters' Rights..................................................    7

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING..........    8

THE SPECIAL MEETING.....................................................   10
  Where and When the Special Meeting Will be Held.......................   10
  What Will be Voted Upon...............................................   10
  Only NextHealth Holders of Record are Entitled to Vote................   10
  Quorum................................................................   10
  Vote Required to Adopt the Amended Merger Agreement...................   10
  Voting Your Shares by Proxy...........................................   11
  Revoking Your Proxy...................................................   11
  Voting Shares Held in "Street Name" by Proxy..........................   11
  Voting in Person......................................................   11
  Dissenting Holders....................................................   11
  Costs of Soliciting the Proxies.......................................   11
  Exchanging Stock Certificates.........................................   12
  Effective Time........................................................   12

SPECIAL FACTORS.........................................................   13
  Background of the Merger..............................................   13
    Background of the Formation and Business of NextHealth, Inc.........   13
    Background of the Evaluation of Strategic Alternatives and the
     Merger.............................................................   13
  Determinations and Recommendations of the Special Committee and the
   NextHealth Board of Directors; Fairness of the Merger................   28
    Reasons for the Special Committee's and the NextHealth Board's
     Recommendations....................................................   28
    Position of Anam and the Merger Subsidiary as to the Fairness of the
     Merger.............................................................   32
    Cautionary Statement Regarding Forward-Looking Statements...........   36
  Opinion of Prudential Securities......................................   36
    Comparable Companies Analysis.......................................   39
    Comparable Transactions Analysis....................................   40
    Premiums Paid Analysis..............................................   43
    Stock Trading History...............................................   44
    Prudential Securities' Analyses.....................................   44
  Arrangements Among Anam and its Affiliates............................   45
    Identity and Background of Anam and its Affiliates..................   45

    The Voting and Contribution Agreement..................................  46
    The Memorandum of Understanding........................................  47
    Amount and Sources of Funds and Financing of the Merger................  48
    Senior Secured Debt....................................................  49
    Mezzanine Debt.........................................................  51
    Subordinated Note......................................................  51
  Certain Effects of the Merger............................................  52
  Interests of Certain Persons in the Merger...............................  55
    Relationship Between NextHealth and its Officers and Directors.........  55
    Board of Directors.....................................................  55
    Executive Officers.....................................................  56
    Indemnification........................................................  57
  Employment Agreements....................................................  58
  Plans for NextHealth After the Merger....................................  58
  Material Federal Income Tax Consequences of the Merger...................  59
  Regulatory Matters.......................................................  60
  Certain Related Transactions.............................................  60

SELECTED HISTORICAL FINANCIAL DATA.........................................  61

THE AMENDED MERGER AGREEMENT...............................................  64
  The Merger...............................................................  64
  Effective Time...........................................................  64
  Structure; Merger Consideration..........................................  64
  Payment Procedures.......................................................  64
  Stock Options and Warrants...............................................  65
  Closing..................................................................  66
  No Further Ownership Rights in NextHealth................................  66
  NextHealth's Closing Deliveries..........................................  66
  Anam's and Merger Subsidiary's Closing Deliveries........................  67
  Directors and Officers...................................................  68
  Representations and Warranties...........................................  68
  Conduct of NextHealth's Business Prior to the Merger.....................  69
  Preparation of Proxy Statement...........................................  70
  Non-Solicitation.........................................................  71
  Confidentiality; Public Announcement.....................................  73
  Access to Information....................................................  74
  Agreement to Use Reasonable Commercial Efforts...........................  74
  Notification of Certain Matters..........................................  74
  Indemnification and Insurance............................................  74
  Employee Benefits........................................................  75
  Financing................................................................  75
  Conditions to Anam's and the Merger Subsidiary's Obligations to
   Consummate the Merger...................................................  75
  Conditions to NextHealth's Obligations to Consummate the Merger..........  77
  Termination of the Amended Merger Agreement..............................  78
  Termination Fee..........................................................  79
  Earnest Money ...........................................................  80

PRICE RANGE OF COMMON STOCK; DIVIDENDS.....................................  83

DIRECTORS AND EXECUTIVE OFFICERS OF NEXTHEALTH.............................  84
  Board of Directors.......................................................  84
    Common Directors.......................................................  84

    Preferred Directors.....................................................  85
    Officers and Principal Executives.......................................  85

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT AND OTHERS.........  87

INDEPENDENT PUBLIC ACCOUNTANTS..............................................  89

DISSENTERS' RIGHTS..........................................................  89

BUSINESS COMBINATIONS WITH INTERESTED PARTIES...............................  92

EXPENSES....................................................................  93

OTHER MATTERS...............................................................  93

WHERE YOU CAN FIND MORE INFORMATION.........................................  93

INFORMATION ABOUT STOCKHOLDER PROPOSALS.....................................  95

                               NEXTHEALTH, INC.
                       16600 North Lago Del Oro Parkway
                             Tucson, Arizona 85739

                                ---------------

                                PROXY STATEMENT

                        SPECIAL MEETING OF STOCKHOLDERS

                                ---------------

                              SUMMARY TERM SHEET

   This Summary Term Sheet highlights important selected information contained in this proxy statement relating to the proposed merger of NHI Acquisition Corp., a Delaware corporation, with and into NextHealth, Inc., a Delaware corporation. We will refer to NHI Acquisition Corp. in this proxy statement as the "merger subsidiary" and we will refer to NextHealth, Inc. as "NextHealth" or the "Company." The merger subsidiary is a wholly owned subsidiary of Anam LLC, a Delaware limited liability company. We will refer to Anam LLC in this proxy statement as "Anam." This Summary Term Sheet may not contain all the information that is important to you. To more fully understand the proposed merger and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement and all of its annexes before voting. We have included page references parenthetically to direct you to more complete descriptions of the topics presented in this Summary Term Sheet.

Purpose of the Meeting (Page 10 and Annexes A and B)

   At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated April 16, 2001, by and among Anam, the merger subsidiary and NextHealth, which we will refer to in this proxy statement as the "original merger agreement" as amended by the First Amendment to Agreement and Plan of Merger, dated November 28, 2001, which we will refer to as the "first amendment," and the merger of the merger subsidiary with and into NextHealth and the other transactions contemplated by the original merger agreement and first amendment. We will refer to these transactions in this proxy statement as the "merger." We will refer to the original merger agreement and the first amendment, together, as the "amended merger agreement." We have attached copies of the original merger agreement and the first amendment as Annexes A and B, respectively, to this proxy statement. We urge you to read the entire amended merger agreement carefully because it is the legal document that governs the merger.

Date, Time and Place of Special Meeting (Page 10)

   The special meeting of stockholders will be held on March 20, 2002, at 10:00 a.m. local time at the Hotel Plaza Athenee, 37 East 64th Street, New York, New York.


The Parties (Page 13 and Pages 45 to 46)


  .  NextHealth, Inc.
     16600 North Lago Del Oro Parkway
     Tucson, Arizona 85739
     Telephone: (520) 818-5800

   NextHealth is a leading provider of alternative healthcare services, which focus on prevention and self care. For over 15 years, NextHealth has provided effective programs and services which address individual wellness and quality-of-life issues through a whole person, mind-body approach. We believe that NextHealth's two subsidiaries, Sierra Tucson, a psychiatric hospital and behavioral healthcare center, and Miraval, a luxury health resort and spa, are acknowledged leaders in their respective fields and, together, define an important market niche in the healthcare industry. For additional information on NextHealth, see "Special Factors--Background of the Merger" on page 13 of this proxy statement.


  .  Anam LLC
     c/o Jack A. Shaffer & Company LLC
     410 Park Avenue, Suite 430
     New York, New York 10022
     Telephone: (212) 433-1600

   Anam was formed to engage in the transactions contemplated by the amended merger agreement. It has not carried on any activities to date other than activities incident to its formation and as contemplated by the amended merger agreement, including activities in connection with the financing of the merger. Anam is owned and controlled by William T. O'Donnell, Jr., NextHealth's Chairman and Chief Executive Officer, and George L. Ruff, a director of NextHealth. If you would like additional information on Anam, please read "Special Factors--Arrangements Among Anam and its Affiliates-- Identity and Background of Anam and its Affiliates" on page 45 of this proxy statement, and "Special Factors--Arrangements Among Anam and its Affiliates-- The Memorandum of Understanding" on page 47 of this proxy statement.

  .  NHI Acquisition Corp.
     c/o Jack A. Shaffer & Company LLC
     410 Park Avenue, Suite 430
     New York, New York 10022
     Telephone: (212) 433-1600

   The merger subsidiary, is a wholly owned subsidiary of Anam formed for the sole purpose of completing the merger as contemplated by the amended merger agreement. If you would like additional information on the merger subsidiary, you should read "Special Factors--Arrangements Among Anam and its Affiliates-- Identity and Background of Anam and its Affiliates" on page 45, and "Special Factors--Arrangements Among Anam and its Affiliates--The Memorandum of Understanding" on page 47 of this proxy statement.

Effects of the Merger (Page 51)

   You are being asked to approve and adopt the proposed merger of the merger subsidiary with and into NextHealth. Following the merger, NextHealth will remain as the surviving corporation and become a wholly owned subsidiary of Anam. The merger constitutes a "going private transaction" for NextHealth under United States securities laws. As a result of the merger:

  . You will have the right to receive $5.10 in cash for each share of NextHealth Common Stock you own at the time of the merger.

  . Each share of NextHealth Series A Preferred Stock will automatically convert into the right to receive $5.10 in cash for each share of NextHealth Common Stock into which it is convertible.

  . All unexercised employee and director options and outstanding warrants to purchase NextHealth Common Stock issued by NextHealth will be converted into a right to receive cash in the amount of $5.10 (less the applicable exercise price) for each share of NextHealth Common Stock issuable upon the exercise of such options and warrants; except that the payment in respect of warrants to purchase 341,464 shares of NextHealth Common Stock held by AP NH, LLC, which we will refer to in this proxy statement as "Apollo," may, at Anam's option, be made through the issuance to Apollo of a promissory note in the principal amount of $1,400,000.

  . NextHealth will terminate the registration of NextHealth Common Stock under the Securities Exchange Act of 1934 and there will be no public market for such stock.

  . The holders of NextHealth Common Stock (other than Anam and its subsidiaries) will no longer have any interest in the net book value and net earnings of NextHealth and will not have the opportunity to participate in NextHealth's future growth.

Special Committee's Recommendation (Page 28)

   NextHealth's Board of Directors formed a special committee consisting of independent directors to act on behalf of NextHealth's public stockholders. We will refer to the special committee in this proxy statement as the "Special Committee," and to the Board of Directors as the "NextHealth Board." The Special Committee retained Prudential Securities Incorporated as its independent financial advisor and Paul, Weiss, Rifkind, Wharton & Garrison as its independent legal counsel. We will refer to Prudential Securities Incorporated in this proxy statement as "Prudential Securities."

   The Special Committee unanimously approved and adopted the merger, the amended merger agreement and the transactions contemplated thereby and recommended that the NextHealth Board approve and adopt them as well.

   The Special Committee believes that the terms of the merger, the amended merger agreement and the transactions contemplated thereby are fair to, advisable and in the best interests of the holders of NextHealth Common Stock (other than Anam and its controlling affiliates).

Board of Directors' Recommendation (Page 28)

   The NextHealth Board unanimously approved and adopted the merger, the amended merger agreement and the transactions contemplated thereby and resolved to submit the same to the NextHealth stockholders for approval and adoption.

   The NextHealth Board believes that the terms of the merger, the amended merger agreement and the transactions contemplated thereby are fair to, advisable and in the best interests of the NextHealth stockholders (other than Anam and its controlling affiliates) and recommends that you vote for the approval and adoption of the merger, the amended merger agreement and the transactions contemplated thereby.

Opinion of Financial Advisor (Page 36)


   On November 21, 2001, Prudential Securities delivered to the Special Committee and the NextHealth Board its written opinion to the effect that, as of such date, and based and subject to the matters and various assumptions and limitations stated in that opinion, the merger consideration to be received by the NextHealth stockholders pursuant to the amended merger agreement was fair to the NextHealth stockholders (other than Anam and its controlling affiliates) from a financial point of view. The full text of Prudential Securities' written opinion, dated November 21, 2001, is attached to this proxy statement as Annex C. You are urged to, and should, read Prudential Securities' opinion in its entirety. Prudential Securities' opinion does not constitute a recommendation to you with respect to how you should vote at the special meeting or as to any other action you should take regarding the merger.

Stockholder Vote Required to Approve the Amended Merger Agreement and the Merger (Page 10)


   Approval and adoption of the merger, the amended merger agreement and the transactions contemplated thereby will require the affirmative vote of a majority of the outstanding shares of NextHealth Common Stock entitled to vote on such matters (including the shares of NextHealth Common Stock into which the outstanding shares of NextHealth Series A Preferred Stock are then convertible), voting as a single class. The approval of the holders of a majority of the outstanding shares of NextHealth Series A Preferred Stock, voting as a single class is also required. Each share of NextHealth Common Stock entitles the holder of such shares to cast one vote, and each share of NextHealth Series A Preferred Stock entitles the holder of such shares to cast one hundred votes on the matters to be voted upon at the special meeting.

   There are 46,065 shares of NextHealth Series A Preferred Stock outstanding that are convertible into 4,606,500 shares of NextHealth Common Stock and are entitled to 4,606,500 votes at the special meeting. This represents approximately 34.8% of the number of votes entitled to be cast on the merger proposal. The NextHealth Series A Preferred Stock is owned by Apollo. There are no agreements or understandings between NextHealth and Apollo, or Anam and Apollo concerning how Apollo will vote its stock at the special meeting. The merger proposal cannot be approved without the affirmative vote of the holders of at least a majority of the outstanding shares of NextHealth Series A Preferred Stock.

   Anam may be entitled to a termination fee if the merger proposal is not approved by the holders of a majority of the NextHealth Series A Preferred Stock. If you would like additional information on the termination fee, you should read "Amended Merger Agreement--Termination Fee" on page 77.

Stock Ownership of Management, Directors and Other Affiliates (Page 85)

   As of February 18, 2002, the stock ownership of all directors and executive officers of NextHealth (other than Messrs. O'Donnell and Ruff); Anam and its controlling affiliates (Messrs. O'Donnell and Ruff) and Apollo and its affiliates was as follows:


                                                        Number of Percentage of
                                                         Shares*     Total*
                                                        --------- -------------
Directors and Executive Officers (other than Messrs.
 O'Donnell and Ruff)..................................    606,500      3.9%

Anam and its controlling affiliates (Messrs. O'Donnell
 and Ruff)............................................  3,064,554     19.9%

Apollo and its affiliates (including Lee S. Neibart,
 Michael L. Ashner and Alfred C. Trivilino who are
 NextHealth directors affiliated with Apollo).........  6,234,575     40.4%

*Assumes the conversion into NextHealth Common Stock of the NextHealth Series A Preferred Stock and the exercise of options and warrants to purchase NextHealth Common Stock by the persons listed above.

Tax Consequences (Page 58)

   Your receipt of the merger consideration will be a taxable transaction for U.S. federal income tax purposes under the Internal Revenue Code and may be a taxable transaction for foreign, state and local income tax purposes as well. You will recognize gain or loss measured by the difference between the amount of cash you receive and your tax basis in your shares of NextHealth Common Stock or NextHealth Series A Preferred Stock, as the case may be, exchanged therefor. You should consult your own tax advisors regarding the U.S. federal income tax consequences of the merger particular to you, as well as any tax consequences under state, local or foreign laws.

The Amended Merger Agreement (Pages 62 to 80 and Annexes A and B)

 Conditions to the Closing of the Merger (Page 73)

   Before the merger can be completed, a number of conditions must be satisfied or waived at or prior to the closing of the merger. These conditions include:

  . the approval of the merger by the requisite vote of the NextHealth stockholders;

  . the continued accuracy, in all material respects, of the respective representations and warranties made by each party and each party's compliance, in all material respects, with the covenants under the amended merger agreement at the time of closing;

  . no law, injunction or order restrains or prohibits the completion of the merger;

  . no pending legal action or proceeding by a governmental authority seeking to restrain, enjoin or prohibit the completion of the merger;

  . no pending class action lawsuit commenced on behalf of a class of security holders seeking to restrain, enjoin or prohibit the consummation of the merger or to obtain damages in connection with the amended merger agreement, unless Apollo and its controlling affiliates have agreed in writing to opt out of such class and not to pursue any similar claims on their own;

  . no more than 10% of the holders of NextHealth Common Stock or any of the holders of NextHealth Class A Preferred Stock demand appraisal rights for such shares;

  . the absence of a material and adverse effect on the financial condition, assets, results of operations or business of NextHealth and its subsidiaries taken as a whole that resulted solely from a force majeure (war, insurrection, acts of terrorism, strikes, riots, fire, an act of God, catastrophic event or operation of forces of nature) that occurs after November 28, 2001 in the Phoenix or Tucson metropolitan areas that results in one of the consequences described on page 74; and

  .  other conditions as described in more detail on pages 73 to 77.

   We expect to complete the merger on March 22, 2002, provided that all of the conditions to the merger have been satisfied or waived on or before such date. The obligations of Anam under the amended merger agreement are not conditioned upon Anam receiving the necessary financing to complete the merger on the closing date of the merger. In the event that NextHealth's stockholders approve the merger (assuming that the amended merger agreement is not otherwise terminated due to a failure of any of the other conditions contained in the amended merger agreement to be satisfied or waived) but Anam is unable to obtain the financing necessary to complete the merger, the merger will not occur.

 Termination of the Amended Merger Agreement

   The amended merger agreement may be terminated at any time prior to the closing of the merger, whether before or after NextHealth stockholders have approved it, in certain cases including:

  .  by mutual written consent of Anam and NextHealth;

  . by Anam, if any of the conditions to Anam's obligation to complete the merger contained in the amended merger agreement is not satisfied or waived in accordance with the amended merger agreement on or before March 22, 2002 or such later date as is mutually agreed upon by Anam and NextHealth which date we will refer to in this proxy statement as the "termination date; "

  . by NextHealth, if any of the conditions to NextHealth's obligation to complete the merger contained in the amended merger agreement is not satisfied or waived in accordance with the amended merger agreement on or before the termination date;

  . by Anam, if NextHealth, the NextHealth Board or the Special Committee has breached, in any material respect, any representation, warranty or covenant contained in the amended merger agreement, or if any such representation or warranty has become untrue, in any material respect, and is not cured, in accordance with the amended merger agreement;

  . by NextHealth (with the approval of the NextHealth Board and the Special Committee), if Anam or the merger subsidiary has breached, in any material respect, any representation, warranty or covenant contained in the amended merger agreement, or if any such representation or warranty has become untrue, in any material respect, and is not cured, in accordance with the amended merger agreement;

  . by either NextHealth or Anam if the NextHealth stockholders do not approve the merger at the special meeting of stockholders;

  . by NextHealth if it enters into an agreement with someone other than Anam for the acquisition of NextHealth on terms that are superior to those of the amended merger agreement. NextHealth has agreed that it will not solicit interest from third parties for the acquisition of NextHealth; except that for the 30 day period that ended December 28, 2001, NextHealth, with the assistance of Prudential Securities, solicited and encouraged the submission of proposals from third parties to acquire all or part of NextHealth. No proposals or expressions of interest were received during this period. You are urged to read about the non-solicitation provision of the amended merger agreement under "The Amended Merger Agreement--Non-Solicitation" on page 69 of this proxy statement. If NextHealth so terminates the amended merger agreement in connection with entering into an agreement with someone other than Anam for the acquisition of NextHealth, NextHealth will be required to return to Anam all earnest money then being held by the Special Committee and pay Anam a termination fee of $1,650,000 and reimburse it for certain out-of-pocket fees and expenses up to $750,000; and


  . by Anam, if the NextHealth Board or the Special Committee withdraws or adversely modifies, its approval or recommendation of the merger and the amended merger agreement.

   See "--Conditions to the Closing of the Merger" above.

   If the amended merger agreement is terminated under certain circumstances, including in connection with NextHealth entering into definitive agreements concerning a superior proposal with someone other than Anam, Anam will be entitled to the return of all earnest money then being held by the Special Committee and may be entitled to receive a termination fee in an amount equal to $1,650,000 and the reimbursement of up to $750,000 of all reasonable and documented out-of-pocket fees and expenses incurred in connection with the amended merger agreement or the merger.

   Such circumstances also include:

  . the merger proposal not being approved by the holders of a majority of the outstanding NextHealth Common Stock and the holders of a majority of the NextHealth Series A Preferred Stock (other than because shares of NextHealth Common Stock beneficially owned by Messrs. O'Donnell and Ruff were not voted in favor of the merger proposal);

  . the failure of any of the conditions to Anam's obligation to complete the merger contained in the amended merger agreement to be satisfied or waived in accordance with the amended merger agreement; provided, however, that if the failure of a condition to occur relates to a matter outside the control of NextHealth, the NextHealth Board or the Special Committee, as applicable, Anam will be entitled to the return of all earnest money then being held by the Special Committee and will be entitled to receive the reimbursement of up to $750,000 for all reasonable and documented out-of-pocket fees and expenses incurred in connection with the amended merger agreement or the merger but no termination fee unless NextHealth consummates a takeover proposal within one year after the date of such termination, in which case Anam may also be entitled to receive a termination fee in an amount equal to $1,650,000; and

  . the breach, in any material respect, by NextHealth, the NextHealth Board or the Special Committee, as applicable, of any representation, warranty or covenant contained in the amended merger agreement or if any such representation or warranty becomes untrue, in any material respect, and is not cured in accordance with the amended merger agreement; provided, however, that if the breach of a representation, warranty or covenant relates to a matter outside the control of NextHealth, the NextHealth Board or the Special Committee, as applicable, Anam will be entitled to the return of all earnest money then being held by the Special Committee and will be entitled to receive the reimbursement of up to $750,000 of all reasonable and documented out-of-pocket fees and expenses incurred in connection with the amended merger agreement or the merger but no termination fee unless NextHealth consummates a takeover proposal within one year after the date of such termination, in which case Anam may also be entitled to receive a termination fee in an amount equal to $1,650,000.

   See"--Conditions to the Closing of the Merger" above.

 Earnest Money

   Upon entering into the amended merger agreement, Anam increased its earnest money deposit by delivering an irrevocable letter of credit in the amount of $3.0 million to the Special Committee as security for the performance of its obligations under the amended merger agreement, replacing the letter of credit in the amount of $2.5 million then held in an escrow account by an independent escrow agent. If the amended merger agreement is terminated and the Special Committee, in its sole discretion, determines that such termination was not for one of the "refund reasons" described on page 79, the Special Committee will have the right to draw upon the letter of credit and deliver the proceeds of that draw to NextHealth.


   If the merger is consummated, or if the amended merger agreement is terminated for a refund reason as specified in the amended merger agreement, the earnest money will be returned to Anam. You may obtain additional information concerning the return to Anam or retention by NextHealth of the earnest money under the heading "Earnest Money" on page 78 of this proxy statement.

 Dissenters' Rights (Page 87)

   NextHealth is a Delaware corporation and under Delaware law, if you do not vote in favor of the merger and you follow all of the procedures for demanding your appraisal rights described in "Dissenters' Rights" beginning on page 87 of this proxy statement and in Annex D to this proxy statement, you may receive a cash payment for the "fair value" of your shares of NextHealth Common Stock instead of the $5.10 cash payment to be received by the other NextHealth stockholders pursuant to the amended merger agreement. Generally, in order to exercise appraisal rights, among other things:


  . You must NOT vote in favor of the merger, the amended merger agreement and the transactions contemplated thereby; and

  . You must make a written demand for appraisal in compliance with Delaware law BEFORE the vote on the merger, the amended merger agreement and the transactions contemplated thereby.

   Merely voting against the amended merger agreement will not preserve your right to appraisal under Delaware law. Annex D to this proxy statement contains the Delaware statute relating to your right of appraisal. If you properly exercise and perfect your appraisal rights, the fair value of your shares will be determined by the Delaware Court of Chancery and may be more than, the same as, or less than the $5.10 per share of NextHealth Common Stock you would have received in the merger if you had not exercised your appraisal rights.

        QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

   Q: What Am I Being Asked to Vote Upon?

   A: You are being asked to vote to approve and adopt the amended merger agreement and the transactions contemplated by such agreement, including the merger of the merger subsidiary, a wholly owned subsidiary of Anam, with and into NextHealth.

   Q: What Will I Receive in the Merger?

   A: Upon consummation of the merger, each share of NextHealth Common Stock you own will be converted into the right to receive $5.10 in cash, without interest. In addition, upon consummation of the merger, each share of NextHealth Series A Preferred Stock will be automatically converted into the right to receive $5.10 in cash, without interest, for each share of NextHealth Common Stock into which such NextHealth Series A Preferred Stock is convertible.

   Q: How Many Votes Do I Have?

   A: You have one vote for each share of NextHealth Common Stock that you owned at the close of business on February 18, 2002. Our NextHealth Series A Preferred Stock entitles its sole current recordholder, Apollo, to one hundred votes for each share of NextHealth Series A Preferred Stock that it owns.


   Q: What Vote is Required to Approve the Merger?

   A: For the merger to occur, the merger, amended merger agreement and the transactions contemplated thereby must be approved and adopted by a majority of the outstanding shares of NextHealth Common Stock entitled to vote on the merger (including shares of NextHealth Common Stock represented by the NextHealth Series A Preferred Stock, on an "as converted" basis), voting as a single class, and by the holders of a majority of the outstanding shares of NextHealth Series A Preferred Stock voting as a single class.

   Q: Does the Board of Directors Recommend the Merger?

   A: The Special Committee and the NextHealth Board evaluated the fairness and advisability of the amended merger agreement and transactions contemplated by the amended merger agreement, including the merger. The Special Committee unanimously recommended that the NextHealth Board approve and adopt the merger, the amended merger agreement and the transactions contemplated by the amended merger agreement. The NextHealth Board approved and adopted the merger, the amended merger agreement and the transactions contemplated thereby and unanimously recommends that you vote for the approval and adoption of the same. For more information about the reasons for the NextHealth Board's recommendation of the merger, see "Special Factors--Determinations and Recommendations of the Special Committee and the NextHealth Board of Directors; Fairness of the Merger" on page 28 of this proxy statement.


   Q: Why Was the Special Committee Formed?

   A: Because two of the seven members of the NextHealth Board are also principal owners and officers of Anam, the NextHealth Board formed the Special Committee, consisting of independent directors, to protect the public stockholders' interests in evaluating and negotiating the merger, the amended merger agreement and the transactions contemplated by the amended merger agreement. The members of the Special Committee are Stephen L. Berger and Neil E. Jenkins. These directors are not employees of NextHealth or employees or directors of Anam. The Special Committee independently selected and retained legal and financial advisors to assist it. For more information about the Special Committee, see "Special Factors--Background of the Merger" on page 13 of this proxy statement.

   Q: What Was the Opinion of the Financial Advisor?

   A: Each of the Special Committee and the NextHealth Board considered the opinion of the Special Committee's financial advisor, Prudential Securities. Prudential Securities presented a written opinion, which is attached to this proxy statement as Annex C, to the effect that, as of the date of its opinion, the merger consideration to be received by the NextHealth stockholders pursuant to the amended merger agreement was fair, from a financial point of view to such stockholders (other than Anam and its controlling affiliates).

   Q: How Do I Vote?

   A: You may choose one of the following ways to cast your vote:

    . by completing the accompanying proxy card and returning it in the enclosed envelope; or

    .  by appearing and voting in person at the special meeting.

   If your shares are held in "street name," which means that your shares are held in the name of a bank, broker or other financial institution instead of in your own name, you must either direct the financial institution as to how to vote your shares or obtain a proxy from the financial institution to vote at the special meeting.

   Q: May I Change My Vote?

   A: Yes. You may change your vote by following any of these procedures. For a stockholder "of record," meaning one whose shares are registered in his or her name, to revoke a proxy:

    . send another signed proxy card with a later date to the address indicated on the proxy card; or

    . send a letter revoking your proxy to our Corporate Secretary at the address indicated under "Information About Stockholder Proposals" on page 93 of this proxy statement; or


    . attend the special meeting, notify us in writing that you are revoking your proxy and vote in person.

   A "beneficial holder" whose shares are registered in another name (for example, in "street name") must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke a proxy. You should contact the holder of record directly for more information on these procedures.

   Q: How Do I Vote in Person?

   A: If you plan to attend the special meeting and wish to vote in person, we will give you a ballot when you arrive. If your shares are held in "street name," you must bring an account statement or letter from the brokerage firm or bank showing that you were the beneficial owner of the shares on February 18, 2002 in order to be admitted to the meeting. If you want to vote shares that are not in your name at the special meeting, you must obtain a "legal proxy" from the holder of record and present it at the special meeting.


   Q: Should I Send in My Stock Certificates Now?

   A: No. If the merger is completed, you will receive written instructions for exchanging your NextHealth stock certificates for cash.

   Q: Whom Should I Call if I Have Any Questions?

   A: If you have any questions about the special meeting or your ownership of NextHealth Common Stock or NextHealth Series A Preferred Stock, please contact our investor relations representative by telephone at (520) 818-5800.

   If you have any questions about the merger and the related transactions, please write to:

   Corporate Secretary
   NextHealth, Inc.
   16600 North Lago del Oro Parkway
   Tucson, Arizona 85739

                              THE SPECIAL MEETING

   This proxy statement is being furnished in connection with the solicitation of proxies from the holders of NextHealth Common Stock and NextHealth Series A Preferred Stock by the NextHealth Board. The NextHealth Board is soliciting your proxy with respect to the amended merger agreement and the transactions contemplated by the amended merger agreement, including the merger, and any other matters to be voted upon at the special meeting (and at any adjournments or postponements of the meeting). We mailed this proxy statement to holders of NextHealth Common Stock and NextHealth Series A Preferred Stock beginning February 19, 2002. You should read this proxy statement carefully before voting your shares.


Where and When the Special Meeting Will be Held

   The special meeting will be held at the Hotel Plaza Athenee, 37 East 64th Street, New York, New York , on March 20, 2002 starting at 10:00 a.m., local time.


What Will be Voted Upon

   At the special meeting, you will be asked to consider and vote upon the following items:

  . to approve and adopt the merger, the amended merger agreement and the transactions contemplated by the amended merger agreement; and

  . such other business as may properly come before the special meeting or any adjournment or postponements of the special meeting.

Only NextHealth Holders of Record are Entitled to Vote

   The NextHealth Board has fixed the close of business on February 18, 2002 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the special meeting of stockholders or any adjournment thereof. On the record date, there were issued and outstanding shares of NextHealth Common Stock and 46,065 shares of NextHealth Series A Preferred Stock.


Quorum

   A quorum of our stockholders is necessary to have a valid stockholders meeting. The presence at the special meeting, in person or by proxy, of a majority of the shares of NextHealth Common Stock (which shall include the shares of NextHealth Common Stock into which the NextHealth Series A Preferred Stock are then convertible) outstanding on the record date, and a majority of the shares of NextHealth Series A Preferred Stock outstanding on the record date, will constitute a quorum for the conduct of business. Each share of NextHealth Common Stock entitles the holder thereof to cast one vote, and each share of NextHealth Series A Preferred Stock entitles the holder thereof to cast one hundred votes on the matters to be voted upon at the special meeting.

Vote Required to Adopt the Amended Merger Agreement

   For the merger to occur, the merger, amended merger agreement and the transactions contemplated by the amended merger agreement must be approved and adopted by the holders of a majority of the outstanding shares of NextHealth Common Stock entitled to vote thereon (which shall include the shares of NextHealth Common Stock into which the NextHealth Series A Preferred Stock are then convertible), voting as a single class, and by the holders of a majority of the NextHealth Series A Preferred Stock, voting as a single class. Each share of NextHealth Common Stock entitles the holder thereof to cast one vote, and each share of NextHealth Series A Preferred Stock entitles the holder thereof to cast one hundred votes on the matters to be voted upon at the special meeting.

Voting Your Shares by Proxy

   When you return your proxy card you are giving your "proxy" to the individuals we have designated in the proxy to vote your shares as you direct at the meeting. If you sign the proxy card but do not make specific choices, these individuals will vote your shares for each proposal as recommended by the NextHealth Board. Shares that you are entitled to vote that you direct not be voted on matters on which you abstain will be counted for purposes of determining the presence of a quorum but will be treated as voting against the merger. If any matter not specifically listed in the notice of special meeting is presented at the special meeting, they will vote your shares in accordance with their best judgment. At the time we began printing this proxy statement, we knew of no matters that needed to be acted on at the meeting other than those discussed in this proxy statement. Where a stockholder has specified a choice on his or her proxy with respect to a proposal or matter, that direction will be followed. If no direction is given, all of the shares of NextHealth Common Stock or NextHealth Series A Preferred Stock, as the case may be, represented by the proxy will be voted in favor of such proposal or matter.

Revoking Your Proxy

   A proxy may be revoked at any time before it is exercised. For a stockholder "of record" (meaning one whose shares are registered in his or her own name) to revoke a proxy, the stockholder may either:

  .  send in another signed proxy card with a later date; or

  . send a letter revoking the stockholder's proxy to our Corporate Secretary at the address indicated under "Information About Stockholder Proposals;" or

  . attend the special meeting, notify us in writing that the stockholder is revoking his or her proxy and vote in person. A "beneficial holder" whose shares are registered in another name (for example in "street name") must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke a proxy. You should contact the holder of record directly for more information on these procedures.

Voting Shares Held in "Street Name" by Proxy

   If you do not provide your broker with instructions on how to vote your "street name" shares, your broker will not vote your shares on the merger (a "broker nonvote"). Broker nonvotes will be counted for purposes of determining the presence of a quorum but will be treated as voting against the merger. You should therefore instruct your broker how to vote your shares, following the directions provided by your broker. Please check the voting form used by your broker to see if you can give your proxy to your broker by telephone or Internet.

Voting in Person

   Stockholders who attend the special meeting and wish to vote in person will be given a ballot at the meeting. If your shares are held in street name and you want to attend the meeting, you must bring an account statement or letter from the brokerage firm or bank showing that you were the beneficial owner of the shares on February 18, 2002. If you want to vote shares that are held in street name or are otherwise not registered in your name, you will need to obtain a "legal proxy" from the holder of record and present it at the special meeting.


Dissenting Holders

   Delaware law entitles stockholders who do not vote in favor of a merger to demand a judicial appraisal of the fair value of their shares. If you do not vote in favor of the merger and if you follow the procedures set forth beginning on page 87, you may be a dissenting holder. Failure to follow such procedures precisely will result in a loss of your dissenters' rights.


Costs of Soliciting the Proxies

   All expenses of NextHealth's solicitation of proxies for the special meeting will by borne by NextHealth. In addition to solicitation by use of the mails, proxies may be solicited from the stockholders by directors, officers and employees of NextHealth in person or by telephone, telefax or other means of communication. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

Exchanging Stock Certificates

   Holders of NextHealth Common Stock and NextHealth Series A Preferred Stock should not send in their stock certificates with the proxy cards. If the merger is completed, you will receive written instructions for exchanging your stock certificates for cash.

Effective Time

   The merger will be effective as soon as practicable following stockholder approval and adoption of the amended merger agreement at the special meeting and satisfaction or waiver of the terms and conditions set forth in the amended merger agreement, and upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.

                                SPECIAL FACTORS

Background of the Merger

 Background of the Formation and Business of NextHealth, Inc.

   NextHealth is a leading provider of alternative healthcare services that focus on prevention and self care. Formerly known as Sierra Tucson Companies, Inc., NextHealth was incorporated in Delaware in August 1989. In September 1995, the Company changed its name to NextHealth, Inc. to reflect an expanded scope of operations as well as to establish separate identities for the Company and its two principal subsidiaries.

   The Company's principal subsidiaries operate in two distinct business segments. Each such subsidiary is located in a separate facility in Tucson, Arizona. Sierra Tucson, LLC, the treatment segment subsidiary, operates Sierra Tucson, an inpatient, state licensed, psychiatric hospital and behavioral healthcare center specializing in the treatment of mental health and behavioral disorders. The Company is the manager of, and owns a 98% equity interest in, Sierra Tucson, LLC; the remaining 2% equity interest is owned by Apollo, an affiliate of Apollo Real Estate Advisors LP and the sole holder of the outstanding shares of the NextHealth Series A Preferred Stock. The Company's health and leisure segment subsidiary, Sierra Health-Styles, Inc., owns Miraval, a luxury resort and spa.

   In October 1989, the Company and certain officers of the Company offered
2.5 million shares of NextHealth Common Stock in an initial public offering. In June 1991, the Company and certain of its officers offered 2.45 million shares of NextHealth Common Stock in a secondary public offering. NextHealth Common Stock trades on the NASDAQ Stock Market under the symbol "NEXT".

 Background of the Evaluation of Strategic Alternatives and the Merger

   In July 2000, an attorney representing Apollo telephoned Lawrence Hecker of Hecker & Muehlebach, PLLC, counsel to the Company, to communicate that Apollo wished to divest itself of its then approximately 42% equity ownership interest (assuming the conversion of all shares of NextHealth Series A Preferred Stock then owned by Apollo and the exercise of its and its affiliates' options and warrants to purchase shares of NextHealth Common Stock) in the Company (the "Apollo Interest"). The Apollo attorney then suggested that NextHealth consider purchasing the Apollo Interest.

   In response to the Apollo attorney's proposal, the NextHealth Board held a special meeting on August 2, 2000. At this meeting, the NextHealth Board unanimously determined to create a special committee of independent directors to consist of George L. Ruff, Stephen L. Berger and Neil E. Jenkins. The Special Committee was charged with evaluating the Apollo proposal as well as with considering NextHealth's other strategic alternatives (including a possible sale of all or part of NextHealth).

   The Special Committee held its first meeting on August 7, 2000. During this meeting, the Special Committee considered the Apollo proposal, and unanimously agreed to retain independent legal counsel to advise the Special Committee with respect to this matter. Moreover, the Special Committee spoke at length about the various strategic alternatives available to the Company, taking into consideration the Company's recent financial performance, projections, cash flows and outstanding debt. The Special Committee members then elected
Mr. Berger Chairman of the Special Committee, and agreed to meet in New York during the week of August 14, 2000 for the purposes of retaining legal counsel and interviewing investment banking firms.

   On August 8, 2000, Apollo delivered a letter to the Special Committee outlining the principal terms of its proposal to NextHealth. In this letter, Apollo offered to the Company the opportunity to acquire Apollo's shares of NextHealth Common Stock (including shares of NextHealth Common Stock issuable upon the conversion of Apollo's NextHealth Series A Preferred Stock) at a price of $5.39 per share, and all of Apollo's and its affiliates' warrants and options to purchase shares of NextHealth Common Stock issued by NextHealth at a price of $5.39 (less the applicable exercise price) for each share of NextHealth Common Stock issuable upon the exercise of such warrants and options.

   On August 15, 2000, the Special Committee met at the New York offices of Clifford Chance Rogers & Wells, and after holding discussions with its members, resolved to retain that firm as legal counsel to the Special Committee. On October 3, 2000, the Special Committee met to discuss the retention of an independent financial advisor, and agreed to contact certain investment banking firms towards this end. On October 11, 2000, members of the Special Committee met to discuss the relative merits of the investment banks that indicated interest in the proposed engagement, and resolved to retain Prudential Securities as the Special Committee's financial advisor.

   During the period from November through mid-December 2000, the Special Committee met five times with its financial and legal advisors to consider the Apollo offer and other potential strategic alternatives available to NextHealth. In addition, the Special Committee reviewed preliminary ranges of values for shares of NextHealth Common Stock, determined by a replacement cost analysis, a capitalization rate analysis and a comparable transactions analysis, calculated by Prudential Securities based upon information supplied to Prudential Securities by the Company's Chief Financial Officer.

   The Special Committee then met with its legal and financial advisors on December 28, 2000. At this meeting, after considerable discussion, the Special Committee determined that the Apollo offer was not in the best interest of the NextHealth public stockholders (other than Apollo), for, among other things, the following reasons:

  . NextHealth's public stockholders (other than Apollo) would not be able to participate in the Apollo offer, which represented an approximate 78% premium over the closing price of NextHealth Common Stock on December 27, 2000; and

  . the consummation of the Apollo offer would likely be an inefficient use of the Company's resources, as it would require NextHealth to incur significant additional debt and/or deplete cash otherwise available to the Company for more efficient operating and strategic purposes.

   In response to Apollo's continued desire to divest itself of the Apollo Interest following the Special Committee's decision to reject the Apollo offer, the Special Committee met twice in the first two weeks of January, 2001 to discuss other strategic alternatives available to the Company. Based on its discussions with Prudential Securities and NextHealth's management, the Special Committee believed that the sale of all or part of NextHealth would be desirable at this time because Prudential Securities and NextHealth's management believed that the market price of NextHealth Common Stock did not accurately reflect the value of NextHealth or its improved financial and operating performance. The Special Committee based this belief upon, among other things, the following factors:

  . the fact that the Company operates in two distinct business sectors may discourage potential investors who are familiar with, or routinely invest in, only one of these sectors; and

  . the belief that because of NextHealth's relatively small market capitalization, NextHealth:

    (i) did not receive sufficient coverage and promotion from market analysts necessary to grow its value as a public company; and

    (ii)was not able to attract capital market investment on favorable terms.

   During this same two-week period in January, the Special Committee learned that William T. O'Donnell, Jr., the Company's Chairman and Chief Executive Officer, and Mr. Ruff, a director, were contemplating a possible offer for a buyout of the Company. Consequently, Mr. Ruff resigned from the Special Committee at that time.

   On January 11, 2001, the entire NextHealth Board met to consider the Special Committee's rejection of the Apollo offer. During this meeting, the NextHealth Board elected Alfred Trivilino, a director of the Company who is affiliated with Apollo, to serve as Mr. Ruff's replacement on the Special Committee, together with Messrs. Berger and Jenkins. Furthermore, the NextHealth Board unanimously determined that the Special Committee should continue to explore the strategic alternatives available to NextHealth, including a possible sale of all or part of NextHealth.

   On January 16, 2001, NextHealth issued a press release announcing, among other things, that it had appointed the Special Committee to consider strategic alternatives, including a possible sale of the Company, with a view to maximizing stockholder value. The press release also stated that the Special Committee had retained Prudential Securities as its financial advisor. The Special Committee believed that this press release would generate sufficient publicity among potential bidders for the Company, and consequently, the Special Committee concluded that incurring additional expenses by authorizing Prudential Securities to actively solicit potential bidders was not warranted at this time.

   On January 17, 2001, NextHealth received a written proposal from an entity to be formed and controlled by Mr. O'Donnell and Mr. Ruff (the "Management Entity"). The Management Entity proposed that it acquire NextHealth in a going-private transaction at a purchase price of $5.10 per share of NextHealth Common Stock (including shares of NextHealth Common Stock issuable upon conversion of the NextHealth Series A Preferred Stock and upon the exercise of outstanding options and warrants to purchase NextHealth Common Stock, less the applicable exercise price of such options and warrants), subject to completion of due diligence and other conditions, including the granting of an exclusivity period during which NextHealth and the Management Entity would negotiate the terms of a definitive merger agreement. The Special Committee informed the Management Entity that this offer was rejected because the offer price was inadequate and the granting of an exclusivity period was inconsistent with the Special Committee's aim of conducting a sale process.

   On January 24, 2001, the Management Entity submitted a second written proposal to the NextHealth Board containing terms and conditions substantially identical to those contained in its first proposal, and offering to acquire NextHealth at a purchase price of $5.45 per share of NextHealth Common Stock. The offer contained in the second proposal, however, was not conditioned upon the granting of an exclusivity period. Following its receipt of this revised offer, the Special Committee met to consider the offer. Also at this meeting, the Special Committee terminated its retention of Clifford Chance Rogers & Wells to avoid a possible conflict of interest raised as a result of this firm's previous representation of Mr. Ruff. The Special Committee then considered and approved the retention of Paul, Weiss, Rifkind, Wharton & Garrison to serve as its independent legal counsel.

   During this January 24, 2001 meeting, the Special Committee instructed the Company to issue a press release at the end of the trading day, announcing, among other things, the receipt of the Management Entity's offer. Finally, the Special Committee discussed with Prudential Securities procedures for responding to indications of interest from third parties interested in acquiring all or part of the Company in response to its press releases.

   On February 1, 2001, at the request of the Special Committee, counsel to the Management Entity distributed a proposed form of merger agreement to the Special Committee and its legal and financial advisors in connection with the Management Entity's offer. On February 5, 2001, the Special Committee met with its legal counsel to discuss the proposed merger agreement. After discussion, the Special Committee determined that it would review other potential bids for the Company, expected as a result of the press releases, before commencing negotiations of the proposed merger agreement with the Management Entity. Consequently, at the request of the Special Committee, the Special Committee's legal counsel contacted the Management Entity's counsel to acknowledge receipt of the proposed merger agreement and to advise it that the Special Committee would be reviewing the Management Entity's offer together with all other bids for the Company that it expected to receive.

   The Special Committee met again on February 12, 2001 with its financial and legal advisors to review indications of interest made to Prudential Securities by potential bidders for all or part of the Company. At this meeting, Prudential Securities informed the Special Committee of the following:

  . five potential bidders (in addition to the Management Entity) had contacted Prudential Securities regarding NextHealth; and

  . of those five potential bidders, two entities (including Vail Resorts, Inc., an affiliate of Apollo in the leisure resort business (the "Apollo Affiliate") and a company that provides educational and behavioral treatment services to children and adolescents) had entered into confidentiality agreements with

     NextHealth to obtain access to due diligence material, and the remaining three entities had communicated to Prudential Securities that while they were still evaluating the Company, they were not yet prepared to enter into confidentiality agreements.

   At this meeting, Prudential Securities further reported that on February 9, 2001, representatives of Prudential Securities and Loree Thompson, the Company's Chief Financial Officer, communicated with the Apollo Affiliate's investment advisors regarding operational aspects of the Company and access to the other due diligence material that the Apollo Affiliate had requested.

   The Special Committee then instructed Prudential Securities to provide NextHealth's internal projections, which projections were utilized by the Management Entity in connection with its bid, to all other potential bidders that had entered into a confidentiality agreement with the Company.

   In light of the Apollo Affiliate's expression of interest in acquiring NextHealth, Mr. Trivilino resigned from the Special Committee at the conclusion of this meeting. Messrs. Berger and Jenkins remained as the only members of the Special Committee.

   On February 15, 2001, the Special Committee met with its financial and legal advisors to review the status of indications of interest in the Company. At this meeting, representatives of Prudential Securities informed the Special Committee of the following:

  . the Apollo Affiliate had submitted a written proposal to Prudential Securities, indicating its interest in acquiring NextHealth at a purchase price of between $5.75 and $6.00 per share of NextHealth Common Stock (including shares of NextHealth Common Stock issuable upon conversion of the NextHealth Series A Preferred Stock and upon the exercise of outstanding options and warrants to purchase NextHealth Common Stock, less the applicable exercise price of such options and warrants), subject to completion of due diligence and other conditions;

  . two additional potential bidders had entered into confidentiality agreements with the Company, one of which was Universal Health Services, Inc., a large company in the healthcare industry that previously indicated interest to Prudential Securities (the "Healthcare Bidder"), and the other was a company in the residential and commercial development industry that had not contacted Prudential Securities prior to the February 12, 2001 meeting of the Special Committee; and

  . all other remaining entities that previously indicated an interest in the Company to Prudential Securities had communicated to Prudential Securities that they were no longer interested in pursuing a potential transaction with NextHealth following their reviews of the Company.

   After discussion, the Special Committee instructed Prudential Securities to contact the Apollo Affiliate to acknowledge the receipt of its offer, and to convey to it that such offer would be evaluated by the Special Committee in due time. In addition, the Special Committee decided to entertain additional offers to acquire the Company until February 23, 2001, prior to responding to any bids. Toward that end, the Special Committee instructed its financial and legal advisors to establish a data room at the New York offices of Paul, Weiss, Rifkind, Wharton & Garrison to facilitate the due diligence investigations of potential bidders.

   During the period from February 21, 2001 through February 23, 2001, representatives of the Apollo Affiliate conducted their due diligence review of the Company at the data room established at the offices of the Special Committee's legal counsel. On February 23, 2001, the Special Committee met with its financial and legal advisors to further evaluate the process through which the Company was being offered for sale to interested parties. At this meeting, Prudential Securities reported that the Management Entity, the Apollo Affiliate and the Healthcare Bidder were the only remaining parties that continued to express an interest in acquiring all or part of the Company. In addition, Prudential Securities reported that it had received an offer from the Healthcare Bidder to acquire only the Sierra Tucson psychiatric hospital and behavioral healthcare center for $50 million, by means of an asset purchase, subject to completion of its due diligence and other conditions. Finally, the Special

Committee noted that the Management Entity's second written proposal to acquire NextHealth had terminated in accordance with its terms.

   After discussion, the Special Committee instructed its legal and financial advisors to distribute a proposed form of the merger agreement and an accompanying letter detailing bidding procedures to the Management Entity, the Apollo Affiliate and the Healthcare Bidder promptly after the meeting, and to establish a deadline of March 9, 2001 for submitting final bids. The Special Committee believed that the Company's previously issued press releases had already attracted a representative group of potential bidders, and that authorizing Prudential Securities to actively solicit additional potential bidders would unnecessarily delay the sale process and result in additional costs to the Company.

   On March 2, 2001, the Healthcare Bidder conducted its due diligence review of the Company at the offices of the Special Committee's legal counsel. Also on that day, the Company, at the request of the Special Committee, issued a press release announcing, among other things, that NextHealth had received indications of interest from several parties to purchase all or certain parts of the Company, subject to customary due diligence. NextHealth also announced that the Special Committee was continuing to consider strategic options available to the Company, including a possible sale of NextHealth. In addition, the Company announced that as part of that sale process, the Special Committee had arranged for all interested parties to conduct due diligence, which was then ongoing.

   During the period from March 5, 2001 through March 7, 2001, representatives of the Apollo Affiliate and the Healthcare Bidder traveled to Tucson, Arizona to conduct on-site due diligence review of the Miraval luxury resort and spa and the Sierra Tucson psychiatric hospital and behavioral healthcare center to supplement their prior due diligence review of the Company.

   On March 9, 2001, the Special Committee met with its financial and legal advisors. During this meeting, the Special Committee discussed information it had received from Prudential Securities that the Apollo Affiliate was primarily interested in pursuing the possibility of acquiring the Miraval luxury resort and spa and the Healthcare Bidder was primarily interested in pursuing the possibility of acquiring the Sierra Tucson psychiatric hospital and behavioral healthcare center. The Special Committee then discussed the recent analyses it had obtained from Paul, Weiss, Rifkind, Wharton & Garrison, which generally concluded that, while a purchase of all of the outstanding NextHealth Common Stock would not result in any tax cost to NextHealth, the Company's two businesses could not be sold separately without NextHealth being liable for significant income taxes. As the value of each business exceeds its tax basis to NextHealth, it is not possible to separate these businesses without recognizing income equal to this excess value on one of the two businesses. Nevertheless, despite the substantial tax cost to selling the businesses separately, the impact of such tax cost could possibly be reduced if the two businesses could be sold separately at a higher aggregate price than the Company would be able to realize by selling NextHealth in a single transaction. Accordingly, in considering strategic alternatives that would maximize value to NextHealth stockholders in light of the foregoing, the Special Committee concluded that it would be desirable to identify the Apollo Affiliate and the Healthcare Bidder to each other, and to extend the deadline for submitting final bids until March 14, 2001.

   On March 14, 2001, the Special Committee met with its financial and legal advisors to consider the received bids. At this meeting, Prudential Securities reported the receipt of the following:

  . a bid in the amount of $5.75 per share of NextHealth Common Stock, subject to completion of debt and equity financing and other conditions, from the Management Entity;

  . a joint bid from the Healthcare Bidder and the Apollo Affiliate in the amount of $5.75 per share of NextHealth Common Stock, subject to various conditions and the following downward adjustments to the purchase price:

    (1) to the extent that NextHealth's net cash position (defined as NextHealth's cash and cash equivalents less outstanding debt and any amounts due to settle all prior claims by the Internal

       Revenue Service) is less than $7.5 million on the date of the consummation of the transaction contemplated by the joint bid (the "Proposed Joint Bid Closing Date"), the $5.75 per share of NextHealth Common Stock purchase price would be reduced by the amount of such shortfall divided by the number of fully-diluted shares of NextHealth Common Stock outstanding on such date;

    (2) to the extent that NextHealth's working capital on the Proposed Joint Bid Closing Date is below certain levels that have been determined by the Apollo Affiliate and the Healthcare Bidder to be consistent with normal ongoing operating requirements, the $5.75 per share of NextHealth Common Stock purchase price would be reduced by the amount of such shortfall divided by the number of fully-diluted shares of NextHealth Common Stock outstanding on such date; and

    (3) to the extent that either the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") or revenues attributable to the Miraval luxury resort and spa fall short of their stated actual performance as of the calendar year 2000 and budgeted performance for the calendar year 2001 for the latest twelve-month period ending on the last day of the month preceding the Proposed Joint Bid Closing Date, the $5.75 per share of NextHealth Common Stock purchase price would be reduced by an amount equal to the greater of:

      (i) to the extent that the Company's EBITDA attributable to the Miraval luxury resort and spa for the latest twelve-month period ending on the last day of the month preceding the Proposed Joint Bid Closing Date is less than $4.49 million, the $5.75 per share of NextHealth Common Stock purchase price would be reduced by ten times the amount of such shortfall divided by the number of fully-diluted shares of NextHealth Common Stock outstanding on such date; or

      (ii) to the extent that the Company's revenues attributable to the Miraval luxury resort and spa during the latest twelve-month period ending on the last day of the month preceding the Proposed Joint Bid Closing Date is below the revenue budgeted for the Miraval luxury resort and spa for such period, the $5.75 per share of NextHealth Common Stock purchase price will be reduced by five times the amount of such shortfall divided by the number of fully-diluted shares of NextHealth Common Stock outstanding on such date;

  . an independent bid from the Apollo Affiliate in the aggregate amount of $47 million for the Miraval luxury resort and spa, by means of an asset purchase, subject to various conditions and the following downward adjustments to the purchase price:

    (1) to the extent that the working capital of the Miraval luxury resort and spa on the date of the consummation of the transaction contemplated by the Apollo Affiliate's independent bid is below certain levels that have been determined by the Apollo Affiliate to be consistent with normal ongoing operating requirements, the $47 million purchase price would be reduced by the amount of such shortfall; and

    (2) downward purchase price adjustments based on EBITDA and revenue targets of the Miraval luxury resort and spa, which adjustments would result in the same aggregate purchase price reduction as would occur as a result of the downward price adjustments based on Miraval's EBITDA and revenue targets described in the joint bid submitted by the Apollo Affiliate and the Healthcare Bidder; and

  . an independent bid in the aggregate amount of $35.5 million from the Healthcare Bidder for the Sierra Tucson psychiatric hospital and behavioral healthcare center (which reflected a discount of $14.5 million from its pre-due diligence proposal), by means of an asset purchase, subject to various conditions.

   Prudential Securities emphasized that, when combined, the Healthcare Bidder's independent bid to purchase Sierra Tucson for $35.5 million and the Apollo Affiliate's independent bid to purchase Miraval for $47 million translated into approximately $5.75 per fully diluted share of NextHealth Common Stock (based on the latest information then-available relating to NextHealth's capitalization and exclusive of the additional tax cost of selling the two businesses separately), and were subject to substantially the same downward purchase price adjustments as those set forth in the Apollo Affiliate's/Healthcare Bidder's joint bid. Prudential Securities also noted that while the Management Entity had submitted a proposed mark-up of the merger agreement with its bid, none of the other bidders had done so; instead, such bidders had advised Prudential Securities that their proposed mark-ups would be forthcoming.

   Mr. Berger then reported to the Special Committee and its financial and legal advisors that he had learned that the Chief Executive Officer of the Apollo Affiliate had contacted Mr. O'Donnell regarding the possibility of partnering to pursue a transaction whereby the Apollo Affiliate would acquire the Miraval luxury resort and spa and the Management Entity would acquire the Sierra Tucson psychiatric hospital and behavioral healthcare center. Mr. Berger stated that Mr. O'Donnell declined this proposal, indicating that Mr. O'Donnell and Mr. Ruff remained interested in pursuing the possibility of acquiring both businesses independent of the Apollo Affiliate's involvement.

   After discussion, Mr. Berger stated that he would instruct NextHealth's Chief Financial Officer to prepare a memorandum setting forth an analysis of whether the various EBITDA and revenue targets contained in the Apollo Affiliate/Healthcare Bidder joint bid would trigger downward price adjustments set forth therein, based upon the latest information on the Company's actual performance.

   The Special Committee then resolved to reconvene the following day to continue the discussion of the received bids and the expected proposed mark-up of the merger agreement from the Healthcare Bidder and the Apollo Affiliate.

   On March 15, 2001, the Special Committee reconvened to further evaluate the received bids. At this meeting, the Special Committee reviewed a memorandum prepared by the Special Committee's legal counsel identifying key issues raised by the Management Entity's proposed mark-up of the merger agreement. In addition, Prudential Securities reported that it had not yet received proposed mark-ups of the merger agreement from the Apollo Affiliate and the Healthcare Bidder, which were now expected the following day. The Special Committee then resolved to reconvene the following day, pending the receipt of the mark-ups.

   On the afternoon of March 16, 2001, the Special Committee and its legal counsel received a proposed joint mark-up of the merger agreement from the Apollo Affiliate and the Healthcare Bidder. That evening, the Special Committee met with its financial and legal advisors to further evaluate the received bids. At this meeting, the Special Committee reviewed a chart summarizing key differences between the offers to acquire NextHealth received by the Special Committee prepared by the Special Committee's legal counsel, and a memorandum prepared by the Company's Chief Financial Officer detailing how the various downward price adjustments contained in the Apollo Affiliate/Healthcare Bidder joint bid would be triggered in light of the latest information on the Company's actual performance.

   After discussion, the Special Committee determined the following:

  . the independent bids received from the Healthcare Bidder and the Apollo Affiliate to purchase NextHealth's two principal businesses separately were not in the best interests of the NextHealth public stockholders, especially given: (i) the fact that the independent bids, if combined, would yield an aggregate purchase price substantially similar to that proposed in the joint bid submitted by the Apollo Affiliate and the Healthcare Bidder, exclusive of the tax cost associated with separating the two businesses; (ii) the fact that the Special Committee's legal advisor estimated that the tax cost of selling the two businesses separately in connection with such bids would be at least $5 million; and (iii) the greater risks associated with consummating two separate transactions; and

  . Prudential Securities would contact the Management Entity, the Apollo Affiliate and the Healthcare Bidder to communicate to them changes that the Special Committee requested to their respective proposed mark-ups of the merger agreement (including purchase price revisions), and to advise them that revised bids would be due no later than March 19, 2001.

   On March 19, 2001, the Special Committee met with its financial and legal advisors to consider the revised bids. Prudential Securities reported that:

  . the Management Entity had increased its proposed purchase price to $6.00 per share of NextHealth Common Stock; and

  . the Apollo Affiliate/Healthcare Bidder joint proposed purchase price of $5.75 per share of NextHealth Common Stock was not increased and the various downward purchase price adjustments contained in the original joint bid were subject only to the following revisions:

    (1) the amount of NextHealth's required net cash position, a shortfall from which would trigger a downward purchase price adjustment, was reduced from $7.5 million to $6.3 million; and

    (2) the downward purchase price adjustments triggered by a shortfall in EBITDA or revenue targets attributable to the Miraval luxury resort and spa would be subject to a floor of $4.96 per share of NextHealth Common Stock.

   After discussion and review of certain internal operating projections prepared by the Company's Chief Financial Officer, the Special Committee believed that the $6.00 per share of NextHealth Common Stock purchase price proposed by the Management Entity constituted a significant premium to the purchase price jointly proposed by the Apollo Affiliate/Healthcare Bidder. However, the Special Committee considered the information provided by the Management Entity regarding its proposed debt and equity financing to be insufficiently firm, and instructed Prudential Securities to contact the Management Entity to obtain more satisfactory evidence of its financing commitments.

   Furthermore, given that the Special Committee believed that the votes of NextHealth's directors who were elected by Apollo would be necessary to gain the NextHealth Board's approval of the proposed merger, Mr. Berger stated that he would contact Lee S. Neibart and Mr. Trivilino (who are both NextHealth directors who are affiliated with Apollo) on an informal basis to see if there was sufficient support for the proposed merger by the Apollo-affiliated directors to justify expending significant time and money in connection with commencing negotiations of the proposed merger agreement with the Management Entity.

   In addition, the Special Committee instructed Prudential Securities to communicate to the Apollo Affiliate and the Healthcare Bidder that their bids were not the highest, and that if they were still interested in acquiring the Company, they had to respond promptly.

   On March 20, 2001, the Special Committee met with its financial and legal advisors to discuss the Management Entity's bid. Mr. Berger reported that he had held informal discussions with Messrs. Neibart and Trivilino regarding the Management Entity's bid, which focused primarily on the capability of the Management Entity to consummate its proposed financing for the proposed merger. Mr. Neibart advised Mr. Berger that he wished to meet directly with Mr. Ruff to discuss the Management Entity's financing arrangements prior to reporting to the Special Committee the Apollo-affiliated directors' view of the proposed merger. It was decided that the Special Committee would also be present at such meeting.

   On March 21, 2001, the Special Committee again met with its financial and legal advisors to consider the process through which NextHealth was being offered for sale. At this meeting, Prudential Securities informed the Special Committee that they had not received any response from either the Apollo Affiliate or the Healthcare Bidder since Prudential Securities' latest communication with them. In addition, Mr. Berger stated that the Special Committee would meet with Messrs. Ruff, Trivilino and Neibart the following day to discuss the proposed merger agreement and the financing of the proposed merger.

   On March 22, 2001, the Special Committee met with Messrs. Ruff, Neibart and Trivilino. In light of their discomfort with the Management Entity's financing commitments, the Special Committee and the Apollo-affiliated directors advised Mr. Ruff that they would support the proposed merger with the Management Entity only if the Management Entity agreed to the following:

  . the Management Entity would make an earnest money deposit of $2.5 million into an escrow account to secure the performance of its obligations under the proposed merger agreement;

  . the Management Entity would deposit an additional earnest money deposit of $0.5 million into the escrow account following the date on which the Securities and Exchange Commission's staff advises NextHealth that it has no further comments on this proxy statement and the related Schedule 13E-3;

  . the proposed merger agreement would automatically terminate and the earnest money deposit would be delivered to NextHealth if the Management Entity was not able to obtain a satisfactory term sheet for a debt commitment of at least $40 million within a specified period of time, which deadline could be extended for 30 days upon depositing an additional $1 million into the escrow account; and

  . the proposed merger agreement would also automatically terminate and the earnest money deposit would be delivered to NextHealth (with certain exceptions) if the Management Entity was not able to satisfy its conditions to the consummation of the proposed merger within a specified period of time, which deadline could be extended for 30 days upon depositing an additional $1 million into the escrow account (which deposit would be separate and distinct from the one described in the preceding paragraph).

   Mr. Ruff then advised the Special Committee and the Apollo-affiliated directors that the Management Entity would consider the foregoing and advise all parties the following day whether it would accept such terms.

   On March 23, 2001, the Special Committee met with its financial and legal advisors. During this meeting, Mr. Berger reported the terms under which the Apollo-affiliated directors would likely approve the proposed merger with the Management Entity, and that the Management Entity had agreed to these terms. Accordingly, the Special Committee authorized its legal counsel to contact the Management Entity's legal counsel to commence negotiations of the proposed merger agreement.

   In addition, at this meeting, Prudential Securities reported that the Apollo Affiliate's investment advisors had contacted it and indicated that the Apollo Affiliate was still interested in making a bid for NextHealth. In response to this inquiry, Prudential Securities explained that the joint bid submitted by the Apollo Affiliate and the Healthcare Bidder was not the highest bid, but that a window still existed in which the Apollo Affiliate and the Healthcare Bidder could increase the bid and/or remove the downward price adjustments.

   On March 26, 2001, legal counsel to the Special Committee provided the Special Committee's proposed mark-up of the merger agreement to representatives of Sonnenschein Nath & Rosenthal and Kahn, Kleinman, Yanowitz and Arnson Co., L.P.A, who, together, served as the Management Entity's legal counsel.

   On March 30, 2001, the Special Committee and its legal counsel, together with Mr. Trivilino who participated in his capacity as a director of the Company, held a teleconference with counsel to the Management Entity. The Special Committee spent considerable time further negotiating the terms of the proposed merger agreement. Following this meeting, counsel to the Special Committee distributed an open issues list to the parties on the teleconference, so that further negotiations could proceed early in the following week.

   On April 2, 2001, the Management Entity notified the Special Committee that it had reduced its offer price to $5.75 per share of NextHealth Common Stock, because NextHealth's actual results of operations for the first quarter of 2001 and future outlook were less favorable than the original projections compiled by the Company's management that had been made available to all potential bidders who had entered into a confidentiality agreement with NextHealth. Later that day, the Special Committee met to discuss the Management Entity's revised offer. To assist in its analysis of the revised offer, the Special Committee instructed the Company's Chief Financial Officer to provide it with new financial projections for the next five fiscal years, revised in light of actual first quarter 2001 results and future bookings at Miraval. Occupancy for Miraval for March 2001 was 11.3% less than what had been budgeted and bookings for April 2001 and subsequent months were less than what had been projected in NextHealth's internal budgets.

   In addition, the Special Committee noted that the Apollo Affiliate had not responded to Prudential Securities' latest communication, which was discussed during the March 23, 2001 meeting of the Special Committee, and was made prior to the time when the Company's actual first quarter 2001 results were available.

   On April 4, 2001, following discussions relating to the proposed offer price between the Management Entity (now named Anam), on one hand, and members of the Special Committee and the Apollo-affiliated directors, on the other hand, Anam agreed to increase the offer price to $5.875 per share of NextHealth Common Stock.

   On April 6, 2001, Mr. Ruff telephoned Mr. Berger on behalf of Anam, and informed him that Anam was withdrawing its offer to acquire NextHealth based on Anam's re-evaluation of the Company's actual results of operations for the first quarter of 2001 and the Company's future outlook.

   On April 9, 2001, the Special Committee met with its legal counsel to discuss the withdrawal of Anam's offer. During this meeting, the Special Committee noted that the Apollo Affiliate had not contacted the Special Committee or any of its advisors since the Apollo Affiliate's financial advisors last communicated with Prudential Securities. The Special Committee then considered whether it should actively solicit new offers from the Apollo Affiliate and the Healthcare Bidder in light of the withdrawal of Anam's offer. However, given that the offer price jointly submitted by the Apollo Affiliate and the Healthcare Bidder would be subject to significant downward reduction in light of the lower-than-projected first quarter 2001 operating results and future prospects of the Company, and given that such bidders' valuation of the Company was based on the earlier, more favorable projections, the Special Committee decided not to actively solicit further offers from such bidders at that time.

   On April 10, 2001, the Special Committee met with its legal counsel to continue discussing Anam's withdrawal of its offer, and the other options then available to the Special Committee as a result thereof. Among the options considered were:

  .  not offering NextHealth for sale at this time;

  . instructing Prudential Securities to actively solicit third party indications of interest in acquiring all or part of NextHealth; and

  . NextHealth's commencing a tender offer to purchase its own shares up to a specified dollar amount, thus affording Apollo and the public stockholders the opportunity to divest themselves of some portion of their equity ownership in NextHealth on a pro rata basis.

   After discussion, the Special Committee concluded that because the market value of NextHealth Common Stock was not reflective of NextHealth's value and had not responded to the Company's improved performance, stockholder value would not likely be improved were NextHealth to continue as a public company. It also concluded that in light of the publicity already generated by the Company's previously issued press releases, further solicitation by Prudential Securities was not likely to produce additional bona fide bidders for the Company.

   On April 11, 2001, the entire NextHealth Board met to consider Anam's withdrawal of its offer to acquire the Company, as well as Messrs. O'Donnell's and Ruff's evaluation of the Company's first quarter 2001 operating results and their analyses of the Company's future outlook. Shortly after the NextHealth Board's meeting, the Special Committee met with its legal advisers to continue its discussions relating to the options that the Special Committee had in light of Anam's withdrawal of its offer. At this meeting, Mr. Berger advised the Special Committee that he had instructed Prudential Securities to prepare a list of prospective bidders for NextHealth.

   On the evening of April 11, 2001, Messrs. O'Donnell and Ruff approached the Special Committee and the Apollo-affiliated directors to communicate to them that Anam had decided to reinstate its offer to acquire the Company. After considerable discussion and negotiation, Anam and the Special Committee agreed on a purchase price of $5.75 per share of NextHealth Common Stock. The Special Committee also concluded that in light of the publicity already generated by the Company's previously issued press releases as evidenced by the responses already received by NextHealth from potential bidders, further solicitation by Prudential Securities was not likely to produce additional bona fide bidders for the Company, and would unnecessarily delay the sale process and increase the costs associated with it. Moreover, while neither the Apollo Bidder nor the Heathcare Bidder had formally withdrawn their previous offers, because neither the Special Committee nor Prudential Securities had received any response from either entity since Prudential Securities' latest communications to them, asking that they increase their bids and/or remove the downward price adjustments, the Special Committee concluded that neither of these two entities were interested in buying all or part of NextHealth at a price more favorable than the price agreed to by Anam.

   On the morning of April 12, 2001, the Special Committee (with the participation of the Apollo-affiliated directors) and Anam discussed the fact that when the parties had earlier agreed to the $5.75 per share purchase price, the Special Committee and Anam had mistakenly not taken into account that: (i) the number of shares of NextHealth Common Stock into which certain outstanding warrants to purchase NextHealth Common Stock previously issued to Apollo and its affiliates, was automatically increased (in accordance with the terms of such warrants) from 300,000 to 900,000 in the aggregate and (ii) the exercise price per share of NextHealth Common Stock issuable upon the exercise of all such warrants recently was automatically adjusted (in accordance with the terms of such warrants) from $1.50 to $1.00 per share. It also became clear that none of the previous bidders for NextHealth had been aware of such adjustments to the outstanding warrants, and had therefore not factored such adjustments into their bids. In light of such adjustments, the Apollo Interest had been increased from an approximate 42% equity ownership interest in the Company to an approximate 44% equity ownership interest in the Company. Accordingly, Anam and the Special Committee agreed to modify Anam's purchase price for the Company to $5.65 per share of NextHealth Common Stock to reflect such adjustments to the outstanding warrants. The Special Committee believed that, had previous bidders for NextHealth been aware of the adjustments discussed above, such bidders would likely have sought corresponding downward adjustments to their original bids, which would likely have resulted in offer prices below $5.65 per share of NextHealth Common Stock. Accordingly, the Special Committee decided not to delay the finalization of the proposed merger agreement with Anam any further by re-soliciting such previous bidders in light of such adjustments to the outstanding warrants and modification of Anam's purchase price for the Company.

   Following the agreement of Anam and the Special Committee as to the purchase price, the Special Committee and its legal counsel (with an Apollo-affiliated director present) conducted and finalized negotiations with respect to the proposed merger agreement and the transactions contemplated thereby with Mr. Ruff and Anam's legal counsel.

   On April 13, 2001, the Special Committee convened for a meeting. Representatives of Prudential Securities then reviewed financial aspects of the proposed transaction and rendered its opinion that, as of such date, the merger consideration to be received by the NextHealth stockholders pursuant to the proposed merger agreement was fair to such stockholders (other than Anam and its controlling subsidiaries) from a financial point of view. Legal counsel to the Special Committee then summarized the proposed agreements with Anam and reviewed legal aspects of the proposed transaction. After extensive discussion and deliberation, the Special Committee unanimously determined that the terms of the merger, the original merger agreement and the transactions contemplated thereby were advisable, fair to, and in the best interest of the NextHealth public stockholders (other than Anam and its controlling affiliates), and unanimously voted to recommend to the NextHealth Board that the merger, the original merger agreement and the transactions contemplated thereby be considered for its approval and adoption.

   Following the Special Committee meeting, the NextHealth Board convened for a special meeting. Representatives of Prudential Securities then reviewed financial aspects of the proposed transaction with the

NextHealth Board and reiterated its opinion that, as of April 13, 2001, the merger consideration to be received by the NextHealth stockholders pursuant to the proposed original merger agreement was fair to such stockholders (other than Anam and its controlling affiliates) from a financial point of view. Legal counsel to the Special Committee then summarized the proposed agreements with Anam and legal counsel to NextHealth and the Special Committee then reviewed legal aspects of the proposed transaction. The NextHealth Board was also reminded of matters related to the proposed transaction in which certain directors had an interest, which was or could be perceived as different from, or in addition to, the interests of the NextHealth stockholders in general. After extensive discussion and deliberation, the NextHealth Board unanimously determined that the terms of the merger, the original merger agreement and the transactions contemplated thereby were advisable, fair to, and in the best interest of the NextHealth stockholders (other than Anam and its controlling affiliates), and unanimously voted to approve and adopt the merger, the original merger agreement and the transactions contemplated thereby.

   On April 16, 2001, NextHealth and Anam issued a joint press release announcing the execution of the definitive original merger agreement.

   During the months following the execution of the original merger agreement, Anam was arranging and negotiating its debt and equity financing for the merger and the transactions contemplated by the original merger agreement, and NextHealth, the Special Committee and Anam were cooperating in preparing and filing with the Securities and Exchange Commission the initial version of this proxy statement, the related Schedule 13E-3 and amendments thereto in response to comments received by the Company from the staff of the Securities and Exchange Commission.

   On September 21, 2001, Anam informed the Special Committee that the events of September 11, 2001 in New York, Washington, D.C. and Pennsylvania, as well as their aftermath and foreseeable effects, in its view, constituted a "Force Majeure" pursuant to the following provision of the original merger agreement, which provision was a condition to Anam's and the merger subsidiary's obligations to consummate the merger (the "No Material Adverse Change Condition"):

     Since January 1, 2001, there shall have been no Material Adverse Change. For this purpose, "Material Adverse Change" shall mean, except as disclosed in NextHealth's Form 10-K/A for the fiscal year ended December 31, 2000 (other than the disclosure in such Form 10-K/A of possible future events described under "Factors That May Effect Future Results"), an occurrence, change or development from a Force Majeure that has or will have a material and adverse effect on the financial condition, assets, results of operations or business of NextHealth and its subsidiaries taken as a whole; and "Force Majeure" shall mean war, insurrection, riots, fire, inclement weather, any act of God, catastrophic event, operation of forces of nature, or strikes, lockouts or other employee disturbances.

Anam further informed the Special Committee that it was assessing the effect of the alleged Force Majeure on Anam's obligations under the original merger agreement and was evaluating its options. Anam reiterated its position with respect to the Force Majeure to the Special Committee on October 1, 2001.

   If the events of September 11, 2001, as well as their aftermath and foreseeable effects, constituted a Force Majeure and had or would have had a material and adverse effect on the financial condition, assets, results of operations or business of NextHealth and its subsidiaries taken as a whole, Anam would have the right to terminate the original merger agreement. If Anam terminated the original merger agreement under such circumstances, Anam would have been entitled to the return of all deposits then held in the escrow account and would be entitled to receive the reimbursement of up to $750,000 of all reasonable and documented out-of-pocket fees and expenses in connection with the original merger agreement. In addition, Anam would also have been entitled to receive a termination fee equal to $1,650,000 if NextHealth consummated a takeover proposal within one year of such termination. If the events of September 11, 2001 did not constitute a Force Majeure under the original merger agreement or did not or would not have had a material and adverse effect on the financial condition, assets, results of operations or business of NextHealth and its subsidiaries taken as a whole, Anam would have been obligated to consummate the merger (subject to the satisfaction or waiver of all of the other conditions in the original merger agreement). If Anam would have failed to consummate the merger when it was obligated to do so, NextHealth would have been entitled to retain the deposits then held in the escrow account (unless Anam failed to consummate the merger on account of willful or knowing breach, in which case, in addition to being entitled to retain such deposits, NextHealth would have been entitled to pursue all of its other legal and equitable rights and remedies; it being the case, however, that neither Anam nor the merger subsidiary were substantially capitalized).

   On October 8, 2001, the Special Committee informed Anam that it was reviewing Anam's position that a Force Majeure has occurred under the original merger agreement. During the next three weeks, the Special Committee, in consultation with its legal and financial advisors and NextHealth's Chief Financial Officer, evaluated whether the events of September 11, 2001 constituted a Force Majeure under the original merger agreement and whether the events of September 11, 2001, as well as their aftermath and foreseeable effects, had or would have a material and adverse effect on the financial condition, assets, results of operations and business of NextHealth and its subsidiaries taken as a whole within the meaning of the original merger agreement.

   On October 19, 2001, NextHealth issued a press release announcing the Company's results of operations for the third quarter ended September 30, 2001, which included the impact of the events of September 11, 2001 as of that time.

   The Special Committee reviewed the status of the merger and discussions with Anam for the NextHealth Board at a special meeting held on October 30, 2001.


   On October 30, 2001, the members of the Special Committee also met with Messrs. O'Donnell and Ruff in New York City to discuss Anam's and the Special Committee's respective evaluations of the effects of the events of September 11, 2001 and their aftermath on NextHealth's business. The items discussed included the following facts:


  . the Miraval luxury resort and spa experienced a substantial decline in occupancy and revenues since September 11, 2001;

  . in light of the events of September 11, 2001, occupancy rates and revenues for Miraval were substantially less than those budgeted and projected in NextHealth's internal budgets prior to the execution of the original merger agreement; and

  . NextHealth's management lowered its projections for Miraval for fiscal year 2002 in light of the events of September 11, 2001.

   The Special Committee also considered NextHealth management's belief that the business of Miraval had been negatively impacted by the events of September 11, 2001 and their aftermath. The Special Committee was also informed that in response to the foregoing belief, NextHealth's management had increased Miraval's regional marketing focus in an effort to attract travelers who live in close proximity and would drive to the facility and offered discounted rates.

   While the Special Committee made no determination whether or not the No Material Adverse Change Condition would have been satisfied as a result of the events of September 11, 2001 at this meeting, the parties agreed to meet in the near future to continue their discussions.

   During the next two weeks, the Special Committee held several discussions with its financial and legal advisors, the Apollo-affiliated directors and representatives of Anam regarding the status of the merger in light of the events of September 11, 2001. During the course of these discussions, representatives of Anam advised the Special Committee that Anam would agree not to terminate the original merger agreement pursuant to the No Material Adverse Change Condition if NextHealth would agree to reduce the merger consideration to $5.00 per share of NextHealth Common Stock. In response, the Special Committee communicated to Anam that it would not agree to reduce the merger consideration without concessions, including a change in the No Material Adverse Change Condition and an increase in the earnest money deposit. In this context, the parties discussed a new price in the range of $5.00 to $5.10 per share of NextHealth Common Stock.

   On November 16, 2001, Anam communicated to the Special Committee that it would agree to increase its offer to $5.10 per share of NextHealth Common Stock if Anam would be granted an option to make payment pursuant to the merger in respect of the warrants exercisable for 341,464 shares of NextHealth Common Stock held by Apollo through the issuance of a promissory note (secured by a second mortgage on the Miraval luxury resort and spa) in the principal amount of $1.4 million rather than in cash (the "Apollo Note"). The Apollo Note would mature two years after the closing of the merger and bear interest at the rate of 12% per annum.

   Following the receipt of Anam's revised offer, the Special Committee (with an Apollo-affiliated director present) met to consider its discussions with Anam relating to the effect of the events of September 11, 2001 on Anam's obligation to consummate the merger. While, at that time, it was not clear whether the No Material Adverse Change Condition would have been satisfied in light of such events, the Special Committee believed that, under the terms of the original merger agreement, such determination could not be made until the closing date of the merger (which, under the terms of the original merger agreement, did not have to occur until at least 45 days (or longer) after NextHealth had been notified by the staff of the Securities and Exchange Commission that it has no further comments on this proxy statement and the related Schedule 13E-3). The Special Committee took into account, however, that there remained a possibility that the downturn in the Miraval luxury resort and spa's business could continue longer than forecasted by NextHealth's management and that the realized negative impact on Miraval's business could become greater over time. In addition, the Special Committee considered the possibility that the per share price of NextHealth Common Stock would fall to the level it was before the public announcement of the merger if the original merger agreement was terminated. Accordingly, in order to alleviate the uncertainty regarding the status of the merger in light of the events of September 11, 2001 and the adverse effect that such uncertainty may have on the Company's public stockholders, rather than waiting to see how Miraval's business developed, over an indeterminable period of time the Special Committee agreed to reduce the merger consideration to $5.10 per share of NextHealth Common Stock and (upon determination that Apollo would be in agreement) to grant to Anam the option to make payment in respect of warrants exercisable into 341,464 shares of NextHealth Common Stock held by Apollo through the issuance of the Apollo Note rather than in cash. In exchange for the foregoing agreement by the Special Committee, the following concessions were made by Anam:

  . Anam and the merger subsidiary would not be excused from their obligations to consummate the merger as a result of the events of September 11, 2001, as well as their aftermath and foreseeable effects;

  . Anam would increase its earnest money deposit by delivering an irrevocable letter of credit in the amount $3 million directly to the Special Committee, replacing the letter of credit in the amount of $2.5 million then held in an escrow account by an independent escrow agent;

  . the Special Committee, with the assistance of its financial advisor, would have the right to solicit and encourage the submission of proposals to acquire all or part of NextHealth for 30 days after the first amendment was signed for the sole purpose of determining if any proposal superior to the merger consideration offered by Anam would be available to the Company; and

  . the deadline for satisfying each party's conditions to the closing of the merger would be March 22, 2002.

   In the days following this meeting, legal counsel to the Special Committee prepared and delivered a draft of the proposed first amendment to Anam's legal counsel, and legal counsel for the Special Committee and Anam proceeded to further negotiate its terms.

   On November 21, 2001, the Special Committee held a meeting. Representatives of Prudential Securities reviewed financial aspects of the proposed transaction (including, without limitation, NextHealth management's lower projections for Miraval luxury resort and spa in light of the events of September 11, 2001) and rendered its opinion that, as of such date, the merger consideration to be received by the NextHealth stockholders pursuant to the proposed amended merger agreement was fair to such stockholders (other than Anam and its controlling subsidiaries) from a financial point of view. Legal counsel to the Special Committee then summarized the proposed first amendment and reviewed legal aspects of the proposed transaction. After extensive discussion and deliberation, the Special Committee unanimously determined that the terms of the merger, the amended merger agreement and the transactions contemplated thereby were advisable, fair to, and in the best interest of the NextHealth public stockholders (other than Anam and its controlling affiliates), and unanimously voted to recommend to the NextHealth Board that the merger, the amended merger agreement and the transactions contemplated thereby be considered for its approval and adoption.

   Following the Special Committee meeting, the NextHealth Board held a special meeting. All of the members of the NextHealth Board, except for Mr. Neibart, an Apollo-affiliated director, were present. Representatives of Prudential Securities reviewed financial aspects of the proposed transaction with the NextHealth Board and reiterated its opinion that, as of November 21, 2001, the merger consideration to be received by the NextHealth stockholders pursuant to the proposed amended merger agreement was fair to such stockholders (other than Anam and its controlling affiliates) from a financial point of view. Legal counsel to the Special Committee then summarized the proposed first amendment with Anam and legal counsel to NextHealth and the Special Committee then reviewed legal aspects of the proposed transaction. The NextHealth Board was also reminded of matters related to the proposed transaction in which certain directors had an interest, which was or could be perceived as different from, or in addition to, the interests of the NextHealth stockholders in general. After extensive discussion and deliberation, the members of the NextHealth Board present at the meeting unanimously determined that the terms of the merger, the amended merger agreement and the transactions contemplated thereby were advisable, fair to, and in the best interest of the NextHealth stockholders (other than Anam and its controlling affiliates), and unanimously voted to approve and adopt the merger, the amended merger agreement and the transactions contemplated thereby.

   Following the NextHealth Board meeting, the Special Committee, Anam and each of their legal counsel agreed that after the Thanksgiving holiday, they would finalize issues in the first amendment relating to the timing of the closing of the merger, the future composition of the Special Committee under certain circumstances, and the delivery of the new letter of credit.

   On November 28, 2001, NextHealth and Anam entered into the first amendment and issued a press release announcing the execution of the amended merger agreement, and representatives of Anam finalized their arrangements with LaSalle Bank N.A. to replace the letter of credit in the amount of $2.5 million then held by an independent escrow agent with a letter of credit for $3 million to be delivered to the Special Committee.

   On November 30, 2001, Prudential Securities (in consultation with the Special Committee) commenced its solicitation of offers for superior proposals for all or part of the Company from third parties. During the 30 day solicitiation period, Prudential Securities contacted 23 entities in the health care business and 31 entities in the spa and resort business (including the Healthcare Bidder, the Apollo Affiliate and other entities that had previously entered into confidentiality agreements with NextHealth). The Apollo Affiliate, the Healthcare Bidder and an entity that provides educational and behavioral treatment services to children and adolescents that had previously entered into confidentiality agreements with the Company requested additional information from Prudential Securities. Prudential Securities sent revised financial information to the Apollo Affiliate and the Healthcare Bidder and a copy of the revised information book to the entity that provides educational and behavioral treatment services to children and adolescents. In addition, 14 entities in the spa and resort business and one entity in the healthcare business requested confidentiality agreements from NextHealth. Upon receipt of six new, signed confidentiality agreements, Prudential Securities sent out six information books, containing NextHealth financial information and other general information about the properties. The other nine entities that requested confidentiality agreements elected not to return a signed confidentiality agreement.

   The 30 day solicitation period expired on December 28, 2001. Shortly before December 28, 2001, Prudential Securities notified all entities that requested additional information about the Company that it would not be able to actively solicit them once the 30 day solicitation period expired, and urged them to contact Prudential Securities if they were interested in making a superior offer for all or part of the Company. As of the date of this proxy statement, no such indications of interest were communicated to Prudential Securities or the Special

Committee. Under (and subject to the terms of) the amended merger agreement, and consistent with its fiduciary obligations, the NextHealth Board of directors has preserved its ability to respond to third parties, where appropriate. See "The Amended Merger Agreement--Non-Solicitation" below.

Determinations and Recommendations of the Special Committee and the NextHealth Board of Directors; Fairness of the Merger

   The Special Committee unanimously determined that the terms of the merger, the amended merger agreement and the transactions contemplated thereby are advisable, fair to, and in the best interest of the NextHealth public stockholders (other than Anam and its controlling affiliates) and unanimously recommended to the NextHealth Board that the merger, the amended merger agreement and the transactions contemplated thereby be considered by the NextHealth Board for its approval and adoption. Following its receipt of the Special Committee's determination, the members of the NextHealth Board present at the meeting unanimously resolved that the terms of the merger, the amended merger agreement and the transactions contemplated thereby are advisable, fair to, and in the best interest of the NextHealth stockholders (other than Anam and its controlling affiliates), and determined to approve and adopt the merger, the amended merger agreement and the transactions contemplated thereby. The merger, the amended merger agreement and the transactions contemplated thereby were subsequently ratified and approved by unanimous written consent of the NextHealth Board. Accordingly, the NextHealth Board unanimously recommends that the NextHealth stockholders vote FOR approval of the merger, the amended merger agreement and the transactions contemplated thereby at the stockholder meeting.


 Reasons for the Special Committee's and the NextHealth Board's
 Recommendations

   In reaching their decisions to approve and adopt the merger, the amended merger agreement and the transactions contemplated thereby, and in making their respective recommendations, the Special Committee and the NextHealth Board reviewed and evaluated the presentations of its financial and legal advisors, the Company's historical operating results, the Company's internal operating projections prepared by the Company's Chief Financial Officer and the various other bids previously submitted to the Special Committee. In connection with such evaluations, the Special Committee and the NextHealth Board considered a number of factors, both positive and negative, including the following material factors weighing in favor of the merger, the amended merger agreement and the transactions contemplated thereby:

  . the Special Committee's and the NextHealth Board's familiarity with, and presentations by Prudential Securities, the Special Committee's independent financial advisor, regarding the business, operations, properties and assets, financial condition, competitive position, business strategy and prospects of NextHealth (as well as the risks involved in achieving those prospects), and the current environment for the leisure resort and spa and behavioral healthcare industries in which NextHealth competes, and current industry, economic and market conditions, both on an historical and on an on-going basis;

  . the fact that the offer price of $5.10 per share of NextHealth Common Stock represented an approximate 17.5% premium over the closing price of NextHealth Common Stock on the last trading day prior to the November 21, 2001 Special Committee and NextHealth Board meetings, and a 51% premium over the closing price of NextHealth Common Stock on the last trading day prior to issuance of the Company's January 16, 2001 press release, announcing, among other things, that the Company had appointed a Special Committee to consider strategic options, including a possible sale of NextHealth;

  . the fact that, beginning in August 2000, Apollo continuously expressed to NextHealth its strong desire to divest itself of its approximately 44% equity ownership interest in the Company (assuming the conversion of all of Apollo's shares of NextHealth Series A Preferred Stock and the exercise of its and its affiliates' options and warrants to purchase NextHealth Common Stock);

  . the fact that Apollo's interest and the NextHealth public stockholders' interests in obtaining the highest possible per share consideration in the merger were substantially aligned;

  . the fact that the Company operates in two distinct business sectors may discourage potential investors who are familiar with, or routinely invest in, only one of these sectors;

  . the belief that because of NextHealth's relatively small market capitalization, NextHealth:

    (i) did not receive sufficient coverage and promotion from market analysts necessary to grow its value as a public company; and

    (ii) was not able to attract capital market investment on favorable terms;

  . the provisions of the amended merger agreement that allowed NextHealth to solicit and encourage the submission of proposals to acquire all or part of NextHealth for 30 days for the sole purpose of determining if any proposal superior to the merger consideration offered by Anam was available to the Company, and under certain other circumstances, to furnish information to and conduct negotiations with a third party, and, in each case, to terminate the amended merger agreement in connection with a superior proposal for a business combination or acquisition of NextHealth upon payment of a termination fee and reimbursement of Anam's fees and expenses in an aggregate amount of $2.4 million, which aggregate amount represents approximately 3.5% of NextHealth's enterprise value as implied by the merger consideration;


  . the determination by the Special Committee and its independent financial advisor that a proposal made by Apollo in August of 2000, which offered to NextHealth the opportunity to purchase the Apollo Interest at a price of $5.39 per share of NextHealth Common Stock (including shares of NextHealth Common Stock issuable upon the conversion of the NextHealth Series A Preferred Stock), and all of Apollo's and its affiliates' warrants and options at a price of $5.39 per share (less the applicable exercise price) for each share of NextHealth Common Stock issuable upon the exercise of such warrants and options, was not in the best interest of NextHealth stockholders (other than Apollo and its affiliates);

  . the financial presentations made by Prudential Securities at the November 21, 2001 meetings of the Special Committee and the NextHealth Board;

  . the opinion of Prudential Securities, delivered to the Special Committee and the NextHealth Board on November 21, 2001 and attached to this proxy statement as Annex C, that, as of such date, the merger consideration to be received by the NextHealth stockholders pursuant to the amended merger agreement was fair to the NextHealth stockholders from a financial point of view;

  . the current and historical market prices of NextHealth Common Stock, which were low relative to other participants in the leisure resort and spa and the behavioral healthcare industries;

  . the fact that the merger consideration (other than the Apollo Note that may be issued to Apollo at the option of Anam) is all cash, which provides relative certainty of value to the NextHealth stockholders;

  . the Special Committee's and NextHealth Board's judgments, in view of NextHealth's prospects as well as discussions with certain possible acquirers, that it is unlikely that one or more strategic or financial acquirers would be willing to pay a price for NextHealth or its assets that in present value terms would be as high as the merger consideration to be received by NextHealth stockholders pursuant to the amended merger agreement;

  . the substantial additional tax cost of selling the two principal businesses operated by NextHealth to separate buyers, as well as the absence of offers from separate buyers which, when combined, would prove advantageous to the NextHealth stockholders;

  . the fact that, because Anam's financing arrangements were not finalized at the time the amended merger agreement was to be executed, the amended merger agreement requires Anam to use its commercially reasonable efforts to consummate its financing arrangements and deposit an irrevocable letter of credit in the amount of $3 million directly with the Special Committee (in lieu of the Letter of Credit in the amount of $2.5 million that was deposited with an independent escrow agent) as security for the performance of Anam's obligations under the amended merger agreement. While the Special Committee and the NextHealth Board did not believe that the foregoing provision impacted the fairness of the merger consideration, the Special Committee and the NextHealth Board believed that it weighed in favor of the merger, the amended merger agreement and the transactions contemplated thereby and the procedural fairness thereof because it created an appropriate mechanism through which Anam was incentivized to consummate the merger in a timely fashion. The Special Committee and the NextHealth Board also considered the fact that Anam received commitment letters from General Electric Capital Corporation and Bear Stearns Commercial Mortgage, Inc. for senior secured debt financings in the amount of $30 million and $14 million respectively, in each case, subject to the terms and conditions set forth therein;

  . the alternatives available to NextHealth and the possibility that if NextHealth remained as an independent public corporation, because of a decline in the market price of NextHealth Common Stock or the stock market in general, the price received by the NextHealth stockholders in the open market or in a future transaction might be less than the merger consideration to be received by the NextHealth stockholders pursuant to the merger agreement; and

  . the facts that the operating results for the first 10 months of 2001 were less favorable than originally projected and that future bookings at Miraval were being made more slowly than had been projected in NextHealth's internal budgets.

   The Special Committee and the NextHealth Board also considered factors weighing in favor of the procedural fairness of the merger, the amended merger agreement and the transactions contemplated thereby, including, among other things:

  . the fact that the NextHealth Board formed the Special Committee, consisting of independent directors, to protect the public stockholders' interests in evaluating and negotiating the merger, the amended merger agreement and the transactions contemplated by the amended merger agreement; and

  . the fact that the Special Committee retained and received advice from independent legal counsel and an independent financial advisor in its evaluation and arms-length negotiation of the terms of the amended merger agreement.

   The Special Committee and the NextHealth Board also considered the following factors that weighed in favor of approving the first amendment:

  . the fact that Miraval luxury resort and spa experienced a substantial decline in occupancy and revenues after September 11, 2001 and that NextHealth's management believed that the business operations and future prospects of Miraval had been negatively impacted by the events of September 11, 2001 and their aftermath;

  . the fact that in light of the events of September 11, 2001, occupancy rates and revenues for Miraval were substantially less than those budgeted and projected in NextHealth's internal budgets prior to the execution of the original merger agreement;

  . the fact that NextHealth's management lowered its projections for Miraval for fiscal year 2002 in light of the events of September 11, 2001;

  . the fact that it was not clear whether the No Material Adverse Change Condition would be satisfied in light of the events of September 11, 2001, as well as their aftermath and foreseeable effects, and the fact that the Special Committee believed that, under the terms of the original merger agreement, such determination could not be made until the closing date of the merger (which, under the terms of the original merger agreement, did not have to occur until at least 45 days (or longer) after NextHealth has been notified by the staff of the Securities and Exchange Commission that it has no further comments on this proxy statement and the related Schedule 13E-3);

  . the fact that there remained a possibility that the downturn in Miraval's business could continue longer than forecasted by NextHealth's management and that the realized negative impact on Miraval's business could become greater over time;

  . the fact that if the No Material Adverse Change Condition would not have been satisfied as a result of the events of September 11, 2001, as well as their aftermath and foreseeable effects, Anam would have had the right to terminate the original merger agreement. If Anam terminated the original merger agreement under such circumstances, Anam would have been entitled to the return of all deposits then held in the escrow account and would have been entitled to receive the reimbursement of up to $750,000 of all reasonable and documented out-of-pocket fees and expenses in connection with the original merger agreement. In addition, Anam would also have been entitled to receive a termination fee in an amount equal to $1,650,000 if NextHealth consummated a takeover proposal within one year after the date of such termination; and

  . the fact that if the No Material Adverse Change Condition would have been satisfied notwithstanding the occurrence of the events of September 11, 2001, as well as their aftermath and foreseeable effects, and Anam would have improperly terminated the original merger agreement on account of the No Material Adverse Change Condition, the Special Committee believed that, as a result of such termination, NextHealth's actual damages would have been likely limited to the deposits then held in the escrow account and that it was likely that the per share price of NextHealth Common Stock would have fallen to the level it was before the public announcement of the merger as a result of such termination.

   The Special Committee and the NextHealth Board also considered potential adverse factors that do not weigh in favor of the merger, the amended merger agreement and the transactions contemplated thereby to both unaffiliated and affiliated stockholders, including the following:

  . the fact that consummation of the merger is subject to the completion of Anam's debt and equity financing;

  . the fact that gains, if any, arising from an all-cash transaction would be taxable to the NextHealth stockholders for United States federal income tax purposes;

  . the fact that two of the seven members of the NextHealth Board, including the Chief Executive Officer of NextHealth, are also principal owners and officers of Anam;

  . the fact that the NextHealth stockholders (other than Anam and its subsidiaries) would no longer have the opportunity to participate in NextHealth's future growth; and

  . the fact that the merger consideration under the original merger agreement was $5.65 per share of NextHealth Common Stock and that (following its evaluation of the situation) the Special Committee did not reach a firm conclusion that Anam and the merger subsidiary would be entitled to terminate the merger pursuant to the terms of the original merger agreement as a result of the events of September 11, 2001, as well as their aftermath and foreseeable effects.

   In addition, the Special Committee and the NextHealth Board considered the fact that the merger, the amended merger agreement and the transactions contemplated thereby are not conditioned upon the approval of a majority of the NextHealth stockholders who are not affiliated with Anam; however, the Special Committee and the NextHealth Board did not request this condition for the following reasons:

  . the Apollo Interest alone would constitute a majority of the equity interests held by NextHealth stockholders who are not affiliated with Anam; and

  . the ability of dissenting stockholders to demand appraisal rights, and Anam's obligation to complete the merger being conditioned on not more than 10% of the holders of shares of NextHealth Common Stock outstanding on the record date relating to the special meeting of stockholders demanding appraisal rights. See "Amended Merger Agreement--Conditions to Anam's Merger Subsidiary's Obligations to Consummate the Merger" below.

   It should be noted that in their respective deliberations in connection with their evaluation of the merger, the amended merger agreement and the transactions contemplated thereby, the Special Committee and the NextHealth Board focused more on, and assigned greater weight to, the fair market value, rather than the net book value, of the Company. The Special Committee and the NextHealth Board did so primarily because they believed (based in part on Prudential Securities' financial presentations) that the Company's fair market value was greater than its net book value because a fair market value analysis takes the value attributable to NextHealth's brands and franchises into consideration, while a net book value calculation does not. Liquidation value of the Company was also considered by the Special Committee and the NextHealth Board in that the Miraval luxury resort and spa and the Sierra Tucson psychiatric hospital and behavioral healthcare center were, during the course of Prudential Securities' financial presentations, valued separately as on-going businesses, and such values were aggregated along with the value of potential proceeds from the sale of vacant land. The Special Committee and the NextHealth Board did not assign great weight to the net asset value of NextHealth because they believed that the Company was worth more as an on-going concern.

   Moreover, the Special Committee and the NextHealth Board considered the interests of executive officers and directors of NextHealth, as described in "Interests of Certain Persons in the Merger" below. The Special Committee and the NextHealth Board did not deem the preceding factors and risks, or any other factors, as rendering the merger, the amended merger agreement and the transactions contemplated thereby unfair to the NextHealth public stockholders.

   The foregoing discussion addresses the material information and factors considered by the Special Committee and the NextHealth Board, including factors that support the merger, the amended merger agreement and the transactions contemplated thereby, as well as those that do not weigh in favor of the merger, the amended merger agreement and the transactions contemplated thereby. The discussion is not intended to represent an exhaustive account of every factor considered by each of the Special Committee and the NextHealth Board in reaching their respective determinations. In addition and in view of the variety of factors considered in connection with their evaluation of the merger, the amended merger agreement and the transactions contemplated thereby, neither the Special Committee nor the NextHealth Board found it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific analyses and factors they considered in reaching their respective determinations. The Special Committee and the NextHealth Board considered all the factors as a whole in reaching their respective determinations. Furthermore, individual members of the Special Committee and the NextHealth Board may have given different weights to different factors.

 Position of Anam and the Merger Subsidiary as to the Fairness of the Merger

   Anam and the merger subsidiary are each directly or indirectly owned and controlled by Mr. O'Donnell, NextHealth's Chairman and Chief Executive Officer, and Mr. Ruff, a director of NextHealth. By virtue of Messrs. O'Donnell and Ruff each being deemed an "affiliate" of NextHealth under the applicable rules of the Securities Exchange Act of 1934 (the "Exchange Act"), the merger is considered to be a "going private transaction" for NextHealth under the Exchange Act. Rule 13e-3 of the Exchange Act governs "going private transactions" by certain issuers and their affiliates. Accordingly, in compliance with Rule 13e-3 under the Exchange Act, Anam and the merger subsidiary are required to consider the fairness of the merger, the amended merger agreement and the transactions contemplated thereby to NextHealth's unaffiliated stockholders, who in the merger are the stockholders of NextHealth who are not affiliated with Anam.

   Anam and the merger subsidiary have reviewed the analyses and factors considered by the Special Committee and the NextHealth Board discussed above under "--Determinations and Recommendations of the Special Committee and the NextHealth Board of Directors; Fairness of the Merger--Reasons for the Special Committee's and NextHealth Board's Recommendations" and although neither Anam nor the merger subsidiary participated in the deliberations of the Special Committee or received advice from the Special Committee's financial advisor or legal counsel, Anam and the merger subsidiary generally adopted the overall analyses and conclusions of the Special Committee and the NextHealth Board that the merger, the amended merger agreement and the transactions contemplated thereby are fair to NextHealth's stockholders who are not affiliated with Anam.

In particular, Anam and the merger subsidiary believe that the merger, the amended merger agreement and the transactions contemplated thereby are substantively fair to NextHealth's stockholders who are not affiliated with Anam. In making such determination, Anam and the merger subsidiary considered the following material factors:

  . The business, operations, properties and assets, financial condition, competitive position, business strategy and prospects of NextHealth (as well as the risks involved in achieving those prospects), and the environment for the leisure resort and spa and behavioral healthcare industries in which NextHealth competes, and industry, economic and market conditions, both on an historical and on an on-going basis. Anam and the merger subsidiary considered this to be a positive factor in their determination that the merger, the amended merger agreement and the transactions contemplated thereby are fair to NextHealth's stockholders who are not affiliated with Anam.

  . The fact that the offer price of $5.10 per share of NextHealth Common Stock represented a significant premium over the current and historical per share market prices of NextHealth Common Stock. Anam and the merger subsidiary considered this to be a positive factor in their determination that the merger, the amended merger agreement and the transactions contemplated thereby are fair to NextHealth's stockholders who are not affiliated with Anam.

  . The fact that the Special Committee and the NextHealth Board received an opinion from Prudential Securities on November 21, 2001 that, as of such date, the merger consideration to be received by the NextHealth stockholders (other than Anam and its controlling affiliates) pursuant to the amended merger agreement was fair to such stockholders from a financial point of view. Anam and the merger subsidiary considered this to be a positive factor in their determination that the merger, the amended merger agreement and the transactions contemplated thereby are fair to NextHealth's stockholders who are not affiliated with Anam.

  . In light of the relatively thin trading market of shares of NextHealth Common Stock, the merger will afford NextHealth's stockholders (including Apollo) an opportunity to dispose of their shares without the possible diminution of value resulting from the lack of an active trading market and without incurring transaction costs. Anam and the merger subsidiary considered this to be a positive factor in their determination that the merger, the amended merger agreement and the transactions contemplated thereby are fair to NextHealth's stockholders who are not affiliated with Anam.

  . The consideration to be received in the merger (other than the Apollo Note that may be issued to Apollo at the option of Anam) is payable in cash, thereby eliminating any uncertainties in valuing the consideration to be received by NextHealth's stockholders. Anam and the merger subsidiary considered this to be a positive factor in their determination that the merger, the amended merger agreement and the transactions contemplated thereby are fair to NextHealth's stockholders who are not affiliated with Anam.

  . The amended merger agreement allows NextHealth to solicit and encourage the submission of proposals to acquire all or part of NextHealth for 30 days for the sole purpose of determining if any proposal superior to the merger consideration offered by Anam is available to NextHealth, and under certain circumstances, to furnish information to and conduct negotiations with a third party, and, in each case, to terminate the amended merger agreement in connection with a superior proposal for a business combination or acquisition of NextHealth upon payment of a termination fee and the reimbursement of Anam's fees and expenses in an aggregate amount of $2.4 million, which aggregate amount represents approximately 3.5% of NextHealth's enterprise value as implied by the merger consideration. Anam and the merger subsidiary considered this to be a positive factor in their determination that the merger, the amended merger agreement and the transactions contemplated thereby are fair to NextHealth's stockholders who are not affiliated with Anam.

  . The fact that the amended merger agreement required Anam to deposit an irrevocable letter of credit in the amount of $3.0 million with the Special Committee as security for the performance of Anam's obligations under the amended merger agreement which, in certain circumstances, may be paid to NextHealth as liquidated damages in the event that the merger is not completed. Anam and the merger subsidiary considered this to be a positive factor in their determination that the merger, the amended merger agreement and the transactions contemplated thereby are fair to NextHealth's stockholders who are not affiliated with Anam.

  . Messrs. O'Donnell and Ruff and other NextHealth stockholders affiliated with Anam will be contributing all of their shares of NextHealth Common Stock, representing approximately 22% of the outstanding shares of NextHealth Common Stock entitled to vote at the special meeting of stockholders (including shares of NextHealth Common Stock into which the outstanding shares of NextHealth Series A Preferred Stock are then convertible), to Anam. Anam and the merger subsidiary considered this to be a positive factor in their determination that the merger, the amended merger agreement and the transactions contemplated thereby are fair to NextHealth's stockholders who are not affiliated with Anam.

   In considering the substantive fairness of the merger, the amended merger agreement and the transactions contemplated thereby to NextHealth's stockholders who are not affiliated with Anam, Anam and the merger subsidiary did not consider the net book value per share of NextHealth Common Stock because they did not believe that such measure had any significant impact on the current or historical market prices of shares of NextHealth Common Stock. Anam and the merger subsidiary do note, however, that the offer price of $5.10 per share of NextHealth Common Stock represented an amount in excess of the net book value per share of $2.02 as of December 31, 2000 (assuming full dilution for shares of NextHealth Common Stock issuable upon conversion of the NextHealth Series A Preferred Stock and the outstanding options and warrants to purchase shares of NextHealth Common Stock), which Anam and the merger subsidiary consider to be a positive factor. In addition, Anam and the merger subsidiary did not find it practicable to, and did not, appraise the assets of NextHealth to determine a liquidation value for NextHealth. Anam and the merger subsidiary considered NextHealth as a viable going concern business and did not consider the liquidation value as a relevant valuation methodology.

   Anam and the merger subsidiary also believe that the procedures used by the Special Committee in negotiating the amended merger agreement and the transactions contemplated thereby were fair to NextHealth's stockholders who are not affiliated with Anam. In making such determination, Anam and the merger subsidiary considered the following material factors:

  . The NextHealth Board formed the Special Committee which consisted of independent directors. The Special Committee retained its own financial and legal advisors and conducted a vigorous evaluation and negotiation of the amended merger agreement. Negotiations were considered to be an important element of a fair bargaining process and the fact that there were effective negotiations in this case indicated that the process leading to the execution of the amended merger agreement was fair.

  . The Special Committee, which solely consists of directors who are not officers or employees of NextHealth, do not have a financial interest in the merger different from NextHealth stockholders generally.

  . The Special Committee unanimously determined that the terms of the merger, the amended merger agreement and the transactions contemplated thereby are advisable, fair to, and in the best interest of the NextHealth public stockholders (other than Anam and its controlling affiliates) and unanimously recommended to the NextHealth Board that the merger, the amended merger agreement and the transactions contemplated thereby be considered by the NextHealth Board for its approval and adoption. Following its receipt of the Special Committee's determination, the NextHealth Board unanimously determined that the terms of the merger, the amended merger agreement and the transactions contemplated thereby are advisable, fair to, and in the best interest of the NextHealth stockholders (other than Anam and its controlling affiliates) and unanimously recommends that the NextHealth stockholders vote for approval of the merger, the amended merger agreement and the transactions contemplated thereby. In light of their fiduciary duties to the stockholders of NextHealth and their careful consideration of the amended merger agreement and the transactions contemplated thereby, Anam and the merger subsidiary believe the fact that the Special Committee and the NextHealth Board reached these determinations indicates that the merger, the amended merger agreement and the transactions contemplated thereby are fair to NextHealth's stockholders who are not affiliated with Anam.

  . The Special Committee retained and received advice from independent legal counsel and an independent financial advisor in its evaluation and negotiation of the terms of the amended merger agreement.

  . NextHealth's stockholders who are not affiliated with Anam and object to the merger will be entitled to dissent and elect to obtain "fair value" for their shares if they exercise and perfect their dissenters' rights under Delaware law.

   Anam and the merger subsidiary believe that the procedures used by the Special Committee in negotiating the amended merger agreement and the transactions contemplated thereby were fair even though the amended merger agreement was structured so that the approval of at least a majority of the NextHealth stockholders who are not affiliated with Anam is not required to complete the merger for the following reasons:

  . The NextHealth stockholders who are affiliated with Anam own shares of NextHealth Common Stock that represent only approximately 22% of the outstanding shares of NextHealth Common Stock entitled to vote at the special meeting of stockholders (including shares of NextHealth Common Stock into which the outstanding shares of NextHealth Series A Preferred Stock are then convertible).

  . Approval and adoption of the merger, the amended merger agreement and the transactions contemplated thereby require the affirmative vote of the holders of a majority of the outstanding shares of NextHealth Series A Preferred Stock, voting as a single class, and the affirmative vote of the holders of a majority of the outstanding shares of NextHealth Common Stock entitled to vote thereon (including shares of NextHealth Common Stock into which the outstanding shares of NextHealth Series A Preferred Stock are then convertible), voting as a single class, and under Delaware law, NextHealth stockholders who are not affiliated with Anam will have the right to an appraisal of the value of their shares in connection with the merger.


  . The merger cannot proceed without the support of the holders of a majority of both classes of outstanding NextHealth stock, and stockholders who are not affiliated with Anam and who do not support the merger and pursue their appraisal rights will be entitled to have their shares purchased at a price to be determined in a judicial proceeding.

   Anam and the merger subsidiary believe that the analyses and factors discussed above provided a reasonable basis upon which they formed their belief that the merger, the amended merger agreement and the transactions contemplated thereby are fair to NextHealth's stockholders who are not affiliated with Anam. Anam and the merger subsidiary did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weights to the specific analyses and factors they considered in forming their belief and such belief should not be construed as a recommendation by Anam and the merger subsidiary to NextHealth's stockholders who are not affiliated with Anam to vote to approve the merger, the amended merger agreement and the transactions contemplated thereby. Anam and the merger subsidiary have reviewed the analyses and factors considered by the Special Committee and the NextHealth Board discussed above under "-- Determinations and Recommendations of the Special Committee and the NextHealth Board of Directors; Fairness of the Merger--Reasons for the Special Committee's and NextHealth Board's Recommendations" and believe, based only on the more limited facts and information available to them, that such analyses and factors provided a reasonable basis for the conclusions of the Special Committee and the NextHealth Board. Although Anam and the merger subsidiary have reviewed, and consider as a positive factor, the opinion of Prudential Securities, the opinion of Prudential Securities was delivered to the Special Committee and the NextHealth Board and neither Anam nor the merger subsidiary is entitled to rely on such opinion.

   Each of Mr. O'Donnell and Mr. Ruff did, however, participate as members of the NextHealth Board in the consideration of the merger, the amended merger agreement and the transactions contemplated thereby as discussed above under "--Determinations and Recommendations of the Special Committee and the NextHealth Board of Directors; Fairness of the Merger--Reasons for the Special Committee's and NextHealth Board's Recommendations." In doing so, each of Mr. O'Donnell and Mr. Ruff considered the same factors examined by the NextHealth Board and adopted, in his capacity as a NextHealth director, the conclusion of the NextHealth Board and the analysis underlying such conclusion, based upon his view as to the reasonableness of that analysis. Messrs. O'Donnell and Ruff have interests in the merger not shared by the NextHealth stockholders who are not affiliated with Anam. These interests are described below under "Interests of Certain Persons in the Merger."

Cautionary Statement Regarding Forward-Looking Statements

   We have made certain forward-looking statements in this proxy statement (and in documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements are not guarantees of performance. You are cautioned not to place undue reliance on our forward-looking statements. Forward-looking statements include the information concerning possible or assumed results of operations. Also, when we use words such as "believe," "expect," "anticipate," "plan" or "intend" or similar expressions, we are making forward-looking statements. You should note that many factors could affect our future financial results and could cause these results to differ materially from those expressed in our forward-looking statements. These factors include the following: (i) the failure of the Company's stockholders to approve the merger and other reasons that could cause the merger to not be completed including Anam's inability to complete the financing for the merger; (ii) competition from other resort hotel/spas and/or behavioral healthcare facilities; (iii) seasonality; (iv) a continuing economic downturn that could limit leisure activity spending; or (v) ongoing effects from the events of September 11, 2001.

   Further, NextHealth operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond NextHealth's control. In the context of the forward-looking information provided in this proxy statement and in other reports, please refer to the discussions of Factors That May Influence Future Results detailed in the Management's Discussion and Analysis of Financial Conditions and Results of Operations included in NextHealth's annual report on Form 10-K/A for the year ended December 31, 2000 and its quarterly report on Form 10-Q for the three and nine-month periods ended September 30, 2001.

Opinion of Prudential Securities

   The Special Committee retained Prudential Securities to act as its financial advisor in connection with the proposed merger. On November 21, 2001, Prudential Securities delivered its written opinion to the Special Committee and the NextHealth Board to the effect that, as of such date, the merger consideration to be received by the NextHealth stockholders (other than Anam and its controlling affiliates) pursuant to the amended merger agreement is fair to NextHealth stockholders from a financial point of view. The full text of the Prudential Securities opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached to this proxy statement as Annex C and is incorporated by reference in this proxy statement.

   Prudential Securities made a presentation of the financial analyses underlying the Prudential Securities opinion at the November 21, 2001 meetings of the Special Committee and the NextHealth Board. The material financial analyses presented to the Special Committee and the NextHealth Board are summarized below. All of the members of the Special Committee and six of the seven members of the NextHealth Board attended these meetings, either in person or telephonically and had an opportunity to ask questions regarding Prudential Securities' presentation.

   In requesting the Prudential Securities opinion, the Special Committee did not give any special instructions to Prudential Securities or impose any limitation upon the scope of the investigation that Prudential Securities deemed necessary to enable it to deliver the Prudential Securities opinion. The summary of the Prudential Securities opinion set forth below is qualified in its entirety by reference to the full text of the Prudential Securities opinion attached to this proxy statement as Annex C. NextHealth stockholders are urged to read the Prudential Securities opinion in its entirety.

   The Prudential Securities opinion is directed only to the fairness of the merger consideration to the NextHealth stockholders (other than Anam and its controlling affiliates) from a financial point of view and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the meeting or as to any other action such stockholder should take regarding the merger.

   In conducting its analysis and arriving at the Prudential Securities opinion, Prudential Securities reviewed such information and considered such financial data and other factors as Prudential Securities deemed relevant under the circumstances, including, among others, the following:

  .  a draft, dated November 21, 2001, of the first amendment;

  .  the original merger agreement;

  . certain publicly-available historical financial and operating data of NextHealth including, but not limited to, (1) the Annual Report on Form 10-K of NextHealth for the three fiscal years ended December 31, 2000, 1999 and 1998, (2) the Quarterly Report on Form 10-Q of NextHealth for the nine months ended September 30, 2001 and (3) the proxy statement for the annual meeting of the NextHealth stockholders held on May 24, 2000;

  . certain information relating to NextHealth, prepared by the management of NextHealth, including, but not limited to, financial forecasts for the fiscal years ending December 31, 2001 and December 31, 2002, the only periods for which forecasts were available, and actual results through the end of October 2001, by entity;

  . publicly available financial, operating and stock market data concerning certain companies engaged in businesses Prudential Securities deemed comparable to NextHealth or otherwise relevant to Prudential Securities' inquiry;

  . the financial terms of certain recent comparable transactions Prudential Securities deemed relevant to its inquiry;

  . the historical stock prices and trading volumes of NextHealth Common Stock; and

  . other financial studies, analyses and investigations as Prudential Securities deemed appropriate.

   Prudential Securities assumed, with NextHealth's consent, that the draft of the first amendment which Prudential Securities reviewed (as referred to above) would conform in all material respects to the definitive form of the first amendment.

   Prudential Securities met with the senior management of NextHealth to discuss the following:

  .  the prospects for NextHealth's business;

  .  their estimates of such business' future financial performance; and

  .  such other matters as Prudential Securities deemed relevant.

   In connection with its review and analysis and in arriving at the Prudential Securities opinion, Prudential Securities relied upon the accuracy and completeness of the financial and other information provided to Prudential Securities by NextHealth. Prudential Securities did not undertake any independent verification of this information or any independent valuation or appraisal of any of the assets or liabilities of NextHealth. With respect to the financial forecasts provided to Prudential Securities by the Chief Financial Officer of NextHealth, Prudential Securities assumed such information and the assumptions and basis for this information represented the best currently available estimates and judgments of NextHealth's management as to the future financial performance of NextHealth. Further, the Prudential Securities opinion was necessarily based on economic, financial and market conditions as they existed and could be evaluated by Prudential Securities as of November 21, 2001.

   The Prudential Securities opinion does not address nor should it be construed to address the relative merits of the merger and alternative business strategies, which may be available to NextHealth. However, subject to the terms of the amended merger agreement, as of November 21, 2001, NextHealth and its representative, Prudential Securities, intended to exercise the right, for a period of 30 days after the signing of the first amendment, which occurred on November 28, 2001, to actively solicit other takeover proposals in order to verify that no superior proposals exist.

   The Prudential Securities opinion and the financial presentations to the Special Committee and the NextHealth Board were two of a number of factors taken into consideration by (i) the Special Committee in resolving to recommend the merger, the amended merger agreement and the transactions contemplated thereby to the NextHealth Board for its approval and adoption and
(ii) the NextHealth Board in resolving to approve and adopt the merger, the amended merger agreement and the transactions contemplated thereby.

   In arriving at the Prudential Securities opinion, Prudential Securities performed a variety of financial analyses, including those summarized in this document. The summary, set forth below, of the material analyses presented to the Special Committee and the NextHealth Board during their November 21, 2001 meetings does not purport to be a complete description of the analyses performed. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstance. Therefore, the Prudential Securities opinion is not necessarily susceptible to partial analysis or summary description.

   Prudential Securities believes that its analyses must be considered as a whole and that selecting portions of the Prudential Securities opinion or portions of the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the Prudential Securities opinion. Prudential Securities made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of NextHealth. Any estimates contained in Prudential Securities' analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, estimates of the values of businesses and securities do not purport to be appraisals or necessarily reflect the prices at which businesses or securities may be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. Subject to the foregoing, the following is a summary of the material financial analyses presented by Prudential Securities to the Special Committee and the NextHealth Board in connection with the Prudential Securities opinion.

   Prudential Securities compared NextHealth Management's projections as of April 16, 2001, the date of the original merger agreement, to Management's revised projections as of October 2001, adjusted for certain non-operating costs associated with the merger.

                                        Original Merger Amended Merger
                                           Agreement      Agreement    % Change
                                        --------------- -------------- --------
Offer Price per Share..................     $  5.65        $  5.10       -9.7%
Aggregate Transaction Value............     $83,281        $69,293      -16.8%
Miraval Projected 2001 EBITDA..........     $ 4,736        $ 2,527      -46.6%
Miraval Projected 2002 EBITDA..........     $ 6,227        $ 4,230      -32.1%
Sierra Tucson Projected 2001 EBITDA....     $10,749        $ 9,919       -7.7%
Sierra Tucson Projected 2002 EBITDA....     $12,117        $10,387      -14.3%
Consolidated Projected 2001 EBITDA.....     $14,392        $11,277      -21.6%
Consolidated Projected 2002 EBITDA.....     $17,278        $13,583      -21.4%

   Prudential Securities notes that despite reductions in Consolidated EBITDA (earnings before income taxes, depreciation and amortization) projections for both 2001 and 2002 by amounts greater than 21%, the offer price per share was reduced by only 9.7% and the Aggregate Transaction Value was reduced by only 16.8%.

 Comparable Companies Analysis

   Prudential Securities compared selected financial ratios for NextHealth with a group of select companies engaged in the acquisition, operation and management of both resort and specialized healthcare businesses that Prudential Securities considered to be reasonably comparable to NextHealth's resort (Miraval) and specialized healthcare (Sierra Tucson) business segments for purposes of its analysis. The selected resort companies were: Sonesta International Hotels, Sun International Hotels Ltd. and Vail Resorts, Inc. (the "Prudential Securities Resort Comparable Companies"). The selected specialized healthcare companies were: Children's Comprehensive Services Inc., Ramsay Youth Services Inc. and Res Care Inc. (the "Prudential Securities Specialized Healthcare Comparable Companies").

   The financial statements for both NextHealth and the comparable companies were obtained from publicly filed Form 10-K and Form 10-Q. The trading multiples of both the Prudential Securities Resort Comparable Companies and the Prudential Securities Specialized Healthcare Comparable Companies were based on closing stock prices on November 19, 2001.

   In order to arrive at a valuation for the entire company, Prudential Securities valued the resort and specialized healthcare business segments separately by applying the resort and specialized healthcare multiples to their respective latest twelve-month (LTM) EBITDAs and then adding the implied valuations together. Prudential Securities' calculations resulted in the following ranges of multiples and mean and median multiples for the comparable companies and NextHealth:

  . for the resort business segment, a range of enterprise value as a multiple of actual LTM resort EBITDA of 6.6x to 7.9x, with a median of 7.3x; and

  . for the specialized healthcare business segment, a range of enterprise value as a multiple of actual LTM healthcare EBITDA of 4.3x to 7.4x, with a median of 5.2x.

   Applying the foregoing multiples to NextHealth's respective business segments' actual LTM EBITDAs, respectively, resulted in:

  . a range of implied, combined enterprise values of $55.0 million to $86.0 million, with a median of $65.2 million; and

  . a range of implied equity values per share of NextHealth Common Stock, after adding net cash ($5.3 million) and adding the assumed values of NextHealth's land development rights ($0.8 million) and the present value of NextHealth's net operating losses ($3.0 million), of $4.38 to $6.50 per share, with a median of $5.08 per share.

   Prudential Securities observed that the merger consideration of $5.10 per share of NextHealth Common Stock was within the range of, and greater than the median of the equity value per share of NextHealth Common Stock implied by the foregoing multiples.

   None of the comparable companies is, of course, identical to NextHealth. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public valuation of the comparable companies, as well as that of NextHealth.

 Comparable Transactions Analysis

   Prudential Securities also analyzed the consideration paid and other financial terms that it deemed relevant in several recent acquisition transactions deemed by Prudential Securities to be reasonably similar to NextHealth's resort and specialized healthcare assets, and considered the multiple of the total purchase price to the target company's latest twelve months EBITDA ("LTM EBITDA"), based upon publicly available information for such transactions. Prudential Securities considered the following transactions for the Resort Comparable Transactions:

   Target                                         Acquiror
   ------                                         --------
   . The Ritz-Carlton, Rancho Mirage              . Vail Resorts, Inc.
   . Rock Resorts, International LLC              . Vail Resorts, Inc.
   . Hotel Hana-Maui                              . Investor Group
   . Vail Marriott Mountain Resort                . Vail Resorts, Inc.
   . Peabody Orlando Hotel                        . Peabody Hotel Group
   . C. Spa                                       . Steiner Leisure Ltd.
   . Mandara Spa LLC, Mandara Asia Ltd.           . Steiner Leisure Ltd.
   . Greenhouse Spa Inc.                          . Steiner Leisure Ltd.
   . Arizona Biltmore                             . KSL Recreation Corp.
   . Ritz-Carlton Kapalua                         . Marriott International
   . L'Ermitage Beverly Hills                     . Raffles Holdings, Ltd.
   . Frenchman's Reef Marriott Resort             . Marriott International
   . Marriott Lincolnshire Resort                 . Strategic Hotel Capital Inc.
   . Ritz-Carlton Laguna Niguel                   . Strategic Hotel Capital Inc.
   . The Buttes                                   . Wyndham International, Inc.
   . Viking Hotel                                 . LaSalle Hotel Properties
   . Pointe Hilton Resort at Squaw Peak           . Hilton Hotels
   . Pointe Hilton Tapatio Cliffs Resort          . Hilton Hotels
   . WHG Resorts & Casino                         . Patriot American Hospitality
   . Coronado Island Le Meridien Resort           . Host Marriott
   . San Diego Princess Resort                    . LaSalle Hotel Properties

   Prudential Securities considered the following transactions for the Specialized Healthcare Comparable Transactions:

   Target                                         Acquiror
   ------                                         --------
   . Charis Hospital                              . Dynacq International Inc.
   . Children's Comprehensive Services, Inc.      . Ameris Acquisition, Inc.
   . Behavioral Healthcare Corp.                  . Welsh Carson Anderson Stowe IX
   . Charter-by-Sea                               . Undisclosed Acquiror
   . DiversiCare Rehab Services Inc.              . RehabCare Group Inc.
   . Charter Behavioral Health-Bran               . Ramsay Youth Services Inc.
   . Addiction Medical Group Inc.                 . Cita Biomedical Inc.
   . 11 Charter Hospitals                         . Universal Health Service Inc.
   . Northstar Health Services Inc.               . Benchmark Medical Inc.
   . Charter Behavioral Healthcare                . Crescent Real Estate Equities
   . New Life Treatment Centers Inc.              . Thomas Nelson Inc.
   . Behavior Careoptions Inc.                    . BI Inc.
   . NovaCare Inc.                                . Select Medical Corp.
   . Magellan Health Services Inc.                . Texas Pacific Group, Inc.
   . Hospital Group--Psychiatric Business         . Universal Health Service, Inc.
   . Meadowood Behavioral Health                  . Focus Healthcare LLC
   . Santera Rehabilitation Inc.                  . Medical Industries of America
   . Hoffman Estates, Woodland Hospital           . Alexian Brother Health System
   . Chestnut Ridge Hospital                      . West Virginia University
   . Greenbriar Psychiatric Hospital              . Undisclosed Acquiror
   . FPM Behavioral Health Inc.                   . Horizon Health Corp.
   . Rehabilitation Achievement                   . National Mentor, Inc.
   . Sun Healthcare                               . MD Network, L.P.
   . Acorn Behavioral Healthcare                  . Horizon Mental Health Management
   . Undisclosed Psychiatric Hospital             . Atlantic Shores Healthcare
   . Transitional Hospitals Corp.                 . Vencor Inc.
   . Coral Ridge Psychiatric Hospital             . Wackenhut Corrections Corp.
   . Vendell Healthcare Inc.                      . Children's Comprehensive
   . Magellan Health Services--Hospitals          . Crescent Real Estate Equities

   In order to arrive at a valuation for the entire company, Prudential Securities valued the resort and specialized healthcare business segments separately by applying the resort and specialized healthcare multiples to NextHealth's respective LTM EBITDAs, 2001 estimated EBITDAs and 2002 estimated EBITDAs and then adding the implied valuations together. Prudential Securities' calculations resulted in the following ranges of multiples and mean and median multiples for the comparable transactions and NextHealth:

  . a range of total purchase price of the resort business segment as a multiple of resort LTM EBITDA of 6.8x to 11.0x with a median of 9.1x; and

  . a range of total purchase price of the specialized healthcare business segment as a multiple of healthcare LTM EBITDA of 3.9x to 9.3x with a median of 5.5x.

   Applying the foregoing multiples to the resort business segment's and the specialized healthcare business segment's actual LTM EBITDAs, respectively, resulted in:

  . a range of implied, combined enterprise values of $52.6 million to $111.2 million, with a median of $73.0 million; and

  . a range of implied equity values per share of NextHealth Common Stock after adding net cash ($5.3 million) and adding the assumed values of NextHealth's land development rights ($0.8 million) and the present value of NextHealth's net operating losses ($3.0 million), of $4.22 to $8.22 per share, with a median of $5.61 per share.

   Prudential Securities observed that the merger consideration of $5.10 per share of NextHealth Common Stock was within the range of the equity value per share implied by, the foregoing multiples.

   Applying the foregoing multiples to the resort business segment's and the specialized healthcare business segment's projected 2001 EBITDAs, respectively, resulted in:

  . a range of implied, combined enterprise values of $50.6 million to $108.7 million, with a median of $70.4 million; and

  . a range of implied equity values per share of NextHealth Common Stock after adding net cash ($5.3 million) and adding the assumed values of NextHealth's land development rights ($0.8 million) and the present value of NextHealth's net operating losses ($3.0 million), of $4.08 to $8.06 per share, with a median of $5.44 per share.

   Prudential Securities observed that the merger consideration of $5.10 per share of NextHealth Common Stock was within the range of the equity value per share implied by the foregoing multiples.

   Applying the foregoing multiples to the resort business segment's and the specialized healthcare business segment's projected 2002 EBITDAs, respectively, resulted in:

  . a range of implied, combined enterprise values of $64.3 million to $133.0 million, with a median of $89.0 million; and

  . a range of implied equity values per share of NextHealth Common Stock after adding net cash ($5.3 million) and adding the assumed values of NextHealth's land development rights ($0.8 million) and the present value of NextHealth's net operating losses ($3.0 million), of $5.02 to $9.72 per share, with a median of $6.71 per share.

   Prudential Securities observed that the merger consideration of $5.10 per share of NextHealth Common Stock was within the range of the foregoing multiples. It is important to note that the Company's 2002 projected EBITDA includes projected growth of over 20% on a consolidated basis (over 65% at Miraval and 5% at Sierra Tucson) compared to 2001 levels. The comparison of forward projections to trailing EBITDA inherently generates a higher implied valuation due to projected EBITDA growth.

   None of the target entities in any of the comparable transactions is identical to NextHealth, and none of the comparable transactions is identical to the merger. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the target companies and applicable transactions and other factors that could affect the public valuation and consideration paid for each of the target assets, as well as NextHealth.

 Premiums Paid Analysis

   Prudential Securities also analyzed the cash consideration proposed to be paid in 12 other comparable acquisitions of publicly traded resort and specialized healthcare companies announced during the period from January 1, 1998 through November 12, 2001 that were under $1 billion. Specifically, Prudential Securities reviewed the following transactions:

   Target                                         Acquiror
   ------                                         --------
   . Children's Comprehensive Services, Inc.      . Ameris Acquisition, Inc.
   . G&L Realty Corp.                             . Investor Group
   . American Industrial Properties               . Developers Diversified Realty
   . Interstate Hotels Corp.                      . Shaner Hotel Group Inc.
   . Sunburst Hospitality Corp.                   . Investor Group
   . US Franchise Systems Inc.                    . Pritzker Group
   . BFX Hospitality Group Inc.                   . Investor Group
   . Bristol Hotels and Resorts Inc.              . Bass PLC
   . Renex Corp.                                  . National Nephrology Associates
   . Physicians Resource Group                    . Investor Group
   . Irvine Apartment Communities                 . Irvine Co.
   . MedCath Inc.                                 . Investor Group

   For each such transaction, Prudential Securities calculated the following percentage premiums paid (or proposed to be paid) in such transactions (represented by the excess of (x) the acquisition price per share payable in such transaction over (y) the closing stock price of the target company on the trading day immediately prior to announcement of a definitive agreement, as well as one-week and four weeks prior to such announcement). The premium for NextHealth was calculated based on the announcement of strategic alternatives.

     Percent Stock Premium Before Strategic Alternatives Announcement Date

                                                           1 Day   1 Week  4 Weeks
                                                           Before  Before  Before
                                                           ------  ------  -------
   High................................................... 118.2%  157.1%   140.0%
   Median.................................................  28.1%   27.3%    31.8%
   Mean...................................................  42.4%   49.2%    45.6%
   Low....................................................   9.9%   10.9%     5.3%
   NextHealth.............................................  51.1%   45.7%    70.0%

   Based on the foregoing, Prudential Securities noted the following:

  . the 51.1% premium represented by the merger consideration over the $3.375 closing price of NextHealth Common Stock one day before January 16, 2001 (the date on which the Company issued a press release, announcing, among other things, that the Company had appointed a Special Committee to consider strategic alternatives, including a possible sale of NextHealth) was significantly higher than the 28.1% median and 42.4% mean implied premiums for the selected transactions based on the closing stock price one day prior to their announcement. January 16, 2001 represents the first date at which the market price of NextHealth Common Stock may have reflected a premium stemming from the Company's press release that states that the Company was reviewing strategic alternatives. The Company's press release may have affected NextHealth's stock price by putting NextHealth stockholders on notice that NextHealth might enter into a transaction that would increase the price of NextHealth Common Stock;

  . the 45.7% premium represented by the merger consideration over the $3.50 closing price of NextHealth Common Stock one week before January 16, 2001 was significantly higher than the 27.3% median implied premiums for the selected transactions based on the closing stock price one week prior to their announcement of a definitive transaction agreement; and

  . the 70.0% premium represented by the merger consideration over the $3.00 closing price of NextHealth Common Stock four weeks before January 16, 2001 was significantly higher than the 31.8% median and 45.6% mean implied premiums for the selected transactions based on the closing stock price four weeks prior to their announcement of a definitive transaction agreement.

   Prudential Securities also calculated the percentage premiums paid (or proposed to be paid) for NextHealth immediately prior to announcement of the amended merger agreement, as well as one-week and four weeks prior to such announcement. (For this analysis, Prudential Securities used the closing price of NextHealth Common Stock on November 20, 2001). The implied premium paid to the closing price of NextHealth Common Stock one-day prior, one-week prior and four weeks prior to announcement of a definitive agreement are as follows:

         Percent Stock Premium Before Date of Amended Merger Agreement

                                                           1 Day  1 Week 4 Weeks
                                                           Before Before Before
                                                           ------ ------ -------
   NextHealth............................................. 17.5%  18.6%   23.8%

   Prudential Securities noted that the premiums implied by the offer price of $5.10 based on the announcement of a definitive agreement were still within the range of the premiums paid by acquirors in the above 12 transactions.

 Stock Trading History

   Prudential Securities examined the history of trading prices for NextHealth Common Stock from November 19, 1998 to November 19, 2001. Prudential Securities noted that during this period, NextHealth Common Stock traded as high as $5.60 and as low as $0.74 per share and that 92.5% of the volume traded in NextHealth Common Stock was below $5.10 per share.

 Prudential Securities' Analyses

   Projected financial and other information concerning NextHealth and the impact of the merger upon the holders of NextHealth Common Stock are not necessarily indicative of future results. All projected financial information is subject to numerous contingencies, many of which are beyond the control of NextHealth's management.

   The full text of the presentation by Prudential Securities relating to the Prudential Securities opinion is attached as an exhibit to the Schedule 13E-3 relating to this proxy statement.

   The Special Committee selected Prudential Securities as its financial advisor because it is a nationally recognized investment banking firm engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes and has substantial experience in transactions similar to the merger and because of Prudential Securities' familiarity with NextHealth.

   NextHealth and Prudential Securities entered into an engagement letter, pursuant to which NextHealth:

  .  paid Prudential Securities an advisory fee of $200,000;

  . paid an advisory fee of $200,000 upon the delivery of an earlier Prudential Securities' fairness opinion in connection with the terms of the original merger agreement;

  . paid an additional fee of $150,000 on September 30, 2001, pursuant to the first amendment to its engagement letter with Prudential Securities dated May 1, 2001;

  . paid an advisory fee of $200,000 upon the delivery of the Prudential Securities' fairness opinion in connection with the amended merger agreement, pursuant to the second amendment to the engagement letter, dated November 21, 2001;

  . paid an additional fee of $50,000 for Prudential Securities' efforts in soliciting additional proposals with respect to the Company subsequent to the execution of the amended merger agreement, and will pay additional $25,000 if a bid is received as a result of these solicitation efforts, payable to Prudential Securities in cash on the earlier of (x) closing of a transaction, (y) termination of the amended merger agreement or (z) March 19, 2002, pursuant to the second amendment to the engagement letter, dated November 21, 2001;

  . will pay a success fee of three percent (3%) of any excess amount above the current offer price in the case that a superior offer is received, upon the closing of an alternative transaction, pursuant to the second amendment to the engagement letter, dated November 21, 2001;

  . will reimburse Prudential Securities for its reasonable out-of-pocket expenses arising out of the merger or its engagement; and

  . will indemnify Prudential Securities and certain related persons against specified liabilities, including liabilities under federal securities laws, arising out of the merger or its engagement.

   Prudential Securities has, in the past, provided investment banking and other financial advisory services to NextHealth and may continue to do so. Prudential Securities has a passive investment in Apollo Real Estate Advisors IV, L.P. fund, an affiliate of Apollo. Prudential Securities' investment is less than 1% of the total fund size. The Apollo Real Estate Advisors IV, L.P. fund is not an investor in NextHealth.

   In the ordinary course of business, Prudential Securities and its affiliates may actively trade the shares of NextHealth Common Stock for their own account and for the accounts of their customers, and accordingly, may at any time hold a long or short position in such securities.

Arrangements Among Anam and its Affiliates

 Identity and Background of Anam and its Affiliates

   Anam, a Delaware limited liability company, was formed in January 2001 to engage in the transactions contemplated by the merger agreement. Anam has not carried on any activities to date other than activities incident to its formation and as contemplated by the merger agreement, including activities in connection with the financing of the merger. At the date of this proxy statement, William T. O'Donnell, Jr., NextHealth's Chairman and Chief Executive Officer, and George L. Ruff, a NextHealth director, are the sole managers and members of Anam. Mr. O'Donnell is Anam's President, Chief Executive Officer and Secretary, and Mr. Ruff is Anam's Vice President, Treasurer and Assistant Secretary. For additional background information about Messrs. O'Donnell and Ruff, see "--Relationship Between NextHealth and its Officers and Directors" and "Directors and Executive Officers of NextHealth" below.

   The merger subsidiary, a Delaware corporation, is a wholly owned subsidiary of Anam formed for the sole purpose of completing the merger as contemplated by the merger agreement. The merger subsidiary will be merged with and into NextHealth in the merger. The merger subsidiary has not carried on any activities to date other than activities incident to its formation and as contemplated by the merger agreement. At the date of this proxy statement, Mr. O'Donnell and Mr. Ruff are the only members of the merger subsidiary's Board of Directors. Mr. O'Donnell is the merger subsidiary's President, Chief Executive Officer and Secretary, and Mr. Ruff is the merger subsidiary's Vice President, Treasurer and Assistant Secretary.

   In connection with Anam's execution and delivery of the amended merger agreement, Anam entered into (i) an Amended and Restated Voting and Contribution Agreement (the "Voting and Contribution Agreement") with Messrs. O'Donnell and Ruff, Beth O'Donnell (Mr. O'Donnell's former spouse) and the BTM Irrevocable Trust, a trust established to hold assets for the benefit of the children of Mr. O'Donnell and Mrs. O'Donnell, pursuant to which they agreed to contribute shares of NextHealth Common Stock owned by them (approximately 2,881,554 shares) to Anam in exchange for proportionate member interests in Anam and (ii) an Amended and Restated Memorandum of Understanding (the "Memorandum of Understanding") with
Messrs. O'Donnell and Ruff, TRIOD LLC, an affiliate of Anam ("TRIOD"), and ODE, L.L.C., an affiliate of Mr. O'Donnell ("ODE"), which sets forth certain agreements of the parties thereto with respect to the merger, the amended merger agreement and the transactions contemplated thereby. The Voting and Contribution Agreement and Memorandum of Understanding replaced prior versions of such agreements that were executed by the respective parties thereto in connection with Anam's execution and delivery of the original merger agreement.

   During the last five years, none of Anam, the merger subsidiary, Mr. O'Donnell, Mr. Ruff, Ms. O'Donnell or the BTM Irrevocable Trust has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

   During the last five years, none of Anam, the merger subsidiary, Mr. O'Donnell, Mr. Ruff, Ms. O'Donnell or the BTM Irrevocable Trust has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

 The Voting and Contribution Agreement

   Pursuant to the Voting and Contribution Agreement, Mr. O'Donnell, Mr. Ruff, Ms. O'Donnell and the BTM Irrevocable Trust (collectively, the "Anam-Affiliated Stockholders") agreed that at any meeting of the stockholders of NextHealth called to vote upon the merger, the amended merger agreement or the transactions contemplated thereby, or at any adjournment thereof, or in any circumstances upon which a vote, consent or other approval of the stockholders of NextHealth with respect to the merger, the amended merger agreement or any of the transactions contemplated thereby is sought, the Anam-Affiliated Stockholders will cause their shares of NextHealth Common Stock to be present for quorum purposes and to vote, or cause to be voted, their shares of NextHealth Common Stock in favor of the merger, the amended merger agreement and the transactions contemplated by the amended merger agreement, and any actions required in furtherance thereof. Under the terms of the Voting and Contribution Agreement, each Anam-Affiliated Stockholder granted an irrevocable proxy to Anam to vote all of the shares of NextHealth Common Stock beneficially owned by such Anam-Affiliated Stockholder.

   Under the terms of the Voting and Contribution Agreement, each Anam-Affiliated Stockholder agreed that at any meeting of stockholders of the Company, or at any adjournment thereof, or in any other circumstances upon which their vote, consent or other approval is sought, such Anam-Affiliated Stockholder will vote (or cause to be voted) its shares of NextHealth Common Stock against (i) any takeover proposal and (ii) any amendment of the NextHealth's Certificate of Incorporation or By-laws or other proposal or transaction involving NextHealth or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, interfere with, materially delay, frustrate, prevent or nullify or result in a breach of any covenant, representation or warranty or any other obligation or agreement of NextHealth or any Anam-Affiliated Stockholder under or with respect to, the merger, the amended merger agreement or any of the transactions contemplated by the amended merger agreement or by the Voting and Contribution Agreement.

   In addition, under the terms of the Voting and Contribution Agreement, each Anam-Affiliated Stockholder agreed that he, she or it will not (including by way of any gift, sale, pledge or other disposition, including without limitation in connection with foreclosures by lenders secured by pledges of its shares of NextHealth Common Stock or options to purchase shares of NextHealth Common Stock) (i) transfer, sell or pledge, encumber, assign or otherwise dispose of, or consent to the transfer or pledge of, any or all of its shares of NextHealth Common Stock or options to purchase shares of NextHealth Common Stock, or of any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any such transfer of any of its shares of NextHealth Common Stock or options to purchase shares of NextHealth Common Stock, or any interest therein or result in the imposition of any lien, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to any of its shares of NextHealth Common Stock or options to purchase shares of NextHealth Common Stock, except pursuant to the Voting and Contribution Agreement, (iv) deposit any of its shares of NextHealth Common Stock or options to purchase shares of NextHealth Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any its shares of NextHealth Common Stock or options to purchase shares of NextHealth Common Stock or (v) take any action that would in any way restrict, limit or interfere or in anyway be inconsistent with the performance of its obligations under the Voting and Contribution Agreement or the transactions contemplated thereby or by the amended merger agreement. As of the date of this proxy statement, approximately 2,881,554 shares of NextHealth Common Stock, representing approximately 22% of the outstanding shares of NextHealth Common Stock entitled to vote at the special meeting of stockholders (including shares of NextHealth Common Stock into which the outstanding shares of NextHealth Series A Preferred Stock are then convertible) were subject to the Voting and Contribution Agreement.

   The description of certain selected terms and conditions of the Voting and Contribution Agreement set forth above does not purport to be complete. The full text of the Voting and Contribution Agreement is attached as Exhibit 5 to the Schedule 13E-3 relating to this proxy statement (see "Where You Can Find More Information" below). Stockholders are encouraged to read the Voting and Contribution Agreement carefully.

 The Memorandum of Understanding

   The Memorandum of Understanding sets forth certain agreements of Anam, Messrs. O'Donnell and Ruff, TRIOD and ODE with respect to the merger, the amended merger agreement and the transactions contemplated thereby.

   TRIOD, a Delaware limited liability company, was formed by Messrs. O'Donnell and Ruff as a single purpose entity to own and manage NextHealth's assets following the completion of the merger. TRIOD has not carried on any activities to date other than activities incident to its formation and as contemplated by the Memorandum of Understanding, including activities in connection with the financing of the merger. See "--Amount and Sources of Funds and Financing of the Merger" below. ODE, a Delaware limited liability company, currently owns and leases to NextHealth the buildings in which the Sierra Tucson facilities are located (the "Sierra Tucson Buildings"). See "-- Certain Related Transactions" below. At the date of this proxy statement, Messrs. O'Donnell and Ruff are the sole managers and members of TRIOD, and Mr. O'Donnell is the sole member of ODE.

   The Memorandum of Understanding contemplates that funds necessary to complete the merger and the other transactions contemplated by the amended merger agreement will be obtained through debt financings with banks and/or other lenders, equity contributions in Anam by the Anam-Affiliated Stockholders pursuant to the Voting and Contribution Agreement and equity contributions in TRIOD by investors, including $3 million in cash that Mr. Ruff has agreed to contribute, and $5 million in property (the agreed upon value of the Sierra Tucson Buildings) that ODE has agreed to contribute, under the Memorandum of Understanding in exchange for proportionate member interests in TRIOD.

   Under the amended merger agreement, TRIOD has an option to purchase up to $50 million of the assets of NextHealth immediately prior to the completion of the merger. Such sale is intended to utilize the Company's available net operating losses to achieve certain tax benefits for Anam and its affiliates following the completion of the merger. See "The Merger Agreement--Conditions to Anam's and the Merger Subsidiary's Obligations to Consummate the Merger" below. The Memorandum of Understanding contemplates that the proceeds from that sale will be deposited by NextHealth into escrow to pay a portion of the merger consideration. For additional information relating to the financing of the merger, see "--Amount and Sources of Funds and Financing of the Merger" below. The Memorandum of Understanding also contemplates that prior to the completion of the merger, TRIOD will purchase Apollo's 2% ownership interest in Sierra Tucson, LLC for $545,000 in accordance with the terms of the amended merger agreement. See "The Merger Agreement--Conditions to Anam's and the Merger Subsidiary's Obligations to Consummate the Merger" below.

   Following the completion of the merger, the Memorandum of Understanding contemplates that (i) NextHealth (then a wholly owned subsidiary of Anam) will contribute its remaining assets to TRIOD in a separate transaction for a proportionate member interest in TRIOD and (ii) Anam will be dissolved and Anam's equity ownership interest in NextHealth will be distributed to the Anam-Affiliated Stockholders. As a result of these transactions, all of the assets currently owned by NextHealth, including the Sierra Tucson and Miraval businesses, will be directly owned by TRIOD, and NextHealth (then directly owned by the Anam-Affiliated Stockholders), ODE and Mr. Ruff will own controlling interest in TRIOD.

   For more information relating to NextHealth, Anam and TRIOD and ODE following the completion of the merger, see "--Plans for NextHealth After the Merger" and "--Certain Related Transactions" below.

   The description of certain selected terms and conditions of the Memorandum of Understanding set forth above does not purport to be complete. The full text of the Memorandum of Understanding, is attached as Exhibit 6 to the
Schedule 13E-3 relating to this proxy statement (see "Where You Can Find More Information" below). Stockholders are encouraged to read the Memorandum of Understanding carefully.

 Amount and Sources of Funds and Financing of the Merger

   Anam estimates that approximately $83.4 million will be required to complete the merger and the other transactions contemplated by the amended merger agreement. Anam estimates that of such amount:


  . an aggregate of approximately $74.3 million (based upon the offer price of $5.10 per share) will be required to cancel the outstanding shares of NextHealth Common Stock, the outstanding shares of NextHealth Series A Preferred Stock and the outstanding warrants and options to purchase shares of NextHealth Common Stock;

  . $5 million, in the form of cash or an equity contribution, will be required to acquire the Sierra Tucson Buildings; and

  . approximately $4.1 million will be required to pay the financing and other transaction costs relating to the merger and the other transactions contemplated by the amended merger agreement, including approximately $0.5 million to purchase Apollo's 2% ownership interest in Sierra Tucson, LLC in accordance with the terms of the amended merger agreement.


   At the date of this proxy statement, Anam expects to fund the amount required to complete the merger and the other transactions contemplated by the amended merger agreement discussed above through equity contributions and debt financing from the following sources:

  . an equity contribution to Anam of the shares of NextHealth Common Stock owned by the Anam-Affiliated Stockholders pursuant to the Voting and Contribution Agreement which are valued at approximately $14.7 million (based upon the offer price of $5.10 per share) (see "--The Voting and Contribution Agreement" above);

  . an equity contribution to TRIOD, an affiliate of Anam, of the Sierra Tucson Buildings owned by ODE pursuant to the Memorandum of Understanding which are valued at $5 million (see "--The Memorandum of Understanding" above);

  . an equity contribution of $3 million to TRIOD, an affiliate of Anam, by Mr. Ruff pursuant to the Memorandum of Understanding (see "--The Memorandum of Understanding" above);

  . approximately $42.6 million in senior secured debt financing from third party lenders (see "--Senior Secured Debt" below);

  . approximately $18.5 million in mezzanine debt financing from a third party lender (see "--Mezzanine Debt" below) and/or equity investments in TRIOD by non-affiliated investors; and

  . a promissory note in the principal amount of $1.4 million issued to Apollo as payment in respect of warrants to purchase 341,464 shares of NextHealth Common Stock held by Apollo (assuming that Anam elects to issue the Apollo Note pursuant to the amended merger agreement, see "-- Subordinated Note" below).

   On June 15, 2001, Anam furnished NextHealth with term sheets for debt financing from potential lending sources that aggregated more than $40 million as required by the original merger agreement. Under the terms of the amended merger agreement, Anam is not required to obtain the necessary financing to complete the merger until the closing date for the merger, which is expected to occur on March 22, 2002, provided that all of the conditions contained in the amended merger agreement have been satisfied or waived on or before such date. See "The Amended Merger Agreement--Conditions to Anam's and the Merger Subsidiary's Obligations to Consummate the Merger" and "The Amended Merger Agreement--Conditions to NextHealth's Obligations to Consummate the Merger" below. There can be no assurance that Anam will obtain the necessary financing to complete the merger on the closing date of the merger. However, the arrangements summarized below are intended to provide the necessary financing for the merger and the other transactions contemplated by the amended merger agreement.

  Senior Secured Debt

   On August 7, 2001, Anam received a commitment from General Electric Capital Corporation ("GECC") to provide $30 million in senior debt financing (the "ST Senior Secured Debt"), subject to and in accordance with the terms and conditions of such commitment. On November 8, 2001, GECC extended the expiration date of its commitment to provide the ST Senior Secured Debt until March 30, 2002. The ST Senior Secured Debt is expected to be secured by a first priority security interest in all of the assets of Sierra Tucson, LLC, and is expected to be guaranteed by a first priority pledge of the equity interest in Sierra Tucson, LLC to be held by a wholly owned subsidiary of TRIOD. The term of the ST Senior Secured Debt is expected to be seven years following the completion of the merger, and the ST Senior Secured Debt is expected to bear interest at a floating rate equal to LIBOR plus 450 basis points. In connection with the ST Senior Secured Debt, Sierra Tucson, LLC is expected to issue to GECC warrants to purchase 3% of the outstanding equity of Sierra Tucson, LLC that will be exercisable at a nominal price. The documents evidencing the ST Senior Secured Debt are expected to contain representations and warranties, negative and affirmative covenants (including financial maintenance covenants and limitations on the ability of Sierra Tucson, LLC to incur additional debt) and events of default which are customarily required for similar financings. The commitment to provide the ST Senior Secured Debt is subject to certain conditions precedent, including:

  . the completion of business, legal, tax and environmental due diligence by GECC;

  .  the negotiation and execution of definitive loan documents;

  . the completion of the equity contributions into Anam and its affiliates by the Anam-Affiliated Stockholders, Mr. Ruff and ODE contemplated by the Voting and Contribution Agreement and the Memorandum of Understanding (see "--The Voting and Contribution Agreement" and "--The Memorandum of Understanding" above);

  . the acquisition of the assets of NextHealth free of all liens and encumbrances, except permitted liens, on the terms set forth in the amended merger agreement;

  . the receipt by GECC of a first priority mortgage and security interest in all assets of Sierra Tucson, LLC and an assignment of all material agreements, leases, licenses and permits (to the extent permitted by law);

  . the delivery of certain financial statements and other financial information relating to Sierra Tucson, LLC;

  . the execution by certain employees of NextHealth of employment agreements;

  . the existence of a minimum of $1 million of working capital in Sierra Tucson, LLC as of the closing date for the ST Senior Secured Debt and the availability of a $3 million working capital facility to Sierra Tucson, LLC from TRIOD or its affiliates; and

  .  other conditions precedent customary for financings of this nature.

   Anam is currently engaged in negotiations with GECC regarding the loan documentation for the ST Senior Secured Debt. There can be no assurance that Anam will be able to successfully negotiate definitive loan documentation for the ST Senior Secured Debt that Anam determines to be commercially reasonable. If the ST Senior Secured Debt financing is obtained, Anam currently has no plans to refinance or repay such financing, other than in accordance with its terms.


   On August 13, 2001, Anam negotiated and executed a letter of application for senior secured debt financing from Bear Stearns Commercial Mortgage, Inc. ("BSCMI") in an amount of up to $16 million to be secured by a first mortgage lien on the Miraval luxury resort and spa properties (the "Miraval Senior Secured Debt"). On October 2, 2001, Anam received a proposed commitment from BSCMI to provide up to $14 million in Miraval Senior Secured Debt financing. Following negotiations with BSCMI regarding the terms of the loan contemplated by the proposed commitment and the execution of the amended merger agreement, on December 13, 2001, Anam and its affiliates accepted a commitment from BSCMI to provide $12.6 million in Miraval Senior Secured Debt financing, subject to and in accordance with the terms and conditions of such commitment. The commitment to provide the Miraval Senior Secured Debt expires on March 31, 2002.

   The term of the Miraval Senior Secured Debt is expected to be two years following the completion of the merger, which may be extended for up to one additional year, provided that certain conditions are satisfied. The Miraval Senior Secured Debt is expected to bear interest at a floating rate equal to LIBOR plus 375 basis points, subject to an interest rate floor of 7% and, as the result of the required purchase of a 4.25% LIBOR cap, an effective interest rate ceiling of 8.0%. The documents evidencing the Miraval Senior Secured Debt are expected to contain representations and warranties, negative and affirmative covenants (including financial maintenance covenants and limitations on the incurrence of additional debt) and events of default which are customarily required for similar financings. The commitment to provide the Miraval Senior Secured Debt is subject to certain conditions precedent, including:


  . the completion of business, legal and environmental due diligence by BSCMI and its counsel;

  .  the negotiation and execution of definitive loan documents;

  . the completion of the equity contributions into Anam and its affiliates by the Anam-Affiliated Stockholders, Mr. Ruff and ODE contemplated by the Voting and Contribution Agreement and the Memorandum of Understanding (see "--The Voting and Contribution Agreement" and "--The Memorandum of Understanding" above);

  . the delivery of certain operating statements and other financial information relating to the Miraval luxury resort and spa properties for each calendar month prior to closing, and the approval thereof by BSCMI;

  .  the deposit with BSCMI, at closing, of the following amounts:


    -- $1 million as a seasonality reserve (which will increase during the year to $1.5 million and will be available to be drawn upon to cover cash flow shortfalls);


    -- $81,000 for deferred maintenance; and


    -- $1 million (or a letter of credit in a like amount) as a debt service reserve; and


  .  other conditions precedent customary for financings of this nature.

   Anam is currently engaged in negotiations with BSCMI regarding the loan documentation for the Miraval Senior Secured Debt. There can be no assurance that Anam will be able to successfully negotiate definitive loan documentation for the Miraval Senior Secured Debt that Anam determines to be commercially reasonable. If the Miraval Senior Secured Debt financing is obtained, Anam currently has no plans to refinance or repay such financing, other than in accordance with its terms.


   Assuming that the other financing discussed above under "--Amount and Sources of Funds and Financing of the Merger" is obtained, at the date of this proxy statement, Anam believes that all of the conditions to the commitments to provide the ST Senior Secured Debt and the Miraval Senior Secured Debt that are within its control will be satisfied by the closing date of the merger.


  Mezzanine Debt

   On December 20, 2001, Anam and its affiliates negotiated and executed a preliminary term sheet from Charlesbank Realty Fund V, Limited Partnership ("Charlesbank") for mezzanine debt financing in an amount up to $18.5 million (the "Mezzanine Debt"). The preliminary term sheet contemplates that the Mezzanine Debt will be subordinated to the ST Senior Secured Debt, the Miraval Senior Secured Debt and, if issued by Anam pursuant to the amended merger agreement, the Apollo Note (see "--Subordinated Note" below) and will be secured by a pledge of all of the equity interests in TRIOD by its current and future members. The term of the Mezzanine Debt is expected to be five years following the completion of the merger, which may be extended for one additional year provided that certain conditions are satisfied. The Mezzanine Debt is expected to accrue interest at the rate of 25% per year, payable at the rate of 15% per annum during the first year, and payable at the rate of 17% per annum thereafter, with the amount of accrued but unpaid interest added to the principal amount of the loan annually. In addition to the payment of interest, it is expected that during years three through five, the loan will amortize at the rate of $250,000 per quarter. Additional amortization may be required depending on financial performance. The preliminary term sheet contemplates that upon the occurrence of a capital event involving TRIOD or its subsidiaries, Charlesbank will be entitled to receive as additional interest 25% of all distributions received by TRIOD as the result of such capital event after (i) the satisfaction of the payment of all outstanding senior secured debt obligations; (ii) the payment of all accrued and unpaid interest on the Mezzanine Debt; and (iii) the distribution to each of the initial members of TRIOD, an amount representing the return of their initial investment in TRIOD, together with a cumulative 30% internal rate of return thereon.


   The documents evidencing the Mezzanine Debt are expected to contain representations and warranties, negative and affirmative covenants (including financial maintenance covenants and limitations on the ability of TRIOD to incur additional debt) and events of default which are customarily required for similar financings.


   Charlesbank and Anam are currently negotiating a formal commitment for the Mezzanine Debt financing on terms consistent with the general terms and conditions set forth in the preliminary term sheet.




   Anam is also currently engaged in negotiations with Charlesbank regarding the loan documentation for the Mezzanine Debt. There can be no assurance that Anam will be able to successfully negotiate a commitment for, or definitive loan documentation relating to, the Mezzanine Debt that Anam determines to be commercially reasonable. If the Mezzanine Debt financing is obtained, Anam currently has no plans to refinance or repay such financing, other than in accordance with its terms.


   Subordinated Note

   The amended merger agreement provides that, at the sole and exclusive option of Anam, Anam may issue to Apollo the Apollo Note in the principal amount of $1.4 million as payment in respect of warrants to purchase
341,404 shares of NextHealth Common Stock held by Apollo. The Apollo Note, if issued, will mature two years following the completion of the merger, will bear interest at the rate of 12% per annum, will be secured by a second mortgage lien on the Miraval luxury resort and spa properties, and will be subordinated to the Miraval Senior Secured Debt (see "--The Amended Merger Agreement--Stock Options and Warrants" below). As of the date of this proxy statement, Anam expects to issue the Apollo Note to Apollo pursuant to the amended merger agreement.

   As of the date of this proxy statement, Anam and its affiliates have not entered into any definitive loan documents with respect to any of the debt financing described above and no assurance can be given that any of such debt financing will be obtained. Although no assurance can be given as to the availability of any additional funds, any shortfalls in the amount expected to be required to complete the merger and the other transactions contemplated by the amended merger agreement discussed above may be obtained by Anam from other sources, including cash held by NextHealth and acquired in the merger and other debt and/or equity financing arrangements. As of the date of this proxy statement, Anam does not have any alternative financing plans or arrangements in the event that the debt financing discussed above is not obtained. Both Anam and TRIOD are newly formed entities and, prior to the merger, will have no material assets. The obligations of Anam under the amended merger agreement are not conditioned upon Anam receiving the necessary financing to complete the merger on the closing date of the merger. In the event that NextHealth's stockholders approve the merger (assuming that the amended merger agreement is not otherwise terminated due to a failure of all of the other conditions contained in the amended merger agreement to be satisfied or waived) but Anam is unable to obtain the financing necessary to complete the merger, the merger will not occur, and Anam may be required to forfeit the $3 million earnest money deposit that it made under the amended merger agreement. For additional information relating to the conditions required to be satisfied under the amended merger agreement and the earnest money deposit that Anam was required to make pursuant to the terms of the amended merger agreement, see, "The Amended Merger Agreement--Conditions to Anam's and The Merger Subsidiary's Obligations to Consummate the Merger," "The Amended Merger Agreement--Conditions to NextHealth's Obligations to Consummate the Merger" and "The Amended Merger Agreement--Earnest Money" below.

Certain Effects of the Merger

   You are being asked to approve the proposed merger of the merger subsidiary with and into NextHealth in which NextHealth will be the surviving corporation. The merger constitutes a "going private transaction" for NextHealth under United States securities laws. As a result of the merger:

  . Each share of NextHealth Common Stock (other than shares owned by Anam and its subsidiaries and any stockholder who properly perfects his or her appraisal rights under Delaware law) will be converted into the right to receive $5.10 in cash. The holders of NextHealth Common Stock (other than Anam and its subsidiaries) will no longer have any interest in the net book value and net earnings of NextHealth and will not have the opportunity to participate in NextHealth's future growth. The net book value of a share of NextHealth Common Stock on September 30, 2001 (fully diluted) was $2.40. The net earnings per share of NextHealth Common Stock (fully diluted) for the nine-month period ended
     September 30, 2001 was $0.43.

  . Each share of NextHealth Series A Preferred Stock will be automatically converted into the right to receive $5.10 in cash for each share of NextHealth Common Stock into which such NextHealth Series A Preferred Stock is convertible.

  . All unexercised employee and director options and outstanding warrants to purchase NextHealth Common Stock issued by NextHealth will be converted into a right to receive cash in the amount of $5.10 (less the applicable exercise price) for each share of NextHealth Common Stock issuable upon the exercise of such options and warrants; except that the payment in respect of warrants to purchase 341,464 shares of NextHealth Common Stock held by Apollo, may, at Anam's option, be paid through the issuance to Apollo of the Apollo Note in the principal amount of $1,400,000.

  . The merger subsidiary will merge with and into NextHealth and NextHealth will continue as the surviving corporation and become a wholly owned subsidiary of Anam.

  . NextHealth will terminate the registration of NextHealth Common Stock under the Exchange Act. As a result, NextHealth will no longer be required to file periodic reports with the Securities and Exchange Commission that are available for public review. NextHealth will delist the NextHealth Common Stock and there will no longer be a public market for it. NextHealth estimates that it will save approximately

     $90,000 per year in accounting fees, stock transfer fees, filing fees, NASDAQ listing fees, attorney fees, printing and mailing costs and other related fees and expenses as a result of its no longer being a public company.

  . Anam will own 100% of the NextHealth Common Stock and Anam's equity interest in the net book value and net earnings of NextHealth will increase to 100%. Following the merger, Anam will have complete control over the conduct of NextHealth's businesses. The Anam-Affiliated Stockholders own shares of NextHealth Common Stock that represent approximately 22% of the outstanding shares of NextHealth Common Stock entitled to vote the special meeting of stockholders (including shares of NextHealth Common Stock into which the outstanding shares of NextHealth Series A Preferred Stock are then convertible) and they will continue to participate in NextHealth's future earnings upon completion of the merger.

  . In the event that the merger is not consummated, the NextHealth Common Stock will continue to be registered under the Exchange Act and publicly traded. In such event, NextHealth may be entitled to retain the earnest money being held by the Special Committee (See "The Amended Merger Agreement--Earnest Money," below), or Anam may be entitled to the return of such earnest money and in certain circumstances, Anam may be entitled to receive a termination fee in the amount of $1,650,000 and/or be reimbursed for up to $750,000 of its reasonable and documented fees and expenses (See "The Amended Merger Agreement--Termination Fee," below).

   Anam and the merger subsidiary believe that it is in NextHealth's best interest to operate as a privately held entity. As a privately held entity, NextHealth will have the flexibility to focus on continuing improvements to its businesses without the constraints and distractions of being a public company. The principal benefits of the merger to Anam and the merger subsidiary are that, because NextHealth will be privately held, it will enjoy certain efficiencies and other benefits, such as:

  . A reduction of the cost and time devoted by NextHealth's management and certain other employees to compliance with certain Securities and Exchange Commission reporting requirements.

  . NextHealth's directors and senior executive management (including Messrs. O'Donnell and Ruff) and the beneficial owners of more than 10% of NextHealth's ownership interests will be relieved of the reporting requirements under Section 16 of the Exchange Act.

  . NextHealth will be relieved of The NASDAQ National Market listing and reporting requirements.

  . NextHealth will no longer be required to disclose material confidential information concerning its businesses.

  . NextHealth will be relieved of the provisions of the NextHealth Series A Preferred Stock requiring the approval of the holders thereof to engage in certain activities, including (i) the payment of dividends, (ii) the sale of certain assets or the consolidation of NextHealth with another entity, (iii) the issuance of additional shares of preferred stock and
     (iv) the consummation of certain transactions having a total value in excess of $250,000.

  . The management of Anam, TRIOD and their subsidiaries may be more likely to make decisions that may negatively affect quarterly earnings but that may, in the long-run, increase the value of NextHealth's businesses.

   Given the nature of the benefits listed above, Anam and the merger subsidiary did not find it practicable to assign relative values to such benefits or otherwise quantify such benefits.

   The principal detriments of the merger to Anam and the merger subsidiary include the following:

  . All of the risk of any decrease in the earnings, growth or value of NextHealth's businesses following the merger will be borne principally by the Anam-Affiliated Stockholders.

  . Anam, TRIOD and their subsidiaries will have substantially more debt outstanding after the merger (approximately $63 million), which may adversely affect the equity value held by the Anam-Affiliated Stockholders. In general, higher levels of debt can have the effect of increasing the risk to equity holders of losing the entire value of their investment. In addition, such indebtedness may (i) increase the vulnerability of Anam, TRIOD and their subsidiaries to general adverse economic and industry conditions, (ii) require Anam, TRIOD and their subsidiaries to dedicate a portion of its cash flow from operations to payments on its indebtedness, thereby reducing the availability of its cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes, (iii) result in a reduction in the ability of Anam, TRIOD and their subsidiaries to borrow additional funds and (iv) restrict the ability to transfer ownership interests in Anam, TRIOD and their subsidiaries.

  . Following the merger, there will be no public trading market for NextHealth's shares or the ownership interests in Anam and TRIOD.

   Given the nature of the detriments listed above, Anam and the merger subsidiary did not find it practicable to assign relative values to such detriments or otherwise quantify such detriments.

   The following table sets forth the effect of the merger on each of the Anam-Affiliated Stockholder's and the merger subsidiary's interest in the net book value and net earnings of NextHealth:

                          Number of                         Current
                          Shares of     Implied Value of Percentage of
                          NextHealth        Current      NextHealth's                    Percentage of
                         Common Stock      Investment      Stock and    Implied Value    NextHealth and
                            Before         (Stock and       Option      of Investment  Affiliates' Equity
                            Merger      Option Value)(2)  Value(2)(3)  After Merger(4)  after Merger(4)
                         ------------   ---------------- ------------- --------------- ------------------
William T. O'Donnell,
 Jr.....................  2,185,917(1)    $11,482,457        15.4%            (5)              (5)
George L. Ruff..........          0       $    86,571          *              (5)              (5)
Beth O'Donnell..........    500,000(1)    $ 2,550,000         3.4%            (5)              (5)
BTM Irrevocable Trust...    195,637(1)    $   997,799         1.3%            (5)              (5)
Merger Subsidiary.......          0                 0           0%             0                0%

--------
 *  Represents less than one percent (1%)

(1) Includes shares that such person has agreed to contribute to Anam pursuant to the Voting and Contribution Agreement. See "--Arrangements Among Anam and its Affiliates--The Voting and Contribution Agreement" above.

(2) Based upon the offer price of $5.10 per share.

(3) Based upon an assumed implied total equity value of $74,324,916 (including 5,762,235 outstanding shares of NextHealth Common Stock, 46,065 outstanding shares of NextHealth Series A Preferred Stock and outstanding "in-the-money" warrants and options to purchase 1,323,224 shares of NextHealth Common Stock).

(4) Based upon an assumed implied total equity value of $16,324,916 of NextHealth and its affiliates after the merger. Such implied value represents (1) $63,000,000 in aggregate principal amount of debt currently expected to be issued in connection with the merger and (2) the acquisition of the Sierra Tucson Buildings. See "--Arrangements Among Anam and its Affiliates--Amount and Sources of Funds and Financing of the Merger" above.

(5) As of the date of this proxy statement, such person's implied value of investment after the merger and corresponding percentage of NextHealth and affiliates' equity after the merger are not indicated because such value and percentage will be determined after the terms of the financing arrangements discussed above under "--Arrangements Among Anam and its Affiliates--Amount and Sources of Funds and Financing of the Merger" have been finalized. In addition to the warrant currently expected to be issued to GECC in connection with the ST Senior Secured Debt, the final financing arrangements may include the issuance of additional equity interests to non-affiliated investors.

Interests of Certain Persons in the Merger

   In considering the recommendations of the Special Committee and the NextHealth Board, you should be aware that certain members of the NextHealth Board and management have interests that are different from, or in addition to, your interests as a NextHealth stockholder generally. Each of the members of the NextHealth Board and the Special Committee was aware of these interests and considered them, among other matters, in adopting and approving the merger, the merger agreement and the transactions contemplated thereby.

 Relationship Between NextHealth and its Officers and Directors

   We refer you to the information below under the headings "Directors and Executive Officers of NextHealth" and "Principal Stockholders and Stock Ownership of Management and Others" below for information regarding our current officers and directors and their stock ownership in NextHealth. NextHealth's officers and directors (other than Anam and its subsidiaries) who own NextHealth Common Stock at the effective time of the merger will be entitled to receive the $5.10 per share merger consideration for their NextHealth Common Stock.

   In addition, the holders of all unexercised NextHealth employee and director stock options (including Messrs. O'Donnell and Ruff) and outstanding warrants to purchase NextHealth Common Stock will be converted into a right to receive cash in the amount of $5.10 less the applicable exercise price of such options and warrants for each share of NextHealth Common Stock issuable upon the exercise of such options and warrants. Unvested options of some executive officers will vest and become immediately exercisable as a result of the transactions contemplated by the merger agreement as described in "--Executive Officers" below.

   Upon consummation of the merger, Apollo will be entitled to receive $5.10 for each share of NextHealth Common Stock into which its outstanding shares of NextHealth Series A Preferred Stock are convertible. Apollo and its affiliates hold warrants to purchase 150,000 and 750,000 shares, respectively, of NextHealth's Common Stock at an exercise price of $1.00 per share. As part of the merger, Apollo and its affiliates will be entitled to receive $4.10 for each share of NextHealth Common Stock represented by its warrants; except that, as discussed in more detail under "The Amended Merger Agreement--Stock Options and Warrants," below, the payment in respect of warrants to purchase 341,464 shares of NextHealth Common Stock held by Apollo may, at Anam's option, be paid through the issuance to Apollo of the Apollo Note in the principal amount of $1,400,000. As described below, certain persons are elected to the NextHealth Board by Apollo as the holder of the outstanding NextHealth Series A Preferred Stock.


   Apollo is also a member of and holds a 2% interest in Sierra Tucson, LLC, a Delaware limited liability company that owns and operates Sierra Tucson. As a condition to the completion of the merger, TRIOD, an affiliate of Anam, will purchase Apollo's interest in Sierra Tucson, LLC for $545,000 (which is substantially equivalent to Apollo's capital account in Sierra Tucson, LLC).

   The names and titles of the individuals who are directors and/or executive officers of NextHealth and who are known to have interests in the merger are listed below.

 Board of Directors

   William T. O'Donnell, Jr. is the Chairman of the Board and Chief Executive Officer of NextHealth. Mr. O'Donnell is also one of the managers, executive officers and principal owners of Anam. The NextHealth Common Stock owned beneficially or of record by Mr. O'Donnell will not be converted into the right to receive cash as part of the merger. Mr. O'Donnell currently holds vested options to purchase 75,000 shares of NextHealth Common Stock granted to him under NextHealth's 1992 Stock Option Plan and 69,000 shares granted to him under NextHealth's non-employee director stock option plan, all of which have option exercise prices below the $5.10 per share merger consideration. At the effective time of the merger, Mr. O'Donnell will be entitled to receive cash in the amount of $334,280.00 in exchange for the cancellation of these options.

   George L. Ruff is a member of the NextHealth Board. Mr. Ruff is also one of the managers, executive officers and principal owners of Anam. Mr. Ruff currently holds vested options to purchase 39,000 shares of NextHealth Common Stock granted to him under NextHealth's non-employee, director stock option plan, all of which have option exercise prices below the $5.10 per share merger consideration. At the effective time of the merger, Mr. Ruff will be entitled to receive cash in the amount of $86,571.00 in exchange for the cancellation of these options.

   Stephen L. Berger, Esq. is the Chairman of the Special Committee. Mr. Berger currently holds vested options to purchase 55,000 shares of NextHealth Common Stock granted to him under NextHealth's non-employee director stock option plan, all of which have option exercise prices below the $5.10 per share merger consideration. Under the terms of the amended merger agreement, at the effective time of the merger, Mr. Berger will be entitled to receive cash in the amount of $149,475.00 in exchange for the cancellation of these options.

   Neil E. Jenkins, Esq. is a member of the NextHealth Board. Mr. Jenkins currently holds vested options to purchase 77,000 shares of NextHealth Common Stock granted to him under NextHealth's non-employee director stock option plan, all of which have option exercise prices below the $5.10 per share merger consideration. Under the terms of the amended merger agreement, at the effective time of the merger, Mr. Jenkins will be entitled to receive cash in the amount of $189,642.50 in exchange for the cancellation of these options. In addition, Mr. Jenkins owns 4,000 shares of NextHealth Common Stock which are not included in this calculation.

   Lee S. Neibart is a member of the NextHealth Board and is an affiliate of and was elected to the NextHealth Board by Apollo. Mr. Neibart currently holds vested options to purchase 55,000 shares of NextHealth Common Stock granted to him under NextHealth's non-employee director stock option plan, all of which have option exercise prices below the $5.10 per share merger consideration. Under the terms of the amended merger agreement at the effective time of the merger, Mr. Neibart will be entitled to receive cash in the amount of $149,475.00 in exchange for the cancellation of these options.

   Michael L. Ashner is a member of the NextHealth Board and is an affiliate of and was elected to the NextHealth Board by Apollo. Mr. Ashner currently holds vested options to purchase 47,500 shares of NextHealth Common Stock granted to him under NextHealth's non-employee director stock option plan, all of which have option exercise prices below the $5.10 per share merger consideration. Under the terms of the merger agreement and at the effective time of the merger, Mr. Ashner will be entitled to receive cash in the amount of $136,537.50 in exchange for the cancellation of these options.

   Alfred C. Trivilino is a member of the NextHealth Board and an affiliate of and was elected to the NextHealth Board by Apollo. Mr. Trivilino currently holds vested options to purchase 55,000 shares of NextHealth Common Stock granted to him under NextHealth's non-employee director stock option plan, all of which have option exercise prices below the $5.10 per share merger consideration. Under the terms of the amended merger agreement and at the effective time of the merger, Mr. Trivilino will be entitled to receive cash in the amount of $149,475.00 in exchange for the cancellation of these options.

 Executive Officers

   Loree Thompson is NextHealth's Chief Financial Officer. Ms. Thompson currently holds vested options to purchase 83,500 shares of NextHealth Common Stock granted to her under NextHealth's 1990 and 1992 Stock Option Plans, all of which have option exercise prices below the $5.10 per share merger consideration. Under the terms of the amended merger agreement and at the effective time of the merger, Ms. Thompson will be entitled to receive cash in the amount of $242,725.00 in exchange for the cancellation of her options.

   In recognition of the substantial additional workload undertaken by her in connection with the work of the Special Committee and the transactions contemplated by the amended merger agreement, Ms. Thompson received the sum of $100,000 as a special bonus on January 10, 2002.

   Joseph A. DeNucci is NextHealth's Executive Vice President and the General Manager of Miraval. Mr. Denucci currently holds 157,500 vested and 7,500 unvested options to purchase a total of 165,000 shares of NextHealth Common Stock granted to him under NextHealth's 1990 and 1992 Stock Option Plans, all of which have option exercise prices below the $5.10 per share merger consideration. Under the terms of the amended merger agreement, and at the effective time of the merger, all unvested options will vest and Mr. Denucci will be entitled to receive cash in the amount of $612,750.00 in exchange for the cancellation of his options.

   In recognition of the substantial additional workload undertaken by him in connection with the work of the Special Committee and the transactions contemplated by the merger agreement, Mr. DeNucci received the sum of $25,000 as a special bonus on January 10, 2002.

   Keith P. Arnold is NextHealth's Director of Corporate Marketing and Communications. Mr. Arnold currently holds 32,500 vested and 14,500 unvested options to purchase a total of 47,000 shares of NextHealth Common Stock granted to him under NextHealth's 1990 and 1992 Stock Option Plans, all of which have option exercise prices below the $5.10 per share merger consideration. Under the terms of the amended merger agreement and at the effective time of the merger, all unvested options will vest and Mr. Arnold will be entitled to receive cash in the amount of $101,575.00 in exchange for the cancellation of his options.

   In recognition of the substantial additional workload undertaken by him in connection with the work of the Special Committee and the transactions contemplated by the amended merger agreement, Mr. Arnold received the sum of $30,000 as a special bonus on January 10, 2002.

   Bertha B. Kenny is NextHealth's Corporate Secretary. Ms. Kenny currently holds 13,500 vested and 4,000 unvested options to purchase a total of 17,500 shares of NextHealth Common Stock granted to her under NextHealth's 1990 or 1992 Stock Option Plans, all of which have option exercise prices below the $5.10 per share merger consideration. Under the terms of the amended merger agreement and at the effective time of the merger, all unvested options will vest and Ms. Kenny will be entitled to receive cash in the amount of $50,250.00 in exchange for the cancellation of her options.

   In recognition of the substantial additional workload undertaken by her in connection with the work of the Special Committee and the transactions contemplated by the amended merger agreement, Ms. Kenny received the sum of $35,000 as a special bonus on January 10, 2002.

   James W. Griffis is the Executive Director of Sierra Tucson. In recognition of the substantial additional workload undertaken by him in connection with the work of the Special Committee and the transactions contemplated by the amended merger agreement, Mr. Griffis received the sum of $10,000 as a special bonus on January 10, 2002.

 Indemnification

   In the amended merger agreement, Anam has agreed that it will cause the surviving corporation to indemnify and hold harmless the current or former directors or officers of NextHealth and its subsidiaries against any losses, claims, damages, judgments, settlements, liabilities, costs or expenses incurred in connection with any claim, action, suit proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time (including, without limitation, in connection with the merger and the other transactions contemplated by the amended merger agreement), to the fullest extent permitted under applicable Delaware law.

   Furthermore, Anam has agreed that, for a period of six years following the effective time of the merger, Anam or the surviving corporation will maintain in effect NextHealth's current directors' and officers' liability insurance policy or enter into a policy providing comparable coverage, covering those persons who are currently covered by NextHealth's policy. However, Anam and the surviving corporation are not required to expend in any one year an amount in excess of 150% of the aggregate premiums currently paid by NextHealth for such insurance on an annualized basis. If such coverage can only be obtained at an annual premium that exceeds such amount, Anam or the surviving corporation will be obligated to obtain as much insurance as can be obtained for an annual premium not exceeding such amount.

Employment Agreements

   Each of Messrs. DeNucci and Griffis and Ms. Thompson currently have employment agreements with the Company. In connection with the merger, Mr. Griffis' agreement will be assumed by Anam, or an affiliate of Anam, without modification (except as necessary to reflect the merger) and will terminate, unless earlier terminated in accordance with its terms, on the date set forth therein. Anam currently anticipates that it, or an affiliate of Anam, will enter into new employment agreements with Mr. DeNucci and Ms. Thompson immediately prior to the completion of the merger on terms to be negotiated.

Plans for NextHealth After the Merger

   Pursuant to the amended merger agreement, the merger subsidiary will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Anam. As a result of the merger, Anam will acquire ownership of all of the outstanding shares of capital stock of the Company. The shares of capital stock so acquired will be retired. In addition, the amended merger agreement provides that, at the effective time of the merger, the certificate of incorporation of the Company shall be amended to read in the form attached to the amended merger agreement, and the bylaws of the merger subsidiary, as in effect immediately prior to the effective time of the merger, will become the bylaws of the Company. For additional information relating to the effects of the merger on the Company's capital stock and organizational documents, see "The Amended Merger Agreement" below. Following the completion of the merger, the Memorandum of Understanding contemplates that the following actions will be taken:

  . NextHealth, as the surviving corporation in the merger, will contribute all of its remaining assets to TRIOD in exchange for a proportionate member interest in TRIOD;

  . Anam will be dissolved and Anam's equity ownership interest in NextHealth will be distributed to the Anam-Affiliated Stockholders; and

  . NextHealth will elect to be treated as a "small business corporation" for Federal income tax purposes under Section 1362 of the Code, effective for the taxable year beginning January 1, 2003.

   As a result of the foregoing, all of the assets currently owned by NextHealth, including the Sierra Tucson and Miraval businesses, will be directly owned by TRIOD, and NextHealth (then directly owned by the Anam-Affiliated Stockholders), ODE and Mr. Ruff will own controlling interests in TRIOD.

   Anam has informed the Company that, while no specific decisions have been made by TRIOD with respect to the operations of the Company following the merger, except as described in this proxy statement, it is expected that following the completion of the merger and the reorganization of the Company discussed above, the management of TRIOD will continue the business and operations of the Company and its subsidiaries substantially as they currently are being conducted or are proposed to be conducted. It is currently anticipated that all members of current management of NextHealth will continue with NextHealth in their current capacities. The management of TRIOD following such reorganization will, however, continue to evaluate the Company's business, operations, expansion opportunities, corporate structure and organization, policies, management and personnel over time and consider what other changes, if any, would be desirable and, subject to the terms of the TRIOD operating agreement and the terms of any other agreements governing the relationships among the members of TRIOD, will make changes as they deem appropriate. The Memorandum of Understanding currently contemplates that the management and control of TRIOD and its businesses shall be vested exclusively in Messrs. O'Donnell and Ruff, as TRIOD's sole managers, and that the non-managing members of TRIOD will not have any right, power or authority to take part in the management or conduct of TRIOD and its businesses, except that the approval of TRIOD's members will be required for (i) consolidations, mergers or joint ventures;

(ii) admitting new members or substitute members (other than as may be expressly permitted in TRIOD's operating agreement); (iii) any act in contravention of the TRIOD operating agreement; (iv) changing TRIOD's purpose or business; or (v) amending the TRIOD operating agreement or TRIOD'S certificate of formation.

   For additional information relating to Anam's intentions with respect to NextHealth following the merger, see "--The Memorandum of Understanding" above.

Material Federal Income Tax Consequences of the Merger

   The following discussion summarizes the material U.S. Federal income tax consequences of the merger. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated under the Code, Internal Revenue Service rulings, and judicial and administrative rulings in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of federal income taxation that may be relevant to a holder of NextHealth Common Stock or NextHealth Series A Preferred Stock in light of the stockholder's particular circumstances or to those holders of NextHealth Common Stock or NextHealth Series A Preferred Stock subject to special rules, such as stockholders who are not citizens or residents of the United States, stockholders who are financial institutions or broker-dealers, tax-exempt organizations, insurance companies, dealers in securities, foreign corporations, stockholders who acquired their NextHealth Common Stock or NextHealth Series A Preferred Stock through the exercise of options or similar derivative securities or stockholders who hold their common stock as part of a straddle or conversion transaction. This discussion also does not address the U.S. federal income tax consequences to holders of options to purchase NextHealth Common Stock or warrants to purchase NextHealth Common Stock. This discussion assumes that holders of NextHealth Common Stock hold their respective shares as capital assets within the meaning of Section 1221 of the Code. No ruling from the Internal Revenue Service will be applied for with respect to the federal income tax consequences discussed herein and accordingly there can be no assurance that the Internal Revenue Service will agree with the positions described in this proxy statement.

   We intend this discussion to provide only a summary of the material federal income tax consequences of the receipt of merger consideration. We do not intend it to be a complete analysis or description of all potential federal income tax consequences of the merger. We also do not address all of the non-income tax or foreign, state or local tax consequences of the merger. Accordingly, we strongly urge you to consult your tax advisor to determine your particular U.S. federal, state, local or foreign income or other tax consequences resulting from the merger, with respect to your individual circumstances. The receipt of cash for shares of NextHealth Common Stock or NextHealth Series A Preferred Stock pursuant to the amended merger agreement will be a taxable transaction for United States federal income tax purposes and possibly for state and local income tax purposes as well. In general, a stockholder who receives cash in exchange for shares pursuant to the merger will recognize gain or loss for federal income tax purposes equal to the difference, if any, between the amount of cash received and the stockholder's adjusted tax basis for the shares surrendered for cash pursuant to the merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) that are surrendered for cash pursuant to the merger. Net capital gain recognized by non-corporate taxpayers from the sale of property held more than one year will generally be taxed at a rate not to exceed 20% for U.S. federal income tax purposes. Net capital gain from property held for one year or less will be subject to tax at ordinary income tax rates. Capital gains recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are allowed to offset a limited amount of net capital losses against ordinary income.

   The receipt of cash, if any, pursuant to the exercise by a holder of shares of NextHealth Common Stock or NextHealth Series A Preferred Stock of appraisal rights under the Delaware General Corporation Law, will be a taxable transaction. We encourage any holder of shares of NextHealth Common Stock or NextHealth Series A Preferred Stock considering the exercise of any appraisal rights to consult a tax advisor to determine the tax consequence of exercising such appraisal rights.

   Certain non-corporate holders of shares of NextHealth Common Stock may be subject to backup withholding at a rate of 31% on cash payments received pursuant to the merger. Backup withholding will not apply, however, to a holder of shares of common stock who furnishes a taxpayer identification number ("TIN") and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the transmittal letter, who provides a certificate of foreign status on Form W-8, or who is otherwise exempt from backup withholding. A holder of shares of NextHealth Common Stock who fails to provide the correct TIN on Form W-9 may be subject to a $50.00 penalty imposed by the Internal Revenue Service.

Regulatory Matters

   We do not believe any material regulatory approvals are required to permit completion of the merger from U.S. regulatory authorities, including the United States Federal Trade Commission and the Department of Justice.

Certain Related Transactions

  . The Sierra Tucson facilities are located on approximately 160 acres of land leased from the State of Arizona and in buildings leased from ODE, an entity controlled by Mr. O'Donnell. In October 1998, the Company entered into a 50-year Commercial Land Lease Agreement with the Arizona State Land Department, which replaced a 10-year lease that would have expired in 2001. The Company also recently amended its lease with ODE, for the Sierra Tucson Buildings to provide for a lease term which, when combined with successive 10-year option renewals or "Renewal Options," will be of the same duration as the land lease agreement between Sierra Tucson, LLC and the State of Arizona. The rent for each such Renewal Option is subject to increase to the fair market rental of the Sierra Tucson Buildings. The first Renewal Option commenced in March, 2001 and the annual rent increased to an agreed upon fair market rental of $0.5 million plus an annual increase based on the Consumer Price Index, not to exceed 3% per annum. The annual rent for the Sierra Tucson Buildings is subject to an increase for the term of each subsequent Renewal Option (if exercised) based upon or determined by independent appraisal. In 1999 and 2000, NextHealth paid an annual rent of $150,000 to ODE, pursuant to its lease of the Sierra Tucson Buildings. The Memorandum of Understanding contemplates that ODE will contribute the interests it currently holds in the Sierra Tucson Buildings and related improvements in exchange for a proportionate interest in TRIOD. See "--The Memorandum of Understanding" above.

  . Mr. O'Donnell currently acts as Chief Executive Officer of NextHealth pursuant to a consulting agreement between the Company and ODE. Pursuant to the terms of such consulting agreement, ODE receives $1,000 per day (not to exceed 5 days per month) plus reimbursement of expenses for services rendered by Mr. O'Donnell to NextHealth. In 2001, NextHealth paid ODE $55,500 in consulting fees in connection with Mr. O'Donnell's services under the consulting agreement. In 2000, NextHealth paid ODE $262,000 in consulting fees and bonuses in connection with Mr. O'Donnell's services under the consulting agreement. The consulting agreement may be terminated by either party on 30 days prior written notice. After the completion of the merger, the consulting agreement will be terminated.

                      SELECTED HISTORICAL FINANCIAL DATA

   The following table sets forth selected consolidated financial data for NextHealth for each of the five years in the period ended December 31, 2000, and for the nine-month period ended September 30, 2001. The results for the nine months ended September 30, 2001 are not necessarily indicative of results for the full year. Certain prior year amounts have been reclassified to conform to the presentation used in 2000. The data for the three years ended December 31, 2000, should be read in conjunction with the Company's consolidated financial statements reported on Form 10-K, as amended, for the year ended December 31, 2000, and the data for the nine-month period ended September 30, 2001 should be read in conjunction with the Company's unaudited consolidated financial statements reported on Form 10-Q for the three and nine-month periods ended September 30, 2001. The selected consolidated financial data for the two years ended December 31, 1997, is derived from the Company's historical consolidated financial statements reported on Form 10-K for the year ended December 31, 1997.

   No pro forma data giving effect to the merger is provided because NextHealth does not believe such information is material to stockholders in evaluating the merger, the amended merger agreement and the transactions contemplated thereby since (1) the merger consideration is all cash and (2) if the merger is completed, NextHealth's public stockholders will no longer have any equity interest in NextHealth. NextHealth's consolidated financial statements for the year ended December 31, 2000, which have been audited by Ernst & Young, LLP, independent public auditors, are incorporated by reference in this proxy statement from NextHealth's Annual Report on Form 10-K, as amended, for the year ended December 31, 2000, and NextHealth's unaudited consolidated financial statements for the three and nine-month periods ended September 30, 2001 are incorporated by reference in this proxy statement from NextHealth's Quarterly Report on Form 10-Q for the three and nine-month periods ended September 30, 2001.


                          Nine Months
                             Ended             Year Ended December 31,
                         September 30, ------------------------------------------
                             2001       2000    1999    1998     1997      1996
                         ------------- ------- ------- -------  -------  --------
                         (In thousands, except per share amounts and operating
                                                 data.)
Statement of Operations
 Data
Total revenue...........    $32,742    $41,292 $30,350 $26,284  $20,652  $ 18,458
Income (loss) before
 extraordinary item.....      6,304      6,666   1,151    (712)  (4,624)  (14,693)
Extraordinary item......        --         --      --     (264)     --        --
                            -------    ------- ------- -------  -------  --------
    Net income (loss)
     before income
     taxes..............      6,304      6,666   1,151    (976)  (4,624)  (14,693)
Provision for income
 tax....................        126        145     --      --       --        --
                            -------    ------- ------- -------  -------  --------
    Net income (loss)...    $ 6,178    $ 6,521 $ 1,151 $  (976) $(4,624) $(14,693)
                            =======    ======= ======= =======  =======  ========
Basic net income (loss)
 per share:
  Before extraordinary
   item.................       0.72       0.76    0.13   (0.08)   (0.54)    (1.72)
Extraordinary item......        --         --      --    (0.03)     --        --
                            -------    ------- ------- -------  -------  --------
    Net income (loss)...    $  0.72    $  0.76 $  0.13 $ (0.11) $ (0.54) $  (1.72)
                            =======    ======= ======= =======  =======  ========
Diluted net income
 (loss) per share:
  Before extraordinary
   item.................       0.43       0.46    0.09   (0.08)   (0.54)    (1.72)
  Extraordinary item....        --         --      --    (0.03)     --        --
                            -------    ------- ------- -------  -------  --------
    Net income (loss)...    $  0.43    $  0.46 $  0.09 $ (0.11) $ (0.54) $  (1.72)
                            =======    ======= ======= =======  =======  ========

                             Nine  Months
                                 Ended          Year Ended December 31,
                             September 30, -----------------------------------
                                 2001       2000   1999   1998   1997    1996
                             ------------- ------ ------ ------ ------  ------
                               (In thousands, except per share amounts and
                                             operating data.)
Cash Flow Data
Net cash provided by (used
 in) operating activities..       5,924    10,344  4,515    523 (2,096) (9,246)
Capital expenditures.......         742     1,412  1,415    862    948   1,124
Balance Sheet Data
Total Assets...............      40,631    48,784 39,831 37,815 39,011  41,666
Long-term Debt.............         194    12,587 12,724 12,815  9,730   8,359
Stockholders' Equity.......      34,850    28,650 21,995 20,829 21,805  22,179
Book Value as of 09/30/01
Book value--Basic..........     $  4.03
Book value--Diluted........     $  2.40
Financial Statistics
Current Ratio..............      1.69:1    2.23:1 1.27:1  .64:1  .35:1   .52:1
Days Outstanding in
 Accounts Receivable.......          13        15     17     20     27      44

Recent Developments


   In a press release issued on February 1, 2002, NextHealth reported that net revenue for fiscal 2001 increased 2.8% to $42.5 million, compared with $41.3 million last year. Total operating expenses for the year increased 1.0% to $35.0 million compared to $34.6 million the previous year. Included in corporate operating expenses is $617,000 in costs associated with the proposed merger. Additional costs related to the proposed going-private transaction incurred following the Company's acceptance of the terms of the merger in April 2001, have been deferred. The Company reported net income before the benefit of unusual items of $7.5 million compared to $6.7 million in 2000; a 12.5% increase. Net cash provided by operating activities for 2001 was $7.9 million compared to $10.3 million for the prior year, a 24.0% decrease. Cash flow for 2001 was affected by the first quarter payment of $1.6 million for settlement of the Company's 1994 IRS audit. In accordance with the Statement of Financial Accounting Standard Number 109, Accounting for Income Taxes, during the fourth quarter the Company reviewed the likelihood of realizing the future benefit of its unrecognized tax loss carryforwards. Based on consistent profitability over the past years and reasonable expectations of continuation of that trend, the Company reduced its valuation allowance against its loss carryforwards by $7.4 million. Net income after the benefit of this unusual item was $14.7 million.

   The following table sets forth selected consolidated statements of operations for NextHealth for the twelve-month period ended December 31, 2001 and 2000.



                                                         Twelve months ended
                                                            December 31,
                                                       ------------------------
                                                          2001         2000
                                                       -----------  -----------
Total net revenue..................................... $    42,466  $    41,292
Net Income from operations before income tax .........       7,500        6,666
Provision for Income Tax(1)...........................      (7,209)         145
                                                       -----------  -----------
Net income............................................ $    14,709  $     6,521
                                                       ===========  ===========
Basic net income per share............................ $      1.70  $      0.76
                                                       ===========  ===========
Diluted net income per share.......................... $      1.01  $      0.46
                                                       ===========  ===========
Shares used in basic per share calculation ...........   8,643,789    8,623,513
Shares used in diluted per share calculation .........  14,515,997   14,167,378


(1) In accordance with the Statement of Financial Accounting Standard Number 109, Accounting for Income Taxes, during the fourth quarter of 2001 the Company reviewed the likelihood of realizing the future benefit of its unrecognized tax loss carryforwards. Based on consistent profitability over the past years and reasonable expectations of continuation of that trend, the Company reduced its valuation allowance against its loss carryforwards by $7.4 million.

                         THE AMENDED MERGER AGREEMENT

   The following is a summary of the material terms of the amended merger agreement. The summary is qualified in its entirety by reference to the original merger agreement and the first amendment, copies of which are attached to this proxy statement as Annexes A and B respectively and are incorporated herein by reference. You are urged to read the entire original merger agreement and the first amendment as they are the legal documents that govern the merger.

The Merger

   The amended merger agreement provides that subject to the conditions summarized below, the merger subsidiary, a Delaware corporation, will merge with and into NextHealth. Following the completion of the merger, the merger subsidiary will cease to exist as a separate entity, and NextHealth will continue as the surviving corporation.

Effective Time

   The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law ("DGCL"), or at such other time as is agreed upon by NextHealth, Anam and merger subsidiary and specified in the certificate of merger. The time at which the merger becomes effective is referred to as the "effective time" in this proxy statement.

Structure; Merger Consideration

   At the effective time, each share of NextHealth Common Stock outstanding immediately before the effective time will be cancelled and automatically converted into the right to receive $5.10 in cash, without any other payment thereon, with the following exceptions:

  . treasury shares of NextHealth Common Stock and shares of NextHealth Common Stock owned by Anam, the merger subsidiary or any of their subsidiaries will be cancelled without any payment thereon; and

  . shares held by stockholders who have perfected their dissenters' rights will be subject to appraisal in accordance with Delaware law.

   At the effective time, each share of NextHealth Series A Preferred Stock outstanding immediately before the effective time will be cancelled and automatically converted into the right to receive an amount of cash equal to $5.10 for each share of NextHealth Common Stock into which such share of NextHealth Series A Preferred Stock is convertible, without any other payment thereon, with the following exceptions:

  . treasury shares of NextHealth Series A Preferred Stock will be cancelled without any payment thereon; and

  . shares held by holders of NextHealth Series A Preferred Stock who have perfected their dissenters' rights will be subject to appraisal in accordance with Delaware law.

Payment Procedures

   Prior to the effective time, Anam will cause to be deposited the consideration to be paid in the merger, which is referred to as the "merger consideration" in this proxy statement, with an exchange agent acceptable to NextHealth. Promptly after the effective time, Anam or the exchange agent will send to each NextHealth stockholder a letter of transmittal and instructions to effect the surrender of the share certificates that, immediately prior to the effective time, represented such stockholder's shares of NextHealth Common Stock or NextHealth Series A Preferred Stock, as applicable, in exchange for payment of the merger consideration in respect of such shares. You should not forward share certificates with the enclosed proxy card. You should surrender certificates representing shares of NextHealth Common Stock or NextHealth Series A Preferred Stock, as applicable, only after receiving instructions from the exchange agent or Anam.

   Each NextHealth stockholder will be entitled to receive the merger consideration, after giving effect to any required tax withholdings, only upon surrender to the exchange agent of the relevant share certificates, together with a properly completed letter of transmittal. Anam will not pay interest on the merger consideration. The exchange agent will not make payments to any person who is not the registered holder of the certificates surrendered unless the certificate is properly endorsed or otherwise in proper form for transfer. Further, the person requesting such payment will be required to pay any transfer or other taxes required as a result of such payment to a person other than the registered holder of the certificate surrendered, or establish to the satisfaction of the exchange agent that such tax has been paid or is not payable.

Stock Options and Warrants

   The amended merger agreement provides that NextHealth will take such actions as are required to adjust the terms of all outstanding NextHealth director and employee stock options and all outstanding warrants to purchase NextHealth Common Stock, so that, at the effective time, (i) each outstanding option (whether or not then exercisable or vested) will become fully exercisable and vested and each outstanding warrant (whether or not then exercisable) will become fully exercisable, (ii) each option and warrant will be cancelled and (iii) in consideration of such cancellation, each holder of such options and warrants will receive cash in the amount of $5.10 (less the applicable exercise price and required withholding taxes) for each share of NextHealth Common Stock issuable upon the exercise of such options and warrants, with the following exceptions:

  . the treatment of outstanding options and warrants described above is subject to obtaining any necessary consents of the holders of options or warrants, as applicable, which consents NextHealth and Anam agreed to use their reasonable best efforts to obtain; and

  . NextHealth will not be required to make any payments in connection with obtaining such consents.


   On December 28, 2001, NextHealth and Apollo entered into an amendment to a warrant held by Apollo that provides, among other things, that promptly after the effective time, Anam, at its option may either (i) pay to Apollo the amounts payable with respect to any portion of such warrant that represents the right to acquire an aggregate of 341,464 shares of NextHealth Common Stock (the "Note Warrants") or (ii) deliver to Apollo a promissory note in the aggregate principal amount of $1,400,000 (the "Subordinated Note") from Anam or an affiliate of Anam that will directly own the Mortgaged Property (as described below).

   The amendment to the warrant held by Apollo, however, will be null, void and of no effect if the amended merger agreement is terminated in accordance with its terms.

   The "Mortgaged Property" will consist of the land and improvements known as the Miraval Spa and Resort, which property is comprised of a total of 106 guest rooms and other buildings related to the Miraval Spa and Resort business upon 130 acres of land.

   The debt evidenced by the Subordinated Note will be:

  . non-recourse except for customary institutional exclusions and exceptions related to fraud and misappropriation of funds;

  . subordinated to the debt financing related to the Mortgaged Property described in this proxy statement (or any refinance, extension, amendment or modification thereof) (as so refinanced, extended, amended or modified, the "Senior Debt") as provided in the Subordination Documents (as defined below); and

  . secured by a valid second mortgage on the Mortgaged Property (the "Second Mortgage").

   The amended merger agreement provides that the Second Mortgage will be subordinated in all respects to the first mortgage/deed of trust on the Mortgaged Property to be granted to a senior lender (the "Miraval Lender") in connection with the Senior Debt, but will be senior in all respects to all other mortgages, if any, on the Mortgaged Property. The Subordinated Note will mature on the second anniversary of the closing of the

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

transactions contemplated by the amended merger agreement, and will bear interest at the rate of 12% per annum, payable quarterly, commencing on June 30, 2002. The principal amount of the Subordinated Note will be due upon maturity. The Subordinated Note may be prepaid at any time without penalty.

   In addition, the amended merger agreement provides that the form of the Subordinated Note, the Second Mortgage and any other documents reasonably requested by the Miraval Lender to evidence the subordination of the Subordinated Note and the Second Mortgage (collectively with the Subordinated Note and the Second Mortgage, the "Subordination Documents") must be reasonably acceptable to Apollo, Anam and the Miraval Lender, it being agreed that it will not be deemed reasonable for the Miraval Lender to not accept the form of the Subordination Documents if the Miraval Lender does not accept such form because (i) the Miraval Lender unreasonably withholds its approval of the issuance of the Subordinated Note or the granting of the Second Mortgage or
(ii) such Subordination Documents prohibit the payment of the principal amount of the Subordinated Note upon maturity thereof (other than if an event of default occurs and is continuing pursuant to an agreement with the Miraval Lender entered into in connection with the Senior Debt).

   The amended merger agreement further provides that one or more inter-creditor agreements will be executed among Apollo, the maker of the Subordinated Note, the Miraval Lender and such other creditors as may be necessary (which inter-creditor agreements will be deemed to be a part of the Subordination Documents) providing (i) Apollo with the right to cure defaults on the Senior Debt, and acknowledging the right of Apollo to receive payment of the principal amount of the Subordinated Note upon maturity thereof (other than if an event of default occurs and is continuing pursuant to an agreement with the Miraval Lender entered into in connection with the Senior Debt) even if the Senior Debt is still outstanding, and (ii) the Miraval Lender and/or such other creditors with the right to cure defaults on the Subordinated Debt.

   The amended merger agreement also provides that NextHealth has agreed not to grant any additional options or warrants.

Closing

   The closing of the transactions contemplated by the amended merger agreement will take place at 10:00 a.m., New York City time, on March 22, 2002, or at such other time as Anam and NextHealth, with the approval of the Special Committee, may agree in writing.

No Further Ownership Rights in NextHealth

   After the effective time, the holders of NextHealth Common Stock and NextHealth Series A Preferred Stock will no longer have any rights as a NextHealth stockholder, except for the right to either exercise appraisal rights as permitted under the DGCL or surrender his, her or its certificates representing such NextHealth stock in exchange for the right to receive the merger consideration represented by such delivered certificates, at the time of such surrender. After the effective time, no transfer of shares shall be made on the stock transfer books of NextHealth except as contemplated by the amended merger agreement. Any stock certificates representing NextHealth Common Stock or NextHealth Series A Preferred Stock presented after the effective time for transfer will be cancelled and exchanged for the right to receive the merger consideration.

NextHealth's Closing Deliveries

   At the closing of the merger, NextHealth has agreed to deliver the following documents:

  . the NextHealth Board's and stockholders' resolutions or consents, approving the merger, the amended merger agreement, and the transactions contemplated thereby;

  . a certificate executed on behalf of NextHealth by its Chief Financial Officer to the effect that (i) the representations and warranties of NextHealth contained in the original merger agreement are accurate and correct in all material respects as of the date of the original merger agreement, and are accurate

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

     and correct in all material respects as of the time of the closing, as if again made by NextHealth at such time (except for representations and warranties which speak as of a specific date, in which case, such representations and warranties shall be accurate and correct as of such specific date), (ii) the representations and warranties of NextHealth contained in the first amendment are accurate and correct in all material respects as of the date of the first amendment, and are accurate and correct in all material respects as of the time of the closing, as if again made by NextHealth at such time (except for representations and warranties which speak as of a specific date, in which case, such representations and warranties shall be accurate and correct as of such specific date), and (iii) NextHealth has performed in all material respects all of its covenants under the amended merger agreement to be performed by it on or prior to the closing;

  . copies of the organizational documents of NextHealth and each of its subsidiaries, certified by the Secretary of State of the state of incorporation or organization, or the secretary of the applicable entity, as appropriate;

  . good standing certificates for NextHealth and each of its subsidiaries, issued by the Secretary of State of the state of incorporation or organization, or the secretary of the applicable entity, as appropriate, no earlier than 5 days prior to the closing, of each jurisdiction in which NextHealth and each of its subsidiaries is either incorporated or organized, or qualified or licensed to do business;

  . written resignations, effective as of the closing, of such directors and officers of NextHealth and each of its subsidiaries as are requested by Anam prior to the closing and, if requested by Anam, of trustees of any employee benefit plan of NextHealth or any of its subsidiaries;

  . so long as the Special Committee did not draw the full amount of the irrevocable letter of credit issued by LaSalle Bank National Association to the Special Committee in the amount of $3,000,000 prior to the closing, NextHealth must deliver the original of such letter of credit together with the termination certificate (in the form attached to such letter of credit) duly executed by the members of the Special Committee (see "--Earnest Money" below); and

  . a legal opinion of Hecker & Muehlebach, PLLC, counsel to NextHealth, relating to the merger.

Anam's and Merger Subsidiary's Closing Deliveries

   At the closing of the merger, Anam and the merger subsidiary have agreed to deliver the following documents:

  . a copy of Anam's managers' resolutions or consents, and copy of merger subsidiary's board of directors' and stockholders' resolutions or consents, in each case, approving the merger, the amended merger agreement, and the transactions contemplated thereby; and

  . a certificate executed on behalf of Anam by its chief executive officer to the effect that (i) the representations and warranties of Anam and the merger subsidiary contained in the original merger agreement were accurate and correct in all material respects as of the date of the original merger agreement, and are accurate and correct in all material respects as of the time of the closing, as if again made by Anam and merger subsidiary at such time (except for representations and warranties which speak as of a specific date, in which case, such representations and warranties shall be accurate and correct as of such specific date), (ii) the representations and warranties of Anam and the merger subsidiary contained in the first amendment were accurate and correct in all material respects as of the date of the first amendment, and are accurate and correct in all material respects as of the time of the closing, as if again made by Anam and merger subsidiary at such time (except for representations and warranties which speak as of a specific date, in which case, such representations and warranties shall be accurate and correct as of such specific date) and (ii) Anam and the merger subsidiary have performed in all material respects all of their covenants under the amended merger agreement to be performed by them on or prior to the closing.

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

Directors and Officers

   The amended merger agreement provides that the directors and officers of the merger subsidiary immediately prior to the effective time will be the directors and officers of the surviving corporation after the merger.

Representations and Warranties

   The amended merger agreement contains various representations and warranties made by NextHealth to Anam and the merger subsidiary, subject to identified exceptions, including representations and warranties relating to:

  . due incorporation or organization, valid existence, good standing and requisite power of NextHealth and its subsidiaries;

  . capitalization of NextHealth and listing of NextHealth Common Stock on the NASDAQ National Market;

  .  subsidiaries of NextHealth;

  . adequacy and accuracy of filings made with the Securities and Exchange Commission and the accuracy of information in those documents;

  . authorization, execution, and delivery of the amended merger agreement by NextHealth and the enforceability of the merger agreement against NextHealth;

  . absence of conflicts between execution, performance and delivery of the amended merger agreement on the one hand, and NextHealth's and its subsidiaries' organizational documents, applicable laws or judgments, and any other contracts and documents on the other hand;

  . financial statements filed with the Securities and Exchange Commission, the accuracy of the information contained in such financial statements, and the absence of certain undisclosed liabilities;

  . the absence to the knowledge of NextHealth from January 1, 2001 to April 16, 2001, of an occurrence, change or development that has or will have a material adverse effect on the financial condition, assets, results of operations or business of NextHealth and its subsidiaries taken as a whole, excluding (i) adverse changes in general economic or industry conditions or in the financial or capital markets, (ii) occurrences, changes or developments that are actually known to William T. O'Donnell, Jr. as of April 16, 2001 and occurrences, changes or developments disclosed in NextHealth's Form 10-K/A for the fiscal year ended December 31, 2000 (other than the disclosure in such Form 10-K/A of possible future events described under "Factors That May Effect Future Results");

  . since December 31, 2000, NextHealth has not had any creation of liens; purchases, redemptions or declaration of dividends with respect to any capital stock of NextHealth or any of its subsidiaries; transactions with related parties; acceleration or amendment of outstanding options; issuances of NextHealth's capital stock; granting of options and issuances of warrants; actions or inactions that could adversely effect NextHealth's or its subsidiaries' licenses; and incurrence of indebtedness;

  .  compliance with laws (including environmental matters);

  .  filing of tax returns and payment of taxes;

  .  intellectual property;

  .  litigation;

  .  required consents and approvals;

  . matters related to employee benefit plans and the Employee Retirement Income Security Act of 1974, as amended and other compliance and compensation matters (including employee benefit plans);

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

  .  brokers' fees with respect to the merger;

  . the accuracy of the information supplied by NextHealth in this proxy statement and other documents required to be filed with the Securities and Exchange Commission in connection with the merger;

  .  the opinion of financial advisor;

  . the approval of the merger, the amended merger agreement and the transactions contemplated thereby by the NextHealth Board and the Special Committee;

  . the absence of any rights agreements, and the inapplicability of takeover statutes or regulations to the merger;

  .  material licenses and permits;

  .  change of control payments;

  .  the enforceability and compliance with material contracts;

  .  insurance;

  .  indebtedness for borrowed funds; and

  . the accuracy and location of NextHealth's and its Subsidiaries' books and records.

   The amended merger agreement contains various representations and warranties made by Anam and the merger subsidiary to NextHealth, subject to identified exceptions, including representations and warranties relating to:

  . due organization, valid existence, good standing and requisite power of Anam and the merger subsidiary;

  . authorization, execution, delivery and enforceability of the amended merger agreement;

  . conflicts between the amended merger agreement and Anam's and merger subsidiaries' organizational documents, applicable laws or judgments, and any other contracts and documents;

  .  required consents and approvals;

  .  brokers' fees with respect to the merger;

  .  investment intent;

  . the accuracy of the information supplied by Anam and the merger subsidiary in this proxy statement and other documents required to be filed with the Securities and Exchange Commission in connection with the merger; and

  .  matters relating to the merger subsidiary.

   The representations and warranties in the amended merger agreement will not survive beyond the effective time.

Conduct of NextHealth's Business Prior to the Merger

   From April 16, 2001 through the closing of the merger, NextHealth and its subsidiaries are required to comply with certain restrictions on their conduct and operations.

   NextHealth has agreed that, prior to the closing of the merger, except as otherwise permitted under the amended merger agreement or to the extent that Anam consents in writing, NextHealth will use its reasonable commercial efforts to carry on the business and the affairs of itself and its subsidiaries in such a manner so that NextHealth's representations and warranties contained in the amended merger agreement will continue to be accurate and correct in all material respects. NextHealth has also agreed that it and its subsidiaries will carry on their business in the ordinary course consistent with past practices and use their respective reasonable commercial efforts to:

  .  preserve intact their business organizations;

  .  keep available the services of their officers and employees;

  . preserve their relationships with customers, suppliers, governmental authorities and others having business dealings with them and;

  .  not to take or permit to be taken any of the following actions:

    -- create or suffer to exist any liens or restrictions with respect to any of their assets or properties; and


    -- cause or permit, by any act or failure to act, any material license or permit to expire or be revoked, suspended or modified or take any action that could reasonably be expected to cause any governmental authority to institute proceedings for the suspension, revocation or adverse modification of any material license or permit.


   In addition, NextHealth has agreed that neither it nor its subsidiaries will take or permit to be taken any of the following actions:

  . purchase, call, redeem or otherwise acquire, or declare or pay any dividends or other distributions (other than to NextHealth or any of its subsidiaries) on or with respect to, any shares of capital stock or other securities of NextHealth or any of its subsidiaries, except with respect to Apollo's 2% ownership interest in Sierra Tucson, LLC ("Apollo's Sierra Tucson Interest");

  . enter into any transaction, agreement, contract or understanding with any related party affecting the business of NextHealth or any of its subsidiaries or alter the terms of any transaction, agreement, contract or understanding with any related party, except for transactions, agreements, contracts or understandings relating to Apollo's Sierra Tucson Interest;

  . except as required by the option plans or permitted under the amended merger agreement, accelerate, amend or change the period of exercisability of any options, or reprice options granted under any option plan or authorize cash payments in exchange for any options granted under any of such plans;

  . issue any NextHealth capital stock to any person, other than as a result of the conversion of any Preferred Stock outstanding on April 16, 2001, or the exercise of any options or warrants which were in existence on April 16, 2001;

  .  grant any options or issue any warrants; and

  . incur any indebtedness for borrowed funds other than in the ordinary course consistent with past practices.

Preparation of Proxy Statement

   NextHealth, Anam and the merger subsidiary have agreed that the information provided by Anam, the merger subsidiary and NextHealth for use in this proxy statement and the Schedule 13E-3 relating to this proxy statement, at the date it is first mailed to NextHealth's stockholders and on the date of the stockholder meeting, and, with respect to the Schedule 13E-3, at the time it is filed with the Securities and Exchange Commission, will be true and correct in all material respects and will not omit any material fact required to be stated therein or necessary in order to make such information not misleading. Each of NextHealth, Anam and the merger subsidiary have also agreed to correct any information provided by it for use in this proxy statement and the related
Schedule 13E-3 that has become false or misleading.

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

Non-Solicitation

   The amended merger agreement provides that NextHealth will not, and will not authorize or permit any of its subsidiaries, executive officers, directors or employees, investment bankers, attorneys, accountants or other advisors or representatives, to:

  . directly or indirectly solicit, initiate or knowingly encourage the submission of, any Takeover Proposal (as defined below);

  .  enter into any agreement providing for any Takeover Proposal; or

  . directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

   However, NextHealth may, in response to an unsolicited bona fide Takeover Proposal or a Takeover Proposal solicited during the Additional Solicitation Period (as defined below), in either case, that did not result from a breach of the non-solicitation provision and that the NextHealth Board determines, in good faith and with the approval of the Special Committee, after consultation with the Special Committee's legal counsel and financial advisors, may reasonably be expected to lead to a Superior Proposal (as defined below):

  . furnish information with respect to NextHealth and its subsidiaries to the person making such Takeover Proposal and its representatives pursuant to a confidentiality agreement substantially similar to the confidentiality agreement entered into between NextHealth and an affiliate of Anam; and

  . participate in discussions or negotiations with such person and its representatives regarding such Takeover Proposal.

   NextHealth agreed not to release any person from, or waive any material provision of, any standstill or confidentiality agreement entered into by NextHealth or any of its subsidiaries prior to April 16, 2001. In addition, NextHealth agreed to immediately cease any existing activities, discussions or negotiations by it, any of its subsidiaries or any of their representatives with parties heretofore conducted with respect to a Takeover Proposal, except that NextHealth will have the right to respond to new unsolicited Takeover Proposals from such parties in compliance with the non-solicitation provision.

   Notwithstanding any of the foregoing, the amended merger agreement provides that during the period beginning on the date of the first amendment and ending 30 days thereafter (the "Additional Solicitation Period"), NextHealth and its representatives may, for the sole purpose of determining if any Takeover Proposal constituting a Superior Proposal is available to NextHealth:

  . solicit, initiate or encourage the submission of, any Takeover Proposal from any person; and

  . participate in discussions or negotiations regarding, or furnish (pursuant to a confidentiality agreement substantially similar to the confidentiality agreement previously entered into between an affiliate of Anam and NextHealth) to any person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

NextHealth agreed not to release any person from, or waive any material provision of, any standstill or confidentiality agreement entered into pursuant to the foregoing provision to which NextHealth or any of its subsidiaries is a party.

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

   Furthermore, the amended merger agreement provides that neither the NextHealth Board nor the Special Committee may:

  . withdraw or adversely modify, or publicly propose to adversely withdraw or modify, its approval or recommendation of the merger, the amended merger agreement and the transactions contemplated thereby;

  . approve any letter of intent, agreement in principle, acquisition agreement or similar agreement providing for any Takeover Proposal; or

  . approve or recommend, or publicly propose to approve or recommend, any Takeover Proposal unless the amended merger agreement is terminated in accordance with its terms.

   Notwithstanding the foregoing, if the NextHealth Board determines in good faith and with the approval of the Special Committee, after consultation with the Special Committee's legal counsel, that failure to do so could reasonably be expected to cause the NextHealth Board to violate its fiduciary duties to NextHealth's stockholders, the NextHealth Board may (upon obtaining the approval of the Special Committee) withdraw or modify its approval or recommendation of the merger, the amended merger agreement or the transactions contemplated thereby without terminating the amended merger agreement.

   In addition, in the event of an unsolicited bona fide Takeover Proposal or a Takeover Proposal solicited during the Additional Solicitation Period, as described above, the amended merger agreement provides that NextHealth must promptly notify Anam of any stated material terms of any such Takeover Proposal (other than the identity of the person making such Takeover Proposal).

   NextHealth has agreed not to terminate the amended merger agreement in connection with entering into a definitive agreement concerning a Superior Proposal, unless:

  . NextHealth delivers to Anam written notice specifying all material terms of such Superior Proposal (including, without limitation, the identity of the person making such Superior Proposal) not later than 5:00 p.m. (Chicago time) five business days in advance of any date that NextHealth intends to take any such action (this five business day period is referred to as the "designated period" in this section of this proxy statement); and

  . NextHealth and its representatives have complied in all respects with the following:

    -- during the designated period, NextHealth will negotiate in good faith with Anam to make such amendments to the terms and conditions of the amended merger agreement that the NextHealth Board determines in good faith and with the approval of the Special Committee, after consultation with the Special Committee's legal counsel and financial advisors, to be superior from a financial point of view to NextHealth's stockholders than such Superior Proposal, taking into account:

    -- all the terms and conditions of such Superior Proposal and the amended merger agreement as proposed to be so amended;

    -- whether the amended merger agreement as proposed to be so amended is reasonably capable of being completed, taking into account all financial, legal and other aspects of the amended merger agreement as so amended (including its proposed financing); and

    -- if Anam, during the designated period, delivers a duly executed counterpart signature page to such superior amendments to the amended merger agreement to NextHealth, NextHealth will not terminate the amended merger agreement.

   The amended merger agreement provides that for purposes of the foregoing, a price per share of NextHealth Common Stock of at least $.05 above that of the consideration per share of the Superior Proposal will be deemed superior from a financial point of view.

   Nothing contained in the amended merger agreement's non-solicitation provision prohibits NextHealth from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Securities Exchange Act of 1934, as amended, or from making any required disclosure to the NextHealth stockholders if the NextHealth Board determines in good faith, and with the approval of the Special Committee, after consultation with the Special Committee's legal counsel, that such disclosure is necessary or advisable to comply with its obligations under applicable law.

   It should also be noted that, notwithstanding anything to the contrary contained in the amended merger agreement's non-solicitation provision, the parties to the amended merger agreement have agreed that NextHealth:

  . will include in the press release announcing the amended merger agreement a statement to the effect that, consistent with its fiduciary obligations and subject to the terms of the amended merger agreement, the NextHealth Board has preserved its ability to respond to third parties, where appropriate; and

  . may repeat such statements in other public disclosures and in private communications with financial analysts, its stockholders, such third parties or their representatives.

   For purposes of the amended merger agreement, a "Takeover Proposal" means:

  . any proposal or offer for a merger, consolidation, recapitalization or other business combination involving NextHealth;

  . any proposal for the issuance of 10% or more of the equity securities of NextHealth as consideration for the assets or securities of another person;

  . any proposal or offer to acquire in any manner, directly or indirectly, 10% or more of the equity securities of NextHealth or any of its Subsidiaries or assets that represent 10% or more of the consolidated total assets of NextHealth; or

  . an expression of interest believed by the NextHealth Board in good faith (with the approval of the Special Committee) to be a bona fide indication of a third party's interest in pursuing the making any of the foregoing proposals, after consultation with the Special Committee's financial advisors as to such third party's financial capability to consummate such proposal (including through obtaining financing).

   In addition, for purposes of the amended merger agreement, a "Superior Proposal" means a written Takeover Proposal made by a third party on terms that the NextHealth Board determines in good faith (with the approval of the Special Committee), after consultation with the Special Committee's financial advisors, to be superior from a financial point of view to the NextHealth stockholders than the merger, taking into account all the terms and conditions of such proposal and the amended merger agreement, and to be reasonably capable of being completed in a reasonable period of time, taking into account all financial, legal and other aspects of such proposal, including its proposed financing.

Confidentiality; Public Announcement

   Anam and NextHealth have agreed that, except as provided in the non-solicitation provision, they will not make any additional public disclosures without the prior consent of the other (which consent may not be unreasonably withheld or delayed) as to the content and timing of such disclosure. However, either party may make such disclosures as may be required to comply with applicable law, regulations or NASDAQ requirements, as long as the other party is afforded (to the extent practicable) prior notice thereof.

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

Access to Information

   NextHealth has agreed that upon reasonable notice and at reasonable times without undue disruption to its business, NextHealth will give Anam and its authorized representatives full access to the offices and other facilities and to all books and records of the Company and its subsidiaries (including tax returns and accounting work papers). NextHealth has also agreed to fully cooperate with regard to such inspections as Anam may from time to time reasonably request.

   The amended merger agreement provides that the representations and warranties of NextHealth contained in the amended merger agreement will not be deemed waived or otherwise affected by any such investigation made by Anam or any of its representatives.

Agreement to Use Reasonable Commercial Efforts

   Subject to the terms and conditions of the amended merger agreement (including the limitations provided in the amended merger agreement regarding the fiduciary duties of the NextHealth Board), NextHealth, Anam and the merger subsidiary have agreed to use their respective reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by the amended merger agreement and to cause the conditions to the closing to be satisfied; provided that, in no event, will Anam be obligated to consider, or consummate, any sale, disposition, segregation or other arrangement affecting any assets or properties owned by Anam, on the one hand, or by NextHealth or any of its subsidiaries, on the other hand, on account of the amended merger agreement or the transactions contemplated thereby, or any other action that would limit the freedom of Anam and its affiliates to own and operate their businesses, assets, and properties as they see fit.

Notification of Certain Matters

   NextHealth, on the one hand, and Anam and the merger subsidiary, on the other hand, have agreed to promptly notify in writing the other party of:

  . the occurrence or non-occurrence of any fact or event that would be reasonably likely to:

    -- cause any representation or warranty contained in the amended merger agreement to be untrue or inaccurate in any material respect; or

    -- cause any covenant or condition contained in the amended merger agreement not to be complied with or satisfied in a material respect; and

  . any failure of NextHealth, on the one hand, or Anam or the merger subsidiary, on the other hand, as the case may be, to comply with or satisfy any covenant or condition to be complied with or satisfied by it under the amended merger agreement in any material respect.

   It should be noted, however, that such notification will not affect the representations or warranties of any party to the amended merger agreement or the conditions to the obligations of any parties thereunder.

   See "--Conditions to Anam's and the Merger Subsidiary's Obligations to Consummate the Merger".

   In addition, NextHealth has agreed to furnish to Anam copies of all reports that the Company files with the Securities and Exchange Commission after April 16, 2001.

Indemnification and Insurance

   In the amended merger agreement, Anam has agreed that it will cause the surviving corporation to indemnify and hold harmless the current or former directors or officers of NextHealth and its subsidiaries against any losses, claims, damages, judgments, settlements, liabilities, costs or expenses incurred in connection with any claim, action, suit proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the effective time, whether asserted or claimed prior to, at or after the effective time (including, without limitation, in connection with the merger and the other transactions contemplated by the amended merger agreement), to the fullest extent permitted under applicable Delaware law.

   Furthermore, Anam has agreed that, for a period of six years following the effective time of the merger, Anam or the surviving corporation will maintain in effect NextHealth's current directors' and officers' liability insurance policy or enter into a policy providing comparable coverage, covering those persons who are currently covered by NextHealth's policy. However, Anam and the surviving corporation are not required to expend in any one year an amount in excess of 150% of the aggregate premiums currently paid by NextHealth for such insurance on an annualized basis. If such coverage can only be obtained at an annual premium that exceeds such amount, Anam or the surviving corporation will be obligated to obtain as much insurance as can be obtained for an annual premium not exceeding such amount.

Employee Benefits

   In the amended merger agreement, Anam has acknowledged that, after the effective time of the merger, the surviving corporation and its subsidiaries will continue to be obligated under the employee benefit plans in effect as of the effective time in accordance with the terms of those plans. However, Anam may take action to cause the surviving corporation and its subsidiaries to amend, modify, alter or terminate those plans in accordance with their terms.

Financing

   In the amended merger agreement, Anam has agreed to use its commercially reasonable efforts to consummate debt and equity financing for the transactions contemplated by the amended merger agreement.

Conditions to Anam's and the Merger Subsidiary's Obligations to Consummate the Merger

   The obligations of Anam and the merger subsidiary to consummate the merger under the amended merger agreement are subject to the satisfaction, at or prior to the closing of the merger, of the following conditions, any one or more of which may be waived by Anam or the merger subsidiary (to the extent permitted by applicable law):

  (1) The representations and warranties made by NextHealth in the amended merger agreement must be accurate and correct in all material respects as of the time of the closing of the merger, as if again made by NextHealth as of such time (except for representations and warranties which speak as of a specific date, in which case, such representations and warranties must be accurate and correct in all material respects as of such specific date);

  (2) NextHealth must have delivered all the documents specified in "-- NextHealth's Closing Deliveries" above, and must have performed in all material respects all of its covenants under the amended merger agreement required to be performed by it on or prior to the closing date of the merger;

  (3) The consummation of the merger must not be restrained, enjoined or prohibited by any order, judgment, decree or ruling of a court of competent jurisdiction or any governmental authority entered after the parties have used their reasonable best efforts to prevent such entry and there must not be any statute, rule or regulation enacted, promulgated or deemed applicable to the merger by any governmental authority which prevents the consummation of the merger or the transactions contemplated by the amended merger agreement. In addition, there must be no action or proceeding pending before any governmental authority seeking to restrain, enjoin or prohibit the consummation of the merger or to obtain damages or other relief in connection with the amended merger agreement, which action or proceeding:

    .  was commenced by a governmental authority; or

    . purports to be on behalf of a class of security holders, with the following exception:

      -- the amended merger agreement provides that this condition will be deemed to be satisfied if, Apollo and its controlling affiliates that own (or, prior to the effective time, owned) NextHealth Common Stock, warrants or NextHealth Series A Preferred Stock issued by NextHealth agree in a writing reasonably satisfactory to Anam prior to the effective time to (i) opt out of any prospective class, provisionally certified class, or certified class of securityholders in such purported class action litigation (whether determined by the relevant court before or after the effective time), and (ii) not to pursue any similar claims on their own;

  (4) If applicable to the merger, the statutory waiting period required under Hart Scott Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), and any extension thereof, must have expired or been terminated and neither the Department of Justice nor the Federal Trade Commission took any action to enjoin or delay the consummation of the transactions contemplated by the amended merger agreement or required the sale or divestiture of any of the assets or properties of Anam, the merger subsidiary, any of their affiliates, or NextHealth or any of its subsidiaries;

  (5) Since November 28, 2001, there must not have been a material and adverse effect on the financial condition, assets, results of operations or business of NextHealth and its subsidiaries taken as a whole that resulted solely from a Force Majeure (as defined below) that occurred after November 28, 2001, in the Phoenix or Tucson metropolitan areas, respectively, and that:

    . substantially destroyed the physical plant in which either the Sierra Tucson psychiatric hospital and behavioral healthcare center business or the Miraval spa and resort business is conducted;

    . caused either of the Sierra Tucson psychiatric hospital and behavioral healthcare center business or the Miraval spa and resort business to cease substantially all operations for more than 30 consecutive days solely on account of damage to or destruction of the physical plant of either such businesses; or

    . caused the closure of either the Tucson International Airport or Phoenix Sky Harbor International Airport for a period of at least 15 consecutive days.

       For purposes of this condition, "Force Majeure" means war, insurrection, acts of terrorism, strikes, riots, fire, an act of God, catastrophic event or operation of forces of nature;

  (6) Not more than 10% of the holders of NextHealth Common Stock and none of the holders of NextHealth Series A Preferred Stock, in each case outstanding at the close of business on the record date relating to the special meeting of stockholders, have demanded appraisal for such shares in accordance with Delaware law;

  (7) The NextHealth stockholders must have approved the merger, the amended merger agreement and the transactions contemplated thereby in accordance with NextHealth's organizational documents and Delaware law;

  (8) Anam (or its affiliates) and Apollo, the owner of Apollo's Sierra Tucson Interest, must have entered into an agreement providing for the acquisition of such interest for $545,000 (which is substantially equivalent to Apollo's capital account related to Sierra Tucson, LLC) on terms and conditions satisfactory to Anam;

  (9) The Registration and Pre-Emptive Rights Agreement, dated November 14, 1996, between NextHealth and Apollo, shall have been terminated at no cost to NextHealth or any of its subsidiaries, and with no future liability for NextHealth or any of its subsidiaries;

  (10) Immediately prior to the closing of the merger (if Anam so requests), NextHealth must have sold to TRIOD (an affiliate of Anam) certain assets to be identified by TRIOD or Anam for a purchase price of up to $50,000,000; and

  (11) The following conditions relating to the Note Warrants must be satisfied or waived by Anam or the merger subsidiary;

    . Apollo must not have exercised, sold or otherwise transferred the Note Warrants to any other person;

    . Apollo, Anam and the Miraval Lender must have reasonably accepted the form of the Subordination Documents as provided in "--Stock Options and Warrants" above (it being agreed by the parties to the amended merger agreement that this condition will be deemed to have been satisfied if the Miraval Lender unreasonably withholds approval of the issuance of the Subordinated Note or the granting of the Second Mortgage as provided in "--Stock Options and Warrants" above); and

    . Apollo must have executed and delivered to Anam and/or the Miraval Lender such of the Subordination Documents as are reasonably required to be executed and delivered by Apollo.

Conditions to NextHealth's Obligations to Consummate the Merger

   The obligations of NextHealth to consummate the merger under the amended merger agreement are subject to the satisfaction, at or prior to the closing of the merger, of the following conditions, any one or more of which may be waived by NextHealth (to the extent permitted by applicable law and only with the approval of the Special Committee):

  (1) The representations and warranties made by Anam and the merger subsidiary in the amended merger agreement must be accurate and correct in all material respects as of the time of closing of the merger, as if again made by Anam and the merger subsidiary as of such time (except for representations and warranties which speak as of a specific date, in which case, such representations and warranties must be accurate and correct in all material respects as of such specific date);

  (2) Anam and the merger subsidiary must have delivered all the documents specified in "--Anam's and Merger Subsidiary's Closing Deliveries" above, and must have otherwise performed in all material respects all of their covenants required under the amended merger agreement to be performed by them on or prior to the closing date of the merger;

  (3) The consummation of the merger must not be restrained, enjoined or prohibited by any order, judgment, decree or ruling of a court of competent jurisdiction or any governmental authority entered after the parties have used their reasonable best efforts to prevent such entry and there must not be any statute, rule or regulation enacted, promulgated or deemed applicable to the merger by any governmental authority which prevents the consummation of the merger;

  (4) If applicable to the merger, the statutory period required under the HSR Act, and any extension thereof, must have expired or been terminated;

  (5) The NextHealth stockholders must have approved the merger, the amended merger agreement and the transactions contemplated thereby in accordance with the Company's organizational documents and Delaware law; and

  (6) Apollo Real Estate Investment Fund II, L.P.'s guarantee of NextHealth's and its subsidiaries' obligations under the Lehman Loan Agreement must have been released by Lehman Brothers Holdings Inc.

   The Company expects to complete the merger on March 22, 2002, provided that all of the conditions to the merger described in "--Conditions to Anam's and Merger Subsidiary's Obligations to Consummate the Merger" and "--Conditions to NextHealth's Obligations to Consummate the Merger" above have been satisfied or waived on or before such date. As more fully discussed in paragraphs (2) and (3) of "Termination of the Amended Merger Agreement" above, each of Anam, the merger subsidiary and NextHealth is required to satisfy its respective conditions to the closing of the merger by March 22, 2002.

   The Company can provide no assurance that all of the conditions to the merger will be satisfied or waived by the party permitted to do so. NextHealth cannot at this point determine whether it would resolicit proxies in the event that it decides to waive any of the conditions listed in "--Conditions to NextHealth's Obligations to Consummate the Merger" above. This decision would depend upon the facts and circumstances leading to the Company's decision to complete the merger and whether the Company believes that there has been a material change in the terms of the merger and its effect on the NextHealth public stockholders (other than Anam and its controlling affiliates). In making its determination, NextHealth would consider, among other factors, the reasons for the waiver, the effect of the waiver on the merger, and whether the requirement being waived was necessary in order to make the merger, the amended merger agreement and the transactions contemplated thereby fair to the NextHealth public stockholders (other than Anam and its controlling affiliates) from a financial point of view. If NextHealth determines that a waiver of a condition would materially change the terms of the merger, it will resolicit proxies.

Termination of the Amended Merger Agreement

   The amended merger agreement may be terminated at any time prior to the closing of the merger, whether before or after the NextHealth stockholders have approved it:

  (1) by the mutual written consent of Anam and NextHealth (with the unanimous approval of the NextHealth Board);

  (2) by Anam, if all of the conditions set forth in "--Conditions to Anam's and The Merger Subsidiary's Obligations to Consummate the Merger" above are not satisfied or waived on or prior to March 22, 2002, or such later date, as is mutually agreed upon by Anam and NextHealth with the approval of the Special Committee and the Board of Directors of NextHealth pursuant to a vote in which George L. Ruff and William T. O'Donnell, Jr. shall not participate (such date is referred to as the "termination date" in this proxy statement);

      Notwithstanding the foregoing, Anam does not have the right to terminate the merger agreement for the reasons specified in this paragraph (2) if such conditions were not satisfied due to Anam's or the merger subsidiary's failure to fulfill, or breach of any of their obligations under the amended merger agreement;

  (3) by NextHealth (acting by and through the Special Committee, without need for any action being taken by the Board of Directors of NextHealth), if all of the conditions set forth in "--Conditions to NextHealth's Obligations to Consummate the Merger" above are not satisfied or waived on or prior to the termination date, with the following exception: NextHealth does not have the right to terminate the amended merger agreement for the reasons specified in this paragraph (3) if such conditions were not satisfied due to the Company's failure to fulfill, or breach of, any of its obligations under the amended merger agreement;

  (4) by Anam, if NextHealth, the NextHealth Board or the Special Committee has breached any representation, warranty or covenant contained in the amended merger agreement, or if any such representation or warranty has become untrue, in either case, such that the conditions described in paragraphs (1) and (2) of "--Conditions to Anam's and Merger Subsidiary's Obligations to Consummate the Merger" above would not be satisfied, with the following exception:

    . as long as written notice of such breach is given to NextHealth prior to the termination date, if such breach is curable by NextHealth through the exercise of its reasonable best efforts and for so long as NextHealth continues to exercise such reasonable best efforts, Anam will not have the right to terminate the amended merger agreement for reasons specified in this paragraph (4) unless such breach has not been cured on or prior to the earlier of the following dates: (i) the termination date or (ii) the date that is 30 days after the giving of such written notice to NextHealth;


  (5) by NextHealth (with the approval of the NextHealth Board and the Special Committee) if Anam or the merger subsidiary has breached any representation, warranty or covenant contained in the amended merger agreement, or if any such representation or warranty has become untrue, in either case, such that the conditions described in paragraphs (1) and (2) of "--Conditions to NextHealth's Obligations to Consummate the Merger" above would not be satisfied, with the following exception:

    . as long as written notice of such breach is given to Anam and the merger subsidiary prior to the termination date, if such breach is curable by Anam and the merger subsidiary through the exercise of their reasonable best efforts and for so long as Anam and the merger subsidiary continue to exercise such reasonable best efforts, NextHealth will not have the right to terminate the amended merger agreement for reasons specified in this paragraph (5) unless such breach has not been cured on or prior to the earlier of the following dates: (i) the termination date or (ii) the date that is 30 days after the giving of such written notice to Anam and the merger subsidiary;

  (6) by either NextHealth or Anam if the NextHealth stockholders do not approve the merger, the amended merger agreement and the transactions contemplated thereby upon a vote taken at the stockholder meeting (including any adjournment or postponement thereof);

  (7) by NextHealth in connection with entering into a definitive agreement concerning a Superior Proposal, subject to and in accordance with the non-solicitation provision of the amended merger agreement (see "--Non-Solicitation" above) and the payment to Anam of a termination fee of $1,650,000, plus reimbursement of up to $750,000 of all reasonable and documented out-of-pocket fees and expenses incurred by the merger subsidiary, Anam and its controlling affiliates in connection with the amended merger agreement or the merger; or

  (8) by Anam, if the NextHealth Board or the Special Committee withdraws or adversely modifies, its approval or recommendation of the merger and the amended merger agreement.

Termination Fee

   Anam will be entitled to receive a fee in cash in an amount equal to $1,650,000 (the "Termination Fee"), plus reimbursement of up to $750,000 of all reasonable and documented out-of-pocket fees and expenses incurred by the merger subsidiary, Anam and its controlling affiliates in connection with the amended merger agreement or the merger ("Fees and Expenses"), if:

  (1) the amended merger agreement is terminated for the reasons stated in paragraph (2) of "--Termination of the Amended Merger Agreement" above, but only if the failure or condition to occur relates to a matter within the control of NextHealth, the NextHealth Board, or the Special Committee, as applicable;

  (2) the amended merger agreement is terminated for the reasons stated in paragraph (4) of "--Termination of the Amended Merger Agreement" above, but only if the breach of representation, warranty or covenant relates to a matter within the control of NextHealth, the NextHealth Board, or the Special Committee, as applicable;

  (3) the amended merger agreement is terminated for the reasons stated in paragraph (6) of "--Termination of the Amended Merger Agreement" above, other than because shares of NextHealth Common Stock beneficially owned by William T. O'Donnell, Jr. and George L. Ruff were not voted in favor of the merger;

  (4) the amended merger agreement is terminated for the reasons stated in paragraph (7) of "--Termination of the Amended Merger Agreement" above; and

  (5) the amended merger agreement is terminated for the reasons stated in paragraph (8) of "--Termination of the Amended Merger Agreement" above.

   In addition, if the amended merger agreement is terminated:

  . for the reasons stated in paragraph (2) of "--Termination of the Amended Merger Agreement" other than for reasons stated in paragraph (1) of "-- Termination Fee" above; or

  . for the reasons stated in paragraph (4) of "--Termination of the Amended Merger Agreement" other than for reasons stated in paragraph (2) of "-- Termination Fee" above,

   Anam will be entitled to reimbursement of Fees and Expenses, and, if within one year of the date of such termination, NextHealth consummates a Takeover Proposal, then Anam will be entitled to receive the Termination Fee.

   Notwithstanding the foregoing, no Termination Fee and no Fees and Expenses will be payable to Anam, if:

  . Anam was in material breach of its representations, warranties or covenants under the amended merger agreement at the time of its termination; or

  . William T. O'Donnell, Jr. or George L. Ruff, acting in his capacity as officer or director of NextHealth, personally, directly and solely (or in conjunction with each other) caused a breach of a representation, warranty or covenant of NextHealth under the amended merger agreement, unless such actions or omissions to act were at the direction of the NextHealth Board or necessary to avoid breaching their fiduciary duties.

   See "--Conditions to Anam's and the Merger Subsidiary's Obligations to Consummate the Merger," above.

Earnest Money

   Upon entering into the first amendment, Anam delivered an irrevocable letter of credit issued by LaSalle Bank National Association (the "Letter of Credit") in the amount of $3,000,000 to the Special Committee, replacing the letter of credit in the amount of $2,500,000 then held in an escrow account by an independent escrow agent.

   If the amended merger agreement is terminated, and the Special Committee, in its sole discretion, determines that such termination was not for a Refund Reason (as defined below), then, if the Special Committee has not previously drawn the full amount of the Letter of Credit, the Special Committee will have the right to draw the full amount (and not less than the full amount) of the Letter of Credit and deliver the proceeds of such draw to NextHealth, and at the time of such termination the Company will have the right to retain such proceeds (or any proceeds properly delivered to Target by the Special Committee pursuant to the earnest money provision) as liquidated damages.

  . Notwithstanding the foregoing, if, after any such draw, it is determined, by either agreement of Anam and NextHealth (with the approval of the Special Committee and the Board of Directors of NextHealth pursuant to a vote in which George L. Ruff and William T. O'Donnell, Jr. do not participate) or a final order of a court of competent jurisdiction no longer subject to appeal, that the amended merger agreement was in fact terminated for a Refund Reason, then NextHealth is required, promptly after such determination, to deliver to Anam an amount of cash equal to the amount of such drawing plus interest on such amount, at the rate (the "Agreed Rate") from time to time offered by American National Bank and Trust Company of Chicago on funds invested in the One Group Prime Money Market Class A Shares, from the date of such drawing through the date that such payment is made.

   If the amended merger agreement, is terminated for a Refund Reason, then NextHealth is required to cause the Special Committee to deliver to Anam, promptly after such termination, the original of the Letter of Credit together with a termination certificate in the form attached to the Letter of Credit, duly executed by the members of the Special Committee together with, if the Special Committee has drawn any amounts against the Letter of Credit pursuant to the earnest money provision or otherwise, an amount of cash equal to the amount of such drawing plus interest on such amount, at the Agreed Rate, from the date of such drawing through the date that such payment is made.

   For purposes of the earnest money provision, a "Refund Reason" means:

  . the termination of the amended merger agreement by Anam for the reasons stated in paragraphs (2), (4), (6) (other than because shares of NextHealth Common Stock beneficially owned by William T. O'Donnell, Jr. and George L. Ruff which are eligible to be voted were not voted in favor of the merger) or (8) of "--Termination of the Amended Merger Agreement" above;

  . the termination of the amended merger agreement by NextHealth for the reasons stated in paragraphs (6) (other than because shares of NextHealth Common Stock beneficially owned by William T. O'Donnell, Jr. and George L. Ruff which are eligible to be voted were not voted in favor of the merger) or (7) of "--Termination of the Amended Merger Agreement" above; or means:

    . the termination of the amended merger agreement by Anam and NextHealth for the reasons stated in paragraph (1) of "--Termination of the Amended Merger Agreement" above.

   On any date prior to the earlier of the closing or the termination of the amended merger agreement, that is not more than five and not less than two business days prior to the expiration date of the Letter of Credit, the members of the Special Committee may (i) if the expiration date under the Letter of Credit may be extended, deliver to LaSalle Bank National Association a certificate to extend such expiration date for two additional months, or
(ii) if such expiration date may not be so extended, collect the maximum amount then available under the Letter of Credit and the proceeds thereof shall be delivered to NextHealth.

   The amended merger agreement provides that at all times prior to the earlier of the closing or the termination of the amended merger agreement, NextHealth is required to take all necessary action to assure that the Special
Committee:

  .  remains as a committee of the Board of Directors of NextHealth;

  . either (i) consists solely of Stephen L. Berger and Neil E. Jenkins, the current members of the Special Committee, or (ii) consists solely of either Stephen L. Berger or Neil E. Jenkins; and

  . has the power and authority to take all of the actions required of it, or permitted by it, pursuant to the amended merger agreement and the Letter of Credit.

   If at any time prior to the earliest to occur of (i) the closing, (ii) the termination of the amended merger agreement, or (iii) the time that the Letter of Credit is drawn against, either:

  . NextHealth breaches its obligations described in the immediately preceding paragraph; or

  . both of the current members of the Special Committee cease serving on the Special Committee for any reason, including if both of the current members of the Special Committee die or become disabled and as a result thereof become unable to fulfill their duties as a member the Special Committee or if Stephen L. Berger and Neil E. Jenkins (or if either of them shall have died or become disabled and as a result thereof be unable to fulfill his duties as a member the Special Committee, then the one of

     Stephen L. Berger or Neil E. Jenkins who did not die or become so disabled) determines in their (or his) sole discretion that, due to a conflict of interest or otherwise, it is no longer appropriate for either of them to perform the functions permitted by them pursuant to earnest money provision, then, in any such case, NextHealth and the Special Committee are required to take action to cause the Letter of Credit to be transferred to an independent escrow agent, the American National Bank and Trust Company of Chicago.

   The amended merger agreement further provides that except as expressly provided in the earnest money provision, the Special Committee does not have the right to make any draws against the Letter of Credit. At the time that the Special Committee makes any draw or draws against the Letter of Credit, or delivers any certificates or other instrument or communication to LaSalle Bank National Association pursuant to the earnest money provision or the Letter of Credit, the Special Committee is required to simultaneously deliver a copy of each such certificate or other instrument or communication to Anam, generally using the same method of delivery employed in delivering such certificate or other instrument or communication to LaSalle Bank National Association.

   In addition, the amended merger agreement provides that the earnest money provision will survive the termination of the amended merger agreement.

                    PRICE RANGE OF COMMON STOCK; DIVIDENDS

   As of February 18, 2002, there were approximately 197 stockholders of record and approximately 1,225 beneficial owners of the Company's NextHealth Common Stock. The high and low closing price information set forth below, derived from data prepared by the NASDAQ Stock Market, represents quotations by dealers and may not reflect applicable markups, markdowns or commissions, and do not necessarily represent actual transactions. NextHealth Common Stock trades on the NASDAQ Stock Market under the symbol "NEXT".


                                           2001          2000          1999
                                       ------------- ------------- -------------
                                        High   Low    High   Low    High   Low
                                       ------ ------ ------ ------ ------ ------
First Quarter......................... $5.219 $3.375 $4.688 $1.250 $1.500 $1.000
Second Quarter........................  5.250  4.140 $3.500 $2.000 $1.438 $0.719
Third Quarter.........................  5.450  3.522 $5.438 $2.281 $1.250 $0.906
Fourth Quarter........................  5.000  3.750 $4.688 $2.375 $2.500 $0.938

   On the last trading day before the January 16, 2001 press release announcing that the Company had appointed the Special Committee to consider strategic options, including a possible sale of NextHealth, the closing price on the NASDAQ Stock Market was $3.375 per share. On February 15, 2002, the closing price on the NASDAQ Stock Market was $[ ] per share. You are urged to obtain current market quotations for NextHealth Common Stock before making any decision with respect to the merger.


   NextHealth did not pay a cash dividend on NextHealth Common Stock in 2001 or 2000 and does not intend to pay any in the foreseeable future. Any future declaration and payment of dividends will be determined by the NextHealth Board based upon the conditions existing at the time, including the Company's earnings, financial condition, capital requirements, applicable legal restrictions and other factors. However, so long as any shares of NextHealth Series A Preferred Stock remain outstanding, NextHealth may not declare or pay any cash dividend or make any other distributions with respect to the NextHealth Common Stock.

   Apollo is the sole record holder of NextHealth Series A Preferred Stock. The Company is not required to pay dividends on the NextHealth Series A Preferred Stock. The Company has not paid any dividends on the NextHealth Series A Preferred Stock and does not intend to pay any in the foreseeable future.

                DIRECTORS AND EXECUTIVE OFFICERS OF NEXTHEALTH

Board of Directors

   The NextHealth Board consists of four persons elected by the holders of NextHealth Common Stock who we shall refer to as the "Common Directors" and three persons elected by Apollo as the holder of the NextHealth Series A Preferred Stock who we shall refer to as the "Preferred Directors."

 Common Directors

   William T. O'Donnell, Jr. is Chairman of the Board and Chief Executive Officer of NextHealth. He has been the Chairman of the Board since 1984 and was, until year-end 1994, also NextHealth's Chief Executive Officer. Although he is not a NextHealth employee, he became Chief Executive Officer again in November 1996. From February 1984 until February 1993, Mr. O'Donnell held and he currently holds the title of President. Mr. O'Donnell is the Managing Director of ODE, L.L.C., of Chicago, Illinois an investment and development company. Previously, Mr. O'Donnell was employed by Bally Manufacturing Corporation from 1971 to 1983 in various marketing and corporate positions. He served as President of two major divisions and was a corporate Vice President of Bally. Mr. O'Donnell is a member of the Committee to Advance the Center for Alcohol and Addiction Studies at Brown University. He is an honorary board member of the National Association of Children of Alcoholics (NACOA). Mr. O'Donnell received his Bachelor of Arts degree from Brown University in 1971 and a Master of Management degree from the Kellogg Graduate School of Management at Northwestern University in 1978.

   Mr. O'Donnell is one of the managers, executive officers and principal owners of Anam.

   Neil E. Jenkins, Esq. has been a NextHealth director since 1994. He currently serves as Corporate Secretary and Corporate Counsel to Lawson Products, Inc., located in Des Plaines, Illinois, which is a publicly traded corporation listed on NASDAQ. Prior to joining Lawson Products, Mr. Jenkins was a business consultant and operator of a golf tour and travel business in Chicago. From 1993 to 1996, Mr. Jenkins was Executive Vice President and Secretary and a member of the Board of Bally Gaming International, Inc. Mr. Jenkins served as Vice President, Secretary and General Counsel of Bally Manufacturing Corporation from 1985 through 1992. Mr. Jenkins received a B.A. from Brown University and a J.D. from Loyola University School of Law.


   Stephen L. Berger, Esq. has been a NextHealth director since 1996. He is a partner with the Chicago law firm of Neal, Gerber & Eisenberg. From 1985 to 1989, Mr. Berger was a Senior Vice President in the hotel group at VMS Realty Partners, a Chicago investment firm. During such time, he was actively engaged in the acquisition and operation of hotel and resort properties. Mr. Berger specializes in real estate matters and, in particular, hotels and resorts. Prior to 1985, Mr. Berger was a partner in the Chicago law firm of Friedman & Koven in the real estate practice area. Mr. Berger received a B.A. in history from the University of Illinois and a J.D. from Chicago Kent College of Law.

   George L. Ruff has been a NextHealth director since 1996. He is the Chief Executive Officer of Trinity Investment Trust, L.L.C., a company that he co-founded in 1995 to invest in real estate opportunities in Japan, Hawaii and the hospitality industry. Mr. Ruff is also Chairman and Chief Executive Officer of Fall Creek Partners, Inc., of Chicago, Illinois, a company founded by him in 1993 to provide investment advisory and asset management services to the hospitality industry. Prior to 1993, Mr. Ruff's investment activities included the acquisition and reorganization of Amtrade International Bank. During the period from 1990-1992, Mr. Ruff was a Partner and Executive Vice President-Real Estate for the Ritz Carlton Hotel Company, during which time he was responsible for determining and implementing Ritz's national and international expansion strategy. During his tenure, Ritz grew from 14 to 25 hotels. In 1987, Mr. Ruff co-founded Ruff, Callaghan & Hemmeter Company, a Chicago based partnership formed to acquire, develop, finance, renovate, asset manage and dispose of major hotel properties in the United States and abroad. In 1983, Mr. Ruff co-founded the VMS Hotel Division, an autonomous partnership within VMS which acquired some 54 hotels and resorts prior to his founding Ruff,

Callaghan & Hemmeter in 1987. Prior to 1983, Mr. Ruff had been Executive Vice President and Director of Operations for Seymour N. Logan Associates, Inc. During his 10 years with the firm, he oversaw its portfolio of commercial and hotel real estate. Mr. Ruff is a cum laude graduate of DePaul University, and is a Certified Public Accountant.

   Mr. Ruff is one of the managers, executive officers and principal owners of Anam.

 Preferred Directors

   The holders of NextHealth Series A Preferred Stock, as a class, are entitled to elect three directors to the NextHealth board of directors who serve at the will of the holder of NextHealth Series A Preferred Stock. The NextHealth Series A Preferred Stock is currently held by Apollo, an affiliate of Apollo Real Estate Advisors. The following persons were elected to the NextHealth Board by Apollo:

   Lee S. Neibart has been a NextHealth director since 1996. He has been a partner with Apollo since 1994. Apollo acts as managing general partner of the Apollo Real Estate Investment Fund and the Apollo Investment Fund, three private investment funds with investment parameters ranging from direct and indirect real property interests, to public and private debt securities and bank and mortgage debt and to public and private equity investments. Prior to 1993, Mr. Neibart was Executive Vice President and Chief Operating Officer of the Robert Martin Company, a private real estate development/management firm based in Westchester County, New York. Mr. Neibart is a director of Roland International, Inc., and Koger Equity, Inc. Mr. Neibart holds a BA in Real Estate from the University of Wisconsin and an MBA from New York University. He is also the past President of the New York Chapter of the NAIOP.

   Michael L. Ashner has been a NextHealth director since 1997. He has been President and CEO of Winthrop Financial Associates, a real estate investment banking firm affiliated with Apollo Real Estate since 1995. From 1984 to 1995, Mr. Ashner was President and a principal of National Property Investors, a real estate investment banking firm also affiliated with Apollo Real Estate. Mr. Ashner is a director of NBTY, Inc., Greate Bay Hotel & Casino Co., Inc., and Burnham Pacific Properties, Inc. Mr. Ashner has an AB in philosophy and government from Cornell University and a JD from the University of Miami School of Law.


   Alfred C. Trivilino has been a NextHealth director since 1996. He has been associated with Apollo since 1995, currently with responsibilities for new investments and investment management and initially as a Vice President of Winthrop Financial Associates, L.P., a subsidiary of the Apollo Real Estate Investment Funds. Prior to 1995, Mr. Trivilino specialized in mergers and acquisitions at Victor Capital Group, a New York based real estate merchant banking firm. From 1988 to 1993, Mr. Trivilino was Manager of Treasury Services at Pearson, Inc., a multi-national holding company. Mr. Trivilino began his career at Lazard Freres & Co., a leading New York based investment bank, where he was involved in corporate finance and mergers and acquisitions. Mr. Trivilino is a director of American Property Management Inc., an owner and operator of three and four star hospitality properties, and Divine Tower International Corporation, a leading wireless infrastructure provisioning company. Mr. Trivilino holds a BS in Finance from St. Johns University and has completed graduate work at Fordham University.

 Officers and Principal Executives

   Joseph A. DeNucci--Executive Vice President of NextHealth and General Manager of Miraval. Mr. DeNucci was named Executive Vice President of NextHealth in June 2000. In this capacity, he oversees operations for NextHealth and its subsidiary companies, Sierra Tucson and Miraval. Mr. DeNucci first joined the Company as General Manager of Miraval in February 1999, and he continues to serve in that capacity. Prior to joining the Company, and since January 1995, Mr. DeNucci was owner and President of DeNucci & Associates, a behavioral health and integrative medicine healthcare consulting firm located in Florida. In addition, during the same time frame, Mr. DeNucci served as Chief Operating Officer of ProCare Health Management, Inc., a company specializing in contract management and program implementation arrangements with behavioral and medical/surgical companies. From 1992 to 1995, Mr. DeNucci served as Senior Vice President of Operations for Comprehensive Addiction Programs (CAP), a behavioral health and nursing home company on the East Coast. Mr. DeNucci received his Bachelor's degree from Sienna College in Albany, New York.

   Loree Thompson--Chief Financial Officer. Ms. Thompson is currently the Chief Financial Officer of NextHealth and has been serving in that capacity since November 1996. Ms. Thompson first joined the Company in October 1992 and held various positions including Controller and Director of MIS. Prior to joining the Company she was employed by Community Care Network in various financial and systems management roles. Previously, Ms. Thompson worked for Ernst & Young in Phoenix, Arizona. Ms. Thompson is a Certified Public Accountant and received her Bachelor of Science degree as a cum laude graduate in Accounting and Management Information Systems in 1987 from the University of Arizona.

   Bertha B. Kenny--Corporate Secretary. Ms. Kenny has been the Corporate Secretary of NextHealth since May 1996. In addition to her Corporate Secretary duties, Ms. Kenny also serves as Director of Administration. She joined the Company in December 1990 and has held various positions including Assistant to the President. Before joining the Company, Ms. Kenny was part of the start-up team for the Greater Tucson Economic Council. Prior to that, she was employed as an Administration Analyst for the IBM Corporation in Tucson. She attended Pima Community College and Northern Arizona University.

   Keith P. Arnold--Director of Corporate Marketing and Communications. Mr. Arnold was named Director of Corporate Marketing and Communications in June 2000. In this capacity, he oversees marketing, investor relations and internet strategies for NextHealth and its subsidiary companies, Sierra Tucson and Miraval. Mr. Arnold continues to serve as Director of Marketing for Sierra Tucson, a position he has held since 1995. Prior to joining NextHealth, Mr. Arnold served as Director of Client Services for ExecuTrak Systems, an international management consulting firm focusing on organizational dynamics/realignments, corporate culture change, merger and acquisition integration, team building, strategic planning and marketing. Mr. Arnold received a Bachelor's degree in Psychology from Rollins College, Winter Park, Florida in 1985 with post-graduate work at Boston College.

   James W. Griffis--Executive Director of Sierra Tucson. Mr. Griffis was named Executive Director of Sierra Tucson in December 2000. Prior to joining NextHealth and from February 1996, Mr. Griffis was a certified psychology teacher with the Duval County School Board in Jacksonville, Florida. Prior to that, he served as Executive Director of Twelve Oaks Hospital in Navarre, Florida, and from 1991 to 1993 he served as Executive Director of Bradford Treatment Center in Madison, Alabama. As a career Navy man, he was heavily involved in the Alcohol Treatment Program in San Diego, California. Upon retirement from the Navy in 1986, he was an Employee Assistance Professional with Crowley Maritime Corporation in Jacksonville, Florida. Mr. Griffis received both his Bachelors degree in Behavioral Science and his Masters degree in Human Behavior from National University, San Diego, CA.

                  PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP
                           OF MANAGEMENT AND OTHERS

   The following table sets forth, as of February 15, 2002, certain information with respect to the beneficial ownership of NextHealth's voting securities by (i) each person known by NextHealth to be the beneficial owner of more than five percent (5%) of NextHealth's outstanding voting securities;
(ii) each NextHealth director; (iii) the executive officers of NextHealth; and
(iv) all directors and executive officers of NextHealth as a group:


                                               Amount and Nature of Percent of
Name                                           Beneficial Ownership   Class+
----                                           -------------------- ----------
                                 Common Stock

Apollo(1).....................................      6,077,075         42.95%
Anam LLC(2)...................................      2,881,554         21.75
William T. O'Donnell, Jr.(3)..................        144,000          1.08
Steven M. Kolow(4)............................      1,057,100          7.98
Joseph A. DeNucci(5)..........................        157,500          1.17
Loree Thompson(6).............................         83,500            *
Neil E. Jenkins(7)............................         81,000            *
George L. Ruff(8).............................         39,000            *
Stephen L. Berger(9)..........................         55,000            *
Lee S. Neibart(10)............................         55,000            *
Alfred C. Trivilino(10).......................         55,000            *
Michael L. Ashner(10).........................         47,500            *
Keith P. Arnold(11)...........................         32,500            *
Bertha B. Kenny(12)...........................         13,500            *
All Executive Officers and Directors as a
 Group(13)....................................      3,641,054         26.09

                           Series A Preferred Stock

Apollo........................................         46,065           100%

 +  Percentage calculations assume conversion of preferred stock.

 * Represents less than one percent (1%) of the Company's outstanding voting stock.

(1) Includes shares issuable upon the conversion of NextHealth Series A Preferred Stock into NextHealth Common Stock in accordance with the preferred stock series designation (4,606,500) and upon exercise of warrants held by AP NH, LLC and an affiliate to purchase a total of 900,000 shares, but excludes options to purchase NextHealth Common Stock held by NextHealth directors who are affiliated with Apollo. Apollo's address is c/o Apollo Real Estate Advisors, L.P., 1301 Avenue of the Americas, 38th Floor, New York, New York 10019.

(2) Includes 2,185,917 shares currently owned by Mr. O' Donnell, 500,000 shares currently owned by Beth O'Donnell and 195,637 shares currently owned by the BTM Irrevocable Trust that such persons have agreed to contribute to Anam pursuant to the Voting and Contribution Agreement. Anam is owned and controlled by Messrs. O'Donnell and Ruff. Anam's address is c/o Jack A. Shaffer & Company, LLC, 410 Park Avenue, Suite 430, New York, New York 10022. See also "Special Factors--Arrangements Among Anam and its Affiliates; Financing of the Merger--The Voting and Contribution Agreement" above.

(3) Does not include 2,881,554 shares beneficially owned by Anam pursuant to the Voting and Contribution Agreement of which 2,185,917 shares are currently owned by Mr. O'Donnell. Such shares are included in Anam's share ownership total. Does not include 195,637 shares held in a trust for the benefit of Mr. O'Donnell's children, and as to which Mr. O'Donnell disclaims any beneficial interest, or 500,000 shares held in the name of Mr. O'Donnell as voting trustee for the benefit of Beth O'Donnell as to which Mr. O'Donnell disclaims any beneficial interest. The shares of the BTM Irrevocable Trust and

   Ms. O'Donnell are included in Anam's share ownership total. See "Special Factors--Arrangements Among Anam and its Affiliates; Financing of the Merger--The Voting and Contribution Agreement" above. Includes options, which are exercisable within the next sixty days, to purchase 75,000 shares granted pursuant to the Company's 1992 Stock Option Plan and 69,000 shares granted pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan. Mr. O'Donnell's address is c/o ODE, L.L.C., 144 Green Bay, Winnetka, Illinois 60093.

(4) As of August 31, 2000, the address for Mr. Kolow was 5 Essex Drive, Wayland, Massachusetts 01778. This information is based on a Schedule 13G/A filing with the Securities and Exchange Commission dated August 31, 2000.

(5) Includes options, which are exercisable within the next sixty days, to purchase 157,500 shares granted to Mr. DeNucci pursuant to the Company's 1990 and 1992 Stock Option Plans.

(6) Includes options, which are exercisable within the next sixty days, to purchase 83,500 shares granted to Ms. Thompson pursuant to the Company's 1990 and 1992 Stock Option Plans.

(7) Includes options to purchase 77,000 shares granted to Mr. Jenkins pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan.

(8) Does not include 2,881,554 shares beneficially owned by Anam pursuant to the Voting and Contribution Agreement. See "Special Factors--Arrangements Among Anam and its Affiliates; Financing of the Merger--The Voting and Contribution Agreement" above. Includes options to purchase 39,000 shares granted to Mr. Ruff pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan. In December 2000, Mr. Ruff divested himself of beneficial ownership of options to purchase 22,000 shares of NextHealth Common Stock pursuant to a contractual arrangement in which no separate consideration was paid to Mr. Ruff for such divestiture.

(9) Includes options to purchase 55,000 shares granted to Mr. Berger pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan.

(10) Includes options to purchase 55,000 shares granted to Messrs. Neibart and Trivilino and 47,500 shares granted to Mr. Ashner pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan. Does not include 4,606,500 shares of NextHealth Common Stock represented by the 46,065 shares of NextHealth Series A Preferred Stock held by Apollo or the 900,000 shares of NextHealth Common Stock represented by warrants held by Apollo as to which each of them disclaims any beneficial interest.

(11) Includes options, which are exercisable in the next sixty days, to purchase 32,500 shares granted to Mr. Arnold pursuant to the Company's 1990 and 1992 Stock Option Plans.

(12) Includes options, which are exercisable in the next sixty days, to purchase 13,500 shares granted to Ms. Kenny pursuant to the Company's 1990 and 1992 Stock Option Plans.

(13) Includes options, which are exercisable within the next sixty days, to purchase 759,500 shares granted to members of this group pursuant to the Company's 1990 and 1992 Employee and Non-Employee Directors Stock Option Plans. Includes 2,881,554 shares beneficially owned by Anam pursuant to the Voting and Contribution Agreement.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The audited consolidated financial statements and the related financial statement schedule incorporated in this proxy statement by reference to NextHealth's Annual Report on Form 10-K for the year ended December 31, 2000, as amended by Amendment No. 1 to Form 10-K filed on April 30, 2001, have been audited by Ernst & Young, LLP, independent auditors, as stated in their reports which are incorporated herein by reference.

                              DISSENTERS' RIGHTS

   Under Section 262 of the DGCL, if you do not vote your outstanding shares of NextHealth Common Stock in favor of adoption of the amended merger agreement, you will be entitled to dissent and elect to have the "fair value" of your shares appraised, exclusive of any element of value arising from the accomplishment or expectation of the amended merger agreement, together with a fair rate of interest, if any, judicially determined by the Delaware Court of Chancery.

   The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, a copy of which is provided as Annex D to this proxy statement. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of NextHealth Common Stock as to which appraisal rights are asserted. If you have a beneficial interest in shares of NextHealth Common Stock held of record in the name of another person, such as a broker or nominee, you must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect your appraisal rights.

   Under Section 262, where an agreement of merger (such as the amended merger agreement) is to be submitted for adoption at a meeting of stockholders, as in the case of the special meeting described in this proxy statement, the corporation, not less than 20 days prior to the meeting, must notify each person who was a stockholder on the record date and who is entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement is that notice to you, and a copy of Section 262 is attached to this proxy statement as Annex D. If you wish to exercise your appraisal rights or wish to preserve the right to do so, you should review carefully Section 262 and seek advice of legal counsel, since failure to comply fully with the procedures of Section 262 will result in the loss of appraisal rights.

   If you wish to exercise the right to dissent from the merger and demand appraisal under Section 262, you must satisfy each of the following conditions:

  . You must deliver to us written demand for appraisal of your shares of NextHealth Common Stock before the vote on approval and adoption of the merger, the amended merger agreement and the transactions contemplated thereby at the special meeting, which demand will be sufficient if it reasonably informs us of your identity and that you intend to demand the appraisal of your shares;

  . You must not vote your shares in favor of approval and adoption of the merger, the amended merger agreement and the transactions contemplated thereby. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger, the amended merger agreement and the transactions contemplated thereby, if you vote by proxy and wish to exercise appraisal rights, you must vote against approval and adoption of the merger, the amended merger agreement and the transactions contemplated thereby, or abstain from voting on approval and adoption of the merger, the amended merger agreement and the transactions contemplated thereby; and

  . You must continuously hold your shares from the date of making your written demand through the completion of the merger. If you are the record holder of shares of NextHealth Common Stock on the date the written demand for appraisal is made but thereafter transfer these shares prior to the completion of the merger, you will lose any right to appraisal in respect of the shares.

   Your failure to vote against the approval and adoption of the merger, the amended merger agreement and the transactions contemplated thereby will not constitute a waiver of your appraisal rights.

   Neither voting in person or by proxy against, abstaining from voting on or failing to vote on the proposal to approve and adopt the merger, the amended merger agreement and the transactions contemplated thereby will constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any such proxy or vote.

   Only a holder of record of shares of NextHealth Common Stock issued and outstanding immediately prior to the completion of the merger is entitled to assert appraisal rights for the shares of NextHealth Common Stock registered in that holder's name. A demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as that stockholder's name appears on the stock certificates, should specify the stockholder's name and mailing address, the number of shares of NextHealth Common Stock owned and that the stockholder intends thereby to demand appraisal of the stockholder's shares of NextHealth Common Stock.

   If your shares of NextHealth Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a written demand should be made in that capacity. If your shares of NextHealth Common Stock are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including one or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the owner or owners.

   A record holder such as a broker who holds shares of NextHealth Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of NextHealth Common Stock held for one or more beneficial owners while not exercising those rights with respect to the shares of NextHealth Common Stock held for one or more other beneficial owners; in that case, the written demand should set forth the number of shares of NextHealth Common Stock as to which appraisal is sought, and where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of NextHealth Common Stock held in the name of the record owner. If you hold your shares of NextHealth Common Stock in brokerage accounts or other nominee forms and wish to exercise appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

   A stockholder who elects to exercise appraisal rights under Section 262 should mail or deliver, before the vote on approval and adoption of the merger, the amended merger agreement and the transactions contemplated thereby at the special meeting, a written demand to NextHealth, Inc., 16600 North Lago del Oro Parkway, Tucson, Arizona 85739; Attention: Bertha B. Kenny, Corporate Secretary.

   Within ten days after the completion of the merger, the surviving corporation must send a notice as to the effectiveness of the merger to each former holder of NextHealth Common Stock who has satisfied the appropriate provision of Section 262 and who has not voted in favor of approval and adoption of the merger, the amended merger agreement and the transactions contemplated thereby. Within 120 days after the completion of the merger, but not thereafter, either NextHealth or any holder of dissenting shares of NextHealth Common Stock who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of all shares of NextHealth Common Stock held by dissenting stockholders. NextHealth is under no obligation to and has no present intent to file a petition for appraisal, and you should not assume that NextHealth will file a petition or that NextHealth will initiate any negotiations with respect to the fair value of the shares. Accordingly, if you desire to have your shares appraised, you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262.

IT SHOULD BE NOTED THAT THE HOLDER OF THE OUTSTANDING NEXTHEALTH SERIES A PREFERRED STOCK ALSO POSSESSES THE APPRAISAL REMEDIES DESCRIBED HEREIN.

   Within 120 days after the completion of the merger, any stockholder who has complied with the provisions of Section 262 to that point in time will be entitled to receive from NextHealth, upon written request, a statement setting forth the aggregate number of shares of NextHealth Common Stock not voted in favor of approval and adoption of the merger, the amended merger agreement and the transactions contemplated thereby, and with respect to which demands for appraisal have been received and the aggregate number of holders of the shares. NextHealth must mail this statement to the stockholder within 10 days of receipt of a request or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262, whichever is later.

   A stockholder properly and timely filing a petition for appraisal with the Delaware Court of Chancery must deliver a copy to NextHealth, which will then be obligated within 20 days to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares of NextHealth Common Stock. After notice to the stockholders, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

   After determining the stockholders entitled to an appraisal, the Delaware Court of Chancery will determine the fair value of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. Upon application of a holder of dissenting shares of NextHealth Common Stock, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares of NextHealth Common Stock entitled to appraisal.

IF YOU CONSIDER SEEKING APPRAISAL, YOU SHOULD BE AWARE THAT THE FAIR VALUE OF YOUR SHARES AS DETERMINED UNDER SECTION 262 COULD BE MORE THAN, THE SAME AS, OR LESS THAN THE MERGER CONSIDERATION YOU WOULD RECEIVE UNDER THE AMENDED MERGER AGREEMENT IF YOU DID NOT SEEK APPRAISAL OF YOUR SHARES. YOU SHOULD ALSO BE AWARE THAT INVESTMENT BANKING OPINIONS ARE NOT OPINIONS AS TO FAIR VALUE UNDER SECTION 262.

   In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court further stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

   Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the completion of the merger, be entitled to vote the shares subject to this demand for any purpose or to receive payment of dividends or other distributions on those shares.

   If any stockholder who demands appraisal of shares of NextHealth Common Stock under Section 262 fails to perfect, or effectively withdraws or loses, the right to appraisal, the stockholder's shares of NextHealth Common Stock will be converted into the right to receive the merger consideration in cash in accordance with the amended merger agreement, without interest. A stockholder will fail to perfect, or effectively lose or withdraw, the right to appraisal if no petition for appraisal is filed within 120 calendar days after the completion of the merger. A stockholder may withdraw a demand for appraisal by delivering to NextHealth a written withdrawal of the demand for appraisal and acceptance of the merger consideration, except that any such attempt to withdraw made more than 60 calendar days after the completion of the merger will require the written approval of NextHealth. Once a petition for appraisal has been filed, the appraisal proceeding may not be dismissed as to any stockholder, absent approval of the Delaware Court of Chancery.

IT SHOULD BE NOTED THAT ANAM IS NOT OBLIGATED TO CONSUMMATE THE MERGER IF MORE THAN 10% OF THE HOLDERS OF THE SHARES OF NEXTHEALTH COMMON STOCK OR ANY OF THE SHARES OF NEXTHEALTH SERIES A PREFERRED STOCK, IN EACH CASE, OUTSTANDING AT THE CLOSE OF BUSINESS ON THE RECORD DATE FOR THE SPECIAL MEETING OF STOCKHOLDERS, DEMAND APPRAISAL PURSUANT TO SECTION 262.

                 BUSINESS COMBINATIONS WITH INTERESTED PARTIES

   There are provisions of Delaware law that may be deemed to have an anti-takeover effect. These provisions are designed to protect stockholders against coercive, unfair or inadequate tender offers and other abusive tactics and to encourage any person contemplating a business combination with NextHealth to negotiate with the NextHealth Board for the fair and equitable treatment of all stockholders.

   Under Delaware law, no Delaware corporation shall engage in a "business combination" with an "interested stockholder" for a period of three years following the date that the stockholder became an interested stockholder, except in certain circumstances. "Business combination" includes a merger, consolidation, asset sale or other transaction resulting in a financial benefit to the interested stockholder. "Interested stockholder" is a person who, together with affiliates and associates, owns, or within three years, did own 15% or more of the corporation's voting stock. This prohibition does not apply if the business combination is with an interested stockholder who became an interested stockholder when NextHealth did not have a class of voting stock listed on a national securities exchange or authorized for quotation on the NASDAQ National Market or held of record by more than 2,000 stockholders, unless it resulted from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder.

   Section 203 does not apply to the acquisition of NextHealth by Anam because NextHealth has elected not to be governed by Section 203 in its Certificate of Incorporation.

                                   EXPENSES

   The parties have agreed to pay their own costs and expenses incurred in connection with the agreement of merger and the transactions contemplated thereby, including the merger, consisting primarily of Securities and Exchange Commission filing fees, fees and expenses of investment bankers, attorneys and accountants, financial printing and other related charges. Assuming the merger is completed, NextHealth estimates such fees and expenses will be
approximately $      million. Estimated fees and expenses to be incurred in
connection with the merger are as follows:


   Filing Fees...................................................... $   13,300
   Financial Advisors' Fees and Expenses
    (estimated total for the NextHealth Board and the Special Com-
    mittee).........................................................    450,000
   Legal Fees and Expenses
    (estimated total for the NextHealth Board and the Special Com-
    mittee).........................................................    550,000
   Legal and Accounting Fees and Expenses
    (estimated total for Anam)......................................  1,700,000
   Accounting Fees and Expenses.....................................    120,000
   Exchange Agent Fees..............................................     60,000
   Printing and Mailing Costs.......................................     20,000
   Miscellaneous....................................................    145,000
                                                                     ----------
       Total........................................................ $
                                                                     ==========


                                 OTHER MATTERS

   As of the date of this proxy statement, the NextHealth Board is not aware of any matters to be presented at the special meeting other than those described in this proxy statement. If other matters should properly come before the special meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendations of the NextHealth Board.

                      WHERE YOU CAN FIND MORE INFORMATION

   Because the merger is a "going private" transaction, a Rule 13e-3 Transaction Statement (including any amendments thereto, the "Schedule 13E-3") under the Securities Exchange Act of 1934 was filed concurrently with the filing of this proxy statement. This proxy statement does not contain all of the information set forth in the Schedule 13E-3 and the exhibits thereto.

   NextHealth files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any such reports, statements or other information, including the
Schedule 13E-3, at the Securities and Exchange Commission's public reference rooms in Washington, D.C. and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. NextHealth's Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

   Shares of NextHealth Common Stock are presently traded on NASDAQ under the symbol "NEXT." Reports and other information concerning NextHealth can also be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, DC 20006.

   The Securities and Exchange Commission allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about our company and its finances.

  1. Annual Report on Form 10-K filed on March 16, 2001 as amended by Amendment No. 1 to Form 10-K filed on April 30, 2001;

  2. Current Report on Form 8-K, filed on April 18, 2001;

  3. Quarterly Report on Form 10-Q filed on May 14, 2001;

  4. Current Report on Form 8-K filed on June 22, 2001;

  5. Quarterly Report on Form 10-Q filed on August 13, 2001; and

  6. Quarterly Report on Form 10-Q filed on November 14, 2001.

  7. Current Report on Form 8-K filed on November 29, 2001.

   In addition, each document filed by NextHealth pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the date of this proxy statement and prior to the date of the special meeting shall be deemed to be incorporated by reference in this proxy statement and to be a part hereof from the date such document is filed with the Securities and Exchange Commission.

   NextHealth has supplied all information contained or incorporated by reference in this proxy statement relating to NextHealth and Anam has supplied all information contained in this proxy statement relating to Anam.

   Neither NextHealth nor Anam has made any provisions in connection with the merger to grant unaffiliated stockholders access to their respective files or to obtain counsel or appraisal services at the expense of NextHealth and/or Anam.

   If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the Securities and Exchange Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this proxy statement. Stockholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone at the following address:

                               NextHealth, Inc.
                       16600 North Lago del Oro Parkway
                             Tucson, Arizona 85739
                                (520) 818-5800

   You should rely only on the information contained or incorporated by reference in this proxy statement to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated February 19, 2002. You should not assume that the information contained in this proxy statement is accurate as of any date other than February 19, 2002, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

                    INFORMATION ABOUT STOCKHOLDER PROPOSALS

   NextHealth will only hold an annual meeting in the year 2002 if the merger has not already been completed. If an annual meeting is held, stockholder proposals intended to be presented at the 2002 annual meeting of stockholders must be received no later than April 30, 2002 to be included in our proxy statement for that meeting. Proposals should be addressed to Bertha B. Kenny, Corporate Secretary, NextHealth, Inc., 16600 North Lago Del Oro Parkway, Tucson, Arizona 85739. In order to avoid controversy as to the date on which a proposal was received you should submit your proposal by certified mail, return receipt requested.


   Proxies may confer discretionary authority to vote on any matter of which we receive notice after February 19, 2002, without the matter being described in the proxy statement for the annual meeting.


                                          By Order of the Board of Directors,

                                          BERTHA B. KENNY
                                          Corporate Secretary

February 19, 2002


THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL FACILITATE ARRANGEMENTS FOR THE MEETING. YOUR COOPERATION IS APPRECIATED.

                                                                         Annex A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER

                                  By and Among

                                   ANAM LLC,

                             NHI ACQUISITION CORP.,

                                      and

                                NEXTHEALTH, INC.

                              Dated April 16, 2001


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
 ARTICLE I   THE MERGER.................................................    A-5
    1.1      The Merger.................................................    A-5
    1.2      Certificate of Incorporation of the Surviving Corporation..    A-5
    1.3      Bylaws of the Surviving Corporation........................    A-6
    1.4      Board of Directors and Officers of the Surviving
             Corporation................................................    A-6
    1.5      Effective Time of the Merger...............................    A-6

 ARTICLE II  CONVERSION OF SHARES; MERGER CONSIDERATION.................    A-6
    2.1      Conversion of Target Capital Stock.........................    A-6
    2.2      Disbursement of Merger Consideration.......................    A-6
    2.3      Dissenting Shares..........................................    A-7
    2.4      Stock Options..............................................    A-8
    2.5      Warrants...................................................    A-8
    2.6      No Further Ownership Rights in Target......................    A-8
    2.7      Conversion of Merger Sub Shares............................    A-8
    2.8      The Closing................................................    A-9
    2.9      Target's Documents Delivered at Closing....................    A-9
    2.10     Buyer's Documents Delivered at Closing.....................    A-9

 ARTICLE III REPRESENTATIONS AND WARRANTIES OF TARGET...................   A-10
    3.1      Corporate Organization and Authority.......................   A-10
    3.2      Capitalization; Listing....................................   A-10
    3.3      Subsidiaries...............................................   A-11
    3.4      SEC Filings................................................   A-11
    3.5      Authority Relative to Agreement............................   A-12
    3.6      Absence of Conflicts.......................................   A-12
    3.7      Financial Statements.......................................   A-12
    3.8      Absence of Certain Changes.................................   A-12
    3.9      Compliance with Laws.......................................   A-13
    3.10     Taxes......................................................   A-14
    3.11     Intellectual Property......................................   A-14
    3.12     Litigation.................................................   A-15
    3.13     Consents...................................................   A-15
    3.14     Employee Benefit Plans.....................................   A-15
    3.15     Brokers....................................................   A-15
    3.16     Information Supplied.......................................   A-15
    3.17     Opinion of Financial Advisor...............................   A-16
    3.18     Target Board Recommendation................................   A-16
    3.19     Required Stockholder Vote..................................   A-16
    3.20     Rights Agreements; Section 203.............................   A-16
    3.21     Licenses...................................................   A-16
    3.22     Change of Control Payments.................................   A-16
    3.23     Contracts..................................................   A-17
    3.24     Insurance..................................................   A-17
    3.25     Indebtedness for Borrowed Funds............................   A-17
    3.26     Books and Records..........................................   A-17

 ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER....................   A-17
    4.1      Organization; Authority....................................   A-17
    4.2      Absence of Conflicts.......................................   A-17
    4.3      Consents...................................................   A-18

                                                                          Page
                                                                          ----
    4.4       Brokers...................................................  A-18
    4.5       Investment Intent.........................................  A-18
    4.6       Information Supplied......................................  A-18
    4.7       Availability of Funds.....................................  A-18
    4.8       Merger Sub................................................  A-18

 ARTICLE V    COVENANTS.................................................  A-19
    5.1       Conduct of Business of the Companies Prior to the Closing
              Date......................................................  A-19
              Preparation of Proxy Statement, Etc.; Stockholders
    5.2       Meeting...................................................  A-19
    5.3       Non-Solicitation..........................................  A-20
    5.4       Confidentiality; Public Announcements.....................  A-21
    5.5       Hart-Scott-Rodino Filings.................................  A-21
    5.6       Access to Information.....................................  A-22
    5.7       Reasonable Commercial Efforts.............................  A-22
    5.8       Notification of Certain Matters...........................  A-22
    5.9       Indemnification and Insurance.............................  A-22
    5.10      Employee Benefits.........................................  A-23
    5.11      Financing.................................................  A-23

 ARTICLE VI   CONDITIONS TO CLOSING.....................................  A-23
    6.1       Conditions to Obligations of Buyer........................  A-23
    6.2       Conditions to Obligations of Target.......................  A-24

 ARTICLE VII  TERMINATION AND ABANDONMENT...............................  A-25
    7.1       Methods of Termination....................................  A-25
    7.2       Mandatory Termination.....................................  A-26
    7.3       Procedure Upon Termination................................  A-26
    7.4       Termination Fee...........................................  A-26
    7.5       Earnest Money Deposit.....................................  A-27

 ARTICLE VIII MISCELLANEOUS PROVISIONS..................................  A-27
    8.1       Non-Survival of Representations and Warranties............  A-27
    8.2       Successors and Assigns....................................  A-27
    8.3       Expenses..................................................  A-28
    8.4       Notices...................................................  A-28
    8.5       Entire Agreement..........................................  A-29
    8.6       Waivers, Amendments and Remedies..........................  A-29
    8.7       Severability..............................................  A-29
    8.8       Headings..................................................  A-30
    8.9       Counterparts; Terms.......................................  A-30
    8.10      Governing Law; Consent to Jurisdiction; Venue.............  A-30
    8.11      Interpretation............................................  A-30
    8.12      Exhibits and Schedules....................................  A-30
    8.13      Waivers of Trial by Jury..................................  A-30
    8.14      Breach....................................................  A-30

 Schedules and Exhibits

 Schedule                            Description
 --------                            -----------
    3.2(b) Options and Warrants
    3.2(c) Preemptive Rights
    3.2(f) Voting Agreements
    3.3    Capitalization of Subsidiaries
    3.4    Pending SEC Reports
    3.6    Conflicts
    3.10   Tax Schedule
    3.14   Employee Benefit Plans
    3.21   Licenses
    3.22   Change of Control Payments
    3.25   Indebtedness for Borrowed Funds
    4.3    Consents

                                                                            Page
                                                                            ----
  Exhibit                            Description
  -------                            -----------
    A      Definitions....................................................
    B      Form of Certificate of Incorporation...........................
    C      Form of Legal Opinion of Hecker & Muehlebach...................
    D      Consents and Approvals.........................................
    E      Form of Escrow Agreement.......................................
    F      Knowledge Parties..............................................

                         AGREEMENT AND PLAN OF MERGER

   This AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated April 16, 2001, is made among ANAM LLC, a Delaware limited liability company ("Parent"), NHI ACQUISITION CORP., a Delaware corporation ("Merger Sub"), and NEXTHEALTH, INC., a Delaware corporation ("Target"). Target and Merger Sub are sometimes herein collectively referred to as the "Constituent Corporations." Parent and Merger Sub are sometimes herein collectively referred to as "Buyer."

                                   RECITALS

   A. The Managers of Parent and the respective Boards of Directors of Merger Sub and Target have approved and adopted the merger of Merger Sub with and into Target, as set forth below (the "Merger") upon the terms and subject to the conditions provided for in this Agreement.

   B. Parent owns all of the issued and outstanding shares of the capital stock (the "Merger Sub Shares") of Merger Sub.

   C. The authorized capital stock of Target consists of (i) 16,000,000 shares of common stock, par value $.01 per share ("Common Stock"), and (ii) 3,971,044 shares of preferred stock, par value $.01 per share ("Preferred Stock").

   D. Parent desires to acquire, for the Merger Consideration and on the terms and subject to the conditions set forth in this Agreement, all of the shares of Common Stock, other than those shares of Common Stock that, at the Effective Time, are owned by Buyer or by any subsidiary of Buyer (the "Excluded Shares"), which are issued and outstanding at the Effective Time (collectively, the "Common Shares"), and all of the shares of Preferred Stock, which are issued and outstanding at the Effective Time (collectively, the "Preferred Shares" and, together with the Common Shares, the "Target Capital Stock"), by means of the Merger, pursuant to which each share of Target Capital Stock will be converted into the right to receive certain amounts of cash and each Merger Sub Share will be converted into shares of capital stock of Target, all as set forth below.

   E. Target is willing to participate in the Merger on the terms and subject to the conditions set forth in this Agreement.

   Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows. Capitalized terms used herein have the definitions referred to, or set forth in, Exhibit A hereto.

                                   ARTICLE I

                                  THE MERGER

   1.1 The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions hereof, and in accordance with the provisions of the Delaware General Corporation Law, as amended (the "DGCL"), Merger Sub shall be merged with and into Target at the Effective Time. Following the Effective Time, the separate existence of Merger Sub shall cease, and Target shall continue as the surviving corporation in the Merger (sometimes called the "Surviving Corporation"). The Merger shall have the effects set forth in the DGCL.

   1.2 Certificate of Incorporation of the Surviving Corporation. The Certificate of Merger and the other documents referred to in Section 1.5 hereof shall provide that, at the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended to read in the form of Exhibit B hereto.

   1.3 Bylaws of the Surviving Corporation. Immediately after the Effective Time, the bylaws of Merger Sub shall be the bylaws of the Surviving Corporation.

   1.4 Board of Directors and Officers of the Surviving Corporation. At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation, each to hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

   1.5 Effective Time of the Merger. The Constituent Corporations will cause a certificate of merger (the "Certificate of Merger") executed in accordance with the DGCL and such other documents as are required by the DGCL to be duly filed with the Secretary of State of the State of Delaware on or as soon after the Closing Date as possible. The Merger shall become effective upon the filing of the Certificate of Merger, or at such other time as is agreed upon by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes fully effective is referred to herein as the "Effective Time").

                                  ARTICLE II

                  CONVERSION OF SHARES; MERGER CONSIDERATION

   2.1 Conversion of Target Capital Stock.

     (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of the capital stock of the Constituent Corporations, each Common Share (other than shares to be cancelled pursuant to Section 2.1(c) hereof and Dissenting Shares) shall be converted into and exchanged solely for the right to receive an amount of cash equal to $5.65 (the "Per Share Merger Consideration") on the terms and conditions provided herein, at the times described in Section 2.2 hereof.

     (b) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of the capital stock of the Constituent Corporations, each Preferred Share (other than Shares to be cancelled pursuant to Section 2.1(c) hereof and Dissenting Shares) shall be converted into and exchanged solely for the right to receive an amount of cash equal to the Per Share Merger Consideration for each share of Common Stock into which such Preferred Share is convertible immediately prior to the Effective Time, on the terms and conditions provided herein, at the times described in Section 2.2 hereof.

     (c) Each share of Target Capital Stock held in Target's treasury immediately prior to the Effective Time, if any, and each Excluded Share shall, by virtue of the Merger, automatically be cancelled and retired and cease to exist and no consideration shall be issued in exchange therefor.

     (d) The aggregate of the Per Share Merger Consideration payable to all of the holders of Target Capital Stock is called the "Merger Consideration." No holder of shares of Target Capital Stock shall be entitled to receive any dividends, in cash or otherwise, on such shares converted into Merger Consideration as set forth in this Section 2.1 hereof.

   2.2 Disbursement of Merger Consideration.

     (a) Prior to the Effective Time, Parent shall authorize one or more commercial banks (acceptable to Target) organized under the laws of the United States or any state thereof with capital, surplus and undivided profits of at least $500,000,000 to act as Exchange Agent hereunder (the "Exchange Agent") for the purpose of exchanging certificates representing Target Capital Stock for the Merger Consideration. Prior to the Effective Time, Parent will deposit, or cause to be deposited, in trust with the Exchange Agent the Merger Consideration to be paid in respect of the Target Capital Stock. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of Target Capital Stock at the Effective Time (i) a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing shares of Target Capital Stock to the Exchange Agent) and (ii) instructions for use in effecting the surrender of such certificates in exchange for the Merger Consideration.

     (b) Each holder of Target Capital Stock that has been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Target Capital Stock, together with a properly completed letter of transmittal covering such Target Capital Stock, will be entitled to receive the Merger Consideration payable in respect of such Target Capital Stock, less any applicable withholding taxes deducted and withheld by Exchange Agent pursuant to Section 2.2(c) hereof. Upon such surrender, the Exchange Agent shall pay the holder of such certificate such Merger Consideration. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive the Merger Consideration. No interest shall be paid or shall accrue on any amount payable on and after the Effective Time by virtue of the Merger upon the surrender of any such certificate.

     (c) The Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Target Capital Stock such amounts as the Exchange Agent, Parent or the Surviving Corporation, as the case may be, is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Target Capital Stock in respect of which such deduction and withholding was made by Exchange Agent.

     (d) If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the shares of Target Capital Stock represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such shares or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.2(a) hereof that remains unclaimed by the holders of shares of Target Capital Stock six months after the Effective Time shall be returned to the Surviving Corporation, upon demand, and any such holder who has not exchanged its shares for the Merger Consideration in accordance with this Section 2.2 prior to that time shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration in respect of its shares. Notwithstanding the foregoing, neither the Exchange Agent, Buyer nor the Surviving Corporation shall be liable to any holder of shares of Target Capital Stock for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Target Capital Stock two years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

   2.3 Dissenting Shares. Notwithstanding Section 2.1 hereof, shares of Target Capital Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger and who has demanded appraisal for such shares in accordance with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal. If after the Effective Time, any such holder fails to perfect or withdraws or loses its right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such holder is entitled, without interest or dividends thereon. Target shall give Parent prompt notice of any demands received by Target for appraisal of shares of Target Capital Stock, and, prior to the Effective Time, Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Target shall not, except with the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands.

   2.4 Stock Options. Target shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding Options to provide that, effective at the Effective Time, (i) each outstanding option to purchase Common Stock (an "Option") granted under each outstanding stock option plan for Target's employees and non-employee directors, including Target's 1989 Stock Option Plan, 1990 Stock Option Plan, 1992 Stock Option Plan and 1993 Non-Employee Directors Stock Option Plan (collectively, the "Option Plans"), or otherwise granted by Target outside of the Option Plans, whether or not then exercisable or vested, shall become fully exercisable and vested, (ii) each Option Plan shall be terminated and each Option that is then outstanding shall be canceled and (iii) in consideration of such cancellation, and except to the extent that Parent and the holder of any such Option otherwise agree, Parent shall pay, promptly after the Effective Time, to such holders of Options an amount in respect thereof equal to the product of (x) the excess of the Per Share Merger Consideration over the exercise price thereof and (y) the number of shares of Common Stock subject thereto (such payment to be net of taxes required by law to be withheld with respect thereto); provided that the foregoing shall be subject to the obtaining of any necessary consents of holders of Options, it being agreed that Target and Parent will use their reasonable best efforts to obtain any such consents; and provided further that Target shall not be required to make any payments in connection with obtaining such consents. Target shall not grant any additional Options or similar rights under the Option Plans or otherwise on or after the date hereof.

   2.5 Warrants. Target shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding Warrants to provide that, effective at the Effective Time, (i) each outstanding warrant to purchase Common Stock listed on Schedule 3.2(b) (a "Warrant"), whether or not then exercisable, shall become fully exercisable, (ii) each Warrant that is then outstanding shall be canceled and (iii) in consideration of such cancellation, and except to the extent that Parent and the holder of any such Warrant otherwise agree, Parent shall pay, promptly after the Effective Time, to such holders of Warrants an amount in respect thereof equal to the product of (x) the excess of the Per Share Merger Consideration over the exercise price thereof and (y) the number of shares of Common Stock subject thereto (such payment to be net of taxes required by law to be withheld with respect thereto); provided that the foregoing shall be subject to the obtaining of any necessary consents of holders of Warrants, it being agreed that Target and Parent will use their reasonable best efforts to obtain any such consents; and provided further that Target shall not be required to make any payments in connection with obtaining such consents. Target shall not grant any additional warrants or similar rights on or after the date hereof.

   2.6 No Further Ownership Rights in Target. At and after the Effective Time, each holder of Target Capital Stock shall cease to have any rights as a stockholder of Target, except for the right to either exercise appraisal rights as permitted under, but subject to the conditions and restrictions contained in, Section 262 of the DGCL or surrender his, her or its certificates representing Target Capital Stock in exchange for the right to receive the Per Share Merger Consideration for each share of Target Capital Stock represented by such delivered certificates, at the time of such surrender. After the Effective Time, no transfer of shares shall be made on the stock transfer books of Target except as contemplated by this Agreement. Any stock certificates representing Target Capital Stock presented after the Effective Time for transfer shall be cancelled and exchanged for the right to receive the amounts as provided in Section 2.1 hereof.

   2.7 Conversion of Merger Sub Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of the capital stock of the Constituent Corporations, each of the Merger Sub Shares shall be converted into one share of the common stock of the Surviving Corporation.

   2.8 The Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 A.M., New York City time, on a date to be specified by the parties, which shall be as soon as practicable, but in no event later than the second business day after the satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019, or at such other time or place as the parties hereto shall agree in writing.

   2.9 Target's Documents Delivered at Closing. Subject to the conditions set forth in this Agreement, at the Closing, simultaneous with Buyer's delivery of documents pursuant to Section 2.10 hereof, Target shall deliver to Buyer all of the following documents, certificates and instruments, all in form and substance reasonably satisfactory to Buyer and its counsel:

     (a) Corporate Resolutions. A copy of Target's Board of Directors' and stockholders' resolutions or consents, all certified as of the Closing Date by Target's corporate secretary or assistant secretary as having been duly and validly adopted and as being in full force and effect on the Closing Date, approving the Merger, this Agreement, and the transactions contemplated hereby (provided that Target's Board of Directors may withdraw, or amend or modify in a manner adverse to Buyer, its approval or recommendation of the Merger, this Agreement or the transactions contemplated hereby pursuant to Section 5.3(b) hereof);

     (b) Closing Certificate. A certificate executed on behalf of Target by its chief financial officer to the effect that (i) the representations and warranties of Target contained herein were accurate and correct in all material respects as of the date hereof, and are accurate and correct in all material respects as of the time of the Closing, as if again made by Target at such time (except for representations and warranties which speak as of a specific date, in which case, such representations and warranties shall be accurate and correct as of such specific date), and (ii) Target has performed in all material respects all of its covenants under this Agreement to be performed by it on or prior to the Closing Date;

     (c) Organizational Documents. Copies of the Organizational Documents of Target and each of its Subsidiaries, certified by the Secretary of State of the state of incorporation or organization, or the secretary of the applicable entity, as appropriate;

     (d) Good Standing Certificates. Good standing certificates for Target and each of its Subsidiaries, issued by the Secretary of State of the state of incorporation or organization, or the secretary of the applicable entity, as appropriate, no earlier than 5 days prior to the Closing Date, of each jurisdiction in which Target and each of its Subsidiaries is either incorporated or organized, or qualified or licensed to do business;

     (e) Resignations. Written resignations, effective as of the Closing Date, of such directors and officers of Target and each of its Subsidiaries as are requested by Parent prior to the Closing Date and, if requested by Parent, of trustees of any Employee Plan;

     (f) Payoff Letter. Letter from Lehman Brothers Holdings Inc. setting forth, as of the Closing Date, the amount of principal and interest necessary to pay in full all Indebtedness for Borrowed Funds of Target and its Subsidiaries outstanding under the Loan Agreement dated as of August 11, 1998 between Lehman Brothers Holdings Inc. and Sierra Health-Styles, Inc. and Sierra Tucson, LLC (the "Loan Agreement"); and

     (g) Legal Opinion. An opinion of Hecker & Muehlebach, counsel to Target, addressed to Parent, Merger Sub and any lender or lenders for Buyer and its Affiliates in connection with the transactions contemplated hereby, dated the Closing Date, substantially in the form attached hereto as Exhibit C.

   2.10 Buyer's Documents Delivered at Closing. Subject to the conditions set forth in this Agreement, at the Closing, simultaneous with Target's delivery of documents pursuant to Section 2.9 hereof, Buyer shall deliver all of the following documents, certificates and instruments, all in form and substance reasonably satisfactory to Target and its counsel:

     (a) Resolutions. A copy of (i) Parent's Managers' resolutions or consents certified as of the Closing Date by an authorized officer of Parent as having been duly and validly adopted and as being in full force and effect on the Closing Date, and (ii) a copy of Merger Sub's Board of Directors' and stockholders' resolutions or consents certified as of the Closing Date by Merger Sub's corporate secretary or assistant secretary as having been duly and validly adopted and as being in full force and effect on the Closing Date, in each case, approving the Merger, this Agreement and the transactions contemplated hereby; and

     (b) Closing Certificate. A certificate executed on behalf of Parent by its chief executive officer to the effect that (i) the representations and warranties of Parent and Merger Sub contained herein were accurate and correct in all material respects as of the date hereof, and are accurate and correct in all material respects as of the time of the Closing, as if again made by Parent and Merger Sub at such time (except for representations and warranties which speak as of a specific date, in which case, such representations and warranties shall be accurate and correct as of such specific date), and (ii) Parent and Merger Sub have performed in all material respects all of their covenants under this Agreement to be performed by them on or prior to the Closing.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF TARGET

   Target hereby represents and warrants to Buyer, except as set forth by specific reference to the applicable section of this Article III in the Schedules and except for information set forth anywhere in the Schedules that is sufficiently clear and specific on its face to communicate the specific representations and warranties which it qualifies, as follows:

   3.1 Corporate Organization and Authority. Each of Target and its Subsidiaries (sometimes collectively referred to as the "Companies" and individually as a "Company") is a corporation or limited liability company duly incorporated or organized, validly existing and (where applicable) in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted, except where the failure to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Companies has qualified as a foreign corporation or limited liability company and (where applicable) is in good standing under the laws of all jurisdictions where the nature of the Business or the nature and location of its assets requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

   3.2 Capitalization; Listing.

     (a) The authorized capital stock of Target consists of (i) 16,000,000 shares of Common Stock, of which 8,636,263 shares are issued and outstanding as of the date hereof, no shares are held in the treasury of Target, 1,993,000 shares are reserved for issuance pursuant to the Option Plans, 4,606,500 shares are reserved for issuance upon conversion of the Series A Preferred Shares, and 900,000 shares are reserved for issuance upon exercise of the Warrants; and (ii) 3,971,044 shares of Preferred Stock, of which 46,065 shares designated as Convertible Preferred Stock, Series A (the "Series A Preferred Shares") are issued and outstanding. Each Series A Preferred Share is currently convertible into 100 shares of Common Stock.

     (b) There are outstanding, under the Option Plans, Options to purchase an aggregate of 1,273,800 shares of Common Stock, and there are outstanding Warrants to purchase an aggregate of 900,000 shares of Common Stock, all as set forth on Schedule 3.2(b), which Schedule identifies the time and price at which such Options and Warrants may be exercised to acquire Common Stock. Other than the Options and Warrants disclosed on Schedule 3.2(b) and the Series A Preferred Shares, no Person owns, of record or beneficially, any rights to acquire capital stock of Target, whether pursuant to the exercise of warrants, conversion of securities, exercise of stock options or otherwise.

     (c) All outstanding shares of capital stock of Target have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section 3.2 and in Schedule 3.2(c), and except for the Options, Warrants and Series A Preferred Shares outstanding on the date hereof, (i) there are no shares of capital stock or other voting securities of Target authorized, issued or outstanding, (ii) there are no securities of Target convertible into or exchangeable for shares of capital stock or voting securities of Target authorized, issued or outstanding and (iii) there are no authorized or outstanding options, warrants, preemptive rights or other rights to acquire from Target, and no obligation of Target to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Target (the items in Sections 3.2(a) and (b) hereof being referred to collectively as the "Target Securities"). Other than the obligations set forth in Target's Organizational Documents providing for the Series A Preferred Shares, there are no outstanding obligations of Target or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Target Securities or pay any dividend or make any other distribution in respect thereof.

     (d) There are no outstanding obligations of Target or any Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person, other than to the Target's Subsidiaries in the ordinary course of business consistent with past practice.

     (e) The Company owns no Subsidiary, directly or indirectly, other than the Subsidiaries listed in the SEC Reports filed with the SEC prior to the date hereof.

     (f) No voting securities of Target are entitled to vote by class or have any voting right or preference different, on a per share basis, than the Common Stock other than the voting rights of the Series A Preferred Shares set forth in Target's Organizational Documents. Except as set forth in
  Schedule 3.2(f), there are no voting trusts or other agreements (other than this Agreement) or understandings to which any Company is a party or of which Target has knowledge with respect to the capital stock of any Company. For purposes of this Section 3.2(f), all references to voting securities means shares of capital stock of Target having voting power and rights with respect to Takeover Proposals, including, without limitation, matters described in Section 251 of the DGCL.

     (g) The Target Common Stock is listed for trading on the Nasdaq National Market.

   3.3 Subsidiaries. All of the outstanding capital stock of, or other ownership interests in, each of such Subsidiaries is owned by Target, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except as set forth in Schedule 3.3. There are no outstanding (i) securities of Target or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of Target or (ii) options or other rights to acquire from Target or any of its Subsidiaries, and no other obligation of Target or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Subsidiary of Target. There are no outstanding obligations of Target or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding capital stock or other ownership interest in any Subsidiary of Target or pay any dividend or make any other distribution in respect thereof to a Person other than Target or a Subsidiary of Target.

   3.4 SEC Filings. Target has filed with the United States Securities and Exchange Commission (the "SEC") all forms, reports, definitive proxy statements, schedules and registration statements (the "SEC Reports") required to be filed by it with the SEC since January 1, 1998. No Subsidiary of Target is required to file any report, form or document with the SEC pursuant to the Exchange Act or the Securities Act. As of their respective filing dates or, if amended, as of the date of the last amendment, none of the SEC Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The SEC Reports (including, without limitation, any financial statements and schedules included therein) when filed complied in all material respects with applicable requirements of the Securities Act and the Exchange Act. As of the date hereof, except as set forth in Schedule 3.4, there are no amendments or modifications existing as of the date hereof that have not been filed with the SEC (but which are or will be required to be filed by Target) pursuant to the Securities Act or the Exchange Act to agreements, documents or other instruments which previously have been filed by Target with the SEC.

   3.5 Authority Relative to Agreement. Target has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance by Target of its obligations hereunder have been duly authorized by its Board of Directors, and no other corporate proceedings on the part of Target are necessary to authorize such execution, delivery and performance other than the requisite approvals of the holders of the Common Stock and Series A Preferred Shares. This Agreement has been duly executed by Target and, assuming the due and valid authorization, execution and delivery of this Agreement by Buyer, and subject to approval by Target's stockholders to the extent required by the DGCL and the Organizational Documents, constitutes a valid and legally binding obligation of Target enforceable against Target in accordance with its terms, except as enforceability may be limited by bankruptcy, moratorium, reorganization, receivership or similar laws affecting the rights of creditors generally.

   3.6 Absence of Conflicts. The execution, delivery and performance by Target of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) conflict with or result in any violation of, or constitute a breach or default under any term of the Organizational Documents of any Company or (ii) except as set forth in Schedule 3.6, constitute a breach or default, or require Consents under, any agreement, permit or other instrument to which any Company is a party, or by which any Company is bound or to which any of the assets of any Company or the Business is subject, or any Judgment to which any Company, the assets of any Company or the Business is bound or subject or any Rule, and will not result in the creation of any Lien upon any of the assets of any Company or the Business, except in the case of (ii) for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect.

   3.7 Financial Statements. The audited consolidated financial statements and unaudited interim financial statements included in the SEC Reports (including any related notes and schedules) (collectively, the "Financial Statements") comply in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis by Target during the periods involved, except as otherwise described in the notes thereto and, in the case of the unaudited interim financial statements, subject to usual and recurring year-end adjustments normal in nature and amount and the absence of footnote disclosure as permitted by Regulation S-X promulgated under the Securities Act. The Financial Statements fairly present in all material respects the financial position of Target and its Subsidiaries as of the date set forth on each of such Financial Statements and the results of operations of Target and its Subsidiaries for the periods indicated. Except as (i) reflected in the SEC Reports, (ii) reserved against in the audited consolidated balance sheets of Target and its Subsidiaries dated as of December 31, 2000, including the notes thereto, delivered to Parent prior to the date hereof (the "Most Recent Balance Sheet") and (iii) except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, since the date of the Most Recent Balance Sheet, as of the date hereof, neither Target nor any of its Subsidiaries have any liabilities of any nature that would be required to be reflected on a balance sheet in accordance with GAAP, and that are reasonably likely to have a Material Adverse Effect.

   3.8 Absence of Certain Changes.

     (a) Material Adverse Effect. To the knowledge of Target, from January 1, 2001 to the date hereof, there has been no Material Adverse Effect. For this purpose, "Material Adverse Effect" shall mean, except as disclosed in Target's Form 10-K for the fiscal year ended December 31, 2000 (other than the disclosure in such Form 10-K of possible future events described under "Factors That May Effect Future Results") ("Form 10-K"), an occurrence, change or development that has or will have a material adverse effect on the financial condition, assets, results of operations or business of Target and its Subsidiaries taken as a whole, excluding (i) adverse changes in general economic or industry conditions or in the financial or capital markets, and (ii) occurrences, changes or developments that are actually known to William T. O'Donnell, Jr. as of the date hereof.

     (b) Certain Events. Except as disclosed in the Form 10-K, since the date of the Most Recent Balance Sheet no Company has (and from the date hereof, no Company will have):

       (i) created or suffered to exist any Liens or restrictions with respect to any of such Company's assets or properties;

       (ii) purchased, called, redeemed or otherwise acquired, or declared or paid any dividends or other distributions (other than to another Company) on or with respect to, any shares of capital stock or other securities of any Company (other than with respect to AP NH, LLC's 2% ownership interest in Sierra Tucson, LLC);

       (iii) entered into any transaction, agreement, contract or understanding with any Related Party affecting the Business or altered the terms of any transaction, agreement, contract or understanding with any Related Party, except for transactions, agreements, contracts or understandings with AP NH, LLC and its Affiliates relating to AP NH, LLC's 2% ownership interest in Sierra Tucson, LLC;

       (iv) except as required by the Option Plans, accelerated, amended or changed the period of exercisability of any Options, or repriced Options granted under the Option Plan or authorized cash payments in exchange for any Options granted under any of such plans, except as contemplated by Section 2.4 hereof;

       (v) after the date hereof, issued any Target Capital Stock to any Person, other than as a result of the conversion of any Series A Preferred Shares that were issued and outstanding on the date hereof, or the exercise of any Options or Warrants which were in existence on the date hereof;

       (vi) after the date hereof, granted any Options or issued any Warrants;

       (vii) caused or permitted, by any act or failure to act, any License to expire or be revoked, suspended or modified or taken any action that could reasonably be expected to cause any Governmental Authority to institute proceedings for the suspension, revocation or adverse modification of any License; or

       (viii) incurred any Indebtedness for Borrowed Funds other than in the ordinary course consistent with past practices.

   3.9 Compliance with Laws.

     (a) General. Each Company has complied with, and the Business is being conducted in accordance with, all federal, state, municipal, foreign and other laws, regulations, orders and other legal requirements applicable thereto (collectively, "Rules"), except for such non-compliance that, individually or in the aggregate, would not constitute a Material Adverse Effect. No Company is in default with respect to any Judgment of any Governmental Authority or arbitrator.

     (b) Hazardous Substances. Except as would not reasonably be expected to cause a Material Adverse Effect:

       (i) Each Company has complied and is in compliance with the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act, the Clean Air Act, as amended, and all other Rules relating to pollution or protection of public health, welfare and the environment, including laws relating to emissions, discharges, disposal practices, releases or threatened releases of toxic or hazardous substances or hazardous wastes, including asbestos and polychlorinated biphenyls, or other pollutants, contaminants, petroleum products or chemicals (collectively, "Hazardous Substances") into the environment (including ambient air, indoor air, surface water, ground water, land surface or sub-surface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances (collectively the "Environmental Laws").

       (ii) Each Company has obtained and is in compliance with all Licenses which it is required to obtain and maintain with respect to the operation of the Business under the Environmental Laws.

       (iii) There are no polychlorinated biphenyls or asbestos generated, treated, stored, disposed of, or otherwise deposited in or located on any of the Real Property and there are no above ground or underground storage tanks located on any of the Real Property.

       (iv) There has been no "release" (as such term is defined in Comprehensive Environmental Response, Compensation and Liability Act , 42 U.S.C. Section 9601 et seq.) of a Hazardous Substance in excess of a reportable quantity from or under any of the Real Property or any other property that is used to conduct the Business.

       (v) Target has provided Buyer with all material environmental assessment or impact reports on the Real Property done for or on behalf of Target within the last five years of the date of this Agreement which are in its possession or under its reasonable control.

       (vi) No Company has received any written (or, to the knowledge of Target, oral) order, notice or other communication from any Governmental Authority or third party of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any environmental claim with respect to any Real Property or any other property that is used to conduct the Business in which any Company has an interest.

   3.10 Taxes. Each Company has timely filed (or there have been filed on their behalf) with appropriate taxing authorities all federal and all material state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all taxes relating or attributable to such Company or its operations required to be filed by them on or prior to the date hereof, and such Returns are accurate and complete in all material respects. Each Company has timely paid or will pay all Taxes shown on any Return described in the preceding sentence. Each Company has withheld with respect to its employees all federal and state income Taxes required to be withheld by it from amounts paid or owing to any employee, stockholder, creditor or other third party and remitted the same to the applicable Governmental Authority. Except as set forth in Schedule 3.10, no Company has been delinquent in the payment of any material Tax, there is no material Tax deficiency outstanding, proposed or assessed against any Company, nor has any Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax. Except as set forth in
Schedule 3.10, as of the date hereof, there is no audit or other examination of any Return of any Company presently in progress nor has any Company received written notice from a Governmental Authority indicating an intent to open any such audit or other examination. No Company is required to join with any other Person (other than Target and its Subsidiaries) in the filing of a consolidated tax return for federal tax purposes or a consolidated or combined return or report for state tax purposes. No Company is a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement and no Company is jointly or severally liable for Taxes under Treasury Regulation Section 1.1502-6 with a party other than a Company for any prior period. As of the date hereof, there are no Liens on the assets of any Company relating to Taxes, except for Liens for Taxes not yet due.

   3.11 Intellectual Property. The Companies own or have the right to use all Intellectual Property that is necessary to conduct its Business as currently conducted, free and clear of all Liens, other than those rights the absence of which individually or in the aggregate would not have a Material Adverse Effect. To the knowledge of Target, no Company has given or received any written notice of any pending conflict with, or infringement of the rights of others with respect to, any Intellectual Property or with respect to any license of the Intellectual Property. To the knowledge of Target, no Intellectual Property owned, used or under development by any Company conflicts with or infringes upon any Intellectual Property of any third party. To the knowledge of Target, no Company is subject to any Judgment, nor has it entered into or is party to any contract, agreement or understanding which restricts or impairs the use of any Intellectual Property. To the knowledge of Target, no Person is infringing on or violating the Intellectual Property. Target does not have any knowledge of any fact that would be reasonably likely to give rise to a claim of infringement by any Person relating to the ownership, licensing or use of the Intellectual Property material to the Business as currently conducted.

   3.12 Litigation. Except as disclosed in the SEC Reports filed with the SEC prior to the date hereof, there is no action, suit, or proceeding pending, or to the knowledge of Target threatened, against any Company before any court, arbitrator or other Governmental Authority, which would, individually or in the aggregate, have a Material Adverse Effect.

   3.13 Consents. Except for (i) approvals of, or filings or registrations with the Federal Trade Commission ("FTC") and Department of Justice ("DOJ") pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), (ii) the filing of the certificate of merger pursuant to the DGCL, (iii) compliance with any applicable requirement of the Exchange Act,
(iv) such consents as set forth in Schedule 3.6 or (v) where failure to make such filing or registration, give such notice or receive such permit, consent or approval would not, individually or in the aggregate, have a Material Adverse Effect, no permit, authorization, consent or approval of any Governmental Authority is necessary for the consummation by Target of the transactions contemplated by this Agreement.

   3.14 Employee Benefit Plans.

     (a) Target has heretofore made available to Parent a true and complete copy of each written Plan and any amendments thereto and each agreement creating or modifying any related trust or other funding vehicle, (i) all material Plan documents, (ii) the most recent determination letters received from the IRS, (iii) the most recent application for determination filed with the IRS, (iv) the latest actuarial valuations, (v) the latest financial statements, (vi) the latest Form 5500 Annual Report and Schedule A and Schedule B thereto, (vii) all related trust agreements, insurance contracts or other funding arrangements which implement any of such Plans and (viii) all Summary Plan Descriptions and summaries of modifications thereto communicated to employees. Schedule 3.14 contains a true and complete list of all Plans.

     (b) No liability under Title IV or Section 302 of Employee Retirement Income Security Act of 1974, as amended ("ERISA"), has been incurred by Target or any ERISA Affiliate that has not been satisfied in full. The Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any Title IV Plan and no condition exists that presents a material risk that such proceedings will be instituted. No Title IV Plan is a "multi-employer pension plan," as defined in Section 3(37) of ERISA, nor is any Title IV Plan a plan described in Section 4063(a) of ERISA.

     (c) Each Plan has been operated and administered in accordance with its terms and in compliance with applicable law, including ERISA and the Code, except as would not have a Material Adverse Effect. Each Plan intended to be qualified within the meaning of Section 401(a) of the Code has received a determination from the IRS indicating that such Plan is so qualified, and to the knowledge of Target, there is no basis to believe that any such Plan would not be so qualified (excluding amendments to any Plans required to be made in the future to comply with the requirements of law. Any notices required by ERISA or the Code or any other material state or federal law or any material ruling or regulation of any state or federal administrative agency with respect to the Plans have been appropriately given.

   3.15 Brokers. Except for Prudential Securities Incorporated, no agent, broker, investment banker, financial advisor or other Person is or will be entitled to any brokerage commission, finder's fee or like payment in connection with any of the transactions contemplated by this Agreement based upon such arrangements made by or on behalf of any Company.

   3.16 Information Supplied. Target shall supply all information required to be filed in the Schedule 13E-3 by Target. None of the information supplied or to be supplied by Target for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 will, in the case of the Proxy Statement, at the date it is mailed to Target's stockholders, and in the case of the Schedule 13E-3, at the time it is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, except that no representation is made by Target with respect to statements made or incorporated by reference therein based on information supplied in writing by or on behalf of Buyer specifically for inclusion therein. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act, except that no representation is made by Target with respect to statements made or incorporated by reference therein based on information supplied in writing by or on behalf of Buyer specifically for inclusion therein.

   3.17 Opinion of Financial Advisor. Target's Board of Directors has received the opinion of Prudential Securities Incorporated, the financial advisor to the Special Committee of the Board of Directors of Target (the "Special Committee"), to the effect that, as of the date hereof, the consideration to be received in the Merger by Target's stockholders (other than Buyer and its Controlling Affiliates) is fair to the stockholders of Target (other than Buyer and its Controlling Affiliates) from a financial point of view. A copy of the written opinion will be promptly delivered to Parent after receipt thereof by Target.

   3.18 Target Board Recommendation. The Board of Directors of Target at a meeting duly called and held, has duly determined and resolved, and the Special Committee, at a meeting duly called and held, has unanimously (i) determined that the Merger, this Agreement and the transactions contemplated hereby are fair to and in the best interests of the stockholders of Target (other than Buyer and its controlling affiliates) and (ii) resolved to recommend that the stockholders of Target approve the Merger, this Agreement and the transactions contemplated hereby; provided that such recommendation may be withdrawn, modified or amended pursuant to Section 5.3(b) hereof.

   3.19 Required Stockholder Vote. The affirmative vote (i) of at least 50% plus one share of the outstanding shares of Common Stock (which, for the purpose of such vote, shall include such number of shares of Common Stock into which the outstanding Series A Preferred Shares are then convertible), voting as a single class, and (ii) of at least 50% plus one share of the outstanding Series A Preferred Shares, voting as a single class, are the only votes of the holders of any class or series of Target's securities necessary to approve the Merger, this Agreement and the transactions contemplated hereby.

   3.20 Rights Agreements; Section 203. Target has no "Rights Agreement" or similar instruments or plans which will be triggered on account of the execution of this Agreement by Target. Target has opted out of Section 203 of the DGCL. No "fair price," "moratorium," "control share acquisition" or similar takeover statute or regulation enacted under state or federal laws in the United States applicable to Target is applicable to the transactions contemplated hereby.

   3.21 Licenses. Set forth in Schedule 3.21 is an accurate and complete list of all material licenses, permits, accreditations and other approvals from any Governmental Authority used by any Company in the conduct of the Business (collectively, the "Licenses"), which list includes a summary description of each item and, where applicable, specifies the date issued, granted or applied for, the expiration date and current status thereof. Each of the Licenses has been duly obtained, is valid and in full force and effect, and is not subject to any pending or, to the knowledge of Target, threatened administrative or judicial proceeding to revoke, cancel, limit or declare such License invalid in any respect. Each of the Licenses is sufficient in all respects to permit the continued lawful conduct of the Business substantially in the manner now conducted by the Companies. No Company is in material default or in material violation with respect to any of the Licenses, and no event has occurred which constitutes, or with due notice or lapse of time or both would constitute, a material default by any Company under or a material violation of any License.

   3.22 Change of Control Payments. Neither the execution and delivery of this Agreement nor the consummation of the Merger and the transactions contemplated hereby will, except as set forth on Schedule 3.22, (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of any Company from Target, under any Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Plan, (iii) result in the acceleration of the time of payment or vesting of any such benefits, (iv) create a right to receive payments upon a subsequent termination of employment or (v) result in the acceleration of the time of payment of any of Target's accounts payable (any payment, increase, acceleration or right described above being referred to as a "Change of Control Payment").

   3.23 Contracts. All Contracts are valid and binding upon the Company which is a party thereto and, to Target's knowledge, enforceable against the other parties thereto in accordance with their respective terms. Each Company has performed all material obligations required to be performed by it under all Contracts. No Company is in a material default under any of the Contracts, nor to the knowledge of Target, is any other party to any such Contract in material default thereunder, nor does any condition exist which, with notice or lapse of time or both, would constitute a material default by any Company, or, to the knowledge of Target, by any other party thereunder.

   3.24 Insurance. The Companies own policies of insurance (sufficient for compliance with all Rules and all material agreements to which any Company is a party or otherwise bound) which provide insurance coverage for the Companies, the Business and the assets of the type customarily maintained by other companies with similar assets and operations and engaged in similar businesses. No Company has received any written notice of cancellation or non-renewal of any such policy.

   3.25 Indebtedness for Borrowed Funds. As of the date hereof, no Company has outstanding any Indebtedness for Borrowed Funds other than as set forth on
Schedule 3.25, which schedule lists the dollar amount of such Indebtedness for Borrowed Funds as of the date hereof.

   3.26 Books and Records. The minute books and stock or limited liability company membership records of Target and each of its Subsidiaries are complete and correct in all material respects. At the Closing, all such minute books will be in the possession of the Companies and all such stock or limited liability company membership records will be in the possession of the Companies or Target's transfer agent, as applicable.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

   Parent and Merger Sub, jointly and severally, hereby represent and warrant to Target as follows:

   4.1 Organization; Authority. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of Parent and Merger Sub has all requisite corporate or other entity power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted, except where the failure to have such power or authority would not reasonably be expected to prevent or materially delay consummation of the transactions contemplated hereby. Each of Parent and Merger Sub has qualified as a foreign corporation or other entity and (where applicable) is in good standing under the laws of all jurisdictions where the nature of its business or the nature and location of its assets requires such qualifications, except for jurisdictions in which the failure to be so qualified or in good standing would not reasonably be expected to prevent or materially delay consummation of the transactions contemplated hereby. Each of Parent and Merger Sub has the corporate or other entity power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder have been approved by the Board of Directors or similar governing body of Parent and Merger Sub and Parent as the sole stockholder of Merger Sub, and no other corporate or other entity proceedings on the part of Buyer are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Buyer and, assuming the due and valid authorization, execution and delivery of this Agreement by Target, constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, moratorium, reorganization, receivership or similar laws affecting the rights of creditors generally.

   4.2 Absence of Conflicts. The execution, delivery and performance by Buyer of this Agreement, and the transactions contemplated hereby, do not and will not (i) conflict with or result in any violation of, or constitute a breach or default under any term of the Organizational Documents of Buyer or (ii) constitute a material breach or default, or require Consents under, any agreement, permit or other instrument to which either Parent or Merger

Sub is a party, or by which Buyer is bound or to which any of the assets of Buyer or its business is subject, or any Judgment to which Buyer, the assets of Buyer or the business of Buyer is bound or subject or any Rule, and will not result in the creation of any Lien upon any of the assets of Buyer or its business, except in the case of (ii) for any of the foregoing that would not reasonably be expected to prevent or materially delay consummation of the transactions contemplated hereby.

   4.3 Consents. Except for (i) approvals of, or filings or registrations with the FTC and DOJ pursuant to HSR, (ii) the filing of the Certificate of Merger pursuant to the DGCL, (iii) compliance with any applicable requirement of the Exchange Act, (iv) such consents, if any, as set forth in Schedule 4.3 or (v) where failure to make such filing or registration, give such notice or receive such permit, consent or approval would not reasonably be expected to prevent or materially delay consummation of the transactions contemplated hereby, no permit, authorization, consent or approval of any Governmental Authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

   4.4 Brokers. No agent, broker, investment banker, financial advisor or other Person is or will be entitled to any brokerage commission, finder's fee or like payment in connection with any of the transactions contemplated by this Agreement based upon such arrangements made by or on behalf of Buyer.

   4.5 Investment Intent. Buyer is acquiring the Common Stock pursuant to the Merger for its own account and not with a view to its distribution within the meaning of Section 2(11) of the Securities Act.

   4.6 Information Supplied. Parent shall supply all information required to be filed in the Schedule 13E-3 by Parent, including, without limitation, all information required thereunder about the Affiliates of Parent and Parent's financing plans. None of the information supplied or to be supplied by Buyer for inclusion or incorporation by reference in the Proxy Statement or the
Schedule 13E-3 will, in the case of the Proxy Statement, at the date it is mailed to Target's stockholders, and in the case of the Schedule 13E-3, at the time it is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Without limiting the generality of the foregoing, all of the information that has been, and will be, provided by Buyer to Target or the Special Committee as to (a) contacts that Buyer has received from, or communications or discussions that Buyer has engaged in with, other parties concerning a possible acquisition of any Company or of the assets of any Company or (b) any plans that Buyer may have with respect to any Company or the assets of any Company has been, and will be, complete and accurate in all material respects.

   4.7 Availability of Funds. Parent currently has: (i) written commitments for the contribution of at least 2,685,917 shares of Common Stock to its capital, (ii) informal commitments for additional equity so that, together with the value of the contributed Common Shares, Parent and its Affiliates (other than the Companies) who are participating in the financing for the transactions contemplated hereby will have approximately $38,000,000 of equity, and (iii) informal commitments for debt financing in the amount of approximately $40,000,000. At the Closing, Parent will have sufficient immediately available funds, in cash, to pay the Merger Consideration and any other amounts payable pursuant to this Agreement to consummate the transactions contemplated hereby.

   4.8 Merger Sub. Since the date of its incorporation, Merger Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Merger Sub is a wholly-owned subsidiary of Parent. As of the date hereof, and as of immediately prior to the Effective Time, there are 1,000 shares of Merger Sub Common Stock issued and outstanding, which are duly authorized, fully paid and nonassessable.

                                   ARTICLE V

                                   COVENANTS

   5.1 Conduct of Business of the Companies Prior to the Closing Date. During the period from the date of this Agreement and continuing through the Closing Date, Target agrees that except as expressly contemplated or permitted by this Agreement or to the extent that Parent shall otherwise consent in writing, Target shall use its reasonable commercial efforts to carry on the Business and the affairs of the Companies in such a manner so that the representations and warranties contained in Article III shall continue to be accurate and correct in all material respects throughout such period, and the Companies shall carry on the Business in the ordinary course consistent with past practices and use their respective reasonable commercial efforts (i) to preserve intact their business organizations, (ii) keep available the services of their officers and employees, (iii) preserve their relationships with customers, suppliers, Governmental Authorities and others having business dealings with it and (iv) not do or permit to be done any of the actions described in Section 3.8(b)(i) or (vii) hereof. Notwithstanding the foregoing, during the period from the date of this Agreement and continuing through the Closing Date, each Company shall not do or permit to be done any of the actions described in Section 3.8(b)(ii), (iii), (iv), (v), (vi) or (viii) hereof.

   5.2 Preparation of Proxy Statement, Etc.; Stockholders Meeting.

     (a) Proxy Statement, Etc. Promptly following the date of this Agreement, Target shall prepare a proxy statement relating to a meeting of the holders of Target Capital Stock having voting rights for the purpose of obtaining the requisite stockholder votes necessary to approve of the Merger and this Agreement (the "Proxy Statement"), and Parent and Target shall prepare a
  Schedule 13E-3 under the Exchange Act (the "Schedule 13E-3") with respect to the transactions contemplated by this Agreement. Buyer will cooperate with Target in connection with the preparation of the Proxy Statement and the Schedule 13E-3, including, but not limited to, furnishing to Target any and all information regarding Parent and its Affiliates required to be disclosed therein (including, without limitation, all information required thereunder about the Affiliates' of Parent and Parent's financing plans). The information provided and to be provided by Buyer and Target, respectively, for use in the Proxy Statement and the Schedule 13E-3 shall, with respect to the Proxy Statement, at the date it is first mailed to Target's stockholders and on the date of the Stockholders Meeting referred to in Section 5.2(c) hereof, and, with respect to the Schedule 13E-3, at the time it is filed with the SEC, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and Target and Buyer each agree to correct any information provided by it for use in the Proxy Statement and the Schedule 13E-3 which shall have become false or misleading.

     (b) Comments. Target will as promptly as practicable notify Parent of
  (i) the receipt of any comments from the SEC and (ii) any request by the SEC for any amendment to the Proxy Statement and the Schedule 13E-3 or for additional information. All filings by Target with the SEC, including the Proxy Statement and the Schedule 13E-3 and any amendments thereto, and all mailings to Target's stockholders in connection with the transactions contemplated by this Agreement, including the Proxy Statement and the
  Schedule 13E-3, shall be subject to the prior review, comment and approval of Parent (such approval not to be unreasonably withheld or delayed). Parent will furnish to Target the information relating to it and its Affiliates required by the Exchange Act to be set forth in the Proxy Statement and the Schedule 13E-3 (including, without limitation, all information required thereunder about the Affiliates of Parent and Parent's financing plans).

     (c) Stockholders Meeting. Target will: (i) as promptly as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of Target's stockholders (the "Stockholders Meeting") for the purpose of seeking stockholder approval of this Agreement and the transactions contemplated hereby to the extent required by the DGCL and the Organizational Documents of Target and (ii) through its Board of Directors, and subject to Section 5.3(b) hereof, recommend to its stockholders approval of the foregoing matters. Any such recommendation (or a statement as to withdrawal or modification thereof pursuant to Section 5.3(b) hereof) shall be included in the Proxy Statement.

   5.3 Non-Solicitation.

     (a) Target shall not, nor shall it authorize or permit any of its Subsidiaries to, nor shall it authorize or permit any executive officer, director or employee of, or any investment banker, attorney, accountant or other advisor or representative (collectively, "Representatives") of, Target or any Subsidiary of Target to, (i) directly or indirectly solicit, initiate or knowingly encourage the submission of, any Takeover Proposal (as defined in Section 5.3(f) hereof), (ii) enter into any agreement providing for any Takeover Proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to, or take any other action to knowingly facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; provided, however, that Target may, in response to an unsolicited bona fide Takeover Proposal that did not result from a breach of this
  Section 5.3(a), which the Target Board determines, in good faith and with the approval of the Special Committee, after consultation with the Special Committee's legal counsel and financial advisors, may reasonably be expected to lead to a Superior Proposal (as defined in Section 5.3(f) hereof), subject to compliance with Section 5.3(c) hereof, (x) furnish information with respect to the Companies to the Person making such Takeover Proposal and its Representatives pursuant to a confidentiality agreement substantially similar to the Confidentiality Agreement, and (y) participate in discussions or negotiations with such Person and its Representatives regarding such Takeover Proposal. Target agrees not to release any Person from, or waive any material provision of, any standstill or confidentiality agreement entered into prior to the date hereof to which any Company is a party. Upon execution of this Agreement, Target shall immediately cease any existing activities, discussions or negotiations by any Company or Representatives of any Company with parties heretofore conducted with respect to a Takeover Proposal; provided that Target shall have the right to respond to new unsolicited Takeover Proposals from such parties pursuant to this Section 5.3(a).

     (b) Neither the Board of Directors of Target nor the Special Committee shall (i) withdraw or modify in a manner adverse to Buyer, or publicly propose to withdraw or modify in a manner adverse to Buyer, the approval or recommendation by the Board of Directors of Target or the Special Committee of this Agreement, the Merger and the transactions contemplated hereby,
  (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement providing for any Takeover Proposal or
  (iii) approve or recommend, or publicly propose to approve or recommend, any Takeover Proposal, in each case, except as set forth in the next succeeding sentence, unless this Agreement is terminated in accordance with
  Article VII hereof. If the Board of Directors of Target determines in good faith and with the approval of the Special Committee, after consultation with the Special Committee's legal counsel, that failure to do so could reasonably be expected to cause such Board of Directors to violate its fiduciary duties to Target's stockholders, the Board of Directors of Target may (upon obtaining the approval of the Special Committee) withdraw or modify its approval or recommendation of this Agreement, the Merger or the transactions contemplated hereby without terminating this Agreement.

     (c) Target shall, promptly following receipt of any Takeover Proposal, notify Parent of the receipt thereof and any stated material terms (other than the identity of the person making such Takeover Proposal). Notwithstanding anything to the contrary set forth herein, Target shall not terminate this Agreement in connection with entering into a definitive agreement concerning a Superior Proposal pursuant to Section 7.1(g) hereof, unless (i) Target shall have delivered to Parent written notice specifying all material terms of such Superior Proposal (including, without limitation, the identity of the Person making such Superior Proposal) not later than 5:00 p.m. (Chicago time) five business days in advance of any date that Target intends to take any such action ("Designated Period") and
  (ii) Target and its Representatives have complied in all respects with the terms of the following sentence. During the Designated Period, Target shall negotiate in good faith with Parent to make such amendments (the "Superior Amendments") to the terms and conditions of this Agreement that Target's Board of Directors determines in good faith and with the approval of the Special Committee, after consultation with the Special Committee's legal counsel and financial advisors, to be superior from a financial point of view to Target's stockholders than such Superior Proposal, taking into account all the terms and conditions of such Superior Proposal and this Agreement as proposed to be so amended, and whether such amended Agreement is reasonably capable of being completed, taking into account all financial, legal and other aspects of this Agreement as so amended (including its proposed financing), and if Parent, during the Designated Period, delivers a duly executed counterpart signature page to the Superior Amendments to Target, Target shall not terminate this Agreement pursuant to Section 7.1(g) hereof in connection with entering into such Superior Proposal. For purposes of the preceding sentence, a price per share of Common Stock of at least $.05 above that of the consideration per share of the Superior Proposal will be deemed superior from a financial point of view.

     (d) Nothing contained in this Section 5.3 shall prohibit Target from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Target's stockholders if the Board of Directors of Target determines in good faith, and with the approval of the Special Committee, after consultation with the Special Committee's legal counsel, that such disclosure is necessary or advisable to comply with its obligations under applicable law.

     (e) Notwithstanding the foregoing provisions of this Section 5.3, it is agreed that Target (i) shall include in the press release announcing this Agreement a statement to the effect that, consistent with its fiduciary obligations and subject to the terms of this Agreement, the Board of Directors of Target has preserved its ability to respond to third parties, where appropriate, (ii) may file this Agreement and such press release as exhibits to a Current Report on Form 8-K, and (iii) may repeat such statements in other public disclosures and in private communications with financial analysts, its stockholders, such third parties or their Representatives.

     (f) For purposes of this Agreement:

   "Takeover Proposal" means (i) any proposal or offer for a merger, consolidation, recapitalization or other business combination involving Target, (ii) any proposal for the issuance of 10% or more of the equity securities of Target as consideration for the assets or securities of another person, (iii) any proposal or offer to acquire in any manner, directly or indirectly, 10% or more of the equity securities of any Company or assets that represent 10% or more of the consolidated total assets of Target or (iv) an expression of interest believed by the Board of Directors of Target in good faith (with the approval of the Special Committee) to be a bona fide indication of a third party's interest in pursuing the making any of the foregoing proposals, after consultation with the Special Committee's financial advisors as to such third party's financial capability to consummate such proposal (including through obtaining financing), in each case other than the Merger.

   "Superior Proposal" means a written Takeover Proposal made by a third party on terms that the Board of Directors of Target determines in good faith (with the approval of the Special Committee), after consultation with the Special Committee's financial advisors, to be superior from a financial point of view to Target's stockholders than the Merger, taking into account all the terms and conditions of such proposal and this Agreement, and to be reasonably capable of being completed in a reasonable period of time, taking into account all financial, legal and other aspects of such proposal, including its proposed financing.

   5.4 Confidentiality; Public Announcements. The initial press release with respect to the execution of this Agreement shall be a joint press release subject to Section 5.3(e) hereof and otherwise acceptable to Parent and Target. Thereafter, except as provided in Section 5.3(e) hereof, Parent and Target agree not to make any additional public disclosures without the prior consent of the other (which consent shall not be unreasonably withheld) as to the content and timing of such disclosure; provided, however, that either party may make such disclosures as may be required to comply with applicable law, regulations or NASDAQ requirements, as long as the other party is afforded (to the extent practicable) prior notice thereof.

   5.5 Hart-Scott-Rodino Filings. Each of Buyer and Target shall (a) if required by HSR, within 15 days after the date hereof, prepare and make all filings required pursuant to the notification and reporting obligations of HSR and (b) use their reasonable efforts promptly to take, or cause to be taken, and to cooperate with each other with respect to, all other actions and do, or cause to be done, all things necessary proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Buyer and Target shall each pay one-half of the filing fees associated with the filings under HSR.

   5.6 Access to Information. Between the date of this Agreement and the Closing Date, upon reasonable notice and at reasonable times without undue disruption to the Business, Target will give Parent and its authorized representatives full access to the offices and other facilities and to all books and records of the Companies (including Tax returns and accounting work papers) and will fully cooperate with regard to such inspections as Parent may from time to time reasonably request. If the transactions contemplated by this Agreement are not consummated, Parent and each of its employees, accountants, counsel and other authorized representatives shall keep any information obtained in accordance with this Section 5.6 confidential and not use such information for any other purpose. The representations and warranties of Target contained in this Agreement shall not be deemed waived or otherwise affected by any such investigation made by Parent or any of its representatives.

   5.7 Reasonable Commercial Efforts. Subject to the terms and conditions herein provided (including the limitations provided herein regarding the fiduciary duties of the Board of Directors of Target) each of the parties hereto agrees to use all reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cause the conditions to the Closing set forth in Article VI to be satisfied; provided, however, that in no event shall Parent be obligated to consider, or consummate, any sale, disposition, segregation or other arrangement affecting any assets or properties owned by Parent, on the one hand, or by any Company, on the other hand, on account of the Merger or the transactions contemplated hereby, or any other action that would limit the freedom of Parent and its Affiliates to own and operate their businesses, assets, and properties as they see fit.

   5.8 Notification of Certain Matters. From time to time prior to the Closing, Target and Buyer will promptly notify in writing the other party of
(i) the occurrence or non-occurrence of any fact or event that would be reasonably likely (x) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) to cause any covenant or condition hereunder not to be complied with or satisfied in a material respect and (ii) any failure of Target or Buyer, as the case may be, to comply with or satisfy any covenant or condition to be complied with or satisfied by it hereunder in any material respect; provided, however, that such notification shall not affect the representations or warranties of any party or the conditions to the obligations of any parties hereunder. Target shall furnish to Parent copies of all reports of the type referred to in
Section 3.4 hereof that it files with the SEC on or after the date hereof.

   5.9 Indemnification and Insurance.

     (a) From and after the Effective Time, Parent agrees to cause the Surviving Corporation to indemnify and hold harmless the current or former directors or officers (the "Indemnified Parties") of Target and its Subsidiaries against any losses, claims, damages, judgments, settlements, liabilities, costs or expenses incurred in connection with any claim, action, suit proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including, without limitation, in connection with the Merger and the other transactions contemplated by this Agreement), to the fullest extent permitted under applicable Delaware law.

     (b) For a period of six years following the Effective Time, Parent or the Surviving Corporation shall maintain in effect Target's current directors' and officers' liability insurance policy (the "Company Policy") or enter into a policy providing comparable coverage, covering those persons who are currently covered by the Company Policy (a copy of which has been heretofore delivered to Parent); provided, however, that in no event shall Parent or the Surviving Corporation be required to expend in any one year an amount in excess of 150% of the aggregate premiums currently paid by Target for such insurance on an annualized basis; and provided, further, that if the annual premiums of such insurance coverage exceed such amount,

  Parent or the Surviving Corporation shall be obligated to obtain as much insurance as can be obtained for an annual premium not exceeding such amount.

   5.10 Employee Benefits. Parent acknowledges that, after the Effective Time, the Surviving Corporation and its subsidiaries will continue to be obligated under the employee benefit plans in effect as of the Effective Time in accordance with the terms of those plans. Parent may take action to cause the Surviving Corporation and its subsidiaries to amend, modify, alter or terminate those plans only in accordance with their terms.

   5.11 Financing. Parent shall use its commercially reasonable efforts to consummate debt and equity financing for the transactions contemplated hereby.

                                  ARTICLE VI

                             CONDITIONS TO CLOSING

   6.1 Conditions to Obligations of Buyer. All obligations of Buyer to consummate the Merger under this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions, any one or more of which may be waived by Buyer (to the extent permitted by applicable law):

     (a) Representations and Warranties of Target. All representations and warranties made by Target in this Agreement shall be accurate and correct in all material respects as of the time of the Closing, as if again made by Target as of such time (except for representations and warranties which speak as of a specific date, in which case, such representations and warranties shall be accurate and correct in all material respects as of such specific date).

     (b) Performance of Target's Obligations. Target shall have delivered all documents described in Section 2.9 hereof and Target shall have otherwise performed in all material respects all of its covenants under this Agreement to be performed by it on or prior to the Closing Date.

     (c) Consents and Approvals. Target shall have obtained all consents set forth on Exhibit D attached hereto.

     (d) Injunctions. The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree or ruling of a court of competent jurisdiction or any Governmental Authority entered after the parties have used reasonable best efforts to prevent such entry and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Authority which prevents the consummation of the Merger or the transactions contemplated hereby. No action or proceeding (i) purporting to be on behalf of a class of security holders ("Class Action Litigation") or (ii) commenced by a Governmental Authority, shall be pending before any Governmental Authority seeking to restrain, enjoin or prohibit the consummation of the Merger or to obtain damages or other relief in connection with this Agreement; provided, however, that the condition set forth in clause (i) of this sentence shall be deemed to be satisfied if AP NH, LLC and its Controlling Affiliates that own (or, prior to the Effective Time, owned) Common Shares, Warrants or Preferred Shares agree in a writing reasonably satisfactory to Parent prior to the Effective Time to opt out of any prospective class, provisionally certified class, or certified class of securityholders in the Class Action Litigation, whether determined by the relevant court before or after the Effective Time, and not to pursue any similar claims on their own.

     (e) Expiration of Waiting Period. If applicable, the statutory waiting period required under HSR (and any extension thereof) shall have expired or been terminated and neither the DOJ nor the FTC shall have taken any action to enjoin or delay the consummation of the transactions contemplated hereby or require the sale or divestiture of any of the assets or properties of Buyer, any Affiliates of Buyer or any Company.

     (f) No Material Adverse Change. Since January 1, 2001, there shall have been no Material Adverse Change. For this purpose, "Material Adverse Change" shall mean, except as disclosed in the Form 10-K, an occurrence, change or development from a Force Majeure that has or will have a material and adverse effect on the financial condition, assets, results of operations or business of the Target and its Subsidiaries taken as a whole; and "Force Majeure" shall mean war, insurrection, riots, fire, inclement weather, any act of God, catastrophic event, operation of forces of nature, or strikes, lockouts or other employee disturbances.

     (g) Dissenters Rights. Not more than 10% of the holders of the Common Shares and none of the holders of the Preferred Shares, in each case outstanding at the close of business on the record date relating to the Stockholders Meeting, shall have demanded appraisal for such shares in accordance with Section 262 of DGCL.

     (h) Corporate Approvals. The stockholders of Target shall have approved the Merger, this Agreement and the transactions contemplated hereby in accordance with the Organizational Documents of Target and the DGCL.

     (i) Minority Interest in Sierra Tucson, LLC. Buyer and AP NH, LLC, the owner of a 2% ownership percentage in Sierra Tucson, LLC, shall have entered into an agreement providing for the acquisition of such interest by Buyer for $545,000 (which is substantially equivalent to AP NH, LLC's capital account related to Sierra Tucson, LLC) on terms and conditions satisfactory to Buyer.

     (j) Loan Agreement. At the Closing, Target shall have paid in full or caused to be paid in full, all Indebtedness for Borrowed Funds of Target and its Subsidiaries outstanding under the Loan Agreement.

     (k) Registration and Pre-Emptive Rights Agreement. The Registration and Pre-Emptive Rights Agreement, dated November 14, 1996, between Target and AP NH, LLC, shall have been terminated at no cost to any Company, and with no future liability for any Company.

     (l) Sale of Assets. Immediately prior to the Closing, if Parent has so requested, Target shall have sold to TRIOD LLC certain assets to be identified by TRIOD LLC or Parent for the purchase price of up to $35,000,000.

   6.2 Conditions to Obligations of Target. All obligations of Target under this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions, any one or more of which may be waived by Target (to the extent permitted by applicable law and only with the approval of the Special Committee):

     (a) Representations and Warranties of Buyer. All representations and warranties made by Buyer in this Agreement shall be accurate and correct in all material respects as of the time of Closing, as if again made by Buyer as of such time (except for representations and warranties which speak as of a specific date, in which case, such representations and warranties shall be accurate and correct in all material respects as of such specific date).

     (b) Performance of Buyer's Obligations. Buyer shall have delivered all documents described in Section 2.10 hereof and Buyer shall have otherwise performed in all material respects all of Buyer's covenants required under this Agreement to be performed by Buyer on or prior to the Closing Date.

     (c) Injunctions. The consummation of the Merger shall not be restrained, enjoined or prohibited by any order, judgment, decree or ruling of a court of competent jurisdiction or any Governmental Authority entered after the parties have used reasonable best efforts to prevent such entry and there shall not have been any statute, rule or regulation enacted, promulgated or deemed applicable to the Merger by any Governmental Authority which prevents the consummation of the Merger.

     (d) Expiration of Waiting Period. If applicable, the statutory waiting period required under HSR (and any extension thereof) shall have expired or been terminated.

     (e) Corporate Approvals. The stockholders of Target shall have approved the Merger, this Agreement and the transactions contemplated hereby in accordance with the Organizational Documents of Target and the DGCL.

     (f) Apollo Guarantee. Apollo Real Estate Investment Fund II, L.P.'s guarantee of the Companies' obligations under the Loan Agreement shall have been released by Lehman Brothers Holdings Inc.

                                  ARTICLE VII

                          TERMINATION AND ABANDONMENT

   7.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

     (a) by the mutual written consent of Parent and Target (with the unanimous approval of the Board of Directors); or

     (b) by Parent, if all of the conditions set forth in Section 6.1 hereof shall not have been satisfied or waived on or prior to the later of (i) the first business day that occurs 45 days following the SEC No Comments Date, plus, if applicable, the number of days, if any, then remaining in the cure periods pursuant to Sections 7.1(d) and 7.1(e) hereof (the "Initial Termination Date") or (ii) if Parent shall have deposited the Second Optional Deposit into the Escrow Account not later than 5:00 p.m. (Chicago time) on the Initial Termination Date, the first business day that occurs 30 days following the Initial Termination Date (the later of such dates, the "Termination Date"); provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this subsection if such conditions have not been satisfied due to Buyer's failure to fulfill or Buyer's breach of any of its obligations under this Agreement; or

     (c) by Target (with the approval of its Board of Directors and the Special Committee), if all of the conditions set forth in Section 6.2 hereof shall not have been satisfied or waived on or prior to the Termination Date; provided, however, that Target shall not have the right to terminate this Agreement pursuant to this subsection if such conditions have not been satisfied due to Target's failure to fulfill or Target's breach of any of its obligations under this Agreement; or

     (d) by Parent, if Target, Target's Board of Directors or the Special Committee shall have breached any representation, warranty or covenant set forth in this Agreement, or if any representation or warranty shall have become untrue, in either case, such that the conditions set forth in
  Section 6.1(a) or Section 6.1(b) hereof would not be satisfied; provided that, as long as written notice of such breach is given to Target not later than 45 days following the SEC No Comments Date, if such breach is curable by Target through the exercise of its reasonable best efforts and for so long as Target continues to exercise such reasonable best efforts, Parent shall not have the right to terminate this Agreement pursuant to this subsection unless such breach has not been cured within 30 days after the giving of such written notice to Target; or

     (e) by Target (with the approval of its Board of Directors and the Special Committee), if Buyer shall have breached any representation, warranty or covenant set forth in this Agreement, or if any representation or warranty shall have become untrue, in either case, such that the conditions set forth in Section 6.2(a) or Section 6.2(b) hereof would not be satisfied; provided that, as long as written notice of such breach is given to Buyer not later than 45 days following the SEC No Comments Date, if such breach is curable by Buyer through the exercise of their reasonable best efforts and for so long as Buyer continues to exercise such reasonable best efforts, Target shall not have the right to terminate this Agreement pursuant to this subsection unless such breach has not been cured within 30 days after the giving of such written notice to Buyer; or

     (f) by either Target or Parent if a Stockholders Meeting contemplated by
  Section 5.2(c) hereof (including any adjournment or postponement thereof) shall have been held and the stockholders of Target shall have failed to approved the Merger in accordance with the Organizational Documents of Target and the DGCL; or

     (g) by Target in connection with entering into a definitive agreement concerning a Superior Proposal, subject to and in accordance with Target's compliance with Section 5.3 hereof (including the notice provisions therein) and Section 7.4 hereof (including the termination fee provisions therein); or

     (h) by Parent if the Board of Directors of Target or the Special Committee shall have withdrawn or modified in a manner adverse to Buyer its approval or recommendation of this Agreement and the Merger.

   7.2 Mandatory Termination. This Agreement shall automatically terminate and the transactions contemplated hereby shall be abandoned upon the happening of the earliest of the following events:

     (a) at 5:00 p.m. (Chicago time) on June 15, 2001, if, prior to such time, Target shall not have received (i) a true and correct copy of a term sheet issued to Parent from a lender or group of lenders (having, in the aggregate, a combined capital, surplus and undivided profits of not less than $500,000,000), containing commercially reasonable terms and specifying a closing date that is consistent with the dates set forth in Section 7.1(b) hereof (the "Term Sheet"), for a debt financing commitment of at least $40,000,000, executed by the lender(s) thereunder (the "Lender"),
  (ii) reasonably satisfactory evidence (the "Deposit Evidence") that all deposits and origination fees payable as of such date with respect to the Term Sheet have been paid to the Lender, and (iii) reasonably satisfactory verification (the "Lender Verification") from the Lender that Parent and Lender are proceeding in good faith to consummate the debt financing contemplated by the Term Sheet, unless, prior to such time, Parent shall have deposited an additional earnest money deposit of $1,000,000 (the "First Optional Deposit") into the Escrow Account pursuant to Section 7.5(a) hereof; or

     (b) at 5:00 p.m. (Chicago time) on the second business day following the giving of notice (the "SEC No Comments Notice") to Parent by Target that the SEC staff has advised Target that it has no more comments on the Proxy Statement and Schedule 13E-3, if, prior to such time, Parent shall not have deposited the Additional Deposit into the Escrow Account pursuant to
  Section 7.5(a) hereof; or

     (c) at 5:00 p.m. (Chicago time) on July 16, 2001, if, prior to such time, Target shall not have received the Term Sheet, the Deposit Evidence and the Lender Verification.

   7.3 Procedure Upon Termination. In the event of termination of this Agreement by Target or Parent pursuant to Section 7.1 hereof, written notice thereof shall promptly be given to the other parties and, if such termination is proper under the terms of Section 7.1 hereof, or if termination is automatic under Section 7.2 hereof, this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any party to this Agreement. If this Agreement is so terminated, no party to this Agreement shall have any right or claim against another party on account of such termination unless this Agreement is terminated by a party on account of a willful or knowing breach of any representation, warranty or covenant herein by the other party or parties (in which case the terminating party or parties shall be entitled to all of its rights and remedies at law or in equity), or on account of circumstances that give rise to payment obligations under Section 7.4 and Section 7.5 hereof. The agreements set forth in this
Section 7.3, Section 7.4 hereof, Section 7.5 hereof and Article VIII hereof shall survive the termination of this Agreement.

   7.4 Termination Fee. Parent shall be entitled to receive a fee in cash in an amount equal to $1,650,000 (the "Termination Fee"), plus reimbursement of up to $750,000 of all reasonable and documented out-of-pocket fees and expenses incurred by Buyer or its Controlling Affiliates in connection with this Agreement and the Merger ("Fees and Expenses"), payable, in each case, in immediately available funds, the next business day following the termination of this Agreement by Target or Parent, as applicable, pursuant to Section 7.1(b) hereof (but only if the failure of condition to occur relates to a matter within the control of Target, Target's Board of Directors or the Special Committee, as applicable), Section 7.1(d) hereof (but only if the breach of representation, warranty or covenant relates to a matter within the control of Target, Target's Board of Directors or the Special Committee, as applicable), Section 7.1(f) hereof (other than because shares of Common Stock beneficially owned by William T. O'Donnell, Jr. and George L. Ruff were not voted in favor of the Merger), Section 7.1(g) hereof or Section 7.1(h) hereof. If the Merger Agreement is terminated pursuant to Sections 7.1(b) hereof (other than as set forth in the preceding sentence) or 7.1(d) hereof (other than as set forth in the preceding sentence), Parent shall be entitled to reimbursement of Fees and Expenses, in immediately available funds, the next business day following such termination of this Agreement and, if within one year of the date of such termination, Target shall have consummated a Takeover Proposal, then Parent shall be entitled to receive the Termination Fee within two business days following the closing of such Takeover Proposal. Notwithstanding the foregoing, no

Termination Fee and no Fees and Expenses shall be payable to Parent if (i) Buyer was in material breach of its representations, warranties or covenants under this Agreement at the time of its termination or (ii) William T. O'Donnell, Jr. or George L. Ruff, acting in his capacity as officer or director of Target, personally, directly and solely (or in conjunction with the other individual identified in this clause (ii)) caused a breach of a representation, warranty or covenant of Target under this Agreement, unless such actions or omissions to act were at the direction of Target's Board of Directors or necessary to avoid breaching their fiduciary duties.

   7.5 Earnest Money Deposit.

     (a) Upon the execution of this Agreement, Parent shall deposit an earnest money deposit of $2,500,000 (the "Initial Deposit") into an escrow account (the "Escrow Account") established by an independent escrow agent pursuant to an escrow agreement in the form attached hereto as Exhibit D (the "Escrow Agreement"). On the first business day following the giving of the SEC No Comments Notice to Parent by Target, Parent shall deposit an additional earnest money deposit of $500,000 into the Escrow Account (the "Additional Deposit," and, collectively with the Initial Deposit, the First Optional Deposit and the Second Optional Deposit, the "Aggregate Escrow Deposit"). All amounts to be deposited into the Escrow Agreement hereunder shall be in cash, in immediately available funds. All interest, if any, earned on the Aggregate Deposits shall be returned to Parent following the termination of the Escrow Account. Notwithstanding the foregoing, in lieu of making any such deposits in cash, Parent shall have the option to deposit into the Escrow Account an irrevocable letter of credit substantially in the form of Exhibit A attached to the Escrow Agreement. Such letter of credit shall name as beneficiary the escrow agent named in the Escrow Agreement, and such escrow agent shall have the right to draw funds under such letter of credit for the benefit of Target.

     (b) If the Merger is consummated, the Aggregate Escrow Deposit will be returned to Parent. If this Agreement automatically terminates pursuant to
  Section 7.2 hereof, or this Agreement is terminated other than for a Refund Reason (as defined in Section 7.5(c) hereof), the Aggregate Escrow Deposit shall be paid to Target as liquidated damages. If this Agreement is terminated pursuant to Section 7.1 hereof, and this Agreement is terminated because of a Refund Reason, the Aggregate Escrow Deposit shall be returned to Parent promptly following such termination.

     (c) "Refund Reason" shall mean:

       (i) the termination of this Agreement by Parent pursuant to Sections 7.1(b), 7.1(d), 7.1(f) (other than because shares of Common Stock beneficially owned by William T. O'Donnell, Jr. and George L. Ruff were not voted in favor of the Merger) or 7.1(h) hereof;

       (ii) the termination of this Agreement by Target pursuant to Sections 7.1(f) (other than because shares of Common Stock beneficially owned by William T. O'Donnell, Jr. and George L. Ruff were not voted in favor of the Merger) or 7.1(g) hereof; or

       (iii) the termination of this Agreement by Parent and Target pursuant to Section 7.1(a) hereof.

                                 ARTICLE VIII

                           MISCELLANEOUS PROVISIONS

   8.1 Non-Survival of Representations and Warranties. The representations and warranties contained herein shall not survive beyond the Effective Time.

   8.2 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, heirs, representatives and assigns, as the case may be; provided, however, that no party shall assign or delegate this Agreement or any of the rights or obligations created hereunder without the prior written consent of the other party. Notwithstanding the foregoing, Parent shall have the unrestricted right to assign this Agreement and all or any part of its rights hereunder and to delegate all or any part of its obligations hereunder to any transferee, lender, subsidiary or Affiliate of Parent, but in such event Parent shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. In addition, Buyer shall have the right, at the Closing, to collaterally assign its rights and remedies under this Agreement to any lender or lenders for Buyer and/or its Affiliates. Except as set forth in Section 5.9 and Section 5.10 hereof, and except expressly set forth elsewhere in this Agreement, nothing in this Agreement shall confer upon any Person not a party to this Agreement, or the legal representatives of such Person, any rights (including rights as a third party beneficiary) or remedies of any nature or kind whatsoever under or by reason of this Agreement.

   8.3 Expenses. Except as otherwise specifically provided in this Agreement, Target shall bear all expenses incurred on its behalf or on behalf of any Company in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, and Buyer shall bear all expenses of such nature incurred on its own behalf.

   8.4 Notices. All notices, requests and other communications to any party hereunder shall be in writing, shall be given to such party at its address set forth below or at such other address as shall be furnished by any party by like notice to the others. Each such notice, request or other communication shall be deemed to have been duly given (i) as of the date of delivery, if delivered personally, (ii) upon the next business day when delivered during normal business hours to a recognized overnight courier service, such as Federal Express, or (iii) on the date of delivery or refusal shown on the return receipt therefor if sent by United States certified or registered mail, return receipt requested and postage prepaid.

     (a) if to Buyer, to:

       Anam LLC
       c/o Jack A. Shaffer & Company, LLC
       410 Park Avenue, Suite 430
       New York, New York 10022
       Attention: George L. Ruff

       and:

       Anam LLC
       c/o ODE, L.L.C.
       144 Green Bay Road
       Winnetka, Illinois 60093
       Attention: William T. O'Donnell, Jr.

       with copies to:

       Sonnenschein Nath & Rosenthal
       8000 Sears Tower
       Chicago, Illinois 60606
       Attention: Eric R. Decator, Esq.

       and:

       Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
       Suite 2600
       Tower at Erieview
       1301 East Ninth Street
       Cleveland, Ohio 44114-1824
       Attention: Irv Berliner, Esq.

     (b) if to Target, to:

       NextHealth, Inc.
       16600 N. Lago Del Oro Parkway
       Tucson, Arizona 85737
       Attention: Chief Financial Officer

       with copies to:

       Hecker & Muehlebach
       405 West Franklin Street
       Tucson, Arizona 85701
       Attention: Lawrence M. Hecker, Esq.

       and:

       The Special Committee of the Board of Directors of NextHealth, Inc. c/o Neal, Gerber & Eisenberg
       2 North LaSalle Street
       Chicago, Illinois 60602
       Attention: Stephen L. Berger, Esq.

       with copies to:

       Paul, Weiss, Rifkind, Wharton & Garrison
       1285 Avenue of the Americas
       New York, New York 10019
       Attention: Judith Reinhardt Thoyer, Esq.

or such other address or persons as the parties may from time to time designate in writing in the manner provided in this Section 8.4.

   8.5 Entire Agreement. This Agreement, together with the Exhibits and the Schedules and the Confidentiality Agreement entered into on January 12, 2001 by Target and an Affiliate of Parent (the "Confidentiality Agreement"), represents the entire agreement and understanding of the parties hereto with reference to the transactions contemplated herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements among the parties relating to the subject matter of this Agreement (except for the Confidentiality Agreement) and all prior drafts thereof, all of which are merged into this Agreement or such other agreements, as the case may be.

   8.6 Waivers, Amendments and Remedies. This Agreement may be amended and the terms hereof may be waived, and consents may be provided, only by a written instrument signed by Parent and Target (with the approval of the Special Committee) or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

   8.7 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. To the extent such invalidity or unenforceability has a material impact upon the expectations of the parties hereto, the parties agree to make appropriate modifications to this Agreement to take such impact into account.

   8.8 Headings. The article and section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

   8.9 Counterparts; Terms. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. All references to singular or plural or masculine or feminine shall include the other as the context may require.

   8.10 Governing Law; Consent to Jurisdiction; Venue. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located within Cook County, Illinois over any action or proceeding relating to, or arising under or in connection with this Agreement and consents to personal jurisdiction of such courts and waives any objection to such courts' jurisdiction. The parties hereto agree that any claim or suit between or among any of the parties hereto relating to or arising under or in connection with this Agreement may only be brought in and decided by the state or federal courts located in Cook County, Illinois, such courts being a proper forum in which to adjudicate such claim or suit, and each party hereby waives any objection to each such venue and waives any claim that such claim or suit has been brought in an inconvenient forum.

   8.11 Interpretation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

   8.12 Exhibits and Schedules. The Exhibits and Schedules attached hereto are a part of this Agreement as if fully set forth herein.

   8.13 Waivers of Trial by Jury. TARGET AND BUYER HEREBY IRREVOCABLY AND TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

   8.14 Breach. Notwithstanding anything to the contrary set forth in this Agreement, a breach of any representation, warranty or covenant of Target under this Agreement shall not be deemed a breach for all purposes hereunder to the extent such breach was caused by William T. O'Donnell, Jr. or George L. Ruff, acting in his capacity as officer or director of Target, personally, directly and solely (or in conjunction with the other individual identified in this Section 8.14), unless such actions or omissions to act were at the direction of Target's Board of Directors or necessary to avoid breaching their fiduciary duties.

                                     * * *

   Buyer and Target have caused this Agreement and Plan of Merger to be signed as of the date first written above.

                                          ANAM LLC

                                                  /s/ George L. Ruff
                                          By: _________________________________
                                             Name: George L. Ruff
                                             Title: Vice President

                                          NHI ACQUISITION CORP.

                                                  /s/ George L. Ruff
                                          By: _________________________________
                                             Name: George L. Ruff
                                             Title: Vice President

                                          NEXTHEALTH, INC.

                                                  /s/ Loree Thompson
                                          By: _________________________________
                                             Name: Loree Thompson
                                             Title: Chief Financial Officer

                                   EXHIBIT A

                                 Defined Terms

   The following terms shall have the meanings as ascribed to them or referenced below:

   Additional Deposit shall have the meaning set forth in Section 7.5(a).

   Affiliates shall mean a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another Person.

   Agreement shall have the meaning set forth in the Preamble.

   Aggregate Escrow Deposit shall have the meaning set forth in Section
7.5(a).

   Business shall mean the business and operations of Target and its Subsidiaries described in the SEC Reports filed prior to the date hereof.

   Buyer shall have the meaning set forth in the Preamble.

   Change of Control Payment shall have the meaning set forth in Section 3.22.

   Class Action Litigation shall have the meaning set forth in Section 6.1(d).

   Closing shall have the meaning set forth in Section 2.8.

   Closing Date shall have the meaning set forth in Section 2.8.

   Code shall have the meaning set forth in Section 2.2(c).

   Common Shares shall have the meaning set forth in the Recitals.

   Common Stock shall have the meaning set forth in the Recitals.

   Company or Companies shall have the meaning set forth in Section 3.1.

   Company Policy shall have the meaning set forth in Section 5.9 (b).

   Confidentiality Agreement shall have the meaning set forth in Section 8.5

   Consents shall mean all consents or approvals of third parties necessary to permit the Merger to be consummated in accordance with this Agreement, without breach of any material contract, permit or other agreement.

   Constituent Corporations shall have the meaning set forth in the Preamble.

   Contracts shall mean the following (i) Commercial Long-Term Lease, dated October 25, 1998, between the State of Arizona State Land Department and Sierra Tucson, LLC, (ii) the Loan Agreement and related mortgage note and
(iii) the Amended and Restated Limited Liability Agreement of Sierra Tucson, LLC dated July, 1998.

   Controlling Affiliates shall mean, in the case of Buyer, Affiliates of Buyer other than Target, and in the case of AP NH, LLC, Affiliates of AP NH, LLC other than Buyer or any person or entity that controls Buyer.

   Deposit Evidence shall have the meaning set forth in Section 7.2(a).

   Designated Period shall have the meaning set forth in Section 5.3(c).

   Dissenting Shares shall have the meaning set forth in Section 2.3.

   DGCL shall have the meaning set forth in Section 1.1.

   DOJ shall have the meaning set forth in Section 3.13.

   Effective Time shall have the meaning set forth in Section 1.5.

   Environmental Laws shall have the meaning set forth in Section 3.9(b)(i).

   ERISA shall have the meaning set forth in Section 3.14(b).

   ERISA Affiliate shall mean any trade or business, whether or not incorporated, that together with Target would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

   Escrow Agreement shall have the meaning set forth in Section 7.5(a).

   Escrow Amount shall have the meaning set forth in Section 7.5(a).

   Exchange Act shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

   Exchange Agent shall have the meaning set forth in Section 2.2(a).

   Excluded Shares shall have the meaning set forth in the Recitals.

   Exhibits shall mean the exhibits attached to this Agreement and referred to in Section 8.12.

   Fees and Expenses shall have the meaning set forth in Section 7.4.

   Financial Statements shall have the meaning set forth in Section 3.7.

   First Optional Deposit shall have the meaning set forth in Section 7.2(a).

   Force Majeure shall have the meaning set forth in Section 6.1(f).

   Form 10-K shall have the meaning set forth in Section 3.8(a).

   FTC shall have the meaning set forth in Section 3.13.

   GAAP shall have the meaning set forth in Section 3.7.

   Governmental Authority shall mean foreign, domestic, federal, territorial, state, provincial, local or municipal governmental authority, quasi-governmental authority, instrumentality, court, government or self-regulatory organization, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department, bureau, official or branch of any of the foregoing.

   Hazardous Substances shall have the meaning set forth in Section 3.9(b)(i).

   HSR shall have the meaning set forth in Section 3.13.

   Indebtedness for Borrowed Funds shall mean, as to any Person, without duplication, (i) any indebtedness of such Person for borrowed money, (ii) any indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) any indebtedness of such Person to pay the deferred purchase price of property or services, except trade accounts payable and other current liabilities arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capitalized leases, (v) any interest accrued in respect of the foregoing, and (vi) any of the foregoing guaranteed by such Person.

   Indemnified Parties shall have the meaning set forth in Section 5.9(a).

   Initial Deposit shall have the meaning set forth in Section 7.5(a).

   Initial Termination Date shall have the meaning set forth in Section
7.1(b).

   Intellectual Property means all (i) Patents, (ii) Trademarks, (iii) Trade Names, (iv) web sites, (v) domain names, (vi) copyrights, (vii) trade secrets (as defined in the Uniform Trade Secrets Act, and service marks, and (viii) Know-how, in each case whether registered or not.

   IRS shall mean the Internal Revenue Service.

   Judgment shall mean any order, decree, writ, injunction, award or judgment or any court or other Governmental Authority or any arbitrator.

   Know-how shall mean specialized knowledge which is proprietary to the Company (including product knowledge and use and application knowledge), formulae, product formulations, processes, product designs, specifications, quality control, procedures, manufacturing, engineering and other drawings, computer data bases and software, technology, other intangibles, technical information, safety information, engineering data and design and engineering specifications, research records, market surveys and all promotional literature, customer and supplier lists and similar data.

   Knowledge--an individual will be deemed to have "knowledge" of a particular fact or matter if such individual is actually aware of such fact or matter. A Person (other than an individual) will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving as a director or executive officer (or in a similar capacity) of such Person has actual knowledge of such fact or matter. Notwithstanding the foregoing, Target will be deemed to have "knowledge" of a particular fact or other matter if any individual set forth on Exhibit F to this Agreement has actual knowledge of such fact or matter.

   Lender shall have the meaning set forth in Section 7.2(a).

   Lender Verification shall have the meaning set forth in Section 7.2(a).

   Licenses shall have the meaning set forth in Section 3.21.

   Lien shall mean, with respect to any asset (real, personal or mixed): (a) any lien, claim, option, charge, security interest, pledge, mortgage or other encumbrance whether imposed by Rule or contract; and (b) the interest of a vendor or lessor under any conditional sale agreement, financing lease or other title retention agreement relating to such asset.

   Loan Agreement shall have the meaning set forth in Section 2.9(g).

   Material Adverse Change shall have the meaning set forth in Section 6.1(f).

   Material Adverse Effect shall have the meaning set forth in Section
3.8.(a).

   Merger shall have the meaning set forth in the Recitals.

   Merger Consideration shall have the meaning set forth in Section 2.1(d).

   Merger Sub shall have the meaning set forth in the Preamble.

   Merger Sub Shares shall have the meaning set forth in the Recitals.

   Most Recent Balance Sheet shall have the meaning set forth in Section 3.7.

   Option shall have the meaning set forth in Section 2.4.

   Option Plan shall have the meaning set forth in Section 2.4.

   Organizational Documents shall mean (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) the certificate of formation and the limited liability company agreement or applicable operating agreement, (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (vi) any amendment to any of the foregoing.

   Parent shall have the meaning set forth in the Preamble.

   Patents shall mean patents (including all reissues, reexaminations, divisions, continuations in part and extensions thereof), utility models, patent applications and disclosures docketed.

   Per Share Merger Consideration shall have the meaning set forth in Section 2.1(a).

   Person shall mean any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company or other legal entity or organization, including a Governmental Authority.

   Plan shall mean each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Target or any ERISA Affiliate, or to which Target or any ERISA Affiliate is a party, for the benefit of any director, employee or former employee of any Company.

   Preferred Shares shall have the meaning set forth in the Recitals.

   Proxy Statement shall have the meaning set forth in Section 5.2(a).

   Refund Reason shall have the meaning set forth in Section 7.5(c).

   Related Party shall mean (i) any Affiliate of any Company, (ii) any past or present director, officer, executive or management level employee of any Company or any Affiliate of the Company or (iii) any Affiliate, spouse or child of any Person listed in (i) or (ii) (other than William T. O'Donnell, Jr. and George L. Ruff and their respective spouses, former spouses and children (including any trusts for their benefit)).

   Real Property shall mean, collectively, all real property owned, leased or subleased by any Company.

   Representative shall have the meaning set forth in Section 5.3(a).

   Returns shall have the meaning set forth in Section 3.10.

   Rules shall have the meaning set forth in Section 3.9(a).

   Schedules shall mean the schedules attached to this Agreement and referred to in Section 8.12.

   Schedule 13E-3 shall have the meaning set forth in Section 5.2(a).

   SEC shall have the meaning set forth in Section 3.4.

   SEC No Comments Date shall mean the date on which the SEC staff has advised Target that it has no more comments on the Proxy Statement and Schedule 13E-3.

   SEC No Comments Notice shall have the meaning set forth in Section 7.2(b).

   SEC Reports shall have the meaning set forth in Section 3.4.

   Second Optional Deposit shall mean an additional earnest money deposit of $1,000,000 deposited into the Escrow Account pursuant to Section 7.1(b)(ii) hereof.

   Securities Act shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

   Series A Preferred Shares shall have the meaning set forth in Section
3.2(a).

   Special Committee shall have the meaning set forth in Section 3.17.

   Stockholders Meeting shall have the meaning set forth in Section 5.2(c).

   Subsidiary shall mean any corporation or entity, at least a majority of the outstanding capital stock, membership interest or other equity interests of which (or any class or classes, however designated, having ordinary voting power for the election of at least a majority of the board of directors or similar governing body of such corporation or entity) shall at the time owned by the relevant Person directly through one or more corporations or other entities which are themselves Subsidiaries.

   Superior Proposal shall have the meaning set forth in Section 5.3(f).

   Superior Amendments shall have the meaning set forth in Section 5.3(c).

   Surviving Corporation shall have the meaning set forth in Section 1.1.

   Takeover Proposal shall have the meaning set forth in Section 5.3(f).

   Target shall have the meaning set forth in the Preamble.

   Target Capital Stock shall have the meaning set forth in the Recitals.

   Target Securities shall have the meaning set forth in Section 3.2(c).

   Tax or Taxes shall mean all taxes imposed of any nature including federal, provincial, state, county, local or foreign income tax, alternative or add-on minimum tax, profits or excess profits tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment-related tax (including employee withholding or employer payroll tax), real or personal property tax or ad valorem tax, sales or use tax, excise tax, stamp tax or duty, value added tax, severance tax, prohibited transaction tax, premiums tax or occupation tax, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax.

   Term Sheet shall have the meaning set forth in Section 7.2(a).

   Termination Date shall have the meaning set forth in Section 7.1(b).

   Termination Fee shall have the meaning set forth in Section 7.4.

   Title IV Plan shall mean a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

   Trade Names shall mean (i) trade names, (ii) brand names, and (iii) logos used in the Business.

   Trademarks shall mean trademarks, service marks, brand marks, registrations thereof, pending applications for registration thereof, and such unregistered rights which are used in the Business.

                                                                        Annex B

                FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

   THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "First Amendment"), is entered into as of November 28, 2001, among ANAM LLC, a Delaware limited liability company ("Parent"), NHI ACQUISITION CORP., a Delaware corporation ("Merger Sub"), and NEXTHEALTH, INC., a Delaware corporation ("Target").

                                   RECITALS

   A. Parent, Merger Sub and Target have heretofore executed and entered into that certain Agreement and Plan of Merger, dated as of April 16, 2001 (the "Original Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Original Agreement. To the extent that this First Amendment amends or otherwise changes the meanings of any terms that are also defined in the Original Agreement, the meanings ascribed to such terms in this First Amendment shall govern and be binding for all purposes of this First Amendment and the Original Agreement.

   B. Pursuant to Section 8.6 of the Original Agreement, Parent and Target (with the approval of the Special Committee) may amend the Original Agreement.

   C. Parent, Merger Sub and Target desire to amend the Original Agreement on the terms and subject to the conditions set forth in this First Amendment.

   D. The Special Committee has unanimously approved, and the Board of Directors of Target has unanimously approved, this First Amendment and determined that the terms of the Merger, the Original Agreement, as amended by this First Amendment, and the transactions contemplated hereby and thereby are advisable, fair to and in the best interests of Target's stockholders (other than Buyer and the Controlling Affiliates of Buyer).

   Accordingly, in consideration of the foregoing and the mutual agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

   1. References to the Agreement.

     (a) All references to the "Agreement" contained in Exhibit A, Recitals A, D and E and Sections 2.2(c), 2.9 (first paragraph only), 2.10 (first paragraph only), 3.2(f), 3.13, 3.15, 3.19, 3.20, 3.22, 4.3, 4.4, 5.2,
  5.3(b), 5.3(c), 5.3(e), 5.3(f), 5.6 (other than in the first sentence thereof), 5.7, 5.8, 5.9(a), 6.1 (first paragraph only), 6.1(a), 6.1(b),
  6.1(d), 6.1(h), 6.2 (first paragraph only), 6.2(a), 6.2(b), 6.2(e), 7.1
  (first paragraph only), 7.1(c), 7.1(h), 7.3, 7.4, 8.2, 8.3, 8.5, 8.6, 8.7,
  8.8, 8.9, 8.10, 8.11, 8.12, 8.13 and 8.14 of the Original Agreement shall be deemed to be references to the Original Agreement as amended by this First Amendment. All other references to the "Agreement" contained in the Original Agreement shall be deemed to be references to the Original Agreement.

     (b) All references to the word "hereof" contained in Sections 1.1, 1.2, 2.1(a), 2.1(b), 2.1(d), 2.2(b), 2.2(e), 2.3, 2.6, 2.9 (first paragraph only), 2.9(a), 2.10 (first paragraph only), 3.2(a), 3.2(c) (in the parenthetical defining the term "Target Securities" only), 3.4, 3.8(b)(iv), 3.18, 5.1, 5.2(a), 5.2(c), 5.3(a) (other than in the second sentence therefor), 5.3(b), 5.3(c), 5.8 (but not the last word thereof), 6.1(b), 6.2(b), 7.1(c), 7.1(f), 7.1(g), 7.3, 7.4, 8.2, 8.6, 8.7 and 8.8 of the
  Original Agreement shall be deemed to be references to the words "of the Original Agreement as amended by this First Amendment". All other references to the word "hereof" contained in the Original Agreement shall be deemed to be references to the words "of the Original Agreement".

     (c) All references to the word "hereby" contained in the Original Agreement shall be deemed to be references to the words "by the Original Agreement as amended by this First Amendment".

   2. Per Share Merger Consideration. Section 2.1(a) of the Original Agreement is amended by deleting the reference to "$5.65" therein and substituting in its place "$5.10."

   3. Warrants. Section 2.5 of the Original Agreement is amended to read, in its entirety, as follows:

     2.5. Warrants.

       (a) Target shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding Warrants to provide that, effective at the Effective Time, (i) each outstanding warrant to purchase Common Stock listed on Schedule 3.2(b) (a "Warrant") whether or not then exercisable, shall become fully exercisable, (ii) each Warrant that is then outstanding shall be canceled and (iii) in consideration of such cancellation, and except to the extent that Parent and the holder of any such Warrant otherwise agree, Parent shall pay, promptly after the Effective Time, to such holders of Warrants an amount in respect thereof equal to the product of (x) the excess of the Per Share Merger Consideration over the exercise price thereof and (y) the number of shares of Common Stock subject thereto (such payment to be net of taxes required by law to be withheld with respect thereto); provided that the foregoing shall be subject to the obtaining of any necessary consents of holders of Warrants, it being agreed that Target and Parent will use their reasonable best efforts to obtain any such consents; and provided further that Target shall not be required to make any payments in connection with obtaining such consents. Target shall not grant any additional warrants or similar rights on or after the date hereof.

       (b) Notwithstanding anything to the contrary set forth in Section 2.5(a), no later than the earlier of (i) December 31, 2001, or (ii) the date that AP NH, LLC exercises any of the Note Warrants (as defined below), Target and AP NH, LLC shall enter into such documentation (collectively, the "Warrant Amendment") as is necessary to effect an amendment to the Warrant held by AP NH, LLC such that (i) a portion of the Warrants held by AP NH, LLC which represent the right to acquire an aggregate of 341,464 Common Shares (collectively, the "Note Warrants") held by AP NH, LLC as of the date of this First Amendment, whether or not then exercisable, shall become fully exercisable, (ii) each Note Warrant that is then outstanding shall be canceled and (iii) in consideration of such cancellation, at the sole and exclusive option of Parent, Parent shall, promptly after the Effective Time, either (A) pay to AP NH, LLC the amounts payable with respect to the Note Warrants as provided in Section 2.5(a), or (B) deliver to AP NH, LLC a subordinated note in the aggregate principal amount of $1,400,000 (the "Subordinated Note") from Parent or an Affiliate of Parent which will directly own the Mortgaged Property (as defined below) after the Merger, which Subordinated Note shall contain the terms set forth in Section 2.5(c) of this First Amendment. The "Mortgaged Property" shall consist of the land and improvements known as the Miraval Spa and Resort, which property is comprised of a total of 106 guest rooms and other buildings related to the Miraval Spa and Resort business upon 130 acres of land. Notwithstanding this Section 2.5(b), the Warrant Amendment shall be null, void and of no effect if the Original Agreement, as amended by this First Amendment, is terminated in accordance with Article VII thereof.

       (c) The debt evidenced by the Subordinated Note shall be (i) non-recourse except for customary institutional exclusions and exceptions related to fraud and misappropriation of funds, (ii) subordinated to the debt financing related to the Mortgaged Property described in the Proxy Statement (or any refinance, extension, amendment or modification thereof) (as so refinanced, extended, amended or modified, the "Senior Debt") as provided in the Subordination Documents (as defined below), and (iii) secured by a valid second mortgage on the Mortgaged Property (the "Second Mortgage"). The Second Mortgage shall be subordinated in all respects to the first mortgage/deed of trust on the Mortgaged Property to be granted to a senior lender (the "Miraval Lender") in connection with the Senior Debt, but shall be senior in all respects to all other mortgages, if any, on the Mortgaged Property. The Subordinated Note shall mature on the second anniversary of the Closing, and shall bear interest at the rate of 12% per annum, payable quarterly, commencing on June 30, 2002. The principal amount of the Subordinated Note shall be due upon maturity. The Subordinated Note may be prepaid at any time without penalty.

   (d) The form of the Subordinated Note, the Second Mortgage and any other documents reasonably requested by the Miraval Lender to evidence the subordination of the Subordinated Note and the Second Mortgage (collectively with the Subordinated Note and the Second Mortgage, the "Subordination Documents") shall be reasonably acceptable to AP NH, LLC, Parent and the Miraval Lender, it being agreed that it shall not be deemed reasonable for the Miraval Lender to not accept the form of the Subordination Documents if the Miraval Lender does not accept such form because (i) the Miraval Lender unreasonably withholds its approval of the issuance of the Subordinated Note or the granting of the Second Mortgage or (ii) such Subordination Documents prohibit the payment of the principal amount of the Subordinated Note upon maturity thereof (other than if an event of default occurs and is continuing pursuant to an agreement with the Miraval Lender entered into in connection with the Senior Debt). It is further agreed that one or more inter-creditor agreements shall be executed among AP NH LLC, the maker of the Subordinated Note, the Miraval Lender and such other creditors as may be necessary (which inter-creditor agreements shall be deemed to be a part of the Subordination Documents) providing (A) AP NH, LLC with the right to cure defaults on the Senior Debt, and acknowledging the right of AP NH, LLC to receive payment of the principal amount of the Subordinated Note upon maturity thereof (other than if an event of default occurs and is continuing pursuant to an agreement with the Miraval Lender entered into in connection with the Senior Debt) even if the Senior Debt is still outstanding, and (B) the Miraval Lender and/or such other creditors with the right to cure defaults on the Subordinated Debt.

   4. The Closing. Section 2.8 of the Original Agreement is amended to read, in its entirety, as follows:

     2.8 The Closing. The closing of the transactions contemplated by the Original Agreement as amended by this First Amendment (the "Closing") shall take place at 10:00 A.M., New York City time, on March 22, 2001 or such other time as Parent and Target, with the approval of the Special Committee, shall agree in writing (the "Closing Date"), at the offices of Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, 24th Floor, New York, New York 10020, or at such other place as Parent and Target shall agree in writing.

   5. Target's Deliveries at Closing.

     (a) Section 2.9(a) of the Original Agreement is amended by inserting, after the word "Agreement," the words "this First Amendment,".

     (b) Section 2.9(b) of the Original Agreement is amended to read, in its entirety, as follows:

       (b) Closing Certificate. A certificate executed on behalf of Target by its chief financial officer to the effect that (i) the representations and warranties of Target contained in the Original Agreement were accurate and correct in all material respects as of the date of the Original Agreement, and are accurate and correct in all material respects as of the time of the Closing, as if again made by Target at such time (except for representations and warranties which speak as of a specific date, in which case, such representations and warranties shall be accurate and correct as of such specific date), (ii) the representations and warranties of Target contained in this First Amendment were accurate and correct in all material respects as of the date of this First Amendment, and are accurate and correct in all material respects as of the time of the Closing, as if again made by Target at such time (except for representations and warranties which speak as of a specific date, in which case, such representations and warranties shall be accurate and correct as of such specific date), and
    (iii) Target has performed in all material respects all of its covenants under the Original Agreement, as amended by this First Amendment, to be performed by it on or prior to the Closing Date;

     (c) Section 2.9(f) of the Original Agreement is hereby amended to read, in its entirety, as follows:

       (f) Earnest Money. So long as the Special Committee did not draw the full amount of the Letter of Credit prior to the Closing, the original of the Letter of Credit (as that term is defined in Section 7.5(a) of the Original Agreement as amended by this First Amendment) together with a termination certificate, in the form attached as Exhibit B to the Letter of Credit, duly executed by the members of the Special Committee; and

     (d) The first grammatical paragraph of Exhibit C attached to the Original Agreement is hereby amended to read, in its entirety, as follows:

       We have acted as counsel to NextHealth, Inc., a Delaware corporation (the "Company"), in connection with the merger (the "Merger") of NHI Acquisition Corp. (the "Merger Sub"), a wholly-owned subsidiary of Anam LLC (the "Parent"), with and into the Company pursuant to that certain Agreement and Plan of Merger (the "Original Agreement") by and among the Company, the Merger Sub and the Parent dated April 16, 2001, as amended by that certain First Amendment to Agreement and Plan of Merger (the "First Amendment") by and among the Company, the Merger Sub and the Parent dated November 28, 2001. The Original Agreement, as amended by the First Amendment, together with the First Amendment, shall be referred to collectively as the "Agreement."

   6. Buyer's Documents Delivered at Closing.

     (a) Section 2.10(a) of the Original Agreement is amended by inserting, after the word "Agreement" the words ", this First Amendment".

     (b) Section 2.10(b) of the Original Agreement is amended to read, in its entirety, as follows:

       (b) Closing Certificate. A certificate executed on behalf of Parent by its chief executive officer to the effect that (i) the representations and warranties of Parent and Merger Sub contained in the Original Agreement were accurate and correct in all material respects as of the date of the Original Agreement, and are accurate and correct in all material respects as of the time of the Closing, as if again made by Parent and Merger Sub at such time (except for representations and warranties which speak as of a specific date, in which case, such representations and warranties shall be accurate and correct as of such specific date), (ii) the representations and warranties of Parent and Merger Sub contained in this First Amendment were accurate and correct in all material respects as of the date of this First Amendment, and are accurate and correct in all material respects as of the time of the Closing, as if again made by Parent and Merger Sub at such time (except for representations and warranties which speak as of a specific date, in which case, such representations and warranties shall be accurate and correct as of such specific date), and (iii) Parent and Merger Sub have performed in all material respects all of their covenants under the Original Agreement, as amended by this First Amendment, to be performed by them on or prior to the Closing.

   7. Preparation of Proxy Statement, Etc.; Stockholders Meeting. Section 5.2(a) of the Original Agreement is amended to read, in its entirety, as follows:

     (a) Proxy Statement, Etc. Promptly following the date of this Agreement, Target shall prepare a proxy statement relating to a meeting of the holders of Target Capital Stock having voting rights for the purpose of obtaining the requisite stockholder votes necessary to approve of the Merger and this Agreement (the "Proxy Statement"), and Parent and Target shall prepare a
  Schedule 13E-3 under the Exchange Act (the "Schedule 13E-3") with respect to the transactions contemplated by this Agreement. Buyer will cooperate in good faith with Target in connection with the preparation of the Proxy Statement, the Schedule 13E-3 and each amendment to the Proxy Statement to be filed after the date of this First Amendment, including, but not limited to, using Parent's reasonable commercial efforts to furnish to Target, within five Business Days (defined as any day other than a Saturday, Sunday, national holiday or day when banks are authorized to be closed in New York City) after Parent's receipt from Target of a written request therefor, any and all information regarding Parent and its Affiliates required by applicable law, or reasonably required by the SEC, to be disclosed therein (including, without limitation, all information required thereunder about the Affiliates' of Parent and Parent's financing plans). The information provided and to be provided by Buyer and Target, respectively, for use in the Proxy Statement and the Schedule 13E-3 shall, with respect to the Proxy Statement, at the date it is first mailed to Target's stockholders and on the date of the Stockholders Meeting referred to in Section 5.2(c) hereof, and, with respect to the Schedule 13E-3, at the time it is filed with the SEC, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not misleading, and Target and

  Buyer each agree to correct any information provided by it for use in the Proxy Statement and the Schedule 13E-3 which shall have become false or misleading.

   8. Non-Solicitation.

     (a) Section 5.3(a) of the Original Agreement is amended by replacing the words "that did not result from a breach of this Section 5.3(a)," with the words "or a Takeover Proposal solicited during the Additional Solicitation Period, in either case that did not result from a breach of this Section 5.3(a), as modified by Section 5.3(g),".

     (b) Section 5.3 of the Original Agreement is amended by adding a new
  Section 5.3(g) immediately following Section 5.3(f), which Section 5.3(g) shall read as follows:

       (g) Notwithstanding anything to the contrary set forth in Section 5.3(a) of the Original Agreement, as amended by this First Amendment, during the period beginning on the date of this First Amendment and ending 30 days thereafter (the "Additional Solicitation Period"), Target and its Representatives shall have the right to (i) solicit, initiate or encourage the submission of, any Takeover Proposal from any Person and (ii) participate in discussions or negotiations regarding, or furnish (pursuant to a confidentiality agreement substantially similar to the Confidentiality Agreement) to any Person any non-public information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal, and it is contemplated and expected that Target and its Representatives will do so for the sole purpose of determining if any Takeover Proposal constituting a Superior Proposal is available to Target. Target agrees not to release any Person from, or waive any material provision of, any standstill or confidentiality agreement entered into pursuant to this
    Section 5.3(g) to which any Company is a party.

   9. Confidentiality; Public Announcements. Section 5.4 of the Original Agreement is amended to read, in its entirety, as follows:

     5.4 Confidentiality; Public Announcements. The initial press release with respect to the execution of the Original Agreement shall be a joint press release subject to Section 5.3(e) of the Original Agreement, as amended by this First Amendment, and otherwise acceptable to Parent and Target. The initial press release with respect to the execution of this First Amendment shall be a joint press release subject to Section 5.3(e) of the Original Agreement, as amended by this First Amendment, and otherwise acceptable to Parent and Target. Except as provided in Section 5.3(e) of the Original Agreement, as amended by this First Amendment, Parent and Target agree not to make any additional public disclosures without the prior consent of the other (which consent shall not be unreasonably withheld or delayed) as to the content and timing of such disclosure; provided, however, that either party may make such disclosures as may be required to comply with applicable law, regulations or NASDAQ requirements, as long as the other party is afforded (to the extent practicable) prior notice thereof.

   10. Notification of Certain Matters.

     (a) Section 5.8 of the Original Agreement is amended by inserting, after the word "Agreement" the words "or in this First Amendment".

     (b) Section 5.8 of the Original Agreement is amended by deleting the references to "hereunder" therein and substituting in their places "under this Agreement, as amended by this First Amendment".

   11. Conditions to Obligations of Buyer.

     (a) Section 6.1(a) of the Original Agreement is amended by inserting, after the word "Agreement" the words "or in this First Amendment".

     (b) Section 6.1(f) of the Original Agreement is hereby deleted in its entirety and the following language is substituted in its place:

       (f) No Material Adverse Change. Since the date of this First Amendment, there shall have been no Material Adverse Change. For this purpose, "Material Adverse Change" shall mean a material and adverse effect on the financial condition, assets, results of operations or business of the Target and its Subsidiaries taken as a whole that resulted solely from a Force Majeure (as hereafter defined) that occurred after the date of this First Amendment, in the Phoenix or Tucson metropolitan areas, respectively, and that (i) substantially destroyed the physical plant in which either the Target's Sierra Tucson psychiatric hospital and behavioral healthcare center business or the Target's Miraval spa and resort business is conducted, or (ii) caused either of the Target's Sierra Tucson psychiatric hospital and behavioral healthcare center business or the Target's Miraval spa and resort business to cease substantially all operations for more than thirty (30) consecutive days solely on account of damage to or destruction of the physical plant of either such businesses, or (iii) caused the closure of either the Tucson International Airport or Phoenix Sky Harbor International Airport for a period of at least fifteen (15) consecutive days. "Force Majeure" shall mean war, insurrection, acts of terrorism, strikes, riots, fire, an act of God, catastrophic event or operation of forces of nature.

     (c) Section 6.1(j) of the Original Agreement is amended to read, in its entirety, as follows:

       (j) Loan Agreement. On or prior to the Closing, Target shall have paid in full, or caused to be paid in full, all Indebtedness for Borrowed Funds of Target and its Subsidiaries outstanding under the Loan Agreement dated as of August 11, 1998 between Lehman Brothers Holdings Inc. and Sierra Health-Styles, Inc. and Sierra Tucson, LLC (the "Loan Agreement").

     (d) Section 6.1(l) of the Original Agreement is amended by deleting the reference to "$35,000,000" therein and substituting in its place "$50,000,000."

     (e) Section 6.1 of the Original Agreement is amended by adding a new
  Section 6.1(m) immediately following Section 6.1(l), which Section 6.1(m) shall read as follows:

       (m) Note Warrants. (i) AP NH, LLC shall not have exercised, sold or otherwise transferred the Note Warrants to any other Person, (ii) AP NH, LLC, Parent and the Miraval Lender shall have reasonably accepted the form of the Subordination Documents as provided in Section 2.5(d), it being agreed that the condition set forth in this clause (ii) of this Section 6.1(m) shall be deemed to have been satisfied if the Miraval Lender (subject to Section 2.5(d) of the Original Amendment, as amended by this First Amendment) unreasonably withholds approval of the issuance of the Subordinated Note or the granting of the Second Mortgage, and (iii) AP NH, LLC shall have executed and delivered to Parent and/or the Miraval Lender such of the Subordination Documents as are reasonably required to be executed and delivered by AP NH, LLC.

   12. Conditions to Obligations of Target. Section 6.2(a) of the Original Agreement is amended by inserting, after the word "Agreement" the words "or in this First Amendment".

   13. Methods of Termination.

     (a) Section 7.1(b) of the Original Agreement is hereby deleted in its entirety and the following language is substituted in its place:

       (b) by Parent, if all of the conditions set forth in Section 6.1 of the Original Agreement, as amended by this First Amendment, shall not have been satisfied or waived on or prior to March 22, 2002, or such later date as is mutually agreed upon by Parent and Target (with the approval of the Special Committee and the Board of Directors of Target pursuant to a vote in which George L. Ruff and William T. O'Donnell, Jr. shall not participate) (such date, the "Termination Date"); provided, however, that Parent shall not have the right to terminate the Original Agreement, as amended by this First Amendment, pursuant to this subsection if such conditions have not been satisfied due to Buyer's failure to fulfill or Buyer's breach of any of its obligations under the Original Agreement, as amended by this First Amendment, or this First Amendment;

     (b) Section 7.1(c) of the Original Agreement is hereby deleted in its entirety and the following language is substituted in its place:

       (c) by Target (acting by and through the Special Committee, without need for any action being taken by Target's Board of Directors), if all of the conditions set forth in Section 6.2 hereof shall not have been satisfied or waived on or prior to the Termination Date; provided, however, that Target shall not have the right to terminate this Agreement pursuant to this subsection if such conditions have not been satisfied due to Target's failure to fulfill or Target's breach of any of its obligations under this Agreement; or

     (c) Section 7.1(d) of the Original Agreement is hereby deleted in its entirety and the following language is substituted in its place:

       (d) by Parent, if Target, Target's Board of Directors or the Special Committee shall have breached any representation, warranty or covenant set forth in the Original Agreement, as amended by this First Amendment, or this First Amendment, or if any such representation or warranty shall have become untrue, in either case, such that the conditions set forth in Section 6.1(a) or Section 6.1(b) of the Original Agreement, as amended by this First Amendment, would not be satisfied; provided that, as long as written notice of such breach is given to Target prior to the Termination Date, if such breach is curable by Target through the exercise of its reasonable best efforts and for so long as Target continues to exercise such reasonable best efforts, Parent shall not have the right to terminate the Original Agreement, as amended by this First Amendment, pursuant to this subsection unless such breach has not been cured on or prior to the earlier of the following dates: (i) the Termination Date or (ii) the date that is 30 days after the giving of such written notice to Target.

     (d) Section 7.1(e) of the Original Agreement is hereby deleted in its entirety and the following language is substituted in its place:

       (e) by Target (with the approval of its Board of Directors and the Special Committee), if Buyer shall have breached any representation, warranty or covenant set forth in the Original Agreement, as amended by this First Amendment, or in this First Amendment, or if any such representation or warranty shall have become untrue, in either case, such that the conditions set forth in Section 6.2(a) or Section 6.2(b) of the Original Agreement, as amended by this First Amendment, would not be satisfied; provided that, as long as written notice of such breach is given to Buyer prior to the Termination Date, if such breach is curable by Buyer through the exercise of their reasonable best efforts and for so long as Buyer continues to exercise such reasonable best efforts, Target shall not have the right to terminate the Original Agreement, as amended by this First Amendment, pursuant to this subsection unless such breach has not been cured on or prior to the earlier of the following dates: (i) the Termination Date or (ii) the date that is 30 days after the giving of such written notice to Buyer.

   14. Mandatory Termination. Section 7.2 of the Original Agreement is hereby deleted in its entirety, and all references to Section 7.2 in the Original Agreement, as amended by this First Amendment, shall be given no force or effect.

   15. Earnest Money. Section 7.5 of the Original Agreement is hereby deleted in its entirety and the following language is substituted in its place:

     7.5 Earnest Money.

       (a) Upon the execution of this First Amendment, Parent shall cause an irrevocable letter of credit issued by LaSalle Bank National Association (the "Bank") in the amount of $3,000,000 substantially in the form of Exhibit I attached hereto (the "Letter of Credit") to be delivered to the Special Committee.

       (b) Simultaneously with the execution of this First Amendment, Parent and Target shall execute and deliver to the Escrow Agent (as defined below) a joint direction, in the form attached hereto as
    Exhibit II, pursuant to Sections 8(g) and (i) of the Escrow Agreement, dated as of April 16, 2001 (the

    "Escrow Agreement"), among Parent, Target and American National Bank and Trust Company of Chicago, as escrow agent (the "Escrow Agent"), directing the Escrow Agent to release, deliver and transfer to Parent the Irrevocable Letter of Credit No. S531186, dated April 16, 2001, issued by the Bank in favor of the Escrow Agent pursuant to the Escrow Agreement by delivering a termination notice in the form of Exhibit B to such letter of credit to the Bank (it being understood by the parties hereto that, in accordance with Section 15 of the Escrow Agreement, the Escrow Agreement shall terminate on the date that such letter of credit is so released).

       (c) If the Original Agreement, as amended by this First Amendment, is terminated, and the Special Committee, in its sole discretion, determines that such termination was not for a Refund Reason (as defined in Section 7.5(e) of this First Amendment), then, if the Special Committee has not previously drawn the full amount of the Letter of Credit pursuant to Section 7.5(f), then the Special Committee shall have the right to draw the full amount (and not less than the full amount) of the Letter of Credit and deliver the proceeds of such draw to Target and at the time of such termination Target shall have the right to retain such proceeds (or any proceeds delivered to Target by the Special Committee pursuant to Section 7.5(f)) as liquidated damages; provided, however, that if, after such draw (or a draw pursuant to Section 7.5(f)), it is determined, by either agreement of Parent and Target (with the approval of the Special Committee and the Board of Directors of Target pursuant to a vote in which George L. Ruff and William T. O'Donnell, Jr. shall not participate) or a final order of a court of competent jurisdiction no longer subject to appeal, that the Original Agreement, as amended by this First Amendment, was in fact terminated for a Refund Reason, Target shall promptly after such determination deliver to Parent an amount of cash equal to the amount of such drawing plus interest on such amount, at the Agreed Rate (as defined in Section 7.5(h) of this First Amendment), from the date of such drawing through the date that such payment is made.

       (d) If the Original Agreement, as amended by this First Amendment, is terminated for a Refund Reason, then Target shall cause the Special Committee to deliver to Parent, promptly after such termination, the original of the Letter of Credit together with a termination certificate, in the form attached as Exhibit B to the Letter of Credit, duly executed by the members of the Special Committee together with, if the Special Committee has drawn any amounts against the Letter of Credit pursuant to Section 7.5(f) or otherwise, an amount of cash equal to the amount of such drawing plus interest on such amount, at the Agreed Rate, from the date of such drawing through the date that such payment is made.

       (e) For purposes of this Section 7.5, "Refund Reason" shall mean:

         (i) the termination of the Original Agreement, as amended by this First Amendment, by Parent pursuant to Sections 7.1(b), 7.1(d), 7.1(f) (other than because shares of Common Stock beneficially owned by William T. O'Donnell, Jr. and George L. Ruff which are eligible to be voted were not voted in favor of the Merger) or 7.1(h) of the Original Agreement, as amended by this First Amendment;

         (ii) the termination of the Original Agreement, as amended by this First Amendment, by Target pursuant to Sections 7.1(f) (other than because shares of Common Stock beneficially owned by William T. O'Donnell, Jr. and George L. Ruff which are eligible to be voted were not voted in favor of the Merger) or 7.1(g) the Original Agreement, as amended by this First Amendment; or

         (iii) the termination of the Original Agreement, as amended by this First Amendment, by Parent and Target pursuant to Section 7.1(a) of the Original Agreement, as amended by this First
      Amendment.

       (f) On any date prior to the earlier of the Closing or the termination of the Original Agreement, as amended by this First Amendment, that is not more than five and not less than two Business Days (as such term is defined in the Letter of Credit) prior to the Planned Expiration Date (as such term is defined in the Letter of Credit), the members of the Special Committee may (i) if the Planned

    Expiration Date under the Letter of Credit may be extended, deliver to the Bank a certificate in the form of Exhibit A to the Letter of Credit to extend the Planned Expiration Date for two months beyond the then current Planned Expiration Date, or (ii) if the Planned Expiration Date under the Letter of Credit may not be so extended, collect the maximum amount then available under the Letter of Credit and the proceeds thereof shall be delivered to Target.

       (g) At all times prior to the earlier of the Closing or the termination of the Original Agreement, as amended by this First Amendment, Target shall take all necessary action to assure that the Special Committee (i) remains as a committee of the Board of Directors of Target, (ii) either (A) consists solely of Stephen L. Berger and Neil E. Jenkins, the current members of the Special Committee, or
    (B) consists solely of either Stephen L. Berger or Neil E. Jenkins, and
    (iii) has the power and authority to take all of the actions required of it, or permitted by it, pursuant to the Original Agreement, as amended by this First Amendment, this First Amendment and the Letter of Credit. If at any time prior to the earliest to occur of (I) the Closing, (II) the termination of the Original Agreement, as amended by this First Amendment, or (III) the time that the Letter of Credit is drawn against, either (w) Target breaches its obligations pursuant to the first sentence of this Section 7.5(g), or (x) both of the current members of the Special Committee cease serving on the Special Committee for any reason, including if both of the current members of the Special Committee die or become disabled and as a result thereof become unable to fulfill their duties as a member the Special Committee or if Stephen
    L. Berger and Neil E. Jenkins (or if either of them shall have died or become disabled and as a result thereof be unable to fulfill his duties as a member the Special Committee, then the one of Stephen L. Berger or Neil E. Jenkins who did not die or become so disabled) determines in their (or his) sole discretion that, due to a conflict of interest or otherwise, it is no longer appropriate for either of them to perform the functions permitted by them pursuant to Section 7.5, then, in any such case, Target and the Special Committee shall cause the Letter of Credit to be transferred to the Escrow Agent by Target delivering to the Bank the original of the Letter of Credit together with a certificate, in the form of Exhibit D to the Letter of Credit, it being agreed that the Letter of Credit shall be held by the Escrow Agent pursuant to an escrow agreement, in substantially the form of the Escrow Agreement (except that any actions which the Escrow Agreement requires or permits to be taken by agreement of Parent and Target shall be taken only by agreement of Parent and Target (with the approval of the Board of Directors of Target pursuant to a vote in which George L. Ruff and William T. O'Donnell, Jr. shall not participate)), to be executed and delivered at such time by Parent, Target and the Escrow Agent.

       (h) For purposes of this First Amendment, the "Agreed Rate" shall mean the rate earned, from time to time, on funds invested in the One Group Prime Money Market Class A Shares offered by the Escrow Agent.

         (i) Except as expressly provided in Sections 7.5(c) or (f) of this First Amendment, the Special Committee shall not have the right to make any draws against the Letter of Credit. At the time that the Special Committee makes any draw or draws against the Letter of Credit, or delivers any certificates or other instrument or communication to the Bank pursuant to this Section 7.5 or the Letter of Credit, the Special Committee shall simultaneously deliver a copy of each such certificate or other instrument or communication to Parent using the same method of delivery employed in delivering such certificate or other instrument or communication to the Bank; provided, however, that if the method of delivery of any such certificate or other instrument or communication to the Bank is by hand delivery, then the Special Committee shall simultaneously with such hand delivery to the Bank both hand deliver a copy of such certificate or other instrument or communication to Eric R. Decator, counsel to Parent, and send a copy of such certificate or other instrument or communication to Parent by facsimile copy to each of the following:

       Anam LLC
       Attention: George L. Ruff

       Anam LLC
       Attention: William T. O'Donnell, Jr.

       Sonnenschein Nath & Rosenthal
       Attention: Eric R. Decator, Esq.

       and

       Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
       Attention Irv Berliner, Esq.

       (j) The provisions of this Section 7.5 shall survive the termination of the Original Agreement as amended by this First Amendment.

   16. Successors and Assigns. Section 8.2 of the Original Agreement is amended by deleting the references to "hereunder" therein and substituting in their places "under this Agreement, as amended by this First Amendment".

   17. Notices. Section 8.4 of the Original Agreement is amended by deleting the references to "hereunder" therein and substituting in their places "under this Agreement, as amended by this First Amendment".

   18. Waivers, Amendments and Remedies. Section 8.6 of the Original Agreement is amended by deleting the references to "hereunder" therein and substituting in their places "under this Agreement, as amended by this First Amendment".

   19. Breaches. Section 8.14 of the Original Agreement is amended by deleting the references to "hereunder" therein and substituting in their places "under this Agreement, as amended by this First Amendment".

   20. Representations and Warranties of Target. Target hereby represents and warrants to Buyer as follows:

     (a) Authority Relative to First Amendment. Target has the corporate power and authority to enter into this First Amendment and to carry out its obligations hereunder. The Special Committee has the power and authority to carry out its obligations hereunder and as contemplated by the Letter of Credit. The execution and delivery of this First Amendment and the performance by Target of its obligations hereunder have been duly approved by the Special Committee and authorized by Target's Board of Directors, and no other corporate proceedings on the part of Target are necessary to authorize such execution, delivery and performance other than the requisite approvals of the holders of the Common Stock and the Preferred Shares. This First Amendment has been duly executed by Target and, assuming the due and valid authorization, execution and delivery of this First Amendment by Buyer, and subject to approval by Target's stockholders to the extent required by the DGCL and the Organizational Documents, constitutes a valid and legally binding obligation of Target enforceable against Target in accordance with its terms, except as enforceability may be limited by bankruptcy, moratorium, reorganization, receivership or similar laws affecting the rights of creditors generally.

     (b) Absence of Conflicts. The execution, delivery and performance by Target of this First Amendment, and the consummation of the transactions contemplated hereby, do not and will not (i) conflict with or result in any violation of, or constitute a breach or default under any term of the Organizational Documents of any Company or (ii) except as set forth in
  Schedule 3.6 to the Original Agreement, constitute a breach or default, or require Consents under, any agreement, permit or other instrument to which any Company is a party, or by which any Company is bound or to which any of the assets of any Company or the Business is subject, or any Judgment to which any Company, the assets of any Company or the Business is bound or subject or any Rule, and will not result in the creation of any Lien upon any of the assets of any Company or the Business, except in the case of (ii) for any of the foregoing that, individually or in the aggregate, would not have a Material Adverse Effect.

     (c) Opinion of Financial Advisor. Target's Board of Directors has received the opinion of Prudential Securities Incorporated, the financial advisor to the Special Committee, to the effect that, as of the date of this First Amendment, the consideration to be received in the Merger by Target's stockholders (other than Buyer and its Controlling Affiliates) is fair to the stockholders of Target (other than Buyer and its Controlling Affiliates) from a financial point of view. A copy of the written opinion will be promptly delivered to Parent after receipt thereof by Target.

     (d) Target Board Recommendation. The Board of Directors of Target at a meeting duly called and held, and the Special Committee, at a meeting duly called and held, has unanimously (i) determined that the Merger, the Original Agreement, as amended by this First Amendment, this First Amendment and the transactions contemplated thereby and hereby are fair to and in the best interests of the stockholders of Target (other than Buyer and its controlling affiliates) and (ii) resolved to recommend that the stockholders of Target approve the Merger, the Original Agreement, as amended by this First Amendment, and the transactions contemplated thereby and hereby; provided that such recommendation may be withdrawn, modified or amended pursuant to Section 5.3(b) of the Original Agreement, as amended by this First Amendment.

     (e) Indebtedness for Borrowed Funds. As of the date of this First Amendment, no Company has outstanding any Indebtedness for Borrowed Funds other than as set forth on Exhibit III, which exhibit lists the dollar amount of such Indebtedness for Borrowed Funds as of the date of this First Amendment.

   21. Representations and Warranties of Buyer. Parent and Merger Sub, jointly and severally, hereby represent and warrant to Target as follows:

     (a) Authority Relative to First Amendment. Each of Parent and Merger Sub has the corporate or other entity power and authority to enter into this First Amendment and to carry out its obligations hereunder. The execution and delivery of this First Amendment and the performance by Buyer of its obligations hereunder have been approved by the Board of Directors or similar governing body of Parent and Merger Sub and Parent as the sole stockholder of Merger Sub, and no other corporate or other entity proceedings on the part of Buyer are necessary to authorize such execution, delivery and performance. This First Amendment has been duly executed by Buyer and, assuming the due and valid authorization, execution and delivery of this Agreement by Target, constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, moratorium, reorganization, receivership or similar laws affecting the rights of creditors generally.

     (b) Absence of Conflicts. The execution, delivery and performance by Buyer of this First Amendment, and the transactions contemplated hereby, do not and will not (i) conflict with or result in any violation of, or constitute a breach or default under any term of the Organizational Documents of Buyer or (ii) constitute a material breach or default, or require Consents under, any agreement, permit or other instrument to which either Parent or Merger Sub is a party, or by which Buyer is bound or to which any of the assets of Buyer or its business is subject, or any Judgment to which Buyer, the assets of Buyer or the business of Buyer is bound or subject or any Rule, and will not result in the creation of any Lien upon any of the assets of Buyer or its business, except in the case of
  (ii) for any of the foregoing that would not reasonably be expected to prevent or materially delay consummation of the transactions contemplated hereby.

   22. Counterparts. This First Amendment may be executed in any number of counterparts. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more counterparts. All counterparts shall collectively constitute a single agreement.

   23. No Other Amendments. Except as expressly set forth herein, this First Amendment shall not by implication or otherwise alter, modify, amend or in any way effect any of the terms, conditions, representations, warranties, obligations, covenants or agreements contained in the Original Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

                                 *  *  *  *  *

   IN WITNESS WHEREOF, Parent. Merger Sub and Target have caused this First Amendment to be duly executed as of the date first above written.

                                          ANAM LLC

                                             /s/ William T. O'Donnell, Jr.
                                          By: _________________________________
                                            Name: William T. O'Donnell, Jr.
                                            Title: President

                                          NHI ACQUISITION CORP.

                                             /s/ William T. O'Donnell, Jr.
                                          By: _________________________________
                                            Name: William T. O'Donnell, Jr.
                                            Title: President

                                          NEXTHEALTH, INC.

                                                   /s/ Loree Thompson
                                          By: _________________________________
                                            Name: Loree Thompson
                                            Title: Chief Financial Officer

APPROVED AS OF THE DATE FIRST ABOVE WRITTEN:

Special Committee of the Board of Directors of NextHealth, Inc., a Delaware corporation

   /s/ Stephen L. Berger
By: ___________________________
       Stephen L. Berger

    /s/ Neil E. Jenkins
By: ___________________________
        Neil E. Jenkins

Being all of the members of the Special Committee

                                                                        Annex C
Strictly Confidential

                                                              November 21, 2001

The Special Committee of the Board of Directors
The Board of Directors
NextHealth, Inc.
16600 N. Lago Del Oro Pkwy.
Tucson, AZ 85739

Members of the Special Committee of the Board of Directors and the Board of
Directors:

   We understand that NextHealth, Inc. (the "Company"), Anam LLC ("Anam") and NHI Acquisition Corp., a wholly owned subsidiary of Anam ("Merger Sub"), propose to enter into an amendment to the Agreement and Plan of Merger, dated April 16, 2001 (the "Amended Agreement"). Pursuant to the Amended Agreement, Merger Sub will merge with and into the Company and the Company will be the surviving corporation (the "Merger"). In the Merger, each share of the Company's common stock, par value $0.01 per share ("Common Stock") (other than Common Stock owned by Anam and its subsidiaries or as to which dissenters' rights have been perfected), outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $5.10 in cash (the "Per Share Consideration") and each share of the Company's preferred stock, par value $0.01 per share ("Preferred Stock") (other than Preferred Stock as to which dissenters' rights have been perfected), outstanding immediately prior to the effective time of the Merger will be converted into the right to receive an amount of cash equal to the Per Share Consideration for each share of Common Stock into which such share of Preferred Stock is convertible immediately prior to the effective time of the Merger. In addition, pursuant to the Amended Agreement, Anam has the option to issue to AP NH, LLC a subordinated, two-year note in the aggregate principal amount of $1.4 million, earning interest at the rate of 12% per annum, having the terms and conditions described in the Amended Agreement, in exchange for 341,464 warrants held by AP NH, LLC, each of which represents the right to acquire one share of Common Stock at an exercise price of $1.00 per warrant. All other warrants of the Company that are outstanding at the effective time of the Merger shall be cancelled and, in consideration therefor, the holders shall be entitled to receive an amount in cash equal to (a) the excess of the Per Share Consideration over the exercise price of such warrants multiplied by (b) the number of shares of Common Stock subject thereto.

   You have requested our opinion as to the fairness, from a financial point of view, of the Per Share Consideration to be received by the holders of the Common Stock of the Company (other than Anam LLC and its controlling affiliates) in the Merger.

   In conducting our analysis and arriving at the opinion expressed herein, we have reviewed such materials and considered such financial and other factors as we deemed relevant under the circumstances, including:

  (i) The Agreement and Plan of Merger, dated April 16, 2001;

  (ii) a draft, dated November 19, 2001, of the Amended Agreement;

  (iii) certain publicly available historical financial and operating data for the Company, including, but not limited to, (a) the Annual Report to Shareholders and Annual Report on Form 10-K for the two fiscal years ended December 31, 2000 and 1999, (b) the quarterly reports on Form 10-Q for the three months ended March 31, 2001, June 30, 2001 and September 30, 2001 (c) the Preliminary Proxy Statement for a Special Meeting of Stockholders filed on May 18, 2001, (d) the Preliminary Proxy Statement for a Special Meeting of Stockholders filed on August 28, 2001, (e) the Preliminary Proxy Statement for a Special Meeting of Stockholders filed on October 19, 2001 and (f) the Proxy Statement for the Annual Meeting of Stockholders held on May 24, 2000.

  (iv) certain information relating to the Company, including internal financial statements and other financial and operating data concerning the Company, including financial forecasts for the next fiscal year (the only period for which forecasts were available), prepared by the management of the Company;

  (vi) publicly available financial, operating and stock market data concerning certain companies engaged in business we deemed reasonably similar to that of the Company;

  (vii) the financial terms of certain recent transactions we deemed relevant to our inquiry; and

  (viii) such other financial studies, analyses and investigations that we deemed appropriate.

   We have assumed, with your consent, that the draft of the Amended Agreement that we reviewed (and referred to above) will conform in all material respects to that document when in final form.

   We have met with senior management of the Company to discuss (i) the past and current operating and financial condition of the Company, (ii) the prospects for the Company, including its future financial performance, and
(iii) such other matters that we deemed relevant.

   In connection with our review and analysis and in arriving at our opinion, we have relied upon the accuracy and completeness of the financial and other information that is publicly available or was provided to us by the Company and we have not undertaken any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal. With respect to certain financial forecasts provided to us by the Company, we have assumed that such information (and the assumptions and bases therefor) has been reasonably prepared and represents management's best currently available estimate as to the future financial performance of the Company. Our opinion is necessarily based on economic, financial and market conditions as they exist and can be evaluated as of the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof.

   Our opinion does not address nor should it be construed to address the relative merits of the Merger or alternative business strategies that may be available to the Company. In connection with the Merger, we have not, through the date hereof, been authorized to solicit, and have not solicited indications of interest from third parties to purchase the outstanding shares of Common Stock or Preferred Stock or otherwise enter into a business combination with the Company; however, we have responded to inquiries from interested third parties and, upon execution of the Amended Agreement, you have authorized us, and we have agreed, to solicit indications of interest to acquire the Company from third parties. In addition, our opinion does not address nor should it be construed to address the fairness of the consideration to be paid by Anam to AP NH, LLC, for its direct ownership interest in Sierra Tucson, LLC, a subsidiary of the Company.

   As you know, we have been retained by the Special Committee of the Board of Directors to render this opinion and provide other financial advisory services in connection with the Merger and will receive an advisory fee for such services. In the past, we have provided financial advisory services to the Company and have received fees for such services. In addition, we hold an investment in an affiliate of AP NH, LLC as principal. In the ordinary course of business, we may actively trade the shares of the Company's Common Stock for our own account and for the accounts of customers and, accordingly, we may at any time hold a long or short position in such securities.

   This opinion does not constitute a recommendation to the stockholders of the Company as to how such stockholders should vote or as to any other action such stockholders should take regarding the Merger. This opinion may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner, without our prior written consent; except that the Company may include this opinion in its entirety in any proxy statement or information statement relating to the Merger sent to the Company's stockholders.

   Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Per Share Consideration is fair to the holders of the Common Stock of the Company (other than Anam and its controlling affiliates) from a financial point of view.

                                          Very truly yours,

                                          Prudential Securities Incorporated

                                                                        Annex D

                              SECTION 262 OF THE
                       DELAWARE GENERAL CORPORATION LAW

262 Appraisal rights.

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to s 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to s 251 (other than a merger effected pursuant to s 251(g) of this title), s 252, s 254, s 257, s 258, s 263 or s 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of s 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under s 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to s 228 or s 253 of this title, then either a constituent corporation, before the effective date of the merger or consolidation or the surviving or resulting corporation within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

               TO VOTE BY MAIL, PLEASE DETACH THE PROXY CARD HERE

                                NEXTHEALTH, INC.
    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEXTHEALTH, INC.
                     FOR SPECIAL MEETING ON MARCH   , 2002

  The undersigned hereby appoints             , or any of them, and any
substitute or substitutes, to be the attorneys and proxies of the undersigned at the Special Meeting of Stockholders of NextHealth, Inc. ("NextHealth") to be
held on March   , 2002 at      a.m., local time, at                 , or at any
adjournment thereof, and to vote at such meeting the shares of stock of NextHealth that the undersigned held of record on the books of NextHealth on the record date for the meeting.

      CHANGE OF ADDRESS?                    COMMENTS?
      ------------------------------------  ---------------------------------
      ------------------------------------  ---------------------------------
      ------------------------------------  ---------------------------------

  You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.



                                   P R O X Y

  This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposal 1.

--------------------------------------------------------------------------------
            The Board of Directors recommends a vote FOR proposal 1.
--------------------------------------------------------------------------------

1. Approval and adoption of the merger of NextHealth, Inc. with and into NHI Acquisition Corp. (a wholly owned subsidiary of Anam LLC), the Agreement and Plan of Merger, dated April 16, 2001, by and among Anam LLC, NHI Acquisition Corp. and NextHealth, Inc. as amended by the First Amendment to Agreement and Plan of Merger, dated November 28, 2001 and the transactions contemplated thereby.

                      [_] FOR   [_] AGAINST   [_] ABSTAIN

2. In the discretion of the proxies named herein, the proxies are authorized to vote upon other matters as are properly brought before the meeting.

  Please check this box if you expect to attend the special meeting in person. [_]

  All as more particularly described in the Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

  Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

  ---------------------------------------------
  ---------------------------------------------
   Signature(s)                        Date